As filed with the Securities and Exchange Commission on September 22, 2017
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

VERITEX HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Texas	6022	27-0973566
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
8214 Westchester Drive, Suite 400
Dallas, Texas 75225
(972) 349-6200
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

C. Malcolm Holland, III
Chairman and Chief Executive Officer
Veritex Holdings, Inc.
8214 Westchester Drive, Suite 400
Dallas, Texas 75225
(972) 349-6200
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Justin M. Long, Esq. Norton Rose Fulbright US LLP 98 San Jacinto Boulevard Austin, Texas 78701-4255 (512) 536-2460	Mark Haynie, Esq. Haynie Rake Repass & Klimko, P.C. 14643 Dallas Parkway, Suite 550 Dallas, Texas 75254 (972) 716-1850
Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this registration statement becomes effective and all other conditions to the proposed merger described herein have been satisfied or waived.
If the securities being registered on this form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: ☐
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐
Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒
If applicable, place an ☒ in the box to designate the appropriate rule provision relied upon in conducting this transaction:
Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐
CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price(2)	Amount of registration fee(3)
Common Stock, par value $0.01 per share	1,631,397	N/A	$26,238,717.74	$3,041.07

(1)	Represents the maximum number of shares of Registrant common stock that could be issued in connection with the merger described herein.

(2)
Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act of 1933, as amended (the “Securities Act”), and computed pursuant to Rule 457(f)(2) and (f)(3) under the Securities Act, by multiplying the book value of Liberty Bancshares, Inc.’s common stock of approximately $23.73 per share as of June 30, 2017, the latest practicable date prior to the date of filing this registration statement, by 2,159,238, the maximum number of shares of Liberty Bancshares, Inc.’s common stock to be cancelled in the merger described herein, less the estimated aggregate cash consideration to be paid in the merger of $25,000,000.

(3)	Determined in accordance with Section 6(b) of the Securities Act at a rate equal to $115.90 per $1,000,000 of the proposed maximum aggregate offering price.
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this proxy statement/prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This proxy statement/prospectus is not an offer to sell these securities, and it is not soliciting to buy these securities, in any state where the offer or sale is not permitted.

PRELIMINARY – SUBJECT TO COMPLETION, DATED SEPTEMBER 22, 2017

PROXY STATEMENT	PROSPECTUS

PROPOSED MERGER AND SHARE ISSUANCE—YOUR VOTE IS VERY IMPORTANT
Dear Shareholder:
On August 1, 2017, Liberty Bancshares, Inc., a Texas corporation (which we refer to in this proxy statement/prospectus as “Liberty”), Veritex Holdings, Inc., a Texas corporation (which we refer to in this proxy statement/prospectus as “Veritex”), and Freedom Merger Sub, Inc., a Texas corporation and wholly-owned subsidiary of Veritex (which we refer to in this proxy statement/prospectus as “Merger Sub”), entered into an Agreement and Plan of Reorganization (which we refer to in this proxy statement/prospectus as the “merger agreement”) that provides for the acquisition of Liberty by Veritex. Subject to the terms and conditions of the merger agreement, Merger Sub will merge with and into Liberty (which we refer to in this proxy statement/prospectus as the “merger”), with Liberty continuing as the surviving corporation. Immediately thereafter, Liberty will merge with and into Veritex, with Veritex continuing as the surviving corporation. Based upon the closing price of Veritex common stock of $[•] on [•], 2017, the latest practicable trading day before the printing of this proxy statement/prospectus, and the assumptions described below, the implied value of the aggregate merger consideration (as defined in this proxy statement/prospectus) would be $[•] and the implied value of the per share merger consideration (as defined in this proxy statement/prospectus) would be $[•].
At the effective time of the merger (which we refer to in this proxy statement/prospectus as the “effective time”), all of the issued and outstanding shares of Liberty common stock will be converted into the right to receive 1,450,000 shares of Veritex common stock (which we refer to in this proxy statement/prospectus as the “aggregate stock consideration”) and $25,000,000 in cash (which we refer to in this proxy statement/prospectus as the “aggregate cash consideration” and together with the aggregate stock consideration, as the “aggregate merger consideration”), net of the amount of cash paid to cancel and convert all outstanding options to purchase Liberty common stock as described below (which net amount we refer to in this proxy statement/prospectus as the “aggregate shareholder cash consideration”). The aggregate stock consideration and the aggregate cash consideration are subject to adjustment under certain circumstances as set forth in the merger agreement.
Each share of Liberty common stock, other than shares of Liberty common stock held in the treasury of Liberty, by Liberty Bank, or by any dissenting shareholder (as defined in this proxy statement/prospectus), will be entitled to receive a portion of the aggregate merger consideration equal to (i) the aggregate shareholder cash consideration divided by the number of issued and outstanding shares of Liberty common stock immediately prior to the effective time (which we refer to in this proxy statement/prospectus as the “per share cash consideration”), and (ii) the aggregate stock consideration divided by the number of issued and outstanding shares of Liberty common stock immediately prior to the effective time (which we refer to in this proxy statement/prospectus as the “per share stock consideration” and together with the per share cash consideration, the “per share merger consideration”). There are anticipated to be 2,028,738 issued and outstanding shares of Liberty common stock immediately prior to the effective time.

Each option granted by Liberty to purchase shares of Liberty common stock under a Liberty stock option plan or pursuant to a nonqualified stock option agreement or agreement with Liberty (which we refer to in this proxy statement/prospectus individually as a “Liberty Option” and collectively as the “Liberty Options”) that is unexpired, outstanding and unexercised immediately prior to the effective time shall be cancelled and converted automatically into the right to receive an amount in cash per option, without interest, determined by multiplying (i) the number of shares of Liberty common stock available for purchase pursuant to such option by (ii) the excess, if any, of the Per Option Amount (as defined in the merger agreement) over the exercise price per share under such option. The aggregate cash amount paid by Veritex for the cancellation of the Liberty Options (which we refer to in this proxy statement/prospectus as the “aggregate option consideration”) constitutes a portion of the aggregate cash consideration and will reduce the portion of the aggregate cash consideration payable to Liberty shareholders. As of September 20, 2017, there were 130,500 Liberty Options unexpired, outstanding and unexercised, each with an exercise price of $20.00 per share, resulting in an aggregate exercise price of $2,610,000. For further information, see “Summary—How Liberty Stock Options Will Be Treated” beginning on page 12 and “The Merger Agreement—Treatment of Liberty Stock Options” beginning on page 73.
Veritex common stock is listed on the NASDAQ Stock Market, Inc. Global Select Market System (which we refer to in this proxy statement/prospectus as “NASDAQ”) under the symbol “VBTX”. The aggregate stock consideration, and in limited circumstances at the election of Veritex, the aggregate cash consideration, is subject to adjustment to the extent that the average of the daily volume-weighted average sales price per share of Veritex common stock on NASDAQ for the 20 consecutive trading days ending on and including the third trading day prior to the closing date of the merger (which we refer to in this proxy statement/prospectus as the “Determination Date VWAP”) is less than $24.83 or equal to or greater than $30.35. If the Determination Date VWAP is equal to or greater than $30.35 but less than $33.11, then the aggregate stock consideration will decrease and be a number of shares of Veritex common stock equal to $44,006,050 divided by the Determination Date VWAP. If the Determination Date VWAP is equal to or greater than $33.11, then the aggregate stock consideration will be 1,329,167 shares of Veritex common stock. If the Determination Date VWAP is equal to or greater than $22.07 but less than $24.83, then Veritex, at its election, may either increase the aggregate stock consideration and/or increase the aggregate cash consideration such that, when valuing the aggregate stock consideration based on the Determination Date VWAP, the aggregate merger consideration is valued at an amount equal to $61,004,950. If the Determination Date VWAP is less than $22.07, Veritex and Liberty will each have the right to terminate the merger agreement. See “The Merger—Termination of the Merger Agreement” beginning on page 91.
The aggregate cash consideration is also subject to downward adjustment on a dollar-for-dollar basis to the extent by which Liberty’s tangible common equity, as defined in the merger agreement, is less than $32,750,000 immediately prior to the closing of the merger. In addition, the market price of Veritex common stock will fluctuate between the date of this proxy statement/prospectus, the date of the special meeting of shareholders of Liberty and the date of completion of the merger; therefore, the amount of the per share merger consideration cannot be determined at this time. Consequently, you will not know the exact per share merger consideration to be paid to Liberty shareholders as a result of the merger when you vote at the special meeting. For a discussion of the possible adjustments to the aggregate stock consideration and aggregate cash consideration, see “Questions and Answers—What will Liberty shareholders be entitled to receive in the merger?” beginning on page 2, “Questions and Answers—Will the value of the merger consideration change between the date of this proxy statement/prospectus and the time the merger is completed?” beginning on page 3, and “The Merger Agreement—Structure of the Merger—Adjustments to Merger Consideration” beginning on page 71.
Assuming 130,500 Liberty Options unexpired, outstanding and unexercised, 2,028,738 shares of Liberty common stock issued and outstanding, Liberty’s tangible common equity is at least $32,750,000 and:

•
a Determination Date VWAP of $26.86, which was the Determination Date VWAP ending on and including July 31, 2017, the last trading day before public announcement of the merger, the aggregate stock consideration would be 1,450,000 shares of Veritex common stock, the aggregate option consideration would be $1,412,010, and the aggregate shareholder cash consideration would be $23,587,990, resulting in an implied value of the aggregate merger consideration of $63,642,500 based on a closing price of Veritex common stock on July 31, 2017 of $26.65, and the per share stock consideration would be 0.71473 shares of Veritex common stock, the per share cash consideration would be $11.63, and the implied value of the per share merger consideration, based on a closing price of Veritex common stock on July 31, 2017 of $26.65, would be $30.68; or

•
a Determination Date VWAP of $[•], which was the Determination Date VWAP ending on and including [•], 2017, the latest practicable trading day before the printing of this proxy statement/prospectus, the aggregate stock consideration would be [•] shares of Veritex common stock, the aggregate option consideration would be $[•], and the aggregate shareholder cash consideration would be $[•], resulting in an implied value of the aggregate merger consideration of $[•] based on a closing price of Veritex common stock on [•], 2017 of $[•], and the per share stock consideration would be [•] shares of Veritex common stock, the per share cash consideration would be $[•], and the implied value of the per share merger consideration, based on a closing price of Veritex common stock on [•], 2017 of $[•], would be $[•].

We urge you to obtain current market quotations for Veritex common stock. There are no current market quotations for Liberty common stock because Liberty is a privately owned corporation and its common stock is not traded on any established public trading market.
Liberty will hold a special meeting of its shareholders in connection with the merger. Liberty shareholders will be asked to vote to adopt the merger agreement and approve related matters as described in this proxy statement/prospectus. Adoption of the merger agreement requires the affirmative vote of the holders of two-thirds of the outstanding shares of Liberty common stock. The Liberty special meeting will be held on [•] at 3880 Hulen Street, Suite 100, Fort Worth, Texas 76107, at [•] local time.
Your vote is important regardless of the number of shares that you own. Whether or not you plan to attend your company’s meeting, please take time to vote by following the voting instructions included in the enclosed proxy card. Submitting a proxy now will not prevent you from being able to vote in person at Liberty’s special meeting.
Liberty’s board of directors unanimously recommends that Liberty shareholders vote “FOR” the adoption of the merger agreement and “FOR” the other matter to be considered at the Liberty special meeting.
This proxy statement/prospectus describes the Liberty special meeting, the merger, the documents related to the merger and other related matters. Please carefully read this entire proxy statement/prospectus, including “Risk Factors,” beginning on page 27, for a discussion of the risks relating to the merger. You also can obtain information about Veritex from documents that it has filed with the Securities and Exchange Commission.

C. Malcolm Holland, III Chairman and Chief Executive Officer Veritex Holdings, Inc.	Elliott S. Garsek Chairman of the Board Liberty Bancshares, Inc.
Telephone: (972) 349-6200	Telephone: (817) 806-5900
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued in the merger or passed upon the adequacy or accuracy of this proxy statement/prospectus. Any representation to the contrary is a criminal offense.
The securities to be issued in the merger are not savings or deposit accounts or other obligations of any bank or non-bank subsidiary of either Veritex or Liberty, and they are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.
The date of this proxy statement/prospectus is [•], 2017, and it is first being mailed or otherwise delivered to the shareholders of Liberty on or about [•], 2017.

LIBERTY BANCSHARES, INC. 3880 HULEN STREET, SUITE 100 FORT WORTH, TEXAS 76107
NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To the Shareholders of Liberty Bancshares, Inc.:
Notice is hereby given that Liberty Bancshares, Inc. (“Liberty”) will hold a special meeting of its shareholders on [•], 2017 at 3880 Hulen Street, Suite 100, Fort Worth, Texas 76107, at [•], local time, to consider and vote upon the following matters:

•
a proposal to adopt the Agreement and Plan of Reorganization (the “merger agreement”), by and among Veritex Holdings, Inc. (“Veritex”), Freedom Merger Sub, Inc. (“Merger Sub”), and Liberty, pursuant to which Merger Sub will merge with and into Liberty (the “merger”), and approve the merger, each as more fully described in the accompanying proxy statement/prospectus (the “Liberty Merger Proposal”); and

•	a proposal to adjourn the Liberty special meeting, if necessary or appropriate, to solicit additional proxies in favor of the Liberty Merger Proposal (the “Liberty Adjournment Proposal”).
The proposals are described in the accompanying proxy statement/prospectus. Liberty has fixed the close of business on [•], 2017 as the record date for the Liberty special meeting (the “Liberty record date”). Only Liberty shareholders of record as of the Liberty record date are entitled to notice of, and to vote at, the Liberty special meeting, or any adjournment or postponement of the Liberty special meeting. Approval of the Liberty Merger Proposal requires the affirmative vote of holders of two-thirds of the outstanding shares of Liberty common stock. The Liberty Adjournment Proposal will be approved if the holders of a majority of the shares of Liberty common stock entitled to vote on, and that voted for or against or expressly abstained with respect to, the Liberty Adjournment Proposal vote in favor of such proposal.
Liberty shareholders have the right to dissent from the merger and obtain payment in cash of the appraised fair value of their shares of Liberty common stock under applicable provisions of the Texas Business Organizations Code (the “TBOC”). In order for such Liberty shareholder to perfect such Liberty shareholder’s right to dissent, such Liberty shareholder must carefully follow the procedure set forth in the TBOC. A copy of the applicable statutory provisions of the TBOC is included as Annex E to the proxy statement/prospectus and a summary of the provisions can be found under the section of the proxy statement/prospectus entitled “The Merger—Dissenters’ Rights in the Merger.”
Liberty’s board of directors has unanimously approved the merger agreement, has determined that the merger agreement and the transactions contemplated thereby, including the merger, are advisable and in the best interests of Liberty and its shareholders, and unanimously recommends that Liberty shareholders vote “FOR” the Liberty Merger Proposal and “FOR” the Liberty Adjournment Proposal.
Your vote is very important. Veritex and Liberty cannot complete the merger unless Liberty’s shareholders adopt the merger agreement and approve the merger. Regardless of whether you plan to attend the Liberty special meeting, please vote as soon as possible. If you hold stock in your name as a shareholder of record of Liberty, please complete, sign, date and return the accompanying proxy card in the enclosed postage-paid return envelope. If you hold your stock in “street name” through a bank or broker, please follow the instructions on the voting instruction card furnished by the record holder.

The proxy statement/prospectus provides a detailed description of the Liberty special meeting, the Liberty Merger Proposal, the documents related to the merger and other related matters. Veritex and Liberty urge you to read the proxy statement/prospectus, including any documents they refer you to, and its annexes carefully and in their entirety. We look forward with pleasure to seeing and visiting with you at the Liberty special meeting.

BY ORDER OF THE BOARD OF DIRECTORS,

Elliott S. Garsek
Chairman of the Board

ADDITIONAL INFORMATION
This proxy statement/prospectus references important business and financial information about Veritex and Liberty from other documents that are not included in or delivered with this proxy statement/prospectus. This information is available to you without charge upon your written or oral request. You can obtain those documents incorporated by reference in this proxy statement/prospectus by accessing the Securities and Exchange Commission’s website maintained at http://www.sec.gov, for documents regarding Veritex, or by requesting copies in writing or by telephone from the appropriate company, as set forth below, for documents regarding either Veritex or Liberty:

Veritex Holdings, Inc. 8214 Westchester Drive, Suite 400 Dallas, Texas 75225 Attention: C. Malcolm Holland, III Telephone: (972) 349-6200	Liberty Bancshares, Inc. 3880 Hulen Street, Suite 100 Fort Worth, Texas 76107 Attention: Elliott S. Garsek Telephone: (817) 806-5900
You will not be charged for any of these documents that you request. To receive timely delivery of these documents in advance of the meeting, you must make your request no later than five business days before the Liberty special meeting.
ABOUT THIS DOCUMENT
This document, which forms part of a registration statement on Form S-4 filed with the Securities and Exchange Commission (which we refer to in this proxy statement/prospectus as the “SEC”) by Veritex (File No. 333-[•]), constitutes a prospectus of Veritex under Section 5 of the Securities Act of 1933, as amended (which we refer to in this proxy statement/prospectus as the “Securities Act”), with respect to the shares of Veritex common stock to be issued to Liberty shareholders pursuant to the terms of the merger agreement. This document also constitutes a proxy statement for Liberty under the Securities Exchange Act of 1934, as amended (which we refer to in this proxy statement/prospectus as the “Exchange Act”). It also constitutes a notice of special meeting with respect to the Liberty special meeting.
You should rely only on the information contained in, or incorporated by reference into, this document. No one has been authorized to provide you with information that is different from that contained in, or incorporated by reference into, this document. This proxy statement/prospectus is dated [•], 2017, and you should assume that the information in this document is accurate only as of such date. You should assume that the information incorporated by reference into this document is accurate as of the date of such document. Neither the mailing of this document to Liberty shareholders nor the issuance by Veritex of shares of Veritex common stock in connection with the merger will create any implication to the contrary.
This document does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction. Except where the context otherwise indicates, information contained in this document regarding Veritex has been provided by Veritex and information contained in this document regarding Liberty has been provided by Liberty.
For more details, see the section of this proxy statement/prospectus entitled “Where You Can Find More Information” beginning on page 113.

i

ii

iii

QUESTIONS AND ANSWERS
The following are some questions that you, as a Liberty shareholder, may have about the merger and the Liberty special meeting, and brief answers to those questions. Veritex and Liberty urge you to read carefully the remainder of this proxy statement/prospectus because the information in this section does not provide all of the information that might be important to you with respect to the merger and the Liberty special meeting or the proposals presented at that meeting. Additional important information is also contained in the annexes to this proxy statement/prospectus. For details about where you can find additional important information, please see the section of this proxy statement/prospectus entitled “Where You Can Find More Information” beginning on page 113.
Unless the context otherwise requires, references in this proxy statement/prospectus to “Veritex” refer to Veritex Holdings, Inc., a Texas corporation, and its affiliates, including Veritex Community Bank, a Texas state bank and a wholly-owned subsidiary of Veritex (which we refer to in this proxy statement/prospectus as “Veritex Bank”). Additionally, unless the context otherwise requires, references in this proxy statement/prospectus to “Liberty” refer to Liberty Bancshares, Inc., a Texas corporation, and its affiliates, including Liberty Bank, a Texas state bank and a wholly-owned subsidiary of Liberty.

Q:	What is the merger?

A:
Veritex, Merger Sub and Liberty entered into the merger agreement on August 1, 2017. The merger is the first step of a series of transactions to combine Veritex and Liberty. Under the merger agreement, Merger Sub will merge with and into Liberty, with Liberty continuing as the surviving corporation. Immediately thereafter, Liberty will merge with and into Veritex, with Veritex continuing as the surviving corporation (which we refer to collectively in this proxy statement/prospectus as the “integrated mergers”). Immediately following the integrated mergers, Veritex will cause Liberty Bank to merge with and into Veritex Bank, with Veritex Bank as the surviving bank (which we refer to in this proxy statement/prospectus as the “bank merger”).

A copy of the merger agreement is included in this proxy statement/prospectus as Annex A.
The merger cannot be completed unless, among other things, the holders of at least two-thirds of the outstanding shares of Liberty common stock vote in favor of the proposal to adopt the merger agreement and approve the merger (which we refer to as the “Liberty Merger Proposal”).

Q:	Why am I receiving this proxy statement/prospectus?

A:
Veritex and Liberty are delivering this document to you because it is a proxy statement being used by Liberty’s board of directors (which we refer to in this proxy statement/prospectus as the “Liberty Board”) to solicit proxies of Liberty’s shareholders entitled to vote on the matters in connection with approval of the merger and related matters.

Liberty has called a special meeting of its shareholders to consider the Liberty Merger Proposal. This document serves as proxy statement for the Liberty special meeting and describes the proposals to be presented at the Liberty special meeting. It also constitutes a notice of special meeting with respect to the Liberty special meeting.
In addition, this document is a prospectus that is being delivered to Liberty shareholders because Veritex is offering shares of Veritex common stock to Liberty shareholders in connection with the merger.
This proxy statement/prospectus contains important information about the merger, the proposals being voted on at the Liberty special meeting and important information to consider in connection with an investment in Veritex common stock. You should read it carefully and in its entirety. The enclosed materials allow you to have your shares of common stock voted by proxy without attending your meeting. Your vote is important, and Veritex and Liberty encourage you to submit your proxy as soon as possible.

Q:	What are Liberty shareholders being asked to vote on at the Liberty special meeting?

A:	Liberty is soliciting proxies from its shareholders with respect to the following proposals:

•	the Liberty Merger Proposal; and

•
a proposal to adjourn the Liberty special meeting, if necessary or appropriate, to solicit additional proxies in favor of the Liberty Merger Proposal (which we refer in this proxy statement/prospectus to as the “Liberty Adjournment Proposal”). Completion of the merger is not conditioned upon approval of the Liberty Adjournment Proposal.

Q:	What will Liberty shareholders be entitled to receive in the merger?

A:
If the merger is completed, all outstanding shares of Liberty common stock (other than shares of Liberty common stock held in the treasury of Liberty, by Liberty Bank, or by any Liberty shareholder who has perfected such shareholder’s dissenter’s rights under applicable law including the terms and provisions of Chapter 10, Subchapter H of the Texas Business Organizations Code (which we refer to in this proxy statement/prospectus as a “dissenting shareholder”)) will be converted into the right to receive 1,450,000 shares of Veritex common stock and $25,000,000 in cash, net of the aggregate option consideration, subject to a possible adjustment of the aggregate stock consideration and aggregate cash consideration under certain circumstances as described in this proxy statement/prospectus and the merger agreement. Based upon the closing price of Veritex common stock of $[•] on [•], 2017, the latest practicable trading day before the printing of this proxy statement/prospectus, and the assumptions described below, the implied value of the aggregate merger consideration would be $[•] and the implied value of the per share merger consideration would be $[•].

Each share of Liberty common stock (other than shares of Liberty common stock held in the treasury of Liberty, by Liberty Bank, or by any dissenting shareholder) will be entitled to receive a portion of the aggregate merger consideration equal to (i) the per share cash consideration and (ii) the per share stock consideration. There are anticipated to be 2,028,738 issued and outstanding shares of Liberty common stock immediately prior to the effective time.
Each Liberty Option that is unexpired, outstanding and unexercised immediately prior to the effective time shall be cancelled and converted automatically into the right to receive an amount in cash per option, without interest, determined by multiplying (i) the number of shares of Liberty common stock available for purchase pursuant to such option by (ii) the excess, if any, of the Per Option Amount (as defined in the merger agreement) over the exercise price per share under such option. Pursuant to the merger agreement, the Per Option Amount is calculated by dividing (i) the sum of the aggregate merger consideration (valuing the aggregate stock consideration based on the Determination Date VWAP (as defined below)) plus the aggregate exercise price of the Liberty Options outstanding immediately prior to the effective time of the merger; by (ii) the sum of the number of shares of Liberty common stock outstanding immediately prior to the effective time of the merger, plus the number of Liberty Options outstanding immediately prior to the effective time of the merger. The aggregate option consideration constitutes a portion of the aggregate cash consideration and will reduce the portion of the aggregate cash consideration payable to Liberty shareholders. There are anticipated to be 130,500 Liberty Options unexpired, outstanding and unexercised, each with an exercise price of $20.00 per share, resulting in an aggregate exercise price of $2,610,000, immediately prior to the effective time. See “Summary—How Liberty Stock Options Will Be Treated” beginning on page 12 and “The Merger Agreement—Treatment of Liberty Stock Options” beginning on page 73.
The aggregate stock consideration, and in limited circumstances at the election of Veritex, the aggregate cash consideration, is subject to adjustment based on the average of the daily volume-weighted average sales price per share of Veritex common stock on NASDAQ for the 20 consecutive trading days ending on and including the third trading day (the “Determination Date”) prior to the closing date of the merger. For a discussion of this possible adjustment to the aggregate stock consideration and aggregate cash consideration, see “Questions and Answers—Will the value of the merger consideration change between the date of this proxy statement/prospectus and the time the merger is completed?” beginning on page 3 and “The Merger Agreement—Structure of the Merger—Adjustments to Merger Consideration” beginning on page 71.
The aggregate cash consideration is also subject to a downward adjustment on a dollar-for-dollar basis to the extent by which Liberty’s tangible common equity, as defined in the merger agreement, is less than $32,750,000 immediately prior to the closing of the merger. For additional information regarding the composition and determination of Liberty’s tangible common equity, see “The Merger Agreement—Structure of the Merger—Adjustments to Merger Consideration” beginning on page 71. A downward adjustment in the aggregate cash consideration will result in a downward adjustment in the aggregate merger consideration that will be paid to shareholders of Liberty and holders of Liberty Options. For a discussion of this possible downward adjustment to the aggregate cash consideration, and Liberty’s current estimate of its tangible common equity, see “Questions and Answers—Will the value of the merger consideration change between the date of this proxy statement/prospectus and the time the merger is completed?” beginning on page 3 and “The Merger Agreement—Structure of the Merger—Adjustments to Merger Consideration” beginning on page 71.
Veritex will not issue any fractional shares of Veritex common stock in the merger. Liberty shareholders who would otherwise be entitled to a fraction of a share of Veritex common stock upon the completion of the merger will instead be entitled to receive, in lieu of the fraction of a share, an amount in cash determined by multiplying (i) the average of the daily volume-weighted average sales price per share of Veritex common stock on NASDAQ for the 20 consecutive trading days ending on and including the Determination Date by (ii) the fraction of a share of Veritex common stock which such shareholder would otherwise be entitled to receive.
As a result of the foregoing, assuming no adjustment to the aggregate stock consideration and based on the number of shares of Veritex common stock and Liberty common stock outstanding as of September 20, 2017, the last date before the date of this proxy statement/prospectus for which it was practicable to obtain this information, approximately 93.98% of outstanding Veritex common stock following the merger will be held by shareholders who were holders of Veritex common stock immediately prior to the effective time and approximately 6.02% of outstanding Veritex common stock will be held by shareholders who were holders of Liberty common stock immediately prior to the effective time.

Q:	Will the value of the merger consideration change between the date of this proxy statement/prospectus and the time the merger is completed?

A:
Yes, the value of the aggregate merger consideration will fluctuate between the date of this proxy statement/prospectus and the completion of the merger based upon the market value for Veritex common stock. Any fluctuation in the market price of Veritex common stock after the date of this proxy statement/prospectus will change the value of the shares of Veritex common stock that Liberty shareholders will be entitled to receive. Consequently, you will not know the exact per share merger consideration to be paid to Liberty shareholders as a result of the merger when you vote at the special meeting.

The aggregate stock consideration, and in limited circumstances at the election of Veritex, the aggregate cash consideration, is subject to adjustment to the extent that the daily volume-weighted average sales price per share of Veritex common stock on NASDAQ for the 20 consecutive trading days ending on and including the Determination Date (which we refer to in this proxy statement/prospectus as the “Determination Date VWAP”) is less than $24.83 or equal to or greater than $30.35. If the Determination Date VWAP is equal to or greater than $30.35 but less than $33.11, then the aggregate stock consideration will decrease and be a number of shares of Veritex common stock equal to $44,006,050 divided by the Determination Date VWAP. If the Determination Date VWAP is equal to or greater than $33.11, then the aggregate stock consideration will be 1,329,167 shares of Veritex common stock. If the Determination Date

VWAP is equal to or greater than $22.07 but less than $24.83, then Veritex, at its election, may either increase the aggregate stock consideration and/or increase the aggregate cash consideration such that, when valuing the aggregate stock consideration based on the Determination Date VWAP, the aggregate merger consideration is valued at an amount equal to $61,004,950. If the Determination Date VWAP is less than $22.07, Veritex and Liberty will each have the right to terminate the merger agreement. See “The Merger Agreement—Termination of the Merger Agreement” beginning on page 91.
The aggregate cash consideration is also subject to a downward adjustment on a dollar-for-dollar basis to the extent that Liberty’s tangible common equity, as defined in the merger agreement, is less than $32,750,000 immediately prior to the closing of the merger. As of September 20, 2017, the most recent practicable date before the filing of this proxy statement/prospectus, Liberty estimates that its tangible common equity as of the closing of the merger will be $32,750,000 or greater, resulting in no downward adjustment to the aggregate cash consideration with respect to Liberty’s tangible common equity. For additional information regarding the composition and determination of Liberty’s tangible common equity, see “The Merger Agreement—Structure of the Merger—Adjustments to Merger Consideration” beginning on page 71.
For further information on the effect of a varying Determination Date VWAP on the consideration to be received by Liberty shareholders in the merger, see “Summary—In the Merger, Liberty Shareholders Will Be Entitled To Receive Shares of Veritex Common Stock and Cash” beginning on page 10 and “The Merger Agreement—Structure of the Merger—Adjustments to Merger Consideration” beginning on page 71.
Assuming 130,500 Liberty Options unexpired, outstanding and unexercised, 2,028,738 shares of Liberty common stock issued and outstanding, Liberty’s tangible common equity is at least $32,750,000 and:

•
a Determination Date VWAP of $26.86, which was the Determination Date VWAP ending on and including July 31, 2017, the last trading day before public announcement of the merger, the aggregate stock consideration would be 1,450,000 shares of Veritex common stock, the aggregate option consideration would be $1,412,010, and the aggregate shareholder cash consideration would be $23,587,990, resulting in an implied value of the aggregate merger consideration of $63,642,500 based on a closing price of Veritex common stock on July 31, 2017 of $26.65, and the per share stock consideration would be 0.71473 shares of Veritex common stock, the per share cash consideration would be $11.63, and the implied value of the per share merger consideration, based on a closing price of Veritex common stock on July 31, 2017 of $26.65, would be $30.68; or

•
a Determination Date VWAP of $[•], which was the Determination Date VWAP ending on and including [•], 2017, the latest practicable trading day before the printing of this proxy statement/prospectus, the aggregate stock consideration would be [•] shares of Veritex common stock, the aggregate option consideration would be $[•], and the aggregate shareholder cash consideration would be $[•], resulting in an implied value of the aggregate merger consideration of $[•] based on a closing price of Veritex common stock on [•], 2017 of $[•], and the per share stock consideration would be [•] shares of Veritex common stock, the per share cash consideration would be $[•], and the implied value of the per share merger consideration, based on a closing price of Veritex common stock on [•], 2017 of $[•], would be $[•].

Q:	How does the Liberty Board recommend that I vote at the Liberty special meeting?

A:	The Liberty Board unanimously recommends that you vote “FOR” the Liberty Merger Proposal and “FOR” the Liberty Adjournment Proposal.

Q:	When and where is the Liberty special meeting?

A:	The Liberty special meeting will be held at 3880 Hulen Street, Suite 100, Fort Worth, Texas 76107 on [•], at [•] local time.

Q:	What do I need to do now?

A:
After you have carefully read this proxy statement/prospectus and have decided how you wish to vote your shares, please vote your shares promptly so that your shares are represented and voted at your special meeting. If you hold your shares in your name as a shareholder of record, you must complete, sign, date and mail your proxy card in the enclosed postage-paid return envelope as soon as possible. If you hold your shares in “street name” through a bank or broker, you must direct your bank or broker how to vote in accordance with the instructions you have received from your bank or broker. “Street name” shareholders who wish to vote in person at their special meeting will need to obtain a legal proxy from the institution that holds their shares.

Q:	What is the difference between a shareholder of record and a “street name” holder?

A:
If you are a Liberty shareholder and if your shares of Liberty common stock are registered directly in your name, you are considered the shareholder of record with respect to those shares of Liberty common stock. On the close of business on [•], 2017, the record date for the Liberty special meeting, Liberty had [•] holders of record.

If your shares of Liberty common stock are held in a stock brokerage account or by a bank or other nominee, the nominee is considered the record holder of those shares. You are considered the beneficial owner of these shares, and your shares are held in “street name.” This proxy statement/prospectus and Liberty proxy card, as applicable, have been forwarded to you by your nominee. As the beneficial owner, you have the right to direct your nominee concerning how to vote your shares by using the voting instructions it included in the mailing or by following its instructions for voting.

Q:	If my shares of common stock are held in “street name” by my bank or broker, will my bank or broker automatically vote my shares for me?

A:
No. Your bank or broker cannot vote your shares without instructions from you. You should instruct your bank or broker how to vote your shares in accordance with the instructions provided to you. Please check the voting form used by your bank or broker.

Q:	What is a broker non-vote?

A:
A broker non-vote occurs when a broker or nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker or nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

If you are a Liberty shareholder, your broker does not have discretionary authority to vote your shares with respect to the Liberty Merger Proposal or the Liberty Adjournment Proposal.

Q:	How are broker non-votes and abstentions treated?

A:
Brokers, as holders of record, are permitted to vote on certain routine matters, but not on non-routine matters. A broker non-vote occurs when a broker does not have discretionary authority to vote the shares and has not received voting instructions from the beneficial owner of the shares. If you hold shares in “street name” and do not provide voting instructions to your broker, those shares will be counted as broker non-votes for all non-routine matters. It is expected that all proposals to be voted on at the Liberty special meeting are non-routine matters. Abstentions and shares held of record by a broker or nominee that are voted on any matter are included in determining whether a quorum exists.

Abstentions and broker non-votes by Liberty shareholders will have the effect of a vote AGAINST the Liberty Merger Proposal because Texas law requires the Liberty Merger Proposal to be approved by the affirmative vote of the holders of two-thirds of the outstanding shares entitled to vote.
Abstentions will have the effect of a vote AGAINST the Liberty Adjournment Proposal. Broker non-votes will not have the effect of a vote AGAINST the Liberty Adjournment Proposal.

Q:	What constitutes a quorum for the Liberty special meeting?

A:
The holders of a majority of the shares of Liberty common stock issued and outstanding and entitled to vote at the Liberty special meeting must be present, either in person or by proxy, to constitute a quorum at the Liberty special meeting. Abstentions and shares held of record by a broker or nominee that are voted on any matter are included in determining whether a quorum exists.

Q:	What is the vote required to approve each proposal at the Liberty special meeting?

A:
Liberty Merger Proposal: The affirmative vote of two-thirds of the outstanding shares of Liberty common stock is required to approve the Liberty Merger Proposal. If you mark “ABSTAIN” on your proxy card, fail to submit a proxy card or fail to vote in person at the Liberty special meeting or fail to instruct your bank or broker how to vote with respect to the Liberty Merger Proposal, it will have the effect of a vote AGAINST the proposal.

Liberty Adjournment Proposal: The affirmative vote of the holders of a majority of the shares of Liberty common stock entitled to vote on, and that voted for or against or expressly abstained with respect to, the Liberty Adjournment Proposal is required to approve the proposal. If you mark “ABSTAIN” on your proxy card, it will have the effect of a vote AGAINST the proposal. If you fail to submit a proxy card or fail to vote in person at the Liberty special meeting or fail to instruct your bank or broker how to vote with respect to the Liberty Adjournment Proposal, it will have no effect on the proposal.

Q:	Why is my vote important?

A:
If you do not vote, it will be more difficult for Liberty to obtain the necessary quorum to hold its special meeting and to obtain approval of the proposals to be voted upon at the special meeting. In addition, your failure to vote will have the effect of a vote AGAINST the Liberty Merger Proposal. The Liberty Board unanimously recommends that you, as a Liberty shareholder, vote “FOR” the Liberty Merger Proposal.

Q:	Can I attend the special meeting and vote my shares in person?

A:
Yes. All shareholders of Liberty, including shareholders of record and shareholders who hold their shares in “street name” through banks, brokers, nominees or any other holder of record, are invited to attend the Liberty special meeting. Holders of record of Liberty common stock can vote in person at the Liberty special meeting. If you are not a shareholder of record, you must obtain a proxy card, executed in your favor, from the record holder of your shares, such as a broker, bank or other nominee, to be able to vote in person at the Liberty special meeting. If you plan to attend the Liberty special meeting, you must hold your shares in your own name or have a letter from the record holder of your shares confirming your ownership. In addition, you must bring a form of personal photo identification with you in order to be admitted. Liberty reserves the right to refuse admittance to anyone without proper proof of share ownership or without proper photo identification. The use of cameras, sound recording equipment, communications devices or any similar equipment during the Liberty special meeting is prohibited without Liberty’s express written consent.

Q:	Can I change my vote?

A:
Yes. If you are the record holder of your shares, you may revoke any proxy given pursuant to this solicitation by the Liberty Board at any time before it is voted at the special meeting by (i) giving written notice to the Corporate Secretary of Liberty, (ii) executing a proxy bearing a later date and delivering that proxy to the Corporate Secretary of Liberty at or before the Liberty special meeting, or (iii) attending and voting in person at the Liberty special meeting.
All written notices of revocation and other communications with respect to revocation or proxies should be sent to: Liberty Bancshares, Inc., 3880 Hulen St., Suite 100, Fort Worth, TX 76107, Attn: Elliott Garsek. If you hold your shares in street name with a bank or broker, you must contact such bank or broker for instructions as to how to revoke your proxy.

Q:	What are the expected U.S. federal income tax consequences to a holder of Liberty common stock as a result of the transactions contemplated by the merger agreement?

A:
Veritex and Liberty intend that the integrated mergers together will qualify for U.S. federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”). If the integrated mergers qualify together as a reorganization under Section 368(a) of the Code, a U.S. holder (as defined in the section titled “Material U.S. Federal Income Tax Consequences of the Integrated Mergers” beginning on page 95 of Liberty common stock who exchanges Liberty common stock for a combination of Veritex common stock and cash should recognize gain (but not loss) in the exchange equal to the lesser of the cash received by such holder and the amount, if any, by which the cash plus the fair market value of Veritex common stock received by such holder exceeds the tax basis of such holder’s Liberty common stock surrendered in exchange therefor (in each case excluding cash received in lieu of a fractional share of Veritex common stock). Further, a U.S. holder of Liberty common stock generally will recognize gain or loss with respect to cash received in lieu of fractional shares of Veritex common stock that the U.S. holder would otherwise be entitled to receive.

For further information, please see “Material U.S. Federal Income Tax Consequences of the Intergrated Mergers” beginning on page 95. The U.S. federal income tax consequences described above may not apply to all holders of Liberty common stock. Your tax consequences will depend on your individual situation. Accordingly, Veritex and Liberty strongly urge you to consult your tax advisor for a full understanding of the particular tax consequences of the integrated mergers to you.

Q:	Are Liberty shareholders entitled to dissenters’ rights?

A:
Yes, Liberty shareholders may assert dissenters’ rights. For further information, see “The Merger—Dissenters’ Rights in the Merger” beginning on page 65, which discussion is qualified by the full text of the provisions of the Texas Business Organizations Code (which we refer to in this proxy statement/prospectus as the “TBOC”) relating to rights of dissent set forth in Annex E hereto.

Q:	If I am a Liberty shareholder, should I send in my Liberty stock certificates now?

A:
No. Please do not send in your Liberty stock certificates with your proxy. After the merger, Veritex’s exchange agent, Continental, will send you instructions for exchanging Liberty stock certificates for the per share merger consideration. See “The Merger Agreement—Conversion of Shares; Exchange of Certificates” beginning on page 74.

Q:	Whom may I contact if I cannot locate my Liberty stock certificate(s)?

A:	If you are unable to locate your original Liberty stock certificate(s), you should contact Elliott Garsek, at (817) 806-5900.

Q:	What should I do if I receive more than one set of voting materials?

A:
Liberty shareholders may receive more than one set of voting materials, including multiple copies of this proxy statement/prospectus and multiple proxy cards or voting instruction cards. For example, if you hold shares of Liberty common stock in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold such shares. If you are a holder of record of Liberty common stock and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive or otherwise follow the voting instructions set forth in this proxy statement/prospectus to ensure that you vote every share of Liberty common stock that you own.

Q:	When do you expect to complete the merger?

A:
Veritex and Liberty currently expect to complete the merger in the fourth quarter of 2017 or first quarter of 2018. However, neither Veritex nor Liberty can assure you of when or if the merger will be completed. Before the merger is completed, Liberty must obtain the approval of Liberty shareholders for the Liberty Merger Proposal, necessary regulatory approvals must be obtained and certain other closing conditions must be satisfied.

Q:	What happens if the merger is not completed?

A:
If the merger is not completed, holders of Liberty common stock will not receive any consideration for their shares in connection with the merger. Instead, Liberty will remain an independent company. In addition, if the merger agreement is terminated in certain circumstances, Liberty may be required to pay a termination fee. See the section of this proxy statement/prospectus entitled “The Merger Agreement—Termination Fee” beginning on page 92 for a complete discussion of the circumstances under which termination fees will be required to be paid.

Q:	Whom should I call with questions?

A:
If you have any questions concerning the merger or this proxy statement/prospectus, would like additional copies of this proxy statement/prospectus or need help voting your shares of Liberty common stock, please contact Elliott Garsek, at (817) 806-5900.

SUMMARY
This summary highlights selected information from this proxy statement/prospectus. It may not contain all of the information that is important to you. Veritex and Liberty urge you to read carefully the entire proxy statement/prospectus, including the annexes, and the other documents to which they refer in order to fully understand the merger. A copy of the merger agreement is attached as Annex A. In addition, we incorporate by reference into this proxy statement/prospectus important business and financial information about Veritex. See “Where You Can Find More Information” beginning on page 113. Each item in this summary refers to the page of this proxy statement/prospectus on which that subject is discussed in more detail.
Information About the Companies (page 49)
Veritex
Veritex is a Texas corporation and a bank holding company headquartered in Dallas, Texas. Through its wholly-owned subsidiary, Veritex Bank, Veritex provides relationship-driven commercial banking products and services tailored to meet the needs of small to medium-sized businesses and professionals. Since its inception, Veritex has targeted customers and focused its acquisitions primarily in the Dallas-Fort Worth metroplex. Following the completion of its merger with Sovereign Bancshares, Inc. (“Sovereign”) on August 1, 2017 (the “Sovereign Merger”), Veritex operates 20 branches and one mortgage office, 17 of which are located in the Dallas-Fort Worth metroplex, with two branches in the Austin, Texas metropolitan area and one branch in the Houston, Texas metropolitan area. As Veritex continues to grow, it expects to expand its market presence to include the broader Dallas-Fort Worth metroplex, as well as other metropolitan markets within the State of Texas. As of June 30, 2017, on a pro forma basis after giving effect to the Sovereign Merger, Veritex had total assets of $2.6 billion, total loans of $1.9 billion, and total stockholders’ equity of $406.6 million.
Veritex’s primary customers are small and medium-sized businesses and professionals. Veritex believes that these businesses and professionals highly value the local decision-making and relationship-driven, quality service it provides and its deep, long-term understanding of Texas community banking. As a result of consolidation, Veritex believes that there are few locally-based banks that are dedicated to providing this level of service to small and medium-sized businesses. Veritex’s management team’s long-standing presence and experience in Texas gives Veritex unique insight into its market and the needs of its customers. This enables Veritex to respond quickly to customers, provide high quality personal service and develop comprehensive, long-term banking relationships by offering products and services tailored to meet the individual needs of its customers. This focus and approach enhances Veritex’s ability to continue to grow organically, successfully recruit talented bankers and strategically source potential acquisitions within its target market.
Veritex’s stock is traded on NASDAQ under the symbol “VBTX”.
Veritex’s principal office is located at 8214 Westchester Drive, Suite 400, Dallas, Texas 75225, and its telephone number at that location is (972) 349-6200. Additional information about Veritex and its subsidiaries is included in documents referred to in the section of this proxy statement/prospectus entitled “Where You Can Find More Information,” beginning on page 113.
Liberty
Founded in 2007, Liberty is a Texas corporation that, through its wholly-owned subsidiary Liberty Bank, a Texas state bank, offers a broad range of commercial and consumer banking services to small and medium-sized businesses, independent single-family residential and commercial contractors and consumers. Liberty provides these products and services through Liberty Bank’s five branches in Tarrant County, Texas. As of June 30, 2017, Liberty Bank had total loans of $330.2 million, total assets of $459.3 million, and total deposits of $389.7 million.
Liberty’s principal executive offices are located at 3880 Hulen Street, Suite 100, Fort Worth, Texas 76107, and its telephone number at that location is (817) 806-5900. For additional information about Liberty and Liberty Bank see the section of this proxy statement/prospectus entitled “Where You Can Find More Information” beginning on page 113.
In the Merger, Liberty Shareholders Will Be Entitled To Receive Shares of Veritex Common Stock and Cash (page 70)
Merger Consideration
Veritex and Liberty are proposing a strategic merger. If the merger is completed, each share of Liberty common stock (other than shares of Liberty common stock held in the treasury of Liberty, by Liberty Bank, or by any dissenting shareholder) will be converted into the right to receive a portion of the aggregate merger consideration equal to (i) the per share cash consideration and (ii) the per share stock consideration, subject to a possible adjustment to the aggregate stock consideration, and in limited circumstances at the election of Veritex, the aggregate cash consideration, based on the Determination Date VWAP and a possible downward adjustment of the aggregate cash consideration based upon the amount of Liberty’s tangible common equity prior to the effective time. Based upon the closing price of Veritex common stock of $[•] on [•], 2017, the latest practicable trading day before the printing of this proxy statement/prospectus, and the assumptions described below, the implied value of the aggregate merger consideration would be $[•] and the implied value of the per share merger consideration would be $[•].
Veritex will not issue any fractional shares of Veritex common stock in the merger. Liberty shareholders who would otherwise be entitled to a fraction of a share of Veritex common stock upon the completion of the merger will instead be entitled to receive, in lieu of the fraction of a share, an amount in cash determined by multiplying (i) the Determination Date VWAP by (ii) the fraction of a share of Veritex common stock which such shareholder would otherwise be entitled to receive.
Each Liberty Option that is unexpired, outstanding and unexercised immediately prior to the effective time shall be cancelled and converted automatically into the right to receive an amount in cash per option, without interest, determined by multiplying (i) the number of shares of Liberty common stock available for purchase pursuant to such option by (ii) the excess, if any, of the Per Option Amount (as defined in the merger agreement) over the exercise price per share under such option. Pursuant to the merger agreement, the Per Option Amount is calculated by dividing (i) the sum of the aggregate merger consideration (valuing the aggregate stock consideration based on the Determination Date VWAP) plus the aggregate exercise price of the Liberty Options outstanding immediately prior to the effective time of the merger; by (ii) the sum of the number of shares of Liberty common stock outstanding immediately prior to the effective time of the merger, plus the number of Liberty Options outstanding immediately prior to the effective time of the merger. The aggregate option consideration constitutes a portion of the aggregate cash consideration and will reduce the portion of the aggregate cash consideration payable to Liberty shareholders. There are anticipated to be 130,500 Liberty Options unexpired, outstanding and unexercised, each with an exercise price of $20.00 per share, resulting in an aggregate exercise price of $2,610,000, immediately prior to the effective time.
The merger agreement governs the merger. The merger agreement is included in this proxy statement/prospectus as Annex A. All descriptions in this summary and elsewhere in this proxy statement/prospectus of the terms and conditions of the merger are qualified by reference to the merger agreement. Please read the merger agreement carefully for a more complete understanding of the merger.
Adjustments to Merger Consideration
The aggregate stock consideration, and in limited circumstances at the election of Veritex, the aggregate cash consideration, is subject to adjustment to the extent that the Determination Date VWAP is less than $24.83 or equal to or greater than $30.35. If the Determination Date VWAP is equal to or greater than $30.35 but less than $33.11, then the aggregate stock consideration will decrease and be a number of shares of Veritex common stock equal to $44,006,050 divided by the Determination Date VWAP. If the Determination Date VWAP is equal to or greater than $33.11, then the aggregate stock consideration will be 1,329,167 shares of Veritex common stock. If the Determination Date VWAP is equal to or greater than $22.07 but less than $24.83, then Veritex, at its election, may either increase the aggregate stock consideration and/or increase the aggregate cash consideration such that, when valuing the aggregate stock consideration based on the Determination Date VWAP, the aggregate merger consideration is valued at an amount equal to $61,004,950. If the Determination Date VWAP is less than $22.07, Veritex and Liberty will each have the right to terminate the merger agreement. See “The Merger Agreement—Termination of the Merger Agreement” beginning on page 91.
The aggregate cash consideration is also subject to a downward adjustment on a dollar-for-dollar basis to the extent that Liberty’s tangible common equity, as defined in the merger agreement, is less than $32,750,000 immediately prior to the closing of the merger. As of September 20, 2017, the most recent practicable date before the filing of this proxy statement/prospectus, Liberty estimates that its tangible common equity as of the closing of the merger will be $32,750,000 or greater, resulting in no downward adjustment to the aggregate cash consideration with respect to Liberty’s tangible common equity. For additional information regarding the composition and determination of Liberty’s tangible common equity, see “The Merger Agreement—Structure of the Merger—Adjustments to Merger Consideration” beginning on page 71.
The table below demonstrates the effect of a varying Determination Date VWAP on the consideration to be received by Liberty shareholders in the merger, assuming 130,500 Liberty Options unexpired, outstanding and unexercised and 2,028,738 issued and outstanding shares of Liberty common stock:

Determination Date VWAP	Aggregate cash consideration(5)	Aggregate option consideration	Aggregate shareholder cash consideration(5)	Aggregate stock consideration	Per share stock consideration	Per share cash consideration(6)
$23.45(1)	*	$1,234,530	*	*	*	*
$27.59(2)	$25,000,000	$1,475,955	$23,524,045	1,450,000 shares	0.71473 shares	$11.60
$31.73(3)	$25,000,000	$1,718,685	$23,281,315	1,386,891 shares(7)	0.68362 shares	$11.48
$33.11(4)	$25,000,000	$1,718,685	$23,281,315	1,329,167 shares	0.65517 shares	$11.48
________________

*
To be determined based on Veritex’s election to increase the aggregate stock consideration and/or increase the aggregate cash consideration such that, when valuing the aggregate stock consideration based on the Determination Date VWAP, the aggregate merger consideration is valued at an amount equal to $61,004,950; provided that, the aggregate stock consideration will be at least 1,450,000 shares and the aggregate cash consideration will be at least $25,000,000.

(1)	Represents the approximate midpoint of the Determination Date VWAP range equal to or greater than $22.07 but less than $24.83 as set forth in the merger agreement and described above.

(2)	Represents the approximate midpoint of the Determination Date VWAP range equal to or greater than $24.83 but less than $30.35 as set forth in the merger agreement and described above.

(3)	Represents the approximate midpoint of the Determination Date VWAP range equal to or greater than $30.35 but less than $33.11 as set forth in the merger agreement and described above.

(4)	Represents the point at which no higher Determination Date VWAP would result in an adjustment to the aggregate stock consideration.

(5)
Assumes there is no downward adjustment to the aggregate cash consideration based on Liberty’s tangible common equity. For a discussion of the possible adjustment to the aggregate cash consideration, see “The Merger Agreement—Structure of the Merger—Adjustments to Merger Consideration” beginning on page 71.

(6)
Rounded to the nearest cent and assumes there is no downward adjustment to the aggregate cash consideration based on Liberty’s tangible common equity. For a discussion of the possible adjustment to the aggregate cash consideration, see “The Merger Agreement—Structure of the Merger—Adjustments to Merger Consideration” beginning on page 71.

(7)	Rounded to the nearest whole share.

Assuming 130,500 Liberty Options unexpired, outstanding and unexercised, 2,028,738 shares of Liberty common stock issued and outstanding, Liberty’s tangible common equity is at least $32,750,000 and:

•
a Determination Date VWAP of $26.86, which was the Determination Date VWAP ending on and including July 31, 2017, the last trading day before public announcement of the merger, the aggregate stock consideration would be 1,450,000 shares of Veritex common stock, the aggregate option consideration would be $1,412,010, and the aggregate shareholder cash consideration would be $23,587,990, resulting in an implied value of the aggregate merger consideration of $63,642,500 based on a closing price of Veritex common stock on July 31, 2017 of $26.65, and the per share stock consideration would be 0.71473 shares of Veritex common stock, the per share cash consideration would be $11.63, and the implied value of the per share merger consideration, based on a closing price of Veritex common stock on July 31, 2017 of $26.65, would be $30.68; or

•
a Determination Date VWAP of $[•], which was the Determination Date VWAP ending on and including [•], 2017, the latest practicable trading day before the printing of this proxy statement/prospectus, the aggregate stock consideration would be [•] shares of Veritex common stock, the aggregate option consideration would be $[•], and the aggregate shareholder cash consideration would be $[•], resulting in an implied value of the aggregate merger consideration of $[•] based on a closing price of Veritex common stock on [•], 2017 of $[•], and the per share stock consideration would be [•] shares of Veritex common stock, the per share cash consideration would be $[•], and the implied value of the per share merger consideration, based on a closing price of Veritex common stock on [•], 2017 of $[•], would be $[•].

How Liberty Stock Options Will Be Treated (page 73)
Each Liberty Option that is unexpired, outstanding and unexercised immediately prior to the effective time shall be cancelled and converted automatically into the right to receive an amount in cash per option, without interest, determined by multiplying (i) the number of shares of Liberty common stock available for purchase pursuant to such option by (ii) the excess, if any, of the Per Option Amount (as defined in the merger agreement) over the exercise price per share under such option. Pursuant to the merger agreement, the Per Option Amount is calculated by dividing (i) the sum of the aggregate merger consideration (valuing the aggregate stock consideration based on the Determination Date VWAP) plus the aggregate exercise price of the Liberty Options outstanding immediately prior to the effective time of the merger; by (ii) the sum of the number of shares of Liberty common stock outstanding immediately prior to the effective time of the merger, plus the number of Liberty Options outstanding immediately prior to the effective time of the merger. The aggregate option consideration constitutes a portion of the aggregate cash consideration and will reduce the portion of the aggregate cash consideration payable to Liberty shareholders. Any Liberty Option with an exercise price per share of Liberty common stock that is greater than or equal to the Per Option Amount will be cancelled in exchange for no consideration. Each holder of a Liberty Option will be required to enter into an option holder termination and release agreement as a condition to receiving cash consideration for such Liberty Options.
The Liberty Board Unanimously Recommends that Liberty Shareholders Vote “FOR” the Liberty Merger Proposal and the Liberty Adjournment Proposal (page 55)
The Liberty Board has determined that the merger, the merger agreement and the transactions contemplated by the merger agreement are advisable and in the best interests of Liberty and its shareholders and has unanimously approved the merger agreement. The Liberty Board unanimously recommends that Liberty shareholders vote “FOR” the Liberty Merger Proposal and “FOR” the Liberty Adjournment Proposal. For the factors considered by the Liberty Board in reaching its decision to approve the merger agreement, see “The Merger—Liberty’s Reasons for the Merger; Recommendation of the Liberty Board” beginning on page 55.
Certain executive officers and directors of Liberty and their affiliates have entered into a voting agreement with Veritex, solely in their capacity as shareholders of Liberty, pursuant to which they have agreed to vote in favor of the Liberty Merger Proposal and in favor of any other matter required to be approved by the shareholders of Liberty to facilitate the transactions contemplated by the merger agreement. For more information regarding the voting agreement, see “The Merger Agreement—Liberty Director Support Agreements and Liberty Voting Agreement” beginning on page 94.
Opinion of Liberty’s Financial Advisor (page 56 and Annex D)
On July 28, 2017, Performance Trust Capital Partners, LLC (“Performance Trust”) rendered to the Liberty its written opinion with respect to the fairness, from a financial point of view, to the holders of Liberty common stock, as of July 28, 2017, of the merger consideration pursuant to the merger agreement. Performance Trust’s opinion was directed to the Liberty Board and only addressed the fairness, from a financial point of view, to the holders of Liberty common stock of the merger consideration pursuant to the merger agreement and did not address any other aspect or implication of the merger. The references to Performance Trust’s opinion in this proxy statement/prospectus are qualified in their entirety by reference to the full text of Performance Trust’s written opinion, which is included as Annex D to this proxy statement/prospectus and Performance Trust’s opinion sets forth the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Performance Trust in preparing its opinion. However, neither Performance Trust’s opinion, nor the summary of its opinion and the related analyses set forth in this proxy statement/prospectus is intended to be, and they do not constitute, advice or a recommendation to the Liberty Board or any shareholder of Liberty as to how to act or vote with respect to any matter relating to the merger agreement or otherwise. Performance Trust’s opinion was furnished for the use and benefit of the Liberty Board (in its capacity as such) in connection with its evaluation of the merger and should not be construed as creating, and Performance Trust will not be deemed to have, any fiduciary duty to the Liberty Board, Liberty, any security holder or creditor of Liberty or any other person, regardless of any prior or ongoing advice or relationships. See “The Merger—Opinion of Liberty’s Financial Advisor” beginning on page 56.
Liberty Will Hold the Liberty Special Meeting on [•], 2017 (page 42)
The Liberty special meeting will be held on [•], at [•] local time, at 3880 Hulen Street, Suite 100, Fort Worth, Texas 76107. At the Liberty special meeting, Liberty shareholders will be asked to approve the Liberty Merger Proposal and the Liberty Adjournment Proposal.
Only holders of record of Liberty common stock at the close of business on [•], 2017, the Liberty record date, will be entitled to notice of and to vote at the Liberty special meeting. Each share of Liberty common stock is entitled to one vote on each proposal to be considered at the Liberty special meeting. As of the Liberty record date, there were [•] shares of Liberty common stock entitled to vote at the Liberty special meeting. As of the Liberty record date, the directors and executive officers of Liberty and their affiliates beneficially owned and were entitled to vote, in the aggregate, [•] shares of Liberty common stock representing approximately [•]% of the shares of Liberty common stock outstanding on that date.
The Liberty Merger Proposal will be approved if at least two-thirds of the outstanding shares of Liberty common stock are voted in favor of such proposal. If you mark “ABSTAIN” on your proxy, fail to submit a proxy or fail to vote in person at the Liberty special meeting or fail to instruct your bank or broker how to vote with respect to the Liberty Merger Proposal, it will have the effect of a vote AGAINST the Liberty Merger Proposal.
The Liberty Adjournment Proposal will be approved if the holders of a majority of the shares of Liberty common stock entitled to vote on, and that voted for or against or expressly abstained with respect to, the Liberty Adjournment Proposal vote in favor of the proposal. If you mark “ABSTAIN” on your proxy card, it will have the effect of a vote AGAINST the proposal. If you fail to submit a proxy card or fail to vote in person at the Liberty special meeting or fail to instruct your bank or broker how to vote with respect to the Liberty Adjournment Proposal, it will have no effect on the proposal.
Material U.S. Federal Income Tax Consequences of the Integrated Mergers (page 95)
The obligations of Veritex and Liberty to complete the merger are conditioned on, among other things, the receipt by Veritex and Liberty of tax opinions from Norton Rose Fulbright US LLP and Andrews Kurth Kenyon LLP, respectively, dated as of the closing date of the merger, to the effect that, on the basis of facts, representations and assumptions described in such opinions, the integrated mergers will together be treated as an integrated transaction that qualifies as a “reorganization” within the meaning of Section 368(a) of the Code.
Assuming that the integrated mergers qualify together as a reorganization within the meaning of Section 368(a) of the Code, it is anticipated that a U.S. holder (as defined in the section titled “Material U.S. Federal Income Tax Consequences of the Integrated Mergers” beginning on page 95) of Liberty common stock who exchanges Liberty common stock for a combination of Veritex common stock and cash should recognize gain (but not loss) in the exchange equal to the lesser of the cash received by such holder and the amount, if any, by which the cash plus the fair market value of Veritex common stock received by such holder exceeds the tax basis of such holder’s Liberty common stock surrendered in exchange therefor (in each case excluding cash received in lieu of a fractional share of Veritex common stock). Further, a U.S. holder of Liberty common stock generally will recognize gain or loss with respect to cash received in lieu of fractional shares of Veritex common stock that the U.S. holder would otherwise be entitled to receive.
For further information, please see “Material U.S. Federal Income Tax Consequences of the Integrated Mergers” beginning on page 95. The U.S. federal income tax consequences described above may not apply to all holders of Liberty common stock. Your tax consequences will depend on your individual situation. Accordingly, Veritex and Liberty strongly urge you to consult your tax advisor for a full understanding of the particular tax consequences of the integrated mergers to you.
Interests of Liberty’s Directors and Executive Officers in the Merger (page 64)
In considering the recommendation of the Liberty Board with respect to the merger agreement, you should be aware that certain of Liberty’s directors and executive officers may have interests in the merger that are different from, or in addition to, the interests of the Liberty shareholders generally. Interests of directors and executive officers that may be different from or in addition to the interests of the Liberty shareholders include:

•
Support Agreements. Veritex has entered into separate support agreements with each of the directors of Liberty and Liberty Bank, specifically, Martin C. Bowen, Elliott S. Garsek, Ronald J. Goldman, Richard A. Griffin, Larry Hilcher, Jay Lesok, Brian L. Randolph, Bob G. Scott, Matthew L. Speight, and Don R. Waters, to be effective, if at all, upon completion of the merger. Each of those agreements provides, among other things, that such director agrees to use reasonable efforts to refrain from harming the goodwill and customer and client relationships of Liberty Bank, as well as limited confidentiality, noncompetition and nonsolicitation obligations following the closing date.

•
Stock Options. Directors Garsek, Goldman, Lesok, Scott and Waters collectively hold an aggregate of 50,500 Liberty Options. To the extent one or more of those persons do not exercise those Liberty Options prior to the effective time, then pursuant to the terms of the merger agreement, and like all of the holders of outstanding options to purchase shares of Liberty common stock, they will receive cash in connection with the cashout of those Liberty Options that are outstanding and unexercised at the effective time. Payments made to the holders of outstanding Liberty Options, including these directors, to cash out their Liberty Options pursuant to the terms of the merger agreement, will reduce the amount of cash to be issued in exchange for each share of Liberty common stock in the merger and, thus, reduce the aggregate merger consideration received by the Liberty shareholders in the merger.

•
Indemnification and Insurance. The directors and officers of Liberty and Liberty Bank will receive indemnification from Veritex for a period of three years after completion of the merger to the same extent and subject to the conditions set forth in the certificate of formation and bylaws of Liberty and Liberty Bank and continued director and officer liability coverage for a period of three years after completion of the merger. Payment of the premium for the continued director and officer liability coverage will be considered a Transaction Expense under the merger agreement and accounted for in determining Liberty’s tangible common equity, as more specifically described in the merger agreement, for purposes of determining whether there will be a downward adjustment to the aggregate cash consideration. For additional information on the potential adjustments to the aggregate cash consideration, please see “The Merger Agreement—Structure of the Merger—Adjustments to Merger Consideration” beginning on page 71.

•
Employee Benefit Plans. Employees of Liberty and Liberty Bank who continue on as employees of Veritex will be entitled to participate as newly hired employees in the employee benefit plans and programs maintained for employees of Veritex and Veritex Bank. These employees will receive credit for their years of service with Liberty for all purposes under the employee welfare benefit plans and other employee benefit plans and programs (other than for purposes of vesting under stock incentive plans and for any purpose under Veritex’s employee stock ownership plan), sponsored by Veritex or Veritex Bank to the extent permitted by applicable law.

These interests are discussed in more detail in the section of this proxy statement/prospectus entitled “The Merger—Interests of Liberty’s Directors and Executive Officers in the Merger” beginning on page 64. The Liberty Board was aware of these interests and considered them, among other matters, in approving the merger agreement.
Liberty Shareholders Are Entitled To Assert Dissenters’ Rights (page 65 and Annex E)
Liberty shareholders have the right to dissent from the merger and obtain payment in cash of the fair value of their shares of Liberty common stock under the TBOC. In order for such Liberty shareholder to perfect such Liberty shareholder’s right to dissent, such Liberty shareholder must carefully follow the procedure set forth in the applicable provisions of the TBOC. A copy of the applicable statutory provisions of the TBOC is included as Annex E to this proxy statement/prospectus and a summary of the provisions can be found under the section of this proxy statement/prospectus entitled “The Merger—Dissenters’ Rights in the Merger” beginning on page 65.
Conditions that Must Be Satisfied or Waived for the Merger To Occur (page 89)
Currently, Liberty and Veritex expect to complete the merger in the fourth quarter of 2017 or the first quarter of 2018. As more fully described in this proxy statement/prospectus and in the merger agreement, the completion of the merger depends on a number of conditions being satisfied or, where legally permissible, waived. Veritex’s and Liberty’s respective obligations to complete the merger are subject to the satisfaction or waiver of the following conditions:

•
the other party’s representations and warranties contained in the merger agreement being true and correct in all material respects (except for those representations and warranties which are qualified by materiality standard, which shall be true and correct in all respects) as of the date of the merger agreement and as of the closing date of the merger (other than those limited to a specified date, which shall speak only as to such date);

•
the performance or compliance in all material respects by each party with all agreements, terms, covenants and conditions required by the merger agreement to be performed or complied with by such party at or before the closing of the merger;

•	receipt of all documents and certificates required to be delivered by the other party in form and substance satisfactory to the receiving party;

•	the approval of the merger agreement and the transactions contemplated thereby by Liberty’s shareholders by two-thirds of the outstanding shares of Liberty common stock;

•
the effectiveness of the registration statement of which this proxy statement/prospectus is a part with respect to the Veritex common stock to be issued upon the consummation of the merger, the absence of any stop order or proceedings to suspend the effectiveness of the registration statement, and the receipt of all necessary approvals under state securities laws relating to the issuance or trading of the shares of Veritex common stock to be issued in the merger;

•	the authorization for listing on NASDAQ of the shares of Veritex common stock to be issued to Liberty shareholders in the merger and the absence of any withdrawal or revocation of such approval;

•	the absence of any Material Adverse Change (as defined in the merger agreement) with respect to the other party since June 30, 2017; and

•
receipt by each party of an opinion of such party’s legal counsel to the effect that, on the basis of facts, representations and assumptions set forth or referred to in such opinion, that are consistent with the state of facts existing at the effective time, the integrated mergers will together be treated as an integrated transaction that qualifies as a “reorganization” within the meaning of Section 368(a) of the Code.

Liberty’s obligations to complete the merger are also subject to the satisfaction or waiver of the following conditions:

•
the receipt by Liberty of all consents and approvals from non-governmental third parties identified on the confidential disclosure schedules to the merger agreement and the expiration of all necessary waiting periods;

•
no action having been taken, and no statute, rule, regulation or order having been promulgated, enacted, entered, enforced or deemed applicable to the merger agreement and the definitive agreement governing the bank merger or the transactions contemplated thereby by any governmental authority, including by means of the entry of a preliminary or permanent injunction, that would (i) make the merger agreement or any other agreement contemplated thereby or by the merger agreement, or the transactions contemplated thereby or by the merger agreement, illegal, invalid or unenforceable, (ii) impose material limits on the ability of any party to the merger agreement to consummate the merger agreement or any other agreement contemplated by the merger agreement, or the transactions contemplated thereby or by the merger agreement, or (iii) upon the consummation of the merger agreement or any other agreement contemplated thereby, or the transactions contemplated thereby or by the merger agreement, subject or could reasonably be expected to subject Liberty or Liberty Bank, or any of their respective officers, directors, shareholders or employees, to criminal or civil liability, and the absence of any threatened, instituted or pending action or proceeding by or before any governmental authority or by any other person that could reasonably be expected to result in any of the consequences referred to in clauses (i) through (iii) above; and

•	Veritex having delivered, or caused to be delivered, to the exchange agent, the aggregate merger consideration, and Liberty having received evidence of the same from Veritex.
In addition, Veritex’s obligations to complete the merger are subject to the satisfaction or waiver of the following conditions:

•
The receipt by Veritex of approvals and consents as may be required by applicable law from all applicable governmental authorities, including the Federal Reserve and the TDB (each as defined in this proxy statement/prospectus) in connection with the merger agreement and any other agreement contemplated thereby, and with the consummation of the transactions contemplated thereby and by the merger agreement, and the expiration of all applicable waiting periods, and such approvals and consents not having imposed, in the reasonable good faith judgment of Veritex, any material adverse requirement upon Veritex or its subsidiaries;

•
no action having been taken, and no statute, rule, regulation or order having been promulgated, enacted, entered, enforced or deemed applicable to the merger agreement, the definitive agreement governing the bank merger or the transactions contemplated thereby or by the merger agreement by any governmental authority, including by means of the entry of a preliminary or permanent injunction, that would (i) make the merger agreement or any other agreement contemplated thereby or by the merger agreement, or the transactions contemplated thereby or by the merger agreement, illegal, invalid or unenforceable, (ii) require the divestiture of a material portion of the assets of Liberty or Veritex, (iii) impose material limits on the ability of any party to the merger agreement to consummate the merger agreement or any other agreement contemplated by the merger agreement, or the transactions contemplated thereby or by the merger agreement, (iv) otherwise result in a Material Adverse Change to Liberty, Liberty Bank, Veritex Bank or Veritex, or (v) upon the consummation of the merger agreement or any other agreement contemplated thereby, or the transactions contemplated thereby or by the merger agreement, subject or could reasonably be expected to subject Veritex or any of its subsidiaires, or any officer, directors, shareholder or employee of Veritex or any of its subsidiaries, to criminal or civil liability, and the absence of any threatened, instituted or pending action or proceeding by or before any governmental authority or by any other person that would reasonably be expected to result in any of the consequences referred to in clauses (i) through (v) above;

•	Liberty’s tangible common equity being no less than $32,750,000;

•
the allowance for loan and lease losses of Liberty Bank being at least $4,650,000 as of the closing date of the merger, less the amount of the specific reserves for the outstanding classified loans set forth on Liberty’s confidential disclosure schedules to the merger agreement that is used by Liberty or Liberty Bank for the resolution of the related outstanding classified loan prior to the closing date of the merger;

•	the receipt by Veritex of resignations from each of directors of Liberty and Liberty Bank, effective as of the closing date of the merger;

•	each of the Liberty director support agreements remaining in full force and effect as of the closing date of the merger;

•
each director of Liberty and Liberty Bank having entered into an agreement releasing Liberty and Liberty Bank from any and all claims by such director or executive officer, and such releases remaining in full force and effect;

•	the execution by certain individuals of acknowledgement and release agreements in form and substance acceptable to Veritex, and such agreements remaining in full force and effect;

•
delivery by Liberty to Veritex of a duly executed certificate, in form and substance as prescribed by Treasury regulations promulgated under Section 1445 of the Code, of a notice to the Internal Revenue Service (“IRS”) conforming to the requirements of Treasury Regulations Sections 1.445-2(c)(3) and 1.897-2(h) stating that Liberty is not, and has not been, during the relevant period specified in Section 897(c)(1)(A)(ii) of the Code, a “United States real property holding corporation” within the meaning of Section 897(c) of the Code; and

•
each holder of Liberty Options entering into an option holder termination and release agreement and such agreements having not been terminated and remaining in full force and effect as of the closing date of the merger.

Neither Liberty nor Veritex can provide assurance as to when or if all of the conditions to the merger can or will be satisfied or waived by the appropriate party, or that the merger will be completed.
Termination of the Merger Agreement (page 91)
The merger agreement can be terminated at any time prior to the effective time in the following circumstances, whether before or after adoption of the merger agreement by the Liberty shareholders:

•	by mutual written consent of Veritex and Liberty, if Veritex’s board of directors (the “Veritex Board”) and the Liberty Board each determine by a vote of a majority of the members of the entire board;

•
by the Veritex Board or the Liberty Board, if any governmental entity that must grant a requisite regulatory approval has denied approval of or the merger or the other transactions contemplated by the merger agreement, unless the failure to obtain a requisite regulatory approval is due to the failure of the party seeking to terminate the merger agreement to perform or observe its covenants and agreements set forth in the merger agreement;

•
by the Veritex Board or the Liberty Board (provided, that the terminating party is not in material breach of any representation, warranty, covenant or other agreement in the merger agreement) if the merger has not been completed on or before February 1, 2018 (the “termination date”); provided, however, that if the merger has not been consummated on or before the termination because approval to consummate the transactions contemplated by the merger agreement has not been received from a governmental authority, then such date may be extended by either party without the consent of the other parties to the merger agreement for a period not to exceed 31 days; provided further, that such termination date or extension thereof may also be extended to such later date as agreed upon by the parties to the merger agreement;

provided further, that the right to terminate the merger agreement described in this paragraph will not be available to any party whose action or failure to act has been the primary cause of or resulted in the failure of the closing of the merger to occur on or before such date;

•
by the Veritex Board or the Liberty Board (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained in the merger agreement), if there is a breach of any of the covenants or agreements or any of the representations or warranties (or any such representation or warranty ceases to be true) set forth in the merger agreement on the part of the other party which either individually or in the aggregate would constitute, if occurring or continuing on the closing date of the merger, the failure of a closing condition of the terminating party and which is not cured within 30 days following written notice to the party committing such breach, or by its nature or timing cannot be cured during such period (or such fewer days as remain prior to the termination date);

•
by Veritex, in connection with Veritex’s right to conduct environmental inspections and secondary investigations as described in the merger agreement, if, with respect to Liberty’s properties only, (i) the factual substance of any warranty or representation by Liberty with respect to environmental compliance in the merger agreement is not materially true and accurate, (ii) the results of an environmental inspection or secondary investigation are disapproved by Veritex because such inspection or investigation identifies material violations or potential material violations of environmental laws, (iii) Liberty has refused to allow Veritex to conduct an environmental inspection or secondary investigation in a manner that Veritex reasonably considers necessary, (iv) the environmental inspection or secondary investigation identifies any past or present event, condition or circumstance that would or potentially could reasonably be expected to require a remedial or cleanup action costing in excess of $25,000 or result in a Material Adverse Change to Liberty or Liberty Bank, (v) the environmental inspection or secondary investigation identifies the presence of any underground or above ground storage tank in, on or under any property that is not shown to be in material compliance with all environmental laws applicable to the tank either at August 1, 2017 or at a future time certain, or that has had a release of petroleum or some other hazardous material that has not been cleaned up to the satisfaction of the relevant governmental authority or any other party with a legal right to compel cleanup; or (vi) the environmental inspection or secondary investigation identifies the presence of any asbestos-containing material in, on or under any property, the removal of which could reasonably be expected to result in a Material Adverse Change to Liberty or Liberty Bank;

•
by Veritex, if the Liberty Board (i) fails to recommend in this proxy statement/prospectus that the shareholders of Liberty adopt the merger agreement, or withdraws, modifies or qualifies such recommendation in a manner adverse to Veritex, or resolves to do so, or fails to reaffirm such recommendation within two business days after Veritex requests in writing that such action be taken, or fails to recommend against acceptance of a tender offer or exchange offer for outstanding Liberty common stock that has been publicly disclosed (other than by Veritex or an affiliate of Veritex) within 10 business days after the commencement of such tender or exchange offer, (ii) recommends or endorses an acquisition proposal, or (iii) breaches certain obligations, including with respect to the non-solicitation of acquisition proposals or calling a meeting of its shareholders and recommending that they adopt the merger agreement, in any material respect;

•
by Veritex, if Liberty has failed to obtain the approval by two-thirds of the outstanding shares of Liberty common stock of the merger agreement and the transactions contemplated thereby at the duly convened Liberty special meeting or any adjournment or postponement thereof at which a vote on the adoption of the merger agreement was taken;

•
by Liberty, if prior to the adoption of the merger agreement by Liberty’s shareholders by the necessary shareholder vote, Liberty has received an acquisition proposal that amounts to a Superior Proposal (as defined in the merger agreement) and has complied with certain obligations, including with respect to the non-solicitation of acquisition proposals; or

•	by Veritex or Liberty, if the Determination Date VWAP is less than $22.07.

Termination Fee (page 92)
If the merger agreement is terminated under certain circumstances, including circumstances involving an alternative acquisition proposal and changes in the recommendation of the Liberty Board, Liberty may be required to pay to Veritex a termination fee equal to $2.0 million. This termination fee could discourage other companies from seeking to acquire or merge with Liberty. Termination fees are discussed in more detail in the section of this proxy statement/prospectus entitled “The Merger Agreement—Termination Fee” beginning on page 92.
Regulatory Approvals Required for the Merger (page 69)
Subject to the terms of the merger agreement, Veritex has agreed, with the cooperation of Liberty, to use its commercially reasonable best efforts to obtain all regulatory approvals necessary or advisable to complete the transactions contemplated by the merger agreement. These approvals include approvals from, among others, the Board of Governors of the Federal Reserve System (which we refer to in this proxy statement/prospectus as the “Federal Reserve”) and the Texas Department of Banking (which we refer to in this proxy statement/prospectus as the “TDB”). Veritex and Liberty have submitted applications and notifications to obtain regulatory approvals from, or provide prior notice to, each required governmental authority.
Although neither Liberty nor Veritex knows of any reason why it cannot obtain these regulatory approvals in a timely manner, Liberty and Veritex cannot be certain when or if they will be obtained.
The Rights of Liberty Shareholders Will Change as a Result of the Merger (page 102)
The rights of Liberty shareholders will change as a result of the merger due to differences in Veritex’s and Liberty’s governing documents. See “Comparison of Shareholders’ Rights” beginning on page 102 for a description of the material differences in shareholders’ rights under each of the Veritex and Liberty governing documents.
Risk Factors (page 27)
You should consider all the information contained in this proxy statement/prospectus in deciding how to vote for the proposals presented in this proxy statement/prospectus. In particular, you should consider the factors described under the section of this proxy statement/prospectus entitled “Risk Factors” beginning on page 27.

RECENT DEVELOPMENTS
On August 1, 2017, Veritex completed its acquisition of Sovereign and its wholly-owned subsidiary Sovereign Bank, a Texas state bank. As of June 30, 2017, Sovereign reported, on a consolidated basis, total assets of $1.0 billion, total loans of $789.9 million, total deposits of $813.0 million and total stockholders’ equity of $122.5 million, including $24.5 million of Sovereign’s Senior Non-Cumulative Perpetual Preferred Stock Series C, no par value. Upon the completion of the Sovereign Merger, Veritex acquired Sovereign’s six branches in the Dallas-Fort Worth metroplex, two branches in the Austin, Texas metropolitan area and one branch in the Houston, Texas metropolitan area. Under the terms of the definitive agreement governing the Sovereign Merger (the “Sovereign Merger Agreement”), Veritex issued 5,117,647 shares of common stock and paid approximately $56.2 million in cash to the existing shareholders of Sovereign. Additionally, in connection with the Sovereign Merger, two representatives of Sovereign’s board of directors, T.J. Falgout, III and Thomas J. Mastor, joined Veritex’s board of directors.
As of June 30, 2017, on a pro forma basis after giving effect to the Sovereign Merger, Veritex had total assets of $2.6 billion, total loans of $1.9 billion, and total stockholders’ equity of $406.6 million. Additional information regarding the Sovereign Merger, including the full unaudited pro forma combined consolidated balance sheet as of June 30, 2017, and the unaudited pro forma combined consolidated statements of income for the six months ended June 30, 2017, and the year ended December 31, 2016, including certain assumptions and adjustments described in the notes thereto, giving effect to the closing of the Sovereign Merger, may be found in Veritex’s current report on Form 8-K filed with the SEC on August 1, 2017.
On August 7, 2017, Veritex closed an underwritten public offering in which it sold an aggregate of 2,285,050 shares of Veritex common stock at a price of $26.25 per share (which we refer to in this proxy statement/prospectus as the “Offering”). The Offering was consummated pursuant to an underwriting agreement dated August 2, 2017 (which we refer to in this proxy statement/prospectus as the “Underwriting Agreement”) with Stephens Inc., as representative of the several underwriters named therein (collectively, the “Underwriters”), pursuant to which Veritex agreed to issue and sell 1,987,000 shares of Veritex common stock at a public offering price of $26.25 per share. As part of the Offering, Veritex granted the underwriters a 30-day option to purchase up to an additional 298,050 shares of Veritex common stock at the public offering price, less the underwriting discount, and the underwriters elected to exercise the option in full.
After deducting underwriting discounts and commissions and estimated offering expenses, and with the Underwriters’ exercise of the over-allotment option, the net proceeds of the Offering to Veritex were approximately $56.4 million. Veritex intends to use the net proceeds from the Offering to fund the aggregate cash consideration of the merger and for other general corporate purposes, including to support its continued growth, including investments in Veritex Bank and future strategic acquisitions.
Pursuant to the Underwriting Agreement, directors and certain executive officers of Veritex entered into agreements in substantially the form included as an exhibit to the Underwriting Agreement providing for a 90-day “lock-up” period with respect to sales of specified securities, subject to certain exceptions.
The offer and sale of shares of Veritex common stock sold in the Offering was registered under the Securities Act, pursuant to the Veritex’s shelf registration statement on Form S-3 (File No. 333-207934), which was declared effective by the SEC on November 25, 2015, as supplemented by the prospectus supplement dated August 2, 2017. In addition, a related registration statement on Form S-3 (File No. 333-219622) was filed pursuant to Rule 462(b) under the Securities Act on August 2, 2017, which became effective on filing. Additional information regarding the Offering may be found in Veritex’s reports filed with the SEC, including the Form 8-K filed by Veritex on August 1, 2017 and the Form 8-K filed by Veritex on August 7, 2017.
On August 8, 2017, Veritex redeemed all 24,500 shares of its Senior Non-Cumulative Perpetual Preferred Stock, Series D, (the “Series D preferred stock”). The Series D preferred stock had been issued to the United States Department of the Treasury in September 2011 in connection with Sovereign’s participation in the Small Business Lending Fund program (the “SBLF Program”). Upon completion of the Sovereign Merger, each share of Sovereign’s Senior Non-Cumulative Perpetual Preferred Stock, Series C was converted into one share of the Series D preferred stock. The Series

D preferred stock was redeemed at its liquidation value of $1,000 per share plus accrued dividends for a total redemption amount of $24,726,625. The redemption was approved by Veritex’s primary federal regulator and was funded with Veritex’s surplus capital. Immediately after the redemption, Veritex’s capital ratios exceeded those levels necessary to be categorized as “well capitalized” under the regulatory framework for prompt corrective action. The redemption terminated Veritex’s participation in the SBLF Program. Additional information regarding the redemption of the Series D preferred stock may be found in Veritex’s reports filed with the SEC, including the Form 8-K filed by Veritex on August 9, 2017.

SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA OF VERITEX
The following table sets forth Veritex’s summary historical consolidated financial and other data for the periods and as of the dates presented.
The summary historical financial data as of December 31, 2016 and 2015 and for the years ended December 31, 2016, 2015 and 2014 was derived from Veritex’s audited consolidated financial statements incorporated by reference into this proxy statement/prospectus. The summary historical consolidated financial data as of June 30, 2017 and for the six months ended June 30, 2017 and 2016 was derived from Veritex’s unaudited condensed consolidated financial statements incorporated by reference into this proxy statement/prospectus, and the unaudited consolidated financial data as of June 30, 2016 is derived from Veritex’s unaudited condensed consolidated financial statements not included or incorporated by reference in this proxy statement/prospectus, each of which have been prepared on a basis consistent with Veritex’s audited consolidated financial statements. The summary historical financial data for the year ended December 31, 2014 was derived from Veritex’s audited consolidated financial statements, which are not included or incorporated by reference in this proxy statement/prospectus. In the opinion of Veritex’s management, such unaudited consolidated financial data as of and for the six months ended June 30, 2017 and 2016 reflect all adjustments, consisting only of normal and recurring adjustments, necessary for a fair presentation of the results for those periods. However, operating results for interim periods are not necessarily indicative of the results that may be expected for the entire fiscal year. The table does not take into account the completion of the Sovereign Merger, the Offering, or the redemption of the Series D preferred stock. Pro forma information giving effect to the closing of the Sovereign Merger and historical financial statements of Sovereign may be found in Veritex’s Current Report on Form 8-K filed with the SEC on August 1, 2017. For more information on developments occurring subsequent to June 30, 2017, see “Recent Developments” beginning on page 20.
The following table should be read together with, and is qualified in its entirety by reference to, Veritex’s historical consolidated financial statements and the accompanying notes incorporated by reference from its Annual Report on Form 10-K for the year ended December 31, 2016 and Quarterly Reports on Form 10-Q for the periods ended March 31, 2017 and June 30, 2017, each of which is incorporated herein by reference. The table should also be read together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated herein by reference from Veritex’s Annual Report on Form 10-K for the year ended December 31, 2016 and its Quarterly Reports on Form 10-Q for the periods ended March 31, 2017 and June 30, 2017. See “Where You Can Find More Information” beginning on page 113.

VERITEX HOLDINGS, INC. AND SUBSIDIARY
Summary Consolidated Financial Highlights
(In thousands, except share and per share data)

	As of and For the Six Months Ended June 30,		As of and For the Years Ended December 31,
	2017	2016	2016	2015	2014
Selected Period-end Balance Sheet Data:
Total assets(1)	$1,508,589	$1,215,451	$1,408,507	$1,039,551	$802,231
Cash and cash equivalents	173,146	127,244	234,791	71,551	93,251
Investment securities	134,708	83,677	102,559	75,813	45,127
Total loans	1,122,468	928,000	991,897	820,567	603,310
Allowance for loan losses	9,740	7,910	8,524	6,772	5,981
Goodwill	26,865	26,865	26,865	26,865	19,148
Intangibles	2,171	2,264	2,181	2,410	1,261
Noninterest-bearing deposits	337,057	354,570	327,614	301,367	251,124
Interest-bearing deposits	874,050	673,159	792,016	567,043	387,619
Total deposits	1,211,107	1,027,729	1,119,630	868,410	638,743
Advances from FHLB	38,235	38,375	38,306	28,444	40,000
Other borrowings(1)	8,039	8,031	8,035	8,027	8,019
Total stockholders’ equity	247,602	138,850	239,088	132,046	113,312
Selected Income Statement Data:
Net interest income	$23,629	$19,919	$40,955	$31,459	$25,340
Provision for loan losses	1,833	1,372	2,050	868	1,423
Net interest income after provision for loan losses	21,796	18,547	38,905	30,591	23,917
Noninterest income	3,301	2,785	6,503	3,704	2,496
Noninterest expense	15,232	12,277	26,390	21,388	18,503
Income before income tax	9,865	9,055	19,018	12,907	7,910
Income tax expense	3,152	3,069	6,467	4,117	2,705
Net income	6,713	5,986	12,551	8,790	5,205
Preferred dividends	—	—	—	98,000	80,000
Net income available to common stockholders	$6,713	$5,986	$12,551	$8,692	$5,125
Share Data:
Basic earnings per common share	$0.44	$0.56	$1.16	$0.86	$0.73
Diluted earnings per common share	0.43	0.55	1.13	0.84	0.72
Book value per common share	16.25	12.94	15.73	12.33	11.12
Tangible book value per common share(2)	14.35	10.23	13.82	9.59	8.96
Basic weighted average common shares outstanding	15,205,363	10,695,083	10,849,331	10,061,015	6,991,585
Diluted weighted average common shares outstanding	15,632,972	10,978,284	11,058,118	10,332,158	7,152,328

Performance Ratios:
Return on average assets	0.90%	1.08%	1.06%	0.98%	0.75%
Return on average equity	5.55	8.84	8.80	6.94	6.28
Net interest margin	3.37	3.89	3.72	3.80	3.78
Efficiency ratio	56.56	54.07	55.61	60.83	66.47
Loans to deposits ratio	92.68	90.30	88.59	94.50	94.45
Noninterest expense to average assets	2.04	2.22	2.22	2.38	2.71
Summary Credit Quality Ratios:
Nonperforming assets to total assets	0.13%	0.59%	0.17%	0.11%	0.07%
Nonperforming loans to total loans	0.14	0.72	0.18	0.08	0.07
Allowance for loan losses to total loans	0.87	0.85	0.86	0.83	0.99
Net charge-offs (recoveries) to average loans outstanding	0.06	0.03	0.03	0.01	0.08
Capital Ratios:
Total stockholders’ equity to total assets	16.41%	11.42%	16.97%	12.70%	14.12%
Tangible common equity to tangible assets(2)	14.77	9.25	15.23	10.17	10.86
Tier 1 capital to average assets	15.09	10.21	16.82	10.75	12.66
Tier 1 capital to risk-weighted assets	17.75	11.88	20.72	12.85	15.45
Common equity tier 1 (to risk-weighted assets)	17.50	11.56	20.42	12.48	n/a
Total capital to risk-weighted assets	18.92	13.23	22.02	14.25	17.21
________________

(1)
Veritex presented debt issuance costs as a reduction of the subordinated notes for the adoption of ASU 2015-03 in its Annual Report on Form 10-K filed for the year ended December 31, 2016. For comparability between periods in the table above, Veritex reclassified the debt issuance costs from other assets in the balance sheet as a reduction of the subordinated notes of $46 and $55 for the six months ended June 30, 2016 and year ended December 31, 2014.

(2)	This is a non-GAAP financial measure. See Veritex’s reconciliation in the “Veritex Non-GAAP Financial Measures” note below.

Veritex Non-GAAP Financial Measures
Veritex’s accounting and reporting policies conform to GAAP and the prevailing practices in the banking industry. However, Veritex also evaluates its performance based on certain additional financial measures discussed herein as being non-GAAP financial measures. Veritex classifies a financial measure as being a non-GAAP financial measure if that financial measure excludes or includes amounts, or is subject to adjustments that have the effect of excluding or including amounts, that are included or excluded, as the case may be, in the most directly comparable measure calculated and presented in accordance with GAAP as in effect from time to time in the United States in Veritex’s statements of income, balance sheets or statements of cash flows. Non-GAAP financial measures do not include operating and other statistical measures or ratios or statistical measures calculated using exclusively either financial measures calculated in accordance with GAAP, operating measures or other measures that are not non-GAAP financial measures or both.
The non-GAAP financial measures that Veritex discusses herein should not be considered in isolation or as a substitute for the most directly comparable or other financial measures calculated in accordance with GAAP. Moreover, the manner in which Veritex calculates the non-GAAP financial measures may differ from that of other companies reporting measures with similar names. You should understand how such other banking organizations calculate their financial measures similar or with names similar to the non-GAAP financial measures Veritex has discussed herein when comparing such non-GAAP financial measures.
Tangible Book Value Per Common Share. Tangible book value per common share is a non-GAAP measure. Veritex calculates (1) tangible common equity as stockholders’ equity less preferred stock, goodwill and core deposit intangible and other intangible assets, net of accumulated amortization, and (2) tangible book value per common share as tangible common equity divided by shares of common stock outstanding. The most directly comparable GAAP financial measure for tangible book value per common share is book value per common share.
Veritex believes that this measure is important to many investors who are interested in changes from period to period in book value per common share exclusive of changes in intangible assets. Goodwill and other intangible assets have the effect of increasing total book value while not increasing Veritex’s tangible book value.
The following table reconciles, as of the dates set forth above, total stockholders’ equity to tangible common equity and presents Veritex’s tangible book value per common share compared to its book value per common share:

	As of June 30,		As of December 31,
	2017	2016	2016	2015	2014
	(Dollars in thousands, except share data)
Tangible Common Equity
Total stockholders’ equity	$247,602	$138,850	$239,088	$132,046	$113,312
Adjustments:
Preferred stock	—	—	—	—	(8,000)
Common shareholder book value	247,602	138,850	239,088	132,046	105,312
Goodwill	(26,865)	(26,865)	(26,865)	(26,865)	(19,148)
Intangible assets	(2,171)	(2,264)	(2,181)	(2,410)	(1,261)
Total tangible common equity	$218,566	$109,721	$210,042	$102,771	$84,903
Common shares outstanding(1)	15,233,010	10,727,863	15,195,328	10,712,472	9,470,832
Book value per common share	$16.25	$12.94	$15.73	$12.33	$11.12
Tangible book value per common share	$14.35	$10.23	$13.82	$9.59	$8.96
________________

(1)
Excludes the dilutive effect, if any, of 499,000, 449,000, 454,000, 378,000, and 326,000 shares of Veritex common stock issuable upon exercise of outstanding stock options as of June 30, 2017, June 30, 2016, December 31, 2016, December 31, 2015, and December 31, 2014,

respectively, and 170,000, 172,000, 147,000, 136,000, and 145,000 shares of Veritex common stock issuable upon vesting of outstanding restricted stock units as of June 30, 2017, June 30, 2016, December 31, 2016, December 31, 2015, and December 31, 2014, respectively.

The following table reconciles, as of the dates set forth below, total stockholders’ equity to tangible common equity and total assets to tangible assets:

	As of June 30,		As of December 31,
	2017	2016	2016	2015	2014
	(Dollars in thousands)
Tangible Common Equity
Total stockholders’ equity	$247,602	$138,850	$239,088	$132,046	$113,312
Adjustments:
Preferred Stock	—	—	—	—	(8,000)
Goodwill	(26,865)	(26,865)	(26,865)	(26,865)	(19,148)
Intangible assets	(2,171)	(2,264)	(2,181)	(2,410)	(1,261)
Total tangible common equity	$218,566	$109,721	$210,042	$102,771	$84,903
Tangible Assets
Total assets	$1,508,589	$1,215,451	$1,408,507	$1,039,551	$802,231
Adjustments:
Goodwill	(26,865)	(26,865)	(26,865)	(26,865)	(19,148)
Intangible assets	(2,171)	(2,264)	(2,181)	(2,410)	(1,261)
Total tangible assets	$1,479,553	$1,186,322	$1,379,461	$1,010,276	$781,822
Tangible Common Equity to Tangible Assets	14.77%	9.25%	15.23%	10.17%	10.86%

RISK FACTORS
In addition to general investment risks and the other information contained in this proxy statement/prospectus, including the matters addressed under the section of this proxy statement/prospectus entitled “Special Cautionary Note Regarding Forward-Looking Statements,” beginning on page 39 and the matters discussed under the caption “Risk Factors” in the Annual Report on Form 10-K filed by Veritex for the fiscal year ended December 31, 2016, as updated by a subsequently filed Form 10-Q and other reports filed with the SEC, you should carefully consider the following risk factors in deciding how to vote for the proposals presented in this proxy statement/prospectus. You should also consider the other information in this proxy statement/prospectus.
Unless the context otherwise requires, references in this proxy statement/prospectus to “Veritex” refer to Veritex Holdings, Inc., a Texas corporation, and its affiliates, including Veritex Bank.
Risks Relating to the Merger
The merger may not be consummated unless important conditions are satisfied.
Veritex and Liberty expect the merger to close during the fourth quarter of 2017 or first quarter of 2018, but the acquisition is subject to a number of closing conditions. Satisfaction of many of these conditions is beyond the control of Veritex and Liberty. If these conditions are not satisfied or waived, the merger will not be completed or may be delayed and each of Veritex and Liberty may lose some or all of the intended benefits of the merger. Certain of the conditions that remain to be satisfied include, but are not limited to:

•	the continued accuracy of the representations and warranties made by the parties in the merger agreement;

•	the performance by each party of its respective obligations under the merger agreement;

•	the receipt of required regulatory approvals, including the approval of the Federal Reserve and the approval of the TDB;

•	the absence of any injunction, order or decree restraining, enjoining or otherwise prohibiting the merger;

•	the absence of any Material Adverse Change with respect to Veritex and Veritex Bank and to Liberty and Liberty Bank;

•
receipt by Veritex and Liberty from their respective tax counsel of a federal tax opinion that the integrated mergers will together be treated as an integrated transaction that qualifies as a “reorganization” within the meaning of Section 368(a) of the Code;

•	the effectiveness of the registration statement covering the shares of Veritex common stock that are expected to be issued to Liberty shareholders as a portion of the consideration for the merger; and

•	the approval by Liberty’s shareholders of the merger agreement and the merger.
As a result of the aforementioned conditions, the merger may not close as scheduled, or at all. In addition, either Veritex or Liberty may terminate the merger agreement under certain circumstances. For additional information regarding the conditions to the merger, see “The Merger Agreement—Conditions to Complete the Merger” beginning on page 89.

Because the market price of Veritex common stock will fluctuate, Liberty shareholders will not know the value of the per share merger consideration received in the merger until the effective time.
If the merger is completed, each holder of common stock of Liberty will receive their proportional share of the aggregate merger consideration, which consists of (i) 1,450,000 shares of Veritex common stock (subject to adjustment in certain circumstances as specified in the merger agreement); and (ii) $25,000,000, net of the aggregate option consideration, in cash (subject to adjustment in certain circumstances as specified in the merger agreement). The market value of the equity portion of the aggregate merger consideration will fluctuate from the closing price of Veritex common stock on the date Veritex and Liberty announced the merger, the date that this proxy statement/prospectus is mailed to the shareholders of Liberty, the date of the Liberty special meeting and the date the merger is completed and thereafter. Any change in the market price of Veritex common stock prior to the completion of the merger will affect the market value of the aggregate stock consideration that Liberty shareholders will be entitled to receive upon completion of the merger. Stock price changes may result from a variety of factors that are beyond the control of Veritex, including, but not limited to, general market and economic conditions, changes in Veritex’s business, operations and prospects and regulatory considerations. Therefore, at the time of the special meeting, shareholders will not know the precise market value of the aggregate merger consideration shareholders will be entitled to receive at the effective time. You should obtain current market quotations for shares of Veritex common stock. There are no current market quotations for Liberty common stock because Liberty is a privately owned corporation and its common stock is not traded on any established public trading market.
The aggregate cash consideration could be reduced if Liberty’s tangible common equity is less than $32,750,000 immediately prior to the closing of the merger.
The aggregate cash consideration will be reduced on a dollar-for-dollar basis to the extent which by Liberty’s tangible common equity, as defined in the merger agreement, is less than $32,750,000 immediately prior to the closing of the merger. Liberty’s tangible common equity as calculated prior to the closing of the merger will depend in part on the results of Liberty’s business operations and the management of merger-related expenses by Liberty prior to the closing of the merger. If Liberty’s earnings are less than it expects or if its expenses are greater than Liberty expects, Liberty’s tangible common equity may be less than $32,750,000. Shareholders will not know the exact value of the aggregate stock consideration or aggregate shareholder cash consideration they will be entitled to receive when they vote with respect to the merger. For a discussion of the possible adjustment to the aggregate stock consideration or the possible downward adjustment to the aggregate cash consideration, including Liberty’s estimate of its tangible common equity, see “The Merger Agreement—Structure of the Merger—Adjustments to Merger Consideration” beginning on page 71.
Regulatory approvals may not be received, may take longer than expected or may impose conditions that Veritex does not anticipate or cannot be met.
Before the merger may be completed, various approvals or waivers must be obtained from bank regulatory authorities, including the Federal Reserve and the TDB. These regulators may impose conditions on the completion of, or require changes to the terms of, the merger. Such conditions or changes and the process of obtaining regulatory approvals or waivers could have the effect of delaying completion of the merger or of imposing additional costs or limitations on Veritex following the completion of the merger. The regulatory approvals or waivers may not be received at all, may not be received in a timely fashion or may contain conditions on the completion of the merger that are burdensome, not anticipated or cannot be met. If the completion of the merger is delayed, including by a delay in receipt of necessary governmental approvals or waivers, the business, financial condition and results of operations of Veritex and Liberty may also be materially adversely affected.

Veritex may be unsuccessful in integrating the operations of the businesses it has acquired or expects to acquire in the future, including Liberty.
From time to time, Veritex evaluates and acquires businesses that it believes complement its existing business. The acquisition component of Veritex’s growth strategy depends on the successful integration of these acquisitions. Veritex faces numerous risks and challenges to the successful integration of acquired businesses, including the following:

•	the potential for unexpected costs, delays and challenges that may arise in integrating acquisitions into Veritex’s existing business;

•	limitations on Veritex’s ability to realize the expected cost savings and synergies from an acquisition;

•	challenges related to integrating acquired operations, including Veritex’s ability to retain key employees and maintain relationships with significant customers and depositors;

•	challenges related to the integration of businesses that operate in new geographic areas, including difficulties in identifying and gaining access to customers in new markets; and

•	discovery of previously unknown liabilities following an acquisition associated with the acquired business.
If Veritex is unable to successfully integrate the businesses it acquires, Veritex’s business, financial condition and results of operations may be materially adversely affected.
The merger could result in unexpected disruptions on the combined business.
In response to the announcement of the merger, Liberty’s customers may cease or reduce their business with Liberty, which could negatively affect Veritex’s and Liberty’s combined business operations. Similarly, current or prospective employees of Veritex or Liberty may experience uncertainty about their future roles with the combined entity. This may adversely affect Veritex’s or Liberty’s ability to attract and retain key management, banking and other personnel. In addition, the diversion of the attention of Veritex’s and Liberty’s respective management teams away from day-to-day operations during the negotiation and pendency of the merger could have an adverse effect on the financial condition and operating results of either Veritex or Liberty.
Veritex may fail to realize some or all of the anticipated benefits of the merger.
The success of the merger will depend, in part, on Veritex’s ability to realize the anticipated benefits and cost savings from combining its business with Liberty’s business. However, to realize these anticipated benefits and cost savings, Veritex must successfully combine both businesses. If Veritex is not able to achieve these objectives, the anticipated benefits and cost savings of the merger may not be realized fully, or at all, or may take longer to realize than Veritex expects.
Veritex will incur significant transaction and merger-related integration costs in connection with the merger.
Veritex expect to incur significant costs associated with completing the merger and integrating Liberty’s operations into Veritex’s operations and is continuing to assess the impact of these costs. Although Veritex believes that the elimination of duplicate costs, as well as the realization of other efficiencies related to the integration of Liberty’s business with Veritex’s business, will offset incremental transaction and merger-related costs over time, this net benefit may not be achieved in the near term, or at all.

Liberty’s officers and directors have interests in the merger in addition to or different from the interests that they share with you as a Liberty shareholder.
Some of Liberty’s executive officers participated in negotiations of the merger agreement with Veritex, and the Liberty Board approved the merger agreement and is recommending that Liberty shareholders vote to approve the merger agreement. In considering these facts and the other information included in or incorporated by reference into this proxy statement/prospectus, you should be aware that certain of Liberty’s executive officers and directors have economic interests in the merger that are different from or in addition to the interests that they share with you as a Liberty shareholder. For further discussion of the interests of Liberty’s directors and officers in the merger, see “The Merger—Interests of Liberty’s Directors and Executive Officers in the Merger” beginning on page 64.
The merger may be completed on different terms from those contained in the merger agreement.
Prior to the completion of the merger, Veritex and Liberty may, by mutual agreement, amend or alter the terms of the merger agreement, including with respect to, among other things, the consideration payable by Veritex to Liberty’s shareholders or any covenants or agreements with respect to the parties’ respective operations during the pendency thereof. Any such amendments or alterations may have negative consequences to Veritex, Liberty, or both.
Liberty shareholders will experience a reduction in percentage ownership and voting power of their shares as a result of the merger and will have less influence on the management and policies of Veritex than they had on Liberty before the merger.
Liberty shareholders will have a much smaller percentage ownership interest and effective voting power in Veritex compared to their ownership interest and voting power in Liberty prior to the merger. Consequently, Liberty shareholders will have significantly less influence on the management and policies of Veritex after the merger than they now have on the management and policies of Liberty. In addition, under the merger agreement, no individuals from the Liberty Board will become directors of Veritex following the effective time. If the merger is consummated, current Liberty shareholders will own approximately 6.02% of the 24,089,543 shares of Veritex common stock expected to be outstanding immediately after completion of the merger. Accordingly, former Liberty shareholders will own less than a majority of the outstanding voting stock of the combined company and would, as a result, be outvoted by current Veritex shareholders if such current Veritex shareholders voted together as a group.
Liberty shareholders will recognize gain, but not loss, up to the amount of cash received pursuant to the integrated mergers.
Assuming the integrated mergers together qualify as a “reorganization” within the meaning of Section 368(a) of the Code, a U.S. holder (as defined in the section titled “Material U.S. Federal Income Tax Consequences of the Integrated Mergers” beginning on page 95) of Liberty common stock who exchanges Liberty common stock for a combination of Veritex common stock and cash should recognize gain (but not loss) in the exchange equal to the lesser of the cash received by such holder and the amount, if any, by which the cash plus the fair market value of Veritex common stock received by such holder exceeds the tax basis of such holder’s Liberty common stock surrendered in exchange therefor (in each case excluding cash received in lieu of a fractional share of Veritex common stock). Further, a U.S. holder of Liberty common stock generally will recognize gain or loss with respect to cash received in lieu of fractional shares of Veritex common stock that the U.S. holder would otherwise be entitled to receive.
For further information, please see “Material U.S. Federal Income Tax Consequences of the Integrated Mergers” beginning on page 95. The U.S. federal income tax consequences described above may not apply to all holders of Liberty common stock. Your tax consequences will depend on your individual situation. Accordingly, Veritex and Liberty strongly urge you to consult your tax advisor for a full understanding of the particular tax consequences of the integrated mergers to you.

The merger agreement limits Liberty’s ability to pursue alternatives to the merger.
The merger agreement contains provisions that limit Liberty’s ability to discuss competing third-party proposals to acquire all or a significant part of Liberty. In addition, Liberty has agreed to pay Veritex a termination fee of $2.0 million if the transaction is terminated because Liberty decides to enter into or close another acquisition transaction. These provisions might discourage a potential competing acquirer that might have an interest in acquiring all or a significant part of Liberty from considering or proposing that acquisition, even if it were prepared to pay consideration with a higher per share price than that proposed in the merger, or might result in a potential competing acquirer proposing to pay a lower per share price to acquire Liberty than it might otherwise have proposed to pay.
The fairness opinion received by the Liberty Board prior to the signing of the merger agreement has not been and will not be updated to reflect changes in circumstances since the signing of the merger agreement.
The opinion rendered by Performance Trust Capital Partners, LLC, financial advisor to Liberty, on July 28, 2017, is based upon information available to Performance Trust Capital Partners, LLC as of such date. The opinion has not been updated to reflect changes that may occur or may have occurred after the date on which it was delivered, including changes to the operations and prospects of Veritex or Liberty, changes in general market and economic conditions, or other changes. Any such changes may alter the relative value of Veritex or Liberty or the prices of shares of Veritex common stock or Liberty common stock by the time the merger is completed. The opinion does not speak as of the date the merger will be completed or as of any date other than the date of such opinion. For a description of the opinion that Liberty received from its financial advisor, please see “The Merger—Opinion of Liberty’s Financial Advisor,” beginning on page 56.
Veritex may not be able to implement aspects of its growth strategy or new bank office facilities and other facilities may not be profitable.
Veritex’s growth strategy contemplates the future expansion of its business and operations both organically and through acquisitions, such as through the establishment or acquisition of banks and banking offices in the Dallas-Fort Worth metroplex and the Houston and Austin metropolitan areas. Implementing these aspects of its growth strategy depends, in part, on Veritex’s ability to successfully identify acquisition opportunities and strategic partners that will complement its operating philosophy and to successfully integrate their operations with Veritex’s operations, as well as to generate loans and deposits within acceptable risk and expense tolerances. To successfully acquire or establish banks or banking offices, Veritex must be able to correctly identify profitable or growing markets, as well as attract the necessary relationships and high caliber banking personnel to make these new banking offices profitable. In addition, Veritex may not be able to identify suitable opportunities for further growth and expansion or, if it does, Veritex may not be able to successfully integrate these new operations into its business.
As consolidation of the financial services industry continues, the competition for suitable acquisition candidates may increase. Veritex will compete with other financial services companies for acquisition opportunities, and many of these competitors have greater financial resources than Veritex does and may be able to pay more for an acquisition than Veritex is able or willing to pay.
Veritex can offer no assurance that it will have opportunities to acquire other financial institutions, or that it will complete the merger, or acquire or establish any new branches or mortgage offices, or that it will be able to negotiate, finance and complete any opportunities available to it.
Additionally, Veritex may not be able to organically expand into new markets that are profitable for its franchise. The costs to start up new bank branches and loan production offices in new markets and the additional costs to operate these facilities would increase Veritex’s non-interest expense and may decrease its earnings. It may be difficult to adequately and profitably manage Veritex’s growth through the establishment of bank branches and loan production offices in new markets. In addition, Veritex can provide no assurance that its expansion into any such new markets will successfully attract enough new business to offset the expenses of their operation. If Veritex is not able to do so, its earnings and stock price may be negatively impacted.

The success of Veritex’s growth strategy depends on its ability to identify and retain individuals with experience and relationships in the markets in which Veritex intends to expand.
Veritex’s growth strategy contemplates that it will expand its business and operations to other markets, including Houston, Austin, and Fort Worth. Veritex intends to primarily target market areas that it believes possess attractive demographic, economic or competitive characteristics. To successfully expand into new markets, Veritex must identify and retain experienced key management members with local expertise and relationships in these markets. Competition for qualified personnel in the markets in which Veritex may expand may be intense, and there may be a limited number of qualified persons with knowledge of and experience in the commercial banking industry in these markets. Even if Veritex identifies individuals that it believes could assist it in establishing a presence in a new market, Veritex may be unable to recruit these individuals away from other banks or may be unable to do so at a reasonable cost. In addition, the process of identifying and recruiting individuals with the combination of skills and attributes required to carry out Veritex’s strategy is often lengthy. Veritex’s inability to identify, recruit and retain talented personnel to manage new offices effectively would limit its growth and could materially adversely affect its business, financial condition, results of operations and stock price.
Veritex may have exposure to tax liabilities that are larger than it anticipates.
The tax laws applicable to Veritex’s business activities, including the laws of the United States, Texas and other jurisdictions, are subject to interpretation and may change over time. From time to time, legislative initiatives, such as proposals for fundamental federal tax reform and corporate tax rate changes, which may impact Veritex’s effective tax rate and could adversely affect its tax positions or liabilities, may be enacted. The taxing authorities in the jurisdictions in which Veritex operates may challenge its tax positions or those of Liberty prior to the consummation of the merger, which could increase Veritex’s effective tax rate and harm its financial position and results of operations. In addition, Veritex’s future income taxes could be adversely affected by changes in tax laws, regulations or accounting principles. Veritex is subject to audit and review by U.S. federal and state tax authorities. Any adverse outcome of such a review or audit could have a negative effect on Veritex’s financial position and results of operations. In addition, the determination of Veritex’s provision for income taxes and other liabilities requires significant judgment by management. Although Veritex believes that its estimates are reasonable, the ultimate tax outcome may differ from the amounts recorded in Veritex’s financial statements and could have a material adverse effect on Veritex’s financial results in the period or periods for which such determination is made.
Liberty is highly dependent on its key personnel and customer relationships.
Liberty’s operating results are highly dependent on, among other factors, the services, managerial abilities, performance and customer relationships with its current executive officers and other key personnel. Liberty has an experienced management team that Veritex believes is capable of managing and growing the combined business post-merger. Losses of or changes in Liberty’s current executive officers or other key personnel and their responsibilities may disrupt Veritex’s business and could adversely affect its financial condition, results of operations and liquidity. There can be no assurance that Veritex will be successful in retaining Liberty’s current executive officers or other key personnel.
Hurricanes or other adverse weather events in Texas can have an adverse impact on Veritex’s and/or Liberty’s business, financial condition and operations.
Hurricanes, tropical storms, natural disasters and other adverse weather events can have an adverse impact on Veritex’s and/or Liberty’s business, financial condition and operations, cause widespread property damage and significantly depress the local economies in which Veritex and Liberty operate. Veritex operates one branch and a loan production office in Houston, an area which is susceptible to hurricanes, tropical storms and other natural disasters and adverse weather conditions. For example, in late August 2017, Hurricane Harvey, a Category 4 hurricane, caused extensive and costly damage across Southeast Texas. Most notably, the Houston metropolitan area in Texas received over 40 inches of rainfall, which resulted in catastrophic flooding and unprecedented damage to residences and businesses.

Veritex worked diligently throughout Hurricane Harvey to ensure the safety of its employees and customers, as well as to continue to provide the financial services on which its customers greatly depend. The operational impact to Veritex’s Houston branch and loan production office was minor, and these offices did not incur any significant damage. Veritex continues to evaluate Hurricane Harvey’s impact on its customers and its business, including its properties, assets and loan portfolios.
While Veritex does not anticipate that Hurricane Harvey will have significant long-term effects on its business, financial condition or operations, Veritex is unable to predict with certainty the short- and long-term impact that Hurricane Harvey may have on the local region in which it operates, including the impact on loan and deposit activities and credit exposures. Veritex will continue to monitor the residual effects of Hurricane Harvey on its business and customers.
Similar future adverse weather events in Texas could potentially result in extensive and costly property damage to businesses and residences, force the relocation of residents and significantly disrupt economic activity in the region. Veritex and Liberty cannot predict the extent of damage that may result from such adverse weather events, which will depend on a variety of factors that are beyond the control of Veritex and Liberty, including, but not limited to, the severity and duration of the event, the timing and level of government responsiveness and the pace of economic recovery. If a significant adverse weather event were to occur, it could have a materially adverse impact on Veritex’s and/or Liberty’s financial condition, results of operations and business, as well as potentially increase Veritex’s and/or Liberty’s exposure to credit and liquidity risks.
Risks Related to the Sovereign Merger
Veritex may be unable to successfully integrate Sovereign's operations and may not realize the anticipated benefits of acquiring Sovereign.
Veritex entered into the Sovereign Merger Agreement with the expectation that it would be able to successfully integrate Sovereign’s operations and that the Sovereign Merger would result in various benefits, including, among other things, enhanced revenues and revenue synergies, an expanded market reach and operating efficiencies. Veritex cannot give any assurance that these benefits will be realized within the time periods contemplated or even that they will be realized at all. Achieving the anticipated benefits of the Sovereign Merger is subject to a number of uncertainties, and involves a number of risks, any of which could adversely affect Veritex’s business, including:

•	difficulties in integrating Sovereign’s operations, technologies, products, existing contracts, accounting processes and personnel and realizing the anticipated synergies of the combined businesses;

•	difficulties in supporting and transitioning Sovereign’s customers;

•	diversion of financial and management resources from existing operations;

•	potential loss of key employees, customers and strategic alliances from either Sovereign’s or Veritex’s current business;

•	assumption of unanticipated problems or latent liabilities; and

•	inability to generate sufficient revenue to offset acquisition costs.
Veritex’s historical and pro forma combined condensed consolidated financial information may not be representative of its results as a combined company.
The pro forma combined condensed consolidated financial information included and incorporated by reference in this proxy statement/prospectus is constructed from the consolidated historical financial statements of Veritex and Sovereign, and does not purport to be indicative of the future results of operations of the combined companies. Therefore, Veritex’s pro forma combined condensed consolidated financial information included and incorporated by reference in this proxy statement/prospectus may not be representative of Veritex’s results as a combined company. The pro forma combined condensed consolidated financial information included and incorporated by reference in this proxy statement/prospectus is also based in part on certain assumptions regarding the Sovereign Merger and the transactions relating thereto that Veritex believes are reasonable. Veritex cannot assure you, however, that its assumptions will prove to be accurate. Accordingly, the historical and pro forma combined condensed consolidated financial information included and incorporated by reference in this proxy statement/prospectus may not be indicative of what its results of operations and financial condition would have been had Veritex been a consolidated entity during the periods presented, or what Veritex’s results of operations and financial conditions will be in the future. The challenge of integrating previously independent businesses makes evaluating Veritex’s business and its future financial prospects difficult. Veritex’s potential for future business success and operating profitability must be considered in light of the risks, uncertainties, expenses and difficulties typically encountered by recently combined companies.
Risks Related to Veritex’s Common Stock
The market price of Veritex common stock may fluctuate significantly.
The market price of Veritex common stock could fluctuate significantly due to a number of factors, including, but not limited to:

•	Veritex’s quarterly or annual earnings, or those of other companies in its industry;

•	actual or anticipated fluctuations in Veritex’s operating results;

•	changes in accounting standards, policies, guidance, interpretations or principles;

•	the public reaction to Veritex’s press releases, its other public announcements and its filings with the SEC;

•	announcements by Veritex or its competitors of significant acquisitions, such as the merger, dispositions, innovations or new programs and services;

•	changes in financial estimates and recommendations by securities analysts that cover Veritex common stock or the failure of securities analysts to cover Veritex common stock;

•	changes in earnings estimates by securities analysts or Veritex’s ability to meet those estimates;

•	the operating and stock price performance of other comparable companies;

•	general economic conditions and overall market fluctuations;

•	the trading volume of Veritex common stock;

•
changes in business, legal or regulatory conditions, or other developments affecting participants in Veritex’s industry, and publicity regarding its business or any of its significant customers or competitors;

•	changes in governmental monetary policies, including the policies of the Federal Reserve;

•	future sales of Veritex common stock by Veritex or its directors, executive officers or significant shareholders; and

•	changes in economic conditions in and political conditions affecting Veritex’s target markets.
In particular, the realization of any of the risks described in this “Risk Factors” section or under the heading “Risk Factors” in Veritex’s Annual Report on Form 10-K for the year ended December 31, 2016, which is incorporated herein by reference, could have a material adverse effect on the market price of Veritex common stock and cause the value of your investment to decline. In addition, the stock market in general has experienced extreme volatility that has often been unrelated to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of Veritex common stock over the short, medium or long-term, regardless of Veritex’s actual performance. If the market price of Veritex common stock reaches an elevated level, it may materially and rapidly decline. In the past, following periods of volatility in the market price of a company’s securities, shareholders have often instituted securities class action litigation. If Veritex were to be involved in a class action lawsuit, it could divert the attention of senior management and could adversely affect Veritex’s business, financial condition and results of operations.
If securities or industry analysts change their recommendations regarding Veritex common stock or if Veritex’s operating results do not meet their expectations, Veritex’s stock price could decline.
The trading market for Veritex common stock could be influenced by the research and reports that industry or securities analysts may publish about Veritex or its business. If one or more of these analysts cease coverage of Veritex or fail to publish reports on it regularly, Veritex could lose visibility in the financial markets, which in turn could cause its stock price or trading volume to decline. Moreover, if one or more of the analysts who cover Veritex downgrade its stock or if Veritex’s operating results do not meet their expectations, either absolutely or relative to Veritex’s competitors, Veritex’s stock price could decline significantly.
Future sales or the possibility of future sales of a substantial amount of Veritex common stock may depress the price of shares of Veritex common stock.
Future sales or the availability for sale of substantial amounts of Veritex common stock in the public market, or the perception that these sales could occur, could adversely affect the prevailing market price of Veritex common stock and could impair its ability to raise capital through future sales of equity securities.
Veritex’s certificate of formation, as amended (which we refer to in this proxy statement/prospectus as Veritex’s “certificate of formation”), authorizes it to issue up to 75,000,000 shares of common stock and 24,089,543 shares of Veritex common stock are expected to be outstanding immediately after completion of the merger.
Veritex may issue shares of its common stock or other securities from time to time as consideration for future acquisitions and investments and pursuant to compensation and incentive plans. If any such acquisition or investment is significant, the number of shares of Veritex common stock, or the number or aggregate principal amount, as the case may be, of other securities that Veritex may issue may in turn be substantial. Veritex may also grant registration rights covering those shares of its common stock or other securities in connection with any such acquisitions and investments.
Veritex cannot predict the size of future issuances of its common stock or the effect, if any, that future issuances and sales of its common stock will have on the market price of its common stock. Sales of substantial amounts of Veritex common stock (including shares of its common stock issued in connection with an acquisition or under a compensation or incentive plan), or the perception that such sales could occur, may adversely affect prevailing market prices for its common stock and could impair Veritex’s ability to raise capital through future sales of its securities.
Veritex may issue shares of preferred stock in the future, which could make it difficult for another company to acquire Veritex or could otherwise materially adversely affect holders of Veritex common stock, which could depress the price of Veritex common stock.
Veritex’s certificate of formation authorizes it to issue up to 10,000,000 shares of one or more series of preferred stock. The Veritex Board will have the authority to determine the preferences, limitations and relative rights of any future shares of preferred stock and to fix the number of shares constituting any series and the designation of such series, without any further vote or action by Veritex’s shareholders. Veritex’s preferred stock could be issued with voting, liquidation, dividend and other rights superior to the rights of Veritex common stock. The potential issuance of preferred stock may delay or prevent a change in control of Veritex, discourage bids for its common stock at a premium over the market price, and materially adversely affect the market price and the voting and other rights of the holders of Veritex common stock.
The holders of Veritex’s debt obligations will have priority over Veritex common stock with respect to payment in the event of liquidation, dissolution or winding up of Veritex and with respect to the payment of interest and preferred dividends.
As of June 30, 2017, Veritex had approximately $5.0 million outstanding in aggregate principal amount of subordinated promissory notes held by investors, and $3.1 million of junior subordinated debentures issued to a statutory trust that, in turn, issued $3.0 million of trust preferred securities. In addition, Sovereign had $8.6 million of junior subordinated debentures issued to a statutory trust that, in turn, issued $8.4 million of trust preferred securities, which Veritex assumed in the Sovereign Merger. In the future, Veritex may incur additional indebtedness. Upon Veritex’s liquidation, dissolution or winding up, holders of its common stock will not be entitled to receive any payment or other distribution of assets until after all of Veritex’s obligations to its debt holders have been satisfied and holders of trust preferred securities have received any payment or distribution due to them. In addition, Veritex is required to pay interest on its outstanding indebtedness before it pays any dividends on its common stock. Since any decision to issue debt securities or incur other borrowings in the future will depend on market conditions and other factors beyond Veritex’s control, the amount, timing, nature or success of Veritex’s future capital raising efforts is uncertain. Thus, holders of Veritex common stock bear the risk that Veritex’s future issuances of debt securities or its incurrence of other borrowings will negatively affect the market price of its common stock.
Veritex does not intend to pay cash dividends on its common stock, and consequently, your only opportunity to achieve a return on your investment is if the price of Veritex common stock appreciates.
Veritex has never declared or paid any cash dividends to holders of its common stock and does not anticipate declaring or paying any cash dividends to holders of its common stock in the foreseeable future. Consequently, your only opportunity to achieve a return on your investment in Veritex will be if you sell your common stock at a price greater than you paid for your shares of Liberty common stock.
Payments of future dividends, if any, is within the discretion of the Veritex Board and will depend upon then-existing conditions, including Veritex’s results of operations, financial condition, capital requirements, investment opportunities, growth opportunities, any legal or contractual limitations on its ability to pay dividends and other factors its board of directors may deem relevant. As a bank holding company, Veritex’s ability to pay dividends is also affected by the policies and enforcement powers of the Federal Reserve, and any future payment of dividends will be dependent upon Veritex Bank’s ability to make distributions and payments to Veritex as its principal source of funds to pay such dividends. Veritex Bank is also subject to various legal, regulatory and other restrictions on its ability to make distributions and payments to Veritex. In addition, in the future Veritex may enter into borrowing or other contractual arrangements that restrict its ability to pay dividends.
Veritex is dependent upon Veritex Bank for cash flow, and Veritex Bank’s ability to make cash distributions is restricted which could impact Veritex’s ability to satisfy its obligations.
Veritex’s primary asset is Veritex Bank. As such, Veritex depends upon Veritex Bank for cash distributions through dividends on Veritex Bank’s stock to pay Veritex’s operating expenses and satisfy its obligations, including debt obligations. There are numerous laws and banking regulations that limit Veritex Bank’s ability to pay dividends to Veritex. If Veritex Bank is unable to pay dividends to Veritex, Veritex will not be able to satisfy its obligations. Federal and state statutes and regulations restrict Veritex Bank’s ability to make cash distributions to Veritex. These statutes and regulations require, among other things, that Veritex Bank maintain certain levels of capital in order to pay a dividend. Further, federal and state banking authorities have the ability to restrict Veritex Bank’s payment of dividends through supervisory action.

For as long as Veritex is an emerging growth company, Veritex will not be required to comply with certain reporting requirements, including those relating to accounting standards and disclosure about its executive compensation, that apply to other public companies.
Veritex is classified as an “emerging growth company” under the JOBS Act. For as long as Veritex is an emerging growth company, unlike other public companies, it will not be required to, among other things, (1) provide an auditor’s attestation report on management’s assessment of the effectiveness of its system of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002, (2) comply with any new requirements proposed by the PCAOB requiring mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer, (3) provide certain disclosure regarding executive compensation required of larger public companies, (4) hold nonbinding advisory votes on executive compensation, or (5) obtain shareholder approval of any golden parachute payments not previously approved. Veritex will remain an emerging growth company until the last day of the fiscal year following the fifth anniversary of its initial public offering, which was completed in October 2014, although Veritex will lose that status sooner if it has more than $1.07 billion of revenues in a fiscal year, has more than $700.0 million in market value of its common stock held by non-affiliates, or issues more than $1.0 billion of non-convertible debt over a 3-year period.
The requirements of being a public company, including compliance with the reporting requirements of the Exchange Act and the requirements of the Sarbanes-Oxley Act of 2002, may strain Veritex’s resources, increase its costs and distract management.
Veritex completed its initial public offering in October 2014. As a public company, Veritex incurs significant legal, accounting and other expenses that it did not incur as a private company. Veritex also incur costs associated with its public company reporting requirements and with corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002, NASDAQ rules and the rules implemented by the SEC. These rules and regulations have increased Veritex’s legal and financial compliance costs and make some activities more time-consuming and costly. These rules and regulations also make it more difficult and more expensive for Veritex to obtain director and officer liability insurance. As a result, it may be more difficult for Veritex to attract and retain qualified individuals to serve on its board of directors or as executive officers.
Veritex has certain significant investors whose interests may differ from yours.
Veritex has certain institutional investors that have significant ownership of Veritex common stock. As a result of their significant ownership, these institutional investors could have a greater ability than you or other shareholders to influence certain matters, such as the election of directors and other matters submitted to a vote of Veritex’s shareholders, including mergers, a sale of all or substantially all of Veritex’s assets and other extraordinary corporate transactions. The interests of the significant institutional investors could conflict with the interests of Veritex’s other shareholders, including you, and any future transfer by the significant institutional investors of their shares of common stock to other investors who have different business objectives could adversely affect the market value of Veritex common stock. Sales of a substantial number of shares of Veritex common stock by such significant institutional investors, or the perception that such sales may occur, may adversely impact the price of Veritex common stock.
Certain provisions of Veritex’s corporate organizational documents and federal and state laws to which Veritex is subject could have an anti-takeover effect and may delay, make more difficult or prevent an attempted acquisition that you may favor.
Certain provisions of Veritex’s corporate organization documents and applicable federal and state laws could have an anti-takeover effect and may delay, discourage or prevent an attempted acquisition or change of control. These provisions of Veritex’s corporate organizational documents may include:

•	a provision requiring the vote of the holders of at least four-fifths of Veritex’s shares entitled to vote in order to remove a director for cause; and

•
a provision that any special meeting of Veritex’s shareholders may be called only by a majority of the Veritex Board, its Chairman, its President or a holder or group of holders of at least 10.0% of its shares entitled to vote.

Veritex’s certificate of formation does not provide for cumulative voting for directors and authorizes its board of directors to issue shares of preferred stock without shareholder approval and upon such terms as its board of directors may determine. The issuance of Veritex’s preferred stock, while providing desirable flexibility in connection with possible acquisitions, financings and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third-party from acquiring, a controlling interest in Veritex. In addition, certain provisions of Texas corporate law, including a provision which restricts certain business combinations between a Texas corporation and certain affiliated shareholders, may delay, discourage or prevent an attempted acquisition or change in control.
Furthermore, banking laws impose notice, approval and ongoing regulatory requirements on any shareholder or other party that seeks to acquire direct or indirect “control” of a Federal Deposit Insurance Corporation (“FDIC”)-insured depository institution. These laws include the Bank Holding Company Act of 1956, or the BHC Act, and the Change in Bank Control Act. These laws could delay, discourage or prevent an acquisition.
Shareholders may be deemed to be acting in concert or otherwise in control of Veritex, which could impose notice, approval and ongoing regulatory requirements upon them and result in adverse regulatory consequences for such holders.
Veritex is a bank holding company regulated by the Federal Reserve. Banking laws impose notice, approval and ongoing regulatory requirements on any shareholder or other party that seeks to acquire direct or indirect “control” of an FDIC-insured depository institution or a company that controls an FDIC-insured depository institution, such as a bank holding company. These laws include the BHC Act and the Change in Bank Control Act. The determination as to whether an investor “controls” a depository institution or holding company is based on all of the facts and circumstances surrounding the investment.
As a general matter, a party is deemed to control a depository institution or other company if the party (1) owns or controls 25.0% or more of any class of voting stock of the bank or other company, (2) controls the election of a majority of the directors of the bank or other company, or (3) has the power to exercise a controlling influence over the management or policies of the bank or other company. In addition, subject to rebuttal, a party may be presumed to control a depository institution or other company if the investor owns or controls 10.0% or more of any class of voting stock. Ownership by affiliated parties, or parties acting in concert, is typically aggregated for these purposes. “Acting in concert” generally means knowing participation in a joint activity or parallel action towards the common goal of acquiring control of a bank or a parent company, whether or not pursuant to an express agreement. The manner in which this definition is applied in individual circumstances can vary and cannot always be predicted with certainty.
Any shareholder that is deemed to “control” Veritex for regulatory purposes would become subject to notice, approval and ongoing regulatory requirements and may be subject to adverse regulatory consequences. Potential investors are advised to consult with their legal counsel regarding the applicable regulations and requirements.
An investment in Veritex common stock is not an insured deposit and is not guaranteed by the FDIC, so you could lose some or all of your investment.
An investment in Veritex common stock is not a bank deposit and, therefore, is not insured against loss or guaranteed by the FDIC, any other deposit insurance fund or by any other public or private entity. An investment in Veritex common stock is inherently risky for the reasons described herein. As a result, if you acquire Veritex common stock, you could lose some or all of your investment.

SPECIAL CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This proxy statement/prospectus and the documents incorporated by reference or deemed incorporated by reference into this proxy statement/prospectus and any other written or oral statements made by Veritex and Liberty from time to time may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. All statements, other than statements of historical fact, included in this proxy statement/prospectus and the documents incorporated by reference herein and therein, regarding Veritex’s or Liberty’s strategy, future operations, financial position, estimated revenues and income or losses, projected costs and capital expenditures, prospects, plans and objectives of management are forward-looking statements. When used in this proxy statement/prospectus and the documents incorporated by reference herein and therein, the words “plan,” “endeavor,” “will,” “would,” “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “forecast” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are (or were when made) based on current expectations and assumptions about future events and are (or were when made) based on currently available information as to the outcome and timing of future events. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements described in the “Risk Factors” section of this proxy statement/prospectus.
There are or will be important factors that could cause Veritex’s or Liberty’s actual results to differ materially from those expressed in the forward-looking statements, including, but not limited to, the following:

•
risks related to the concentration of Veritex’s business in Texas, and specifically within the Dallas metropolitan area, including risks associated with any downturn in the real estate sector and risks associated with a decline in the values of single family homes in the Dallas metropolitan area;

•	Veritex’s or Liberty’s ability to implement its growth strategy, including identifying and consummating suitable acquisitions;

•	Veritex’s and Liberty’s ability to consummate the merger;

•
risks related to the integration of any businesses Veritex has acquired or expects to acquire, such as the integration of Sovereign, which Veritex acquired on August 1, 2017, and the merger, including exposure to potential asset quality and credit quality risks and unknown or contingent liabilities, the time and costs associated with integrating systems, technology platforms, procedures and personnel, the need for additional capital to finance such transactions, risks associated with entering new markets, and possible failures in realizing the anticipated benefits from acquisitions;

•	Veritex’s ability to recruit and retain successful bankers that meet its expectations in terms of customer relationships and profitability;

•	Veritex’s ability to retain executive officers and key employees and their customer and community relationships;

•	risks associated with Veritex’s limited operating history and the relatively unseasoned nature of a significant portion of Veritex’s loan portfolio;

•	market conditions and economic trends nationally, regionally and particularly in the Dallas metropolitan area and Texas;

•	risks associated with Veritex’s or Liberty’s limited operating histories and the relatively unseasoned nature of a significant portion of each entities’ loan portfolio;

•	market conditions and economic trends nationally, regionally and particularly in the Dallas metropolitan area and Texas;

•	risks related to Veritex’s strategic focus on lending to small to medium-sized businesses;

•	the sufficiency of the assumptions and estimates Veritex or Liberty makes in establishing reserves for potential loan losses;

•	risks associated with Veritex’s or Liberty’s commercial loan portfolio, including the risk for deterioration in value of the general business assets that generally secure such loans;

•	risks associated with Veritex’s or Liberty’s commercial real estate and construction loan portfolios, including the risks inherent in the valuation of the collateral securing such loans;

•	potential changes in the prices, values and sales volumes of commercial and residential real estate securing Veritex’s or Liberty’s real estate loans;

•	risks related to the significant amount of credit that Veritex and Liberty have extended to a limited number of borrowers and in a limited geographic area;

•	Veritex’s or Liberty’s ability to maintain adequate liquidity and to raise necessary capital to fund its acquisition strategy and operations or to meet increased minimum regulatory capital levels;

•	changes in market interest rates that affect the pricing of Veritex’s or Liberty’s loans and deposits and its net interest income;

•	potential fluctuations in the market value and liquidity of Veritex’s or Liberty’s investment securities;

•	the effects of competition from a wide variety of local, regional, national and other providers of financial, investment and insurance services;

•	Veritex’s and Liberty’s ability to maintain an effective system of disclosure controls and procedures and internal controls over financial reporting;

•	risks associated with fraudulent and negligent acts by Veritex’s or Liberty’s customers, employees or vendors;

•	Veritex’s and Liberty’s ability to keep pace with technological change or difficulties when implementing new technologies;

•	risks associated with system failures or failures to prevent breaches of Veritex’s or Liberty’s network security;

•	risks associated with data processing system failures and errors;

•
Veritex’s actual cost savings resulting from the acquisitions of Sovereign or Liberty are less than expected, Veritex is unable to realize those cost savings as soon as expected or Veritex incurs additional or unexpected costs;

•	Veritex’s revenues after the Sovereign or Liberty acquisitions are less than expected;

•	potential impairment on the goodwill Veritex or Liberty has recorded or may record in connection with business acquisitions;

•	the institution and outcome of litigation and other legal proceedings against Veritex or Liberty or to which either is or becomes subject;

•	Veritex’s and Liberty’s ability to comply with various governmental and regulatory requirements applicable to financial institutions;

•
the impact of recent and future legislative and regulatory changes, including changes in banking, securities and tax laws and regulations and their application by Veritex’s regulators, such as the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act;

•	governmental monetary and fiscal policies, including the policies of the Federal Reserve;

•	Veritex’s and Liberty’s ability to comply with supervisory actions by federal and state banking agencies;

•	changes in the scope and cost of FDIC insurance and other coverage;

•	the occurrence of adverse weather or manmade events, which could negatively affect Veritex’s or Liberty’s core markets or disrupt Veritex’s or Liberty’s operations;

•	systemic risks associated with the soundness of other financial institutions; and

•	other factors that are discussed in the “Risk Factors” section of this proxy statement/prospectus.
Other factors not identified above, including those described under the headings “Risk Factors” in this proxy statement/prospectus and Veritex’s Annual Report on Form 10-K for the year ended December 31, 2016 and the other documents incorporated by reference into this proxy statement/prospectus, may also cause actual results to differ materially from those described in any forward-looking statements. Most of these factors are difficult to anticipate, are generally beyond the control of Veritex and Liberty and may prove to be inaccurate. You should consider these factors in connection with considering any forward-looking statements.
All forward-looking statements, expressed or implied, included in or incorporated by reference into this proxy statement/prospectus are expressly qualified in their entirety by this cautionary note. This cautionary note should also be considered in connection with any subsequent written or oral forward-looking statements that Veritex’s or persons acting on Veritex’s behalf may issue.
Except as otherwise required by applicable law, Veritex and Liberty disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect new information obtained or events or circumstances that occur after the date any such forward-looking statement is made.

THE LIBERTY SPECIAL MEETING
This section contains information for Liberty shareholders about the Liberty special meeting that Liberty has called to allow its shareholders to consider and vote on the Liberty Merger Proposal. Liberty is mailing this proxy statement/prospectus to you, as a Liberty shareholder, on or about [•], 2017. This proxy statement/prospectus is accompanied by a notice of the Liberty special meeting and a form of proxy card that the Liberty Board is soliciting for use at the Liberty special meeting and at any adjournments or postponements of the Liberty special meeting.
Date, Time and Place of the Liberty Special Meeting
The Liberty special meeting will be held at the Liberty Bank office at 3880 Hulen Street, Suite 100, Fort Worth, Texas 76107, at [•] local time, on [•]. On or about [•], 2017, Liberty commenced mailing this document and the enclosed form of proxy card to its shareholders entitled to vote at the Liberty special meeting.
Matters to Be Considered
At the Liberty special meeting, you, as a Liberty shareholder, will be asked to consider and vote upon the following matters:

•	the Liberty Merger Proposal; and

•	the Liberty Adjournment Proposal.
Completion of the merger is conditioned on, among other things, Liberty shareholder approval of the merger agreement and the transactions contemplated thereby, including the merger. No other business may be conducted at the Liberty special meeting.
Recommendation of the Liberty Board
On July 28, 2017, the Liberty Board unanimously approved the merger agreement and the transactions contemplated thereby. Based on Liberty’s reasons for the merger described in the section of this proxy statement/prospectus entitled “The Merger—Liberty’s Reasons for the Merger; Recommendation of the Liberty Board” beginning on page 55, the Liberty Board believes that the merger is in the best interests of the Liberty shareholders.
Accordingly, the Liberty Board recommends that you vote “FOR” the Liberty Merger Proposal and “FOR” the Liberty Adjournment Proposal.
Liberty Record Date and Quorum
The Liberty Board has fixed the close of business on [•], 2017 as the Liberty record date for determining the holders of Liberty common stock entitled to receive notice of and to vote at the Liberty special meeting.
As of the Liberty record date, there were [•] shares of Liberty common stock outstanding and entitled to notice of, and to vote at, the Liberty special meeting or any adjournment thereof, and such outstanding shares of Liberty common stock were held by [•] holders of record. Each share of Liberty common stock entitles the holder to one vote at the Liberty special meeting on each proposal to be considered at the Liberty special meeting.
No business may be transacted at the Liberty special meeting unless a quorum is present. The holders of a majority of the shares of Liberty common stock issued and outstanding and entitled to vote at the Liberty special meeting must be present, either in person or by proxy, to constitute a quorum at the Liberty special meeting. Abstentions and shares held of record by a broker or nominee that are voted on any matter are included in determining whether a quorum exists.
As of the Liberty record date, the directors and executive officers of Liberty and their affiliates beneficially owned and were entitled to vote, in the aggregate, [•] shares of Liberty common stock, representing approximately [•]% of the shares of Liberty common stock outstanding on that date. Certain directors and executive officers of Liberty, Liberty Bank and their affiliates (a total of 21 persons) have entered into an agreement with Veritex to vote the shares of Liberty common stock they control in favor of the adoption and approval of the merger agreement and the transactions contemplated thereby. As of the record date 1,373,099 shares of Liberty common stock, or approximately 68% of the outstanding shares of the common stock entitled to vote at the Liberty special meeting, were subject to the voting agreement. As a result of the foregoing, the Liberty Merger Proposal can be approved without the action of any Liberty shareholders other than those subject to the voting agreement. Liberty currently expects that each of its executive officers will vote their shares of Liberty common stock in favor of the Liberty Merger Proposal and the Liberty Adjournment Proposal. As of the Liberty record date, Veritex beneficially held no shares of Liberty common stock.
Required Vote; Treatment of Abstentions; Broker Non-Votes and Failure to Vote

•
Liberty Merger Proposal: The affirmative vote of the holders of two-thirds of the outstanding shares of Liberty common stock is required to approve the Liberty Merger Proposal. If you mark “ABSTAIN” on your proxy card, fail to submit a proxy card or fail to vote in person at the Liberty special meeting or fail to instruct your bank or broker how to vote with respect to the Liberty Merger Proposal, it will have the effect of a vote “AGAINST” the proposal.

•
Liberty Adjournment Proposal: The affirmative vote of the holders of a majority of the shares of Liberty common stock entitled to vote on, and that voted for or against or expressly abstained with respect to, the Liberty Adjournment Proposal is required to approve the proposal. If you mark “ABSTAIN” on your proxy card, it will have the effect of a vote AGAINST the proposal. If you fail to submit a proxy card or fail to vote in person at the Liberty special meeting or fail to instruct your bank or broker how to vote with respect to the Liberty Adjournment Proposal, it will have no effect on the proposal.

The Liberty Board encourages you to complete, date and sign the enclosed proxy card and return it promptly in the enclosed postage-paid envelope so that your voice is heard on these matters.
Voting and Revocation of Proxies
Proxies, in the form enclosed, which are properly executed and returned and not subsequently revoked, will be voted in accordance with the instructions indicated on the proxies. Any properly executed proxy on which voting instructions are not specified will be voted “FOR” the Liberty Merger Proposal and “FOR” the Liberty Adjournment Proposal.
If you are the record holder of your shares, you may revoke any proxy given pursuant to this solicitation by the Liberty Board at any time before it is voted at the special meeting by:

•	giving written notice to the Corporate Secretary of Liberty;

•	executing a proxy bearing a later date and delivering that proxy to the Corporate Secretary of Liberty at or before the Liberty special meeting; or

•	attending and voting in person at the Liberty special meeting.
All written notices of revocation and other communications with respect to revocation or proxies should be sent to: Liberty Bancshares, Inc., 3880 Hulen St., Suite 100, Fort Worth, TX 76107, Attn: Elliott Garsek. If you hold your shares in street name with a bank or broker, you must contact such bank or broker for instructions as to how to revoke your proxy.
Shares Held in “Street Name”; Broker Non-Votes
Banks, brokers and other nominees who hold shares of Liberty common stock in “street name” for a beneficial owner of those shares typically have the authority to vote in their discretion on “routine” proposals when they have not received instructions from beneficial owners. However, banks, brokers and other nominees are not allowed to exercise their voting discretion with respect to the approval of matters determined to be “non-routine,” without specific instructions from the beneficial owner. Broker non-votes are shares held by a broker, bank or other nominee that are represented at the Liberty special meeting, but with respect to which the broker or nominee is not instructed by the beneficial owner of such shares to vote on the particular proposal and the broker does not have discretionary voting power on such proposal. If your broker, bank or other nominee holds your shares of Liberty common stock in “street name,” your broker, bank or other nominee will vote your shares of Liberty common stock only if you provide instructions on how to vote by filling out the voter instruction form sent to you by your broker, bank or other nominee with this proxy statement/prospectus.
Solicitation of Proxies; Expenses
This proxy solicitation is made by the Liberty Board. Liberty is responsible for its expenses incurred in preparing, assembling, printing, and mailing this proxy statement/prospectus. Proxies will be solicited through the mail. Additionally, directors and officers of Liberty intend to solicit proxies personally or by telephone or other means of communication. The directors and officers will not be additionally compensated for any such solicitation. Liberty will reimburse banks, brokers and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding the proxy materials to beneficial owners.
Attending the Liberty Special Meeting
All Liberty shareholders, including holders of record as of the Liberty record date and shareholders who hold their shares through banks, brokers, nominees or any other holder of record, are invited to attend the Liberty special meeting. Only Liberty shareholders of record as of the Liberty record date can vote in person at the Liberty special meeting. If you are a Liberty shareholder of record as of the Liberty record date and you wish to attend the Liberty special meeting, please bring your proxy card and evidence of your stock ownership, such as your most recent account statement, to the Liberty special meeting. You should also bring valid picture identification.
A Liberty shareholder who holds shares in “street name” through a broker, bank, trustee or other nominee (which we refer to in this proxy statement/prospectus as a “beneficial owner”) who desires to attend the Liberty special meeting in person must bring proof of beneficial ownership as of the record date, such as a letter from the broker, bank, trustee or other nominee that is the record owner of such beneficial owner’s shares, a brokerage account statement or the voting instruction form provided by the broker.
Assistance
If you need assistance in completing your proxy card, have questions regarding Liberty’s special meeting or would like additional copies of this proxy statement/prospectus, please contact Elliott Garsek at (817) 806-5900.

LIBERTY PROPOSALS
Proposal No. 1 Liberty Merger Proposal
Liberty is asking its shareholders to adopt the merger agreement and approve the merger. Holders of Liberty common stock should read this proxy statement/prospectus carefully and in its entirety, including the annexes, for more detailed information concerning the merger agreement and the merger. A copy of the merger agreement is attached to this proxy statement/prospectus as Annex A.
After careful consideration, the Liberty Board, by a unanimous vote of all directors, approved the merger agreement and declared the merger agreement and the transactions contemplated thereby, including the merger, to be advisable and in the best interest of Liberty and the shareholders of Liberty. See “The Merger— Liberty’s Reasons for the Merger; Recommendation of the Liberty Board” beginning on page 55 of this proxy statement/prospectus for a more detailed discussion of the Liberty Board’s recommendation.
The Liberty Board recommends a vote “FOR” the Liberty Merger Proposal.
Proposal No. 2 Liberty Adjournment Proposal
The Liberty special meeting may be adjourned to another time or place, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Liberty special meeting to adopt the Liberty Merger Proposal.
If, at the Liberty special meeting, the number of shares of Liberty common stock present or represented and voting in favor of the Liberty Merger Proposal is insufficient to adopt the Liberty Merger Proposal, Liberty intends to move to adjourn the Liberty special meeting in order to enable the Liberty Board to solicit additional proxies for approval of the Liberty Merger Proposal. In that event, Liberty will ask its shareholders to vote upon the Liberty Adjournment Proposal, but not the Liberty Merger Proposal.
In this proposal, Liberty is asking its shareholders to authorize the holder of any proxy solicited by the Liberty Board on a discretionary basis to vote in favor of adjourning the Liberty special meeting to another time and place for the purpose of soliciting additional proxies, including the solicitation of proxies from Liberty shareholders who have previously voted.
The Liberty Board recommends a vote “FOR” the Liberty Adjournment Proposal.

VERITEX SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information with respect to the beneficial ownership of Veritex common stock as of September 20, 2017, subject to certain assumptions set forth in the footnotes for:
•    each person known by Veritex to be the beneficial owner of 5% or more of outstanding Veritex common stock;
•    each of Veritex’s directors;
•    each of Veritex’s named executive officers; and
•    all of Veritex’s directors and executive officers as a group.
To Veritex’s knowledge, each person named in the table has sole voting and investment power with respect to all of the securities shown as beneficially owned by such person, except as otherwise set forth in the notes to the table. The number of securities shown represents the number of securities the person “beneficially owns,” as determined by the rules of the SEC. The SEC has defined “beneficial” ownership of a security to mean the possession, directly or indirectly, of voting power and/or investment power. A security holder is also deemed to be, as of any date, the beneficial owner of all securities that such security holder has the right to acquire within 60 days after such date through (i) the exercise of any option, warrant or right, (ii) the conversion of a security, (iii) the power to revoke a trust, discretionary account or similar arrangement or (iv) the automatic termination of a trust, discretionary account or similar arrangement.
Each share of Veritex common stock is entitled to one vote on matters on which holders of Veritex common stock are eligible to vote.
Unless otherwise noted, the address for each shareholder listed on the table below is: c/o Veritex Holdings, Inc., 8214 Westchester Drive, Suite 400, Dallas, Texas 75225.

	Veritex common stock
Name of Beneficial Owner	Number(1)	Percentage(2)
5% Shareholders:

Basswood Management, L.L.C.(3)	1,346,103	5.95%
FJ Capital Management LLC as a group(4)	1,396,460	6.17%

Directors and Named Executive Officers:

C. Malcolm Holland, III (5)	237,202	1.05%
William C. Murphy (6)	209,700	*
Jeff Kesler (7)	35,281	*
Pat S. Bolin (8)	102,686	*
April Box(9)	1,125	*
Blake Bozman (10)	115,427	*
Ned N. Fleming, III(11)	322,570	1.42%
Mark C. Griege (12)	41,209	*
Gordon Huddleston(13)	5,186	*
Michael Kowalski (14)	28,186	*
Gregory B. Morrison (15)	1,125	*
John T. Sughrue (16)	40,334	*
Thomas J. Mastor(17)	139,430	*
T.J. Falgout	47,980	*

All Directors and Executive Officers as a Group (18 Persons)	1,434,442	6.34%
________________

*	Indicates less than 1%

(1)
Beneficial ownership does not include certain officers’ restricted shares rights granted pursuant to Veritex’s 2010 Stock Option and Equity Incentive Plan and 2014 Omnibus Incentive Plan which will not vest within 60 days of September 20, 2017.

(2)
Based upon a total of 22,639,543 shares of Veritex common stock outstanding as of September 20, 2017. Ownership percentages reflect the ownership percentage assuming that such person, but no other person, exercises all options and warrants to acquire shares of Veritex common stock held by such person that are currently exercisable. The ownership percentage of all executive officers and directors, as a group, assumes that all 18 persons, but no other persons, exercise all options and warrants to acquire shares of Veritex common stock held by such persons that are currently exercisable or exercisable within 60 days.

(3)
Based on a Schedule 13G/A filed with the SEC on February 8, 2017 by Basswood Capital Management, L.L.C., Matthew Lindenbaum, and Bennett Lindenbaum, each claiming shared voting and dispositive power with respect to the reported shares. The business address of each of the reporting persons is c/o Basswood Capital Management, L.L.C., 645 Madison Avenue, 10th Floor, New York, New York 10022.

(4)
Based on a Schedule 13G/A filed with the SEC on February 14, 2017 by or on behalf of each of Financial Opportunity Fund LLC, Financial Opportunity Long/Short Fund LLC, Bridge Equities III, LLC, Bridge Equities VIII, LLC, Bridge Equities IX, LLC, Bridge Equities X, LLC, Bridge Equities XI, LLC, FJ Capital Management LLC, Martin S. Friedman, SunBridge Manager LLC, SunBridge Holdings, LLC and Realty Investment Company, Inc., reporting as a group. Consists of 1,396,460 shares over which FJ Capital Management, LLC and Mr. Friedman each claim shared voting power, of which 567,289 shares are held by Financial Opportunity Fund LLC and 9,551 shares are held by Financial Opportunity Long/Short Fund LLC, of which FJ Capital Management LLC is the managing member, 144,092 shares are held by Bridge Equities III, LLC, 76,405 shares are held by Bridge Equities VIII, LLC, 103,860 shares are held by Bridge Equities IX, LLC, 134,540 shares are held by Bridge Equities X, LLC, and 229,819 shares are held by Bridge Equities XI, LLC, of which FJ Capital Management LLC is the sub-investment advisor, and 130,904 shares are held by a managed account that FJ Capital Management LLC manages. Mr. Friedman is the Managing Member of FJ Capital Management LLC. Consists of 707,744 shares over which FJ Capital Management LLC and Mr. Friedman each claim shared dispositive power, of which 567,289 shares are held by Financial Opportunity Fund LLC and 9,551 shares are held by Financial Opportunity Long/Short Fund LLC, of which FJ Capital Management LLC is the managing member, and 130,904 shares are owned by a managed account that FJ Capital Management LLC manages. Mr. Friedman is the Managing Member of FJ Capital Management LLC. The address of Financial Opportunity Fund LLC, Financial Opportunity Long/Short Fund LLC, FJ Capital Management LLC and Martin S. Friedman is 1313 Dolley Madison Blvd., Suite 306, McLean, Virginia 22101. The address of

Bridge Equities III, LLC, Bridge Equities VIII, LLC, Bridge Equities IX, LLC, Bridge Equities X, LLC, Bridge Equities XI, LLC, SunBridge Manager, LLC, SunBridge Holdings, LLC and Realty Investment Company, Inc. is 8171 Maple Lawn Blvd, Suite 375, Fulton, Maryland 20759.

(5)
Includes (i) 14,417 shares held in Mr. Holland’s name, (ii) 65,885 shares owned jointly by Mr. Holland and his spouse, (iii) 10,000 shares held by Pershing LLC IRA for his benefit, (iv) 3,250 shares held by The Holland III FLP, (v) 6,006 restricted stock units that will vest within 60 days of September 20, 2017 and (vi) stock options to purchase 137,644 shares of Veritex common stock.

(6)
Includes (i) 34,593 shares held in Mr. Murphy’s name, (ii) 152,949 shares held by William C. Murphy Pension & Profit Sharing Plan & Trust, (iii) 1,127 restricted stock units that will vest within 60 days of September 20, 2017 and (iv) stock options to purchase 21,031 shares of Veritex common stock.

(7)
Includes (i) 13,532 shares held in Mr. Kesler’s name, (ii) 10,000 held by Charles Schwab IRA for his benefit, (iii) 257 restricted stock units that will vest within 60 days of September 20, 2017 and (iv) stock options to purchase 11,492 shares of Veritex common stock.

(8)
Includes (i) 3,246 shares held in Mr. Bolin’s name, (ii) 18,249 shares held by the DHB Family Partnership, LP, which is controlled by Mr. Bolin, (iii) 18,250 shares held by the PSB Family Trust II, of which Mr. Bolin’s wife is the trustee, (iv) 33,308 shares held by Anasazi Capital, LP, which is controlled by Mr. Bolin, (v) 16,670 shares held by Bolin Investments, LP, which is controlled by Mr. Bolin, (vi) 463 restricted stock units that will vest within 60 days of September 20, 2017, (vii) options to purchase 2,500 shares and (viii) a warrant to purchase 10,000 shares of Veritex common stock presently exercisable, issued to Red Star Yield Holdings, Inc., an entity controlled by Mr. Bolin.

(9)	Includes (i) 750 shares held in Mrs. Box’s name and (ii) 375 restricted stock units that will vest within 60 days of September 20, 2017.

(10)
Includes (i) 85,159 shares held in Mr. Bozman’s name, (ii) 27,305 shares held by Bozman DFS Partnership, (iii) 463 restricted stock units that will vest within 60 days of September 20, 2017 and (iv) options to purchase 2,500 shares of Veritex common stock.

(11)
Includes (i) 322,195 shares held by SunTx Veritex Holdings, LP ("SunTx") for which SunTx, SunTx Capital Partners II GP, LP, SunTx Capital II Management Corp. and Ned. N. Fleming, III have the shared power to vote and dispose of shares of common stock held by SunTx and (ii) 375 restricted stock units that will vest within 60 days of September 20, 2017.  SunTx has the sole right to vote and dispose of the shares of common stock held by it.  The business address of each of the entities and Mr. Fleming is 5420 LBJ Freeway, Suite 1000, Dallas, Texas 75240.

(12)
Includes (i) 2,246 shares held in Mr. Griege’s name, (ii) 36,000 shares held jointly by Mr. Griege and his spouse, (iii) 463 restricted stock units that will vest within 60 days of September 20, 2017, and (iv) options to purchase 2,500 shares of Veritex common stock.

(13)
Includes (i) 3,230 shares held individually by Mr. Huddleston, (ii) 456 restricted stock units that will vest within 60 days of September 20, 2017 and (iii) options to purchase 1,500 shares of Veritex common stock.

(14)
Includes (i) 26,230 shares held individually by Mr. Kowalski, (ii) 456 restricted stock units that will vest within 60 days of September 20, 2017 and (iii) options to purchase 1,500 shares of Veritex common stock.

(15)	Includes (i) 750 shares held in Mr. Morrison’s name and (ii) 375 restricted stock units that will vest within 60 days of September 20, 2017.

(16)
Includes (i) 37,316 shares held individually by Mr. Sughrue, (ii) 55 shares held by Mr. Sughrue’s son, (iii) 463 restricted stock units that will vest within 60 days of September 20, 2017, and (iv) options to purchase 2,500 shares of Veritex common stock.

(17)
Includes (i) 118,999 shares held in Mr. Mastor’s name, (ii) 13,118 shares held by Thomas Mastor Investment Trust, (iii) 7,047 shares held by Sterling Trust Company and (iv) 266 shares held by Mastor Hospitality, LP.

INFORMATION ABOUT LIBERTY
Information About Liberty’s Business
General.Liberty was incorporated as a Texas corporation on September 11, 2007, and became the bank holding company for Liberty Bank when Liberty Bank was acquired on August 15, 2008. At this time, Liberty engages in no material business operations other than owning and managing Liberty Bank.
Through Liberty’s banking subsidiary, Liberty Bank, Liberty offers a broad range of commercial and consumer banking services to small and medium-sized businesses, independent single-family residential and commercial contractors and consumers. Liberty derives its revenues primarily from the operations of Liberty Bank. Historically, Liberty has supported its growth through retained earnings.
As a bank holding company, Liberty is subject to regulation by the Federal Reserve. The Federal Reserve regulates the types of banking and nonbanking activities in which Liberty and Liberty Bank may engage. At this time, neither Liberty nor Liberty Bank is engaged in any nonbanking activities.
Liberty’s principal executive offices are located at 3880 Hulen Street, Suite 100, Fort Worth, Texas 76107, and its telephone number at that location is (817) 806-5900. Additional information about Liberty and Liberty Bank can be requested from Liberty. See “Where You Can Find More Information,” beginning on page 113.
Liberty Bank. Liberty Bank is a Texas state member bank that was acquired by Liberty on August15, 2008, and is regulated primarily by the TDB and the Federal Reserve. Liberty Bank considers its primary market area to be the Fort Worth and Tarrant County. The principal economic activities in Liberty Bank’s market area include industry, commercial real estate, retail, medical, and some oil and gas. Currently, Liberty Bank operates from a full service main office in Hurst, Tarrant County, Texas, as well as through four additional branches located in Fort Worth and North Richland Hills, Texas. As of June 30, 2017, Liberty Bank had total loans of $330.2 million, total assets of $459.3 million, and total deposits of $389.7 million.
Liberty Bank is engaged in substantially all of the business operations customarily conducted by independent financial institutions in Texas, including the acceptance of checking, savings and certificate deposits and the making of commercial and consumer loans, real estate loans, and other installment and term loans. Liberty Bank does a substantial amount of business with individuals, as well as with customers in small to medium-sized commercial, industrial and professional businesses.
Products and Services.
Deposit Services. Liberty Bank’s principal source of funds is core deposits. Liberty Bank offers a range of deposit products and services consistent with the goal of attracting a wide variety of individuals and small-to medium-sized businesses.
Real Estate Loans. Liberty Bank makes construction and development loans and commercial real estate loans. The following is a description of each of the major categories of real estate loans that Liberty Bank typically makes and the risks associated with each class of loan:

•
Construction and development loans. Liberty Bank makes construction loans, primarily for the construction of contract and speculative single family residences to local home builders. Liberty Bank also makes loans to local land developers for development of finished lots for sale to home builders or for sale to commercial real estate developers or owner-users. Liberty Bank also makes commercial construction loans to owner-users and investors for retail, light industrial, warehouse, and office properties. Risks associated with construction loans include fluctuations in the value of real estate and new job creation trends.

•
Commercial real estate. Commercial real estate loan terms generally are limited to 10 years or less, although payments may be structured on a longer amortization basis up to 30 years. Risks associated with commercial real estate loans include fluctuations in the value of real estate, new job creation trends, tenant vacancy rates and the quality of the borrower’s management. Liberty Bank attempts to limit its risk by analyzing borrowers’ cash flow and collateral value on an ongoing basis.

Commercial Loans. Loans made by Liberty Bank for commercial purposes in various lines of businesses are also one of the components of Liberty Bank’s loan portfolio. The target commercial loan market is small to medium-sized businesses. The terms of these loans vary by purpose and by type of underlying collateral, if any. The quality of the commercial borrower’s management and its ability both to properly evaluate changes in the supply and demand characteristics affecting its markets for products and services and to effectively respond to such changes are significant factors in a commercial borrower’s creditworthiness.
Market Areas. Liberty Bank currently has five banking locations in the Fort Worth-Tarrant County metropolitan area, including one branch in Hurst, Texas, two branches in Fort Worth, Texas and two branches in North Richland Hills, Texas.
Competition. The table below lists Liberty Bank’s deposit market share as of June 30, 2016 for the Dallas-Fort Worth-Arlington metropolitan statistical area in which Liberty Bank provides services.

Market Area	Deposit Market Rank (1)	Number of Branches	Deposits in Market (In millions)	Deposit Market Share (%)
Tarrant County, TX	16th	5	$389.7	1.06%
________________

(1)	Deposit information used to determine market rank was provided by the FDIC’s Summary of Deposits, reported as of June 30, 2016.

Each activity in which Liberty is engaged involves competition with other banks, as well as nonbanking financial institutions and nonfinancial enterprises. In addition to competing with other commercial banks within and outside its primary service area, Liberty competes with other financial institutions engaged in the business of making loans or accepting deposits, such as savings and loan associations, credit unions, industrial loan associations, insurance companies, small loan companies, financial companies, mortgage companies, real estate investment trusts, certain governmental agencies, credit card organizations and other enterprises. Liberty also competes with suppliers of equipment in furnishing equipment financing. Banks and other financial institutions with which Liberty competes may have capital resources and legal loan limits substantially higher than those maintained by Liberty.
Employees.As of June 30, 2017, Liberty had approximately 71 full-time equivalent employees, none of whom is covered by a collective bargaining agreement.
Information About Liberty’s Properties
Liberty Bank leases its principal executive offices, which are located at 3880 Hulen Street, Suite 100, Fort Worth, Texas 76107. Liberty Bank also leases its branches located at 860 Airport Freeway, Suite 100, Hurst, Texas 76054 and 7001 Boulevard 26, Suite 100, North Richland Hills, Texas 76180. Liberty Bank owns its branches located at 6330 Davis Boulevard, North Richland Hills, Texas 76180 and 2424 Merrick Street, Fort Worth, Texas 76107.
Liberty Legal Proceedings
From time to time, Liberty is involved in litigation that arises in the normal conduct of business. However, neither Liberty nor Liberty Bank is currently involved in any litigation that management believes, either singularly or in the aggregate, could be reasonably expected to have a material adverse effect on its business, financial condition or results of operation.

LIBERTY SECURITY OWNERSHIP AND CERTAIN BENEFICIAL OWNERSHIP
The following table sets forth information with respect to the beneficial ownership of Liberty common stock as of September 20, 2017, subject to certain assumptions set forth in the footnotes for:

•	each of Liberty’s directors and named executive officers;

•	all of Liberty’s directors and named executive officers as a group; and

•
each shareholder, or group of affiliated shareholders, who, to the knowledge of Liberty management, is known to beneficially own more than five percent of the outstanding shares of Liberty common stock.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage Beneficially Owned(1)
Directors and Named Executive Officers:
Martin C. Bowen	116,666(2)	5.75%
Elliott S. Garsek	79,750(3)	3.90%
Ronald J. Goldman	36,375(4)	1.79%
Richard A. Griffin	971,505(5)	47.88%
Larry Hilcher	43,099(6)	2.12%
Jay Lesok	38,042(7)	1.87%
Brian L. Randolph	948,172(8)	46.73%
Bob G. Scott	40,417(9)	1.98%
Matthew L. Speight	36,250(10)	1.79%
Don R. Waters	26,953(11)	1.32%

All Directors and Executive Officers as a Group (10 persons)	1,389,057(12)	66.80%

Principal Shareholders
B3 Capital Partners	116,666(13)	5.75%
Gayle Gourley Trust A	341,342(14)	16.83%
WJ Gourley III Trust A	237,043(14)	11.68%
Mary Theresa Lott Trust A	369,787(14)	18.22%
________________

(1)
Ownership percentages reflect the ownership percentage assuming that such person, but no other person, exercises all options to acquire shares of Liberty common stock that are currently exercisable. The ownership percentage of all directors and named executive officers, as a group, assumes that all 10 persons, but no other persons, exercise all options to acquire shares of Liberty common stock held by such persons that are currently exercisable. The percentages are based upon 2,028,738 shares issued and outstanding as of September 20, 2017.

(2)	These shares are held of record by B3 Capital Partners, L.P. of which Mr. Bowen is a 25% partner and through which he has sole voting and dispositive control over all of these shares.

(3)	Includes options to purchase 13,750 shares.

(4)
Of these shares, 32,375 shares are held of record by RJG-CAG Capital Investments, LP of which Mr. Goldman is the President of its general partner, Goldman Management, LLC, and through which he has sole voting and dispositive control over these shares, and includes options to purchase 4,000 shares held by Mr. Goldman.

(5)
Of these shares, 23,333 shares are held of record by Mr. Griffin, and 341,342 shares are held by the Gayle Gourley Trust A, 237,043 shares are held of record by the WJ Gourley III Trust A, and 369,787 shares are held of record by the Mary Theresa Lott Trust A, of which Mr. Griffin serves as Co-Trustee and through which he shares voting and dispositive control over these shares.

(6)
Of these shares, 18,059 shares are held of record by the Hilcher Family Income Trust, of which Laryssa A. Hilcher, the daughter of Mr. Hilcher, serves as Trustee and through which she has sole voting and dispositive power to control these shares, and 25,000 shares are held of record by LLLMH Investments, Ltd. of which Mr. Hilcher is the President of its general partner, LLLMH Management, L.L.C., through which he has sole voting and dispositive control over these shares.

(7)
Of these shares, 6,667 shares are held of record by Equity Trust Company, the Custodian of record for Mr. Lesok’s IRA. Mr. Lesok is the beneficiary of the IRA and has sole voting and dispositive control over these shares. Includes options to purchase 4,000 shares.

(8)
Of these shares, 341,342 shares are held of record by the Gayle Gourley Trust A, 237,043 shares are held of record by the WJ Gourley III Trust A, and 369,787 shares are held of record by the Mary Theresa Lott Trust A, of which Mr. Randolph serves as Co-Trustee and through which he shares voting and dispositive control over these shares.

(9)	Includes options to purchase 13,750 shares.

(10)
Of these shares, 5,000 shares are held of record by The Sandlin Children’s Trust FBO Suzan M. Speight and 31,250 shares are held of record by Suzan M. Speight, Trustee of the Mary Lou Sandlin Irrevocable Asset Trust FBO Suzan M. Speight and her descendants. Mr. Speight is the spouse of Suzan M. Speight but has no control over these Trusts. Susan M. Speight is Trustee of these Trusts and has the sole voting and dispositive control over these shares.

(11)	Includes options to purchase 15,000 shares.

(12)
Includes 948,172 shares which collectively are held of record by the Gayle Gourley Trust A, the WJ Gourley III Trust A and the Mary Theresa Lott Trust A, of which directors Richard A. Griffin and Brian L. Randolph share voting and dispositive control.

(13)	The address for this entity is 201 Main Street, Suite 3100, Fort Worth, Texas 76102. Director Martin C. Bowen is a 25% partner and has sole voting and dispositive control over these shares.

(14)
The address for each of these trusts is 2650 Meacham Blvd., Fort Worth, Texas 76137. Directors Richard A. Griffin and Brian L. Randolph serve as Co-Trustee of each of these trusts and share voting and dispositive control over the shares held by these trusts.

THE MERGER
The following discussion contains certain information about the merger. The discussion is subject, and qualified in its entirety by reference, to the merger agreement attached as Annex A to this proxy statement/prospectus and incorporated herein by reference. Veritex and Liberty urge you to read carefully this entire proxy statement/prospectus, including the merger agreement attached as Annex A, for a more complete understanding of the merger.
Terms of the Merger
Each of the Veritex Board and the Liberty Board has approved the merger agreement. The merger agreement provides that, subject to the terms and conditions set forth in the merger agreement, Merger Sub will merge with and into Liberty, with Liberty continuing as the surviving corporation and a wholly owned subsidiary of Veritex. Immediately thereafter, and in connection therewith, Liberty will merge with and into Veritex, with Veritex continuing as the surviving corporation. Immediately following the integrated mergers, Veritex will cause Liberty Bank to merge with and into Veritex Bank, with Veritex Bank as the surviving bank.
If the merger is completed, subject to the terms of the merger agreement each share of Liberty common stock (other than shares of Liberty common stock held in the treasury of Liberty, by Liberty Bank, or by any dissenting shareholder) will be cancelled and converted into the right to receive, without interest (i) the per share stock consideration, subject to a possible adjustment of the aggregate stock consideration, and in limited circumstances at the election of Veritex, the aggregate cash considerations, based on the average of the daily volume-weighted average sales price per share of Veritex common stock on NASDAQ for the 20 consecutive trading days ending on and including the Determination Date, and (ii) the per share cash consideration, subject to a possible downward adjustment of the aggregate cash consideration based upon the amount of Liberty’s tangible common equity prior to the effective time. Veritex will not issue any fractional shares of Veritex common stock in the merger. Liberty shareholders who would otherwise be entitled to a fraction of a share of Veritex common stock upon the completion of the merger will instead be entitled to receive, in lieu of the fraction of a share, an amount in cash determined by multiplying (i) the average of the daily volume-weighted average sales price per share of Veritex common stock on NASDAQ for the 20 consecutive trading days ending on and including the Determination Date by (ii) the fraction of a share of Veritex common stock which such shareholder would otherwise be entitled to receive.
Liberty’s shareholders are being asked to adopt and approve the merger agreement and the merger. See the section of this proxy statement/prospectus entitled “The Merger Agreement” beginning on page 70 for additional and more detailed information regarding the legal documents that govern the merger, including information about the conditions to the completion of the merger and the provisions for terminating or amending the merger agreement.
Background of the Merger
As part of Liberty’s ongoing effort to improve its community banking franchise and enhance shareholder value, the Liberty Board and Liberty’s management have periodically reviewed various strategic alternatives, including continuing to operate as an independent institution, a strategic merger with another independent community bank, and being acquired by a larger financial institution. In the course of these periodic reviews, the Liberty Board considered the future prospects of Liberty and Liberty Bank, developments in the regulatory environment, current and anticipated future economic conditions, and trends in the financial services industry, including the ongoing consolidation in the industry as well as capital market conditions. Sheshunoff & Co. Investment Banking LP (“Sheshunoff”) and Performance Trust advised the Liberty Board as part of this process.
As a result of an ongoing desire to provide shareholder liquidity and a perceived improvement in market pricing for community bank franchises in Texas, in November, 2016, the Liberty Board decided to seek proposals from a larger bank for a potential transaction.
The Liberty Board met during November, 2016 with Sheshunoff to discuss the process for identifying and contacting qualified potential buyers. Following this meeting, Sheshunoff arranged for a meeting with a potential buyer. At this same time, Liberty was contacted by a financial institution (hereinafter referred to as “Bank A”) regarding a potential transaction. Bank A submitted a non-binding letter of intent dated January 9, 2017 providing for a transaction with consideration in the range of $59 - $62 million payable in the form of cash and Bank A publicly traded common stock.
Sheshunoff held several discussions with the investment bankers for Bank A during January 2017 regarding the letter of intent and the Liberty Board met on January 27, 2017 to discuss this proposal. At this meeting, the Liberty Board formally engaged Sheshunoff to serve as Liberty’s investment banker in this process. The Liberty Board also instructed Sheshunoff to negotiate certain key points in the Bank A proposal.
Sheshunoff held numerous discussions with Bank A’s investment bankers during late January and early February 2017, and legal counsel for Liberty negotiated the terms of the Bank A letter of intent. During this time, Sheshunoff contacted Veritex to determine whether Veritex had an interest in pursuing a transaction with Liberty. Veritex indicated an interest and Veritex submitted an oral proposal to acquire Liberty in a merger transaction with consideration in the range of $60 - $63 million. On February 9, 2017, the Liberty Board met with Sheshunoff to consider the status of the negotiations of the Bank A letter of intent and the Veritex proposal. At this meeting, the Liberty Board decided that, given the progress made in the Bank A letter of intent negotiations and the potential concern regarding Veritex’s ability to complete a transaction due to its recently announced pending acquisition of Sovereign, it was in the best interest of Liberty and its shareholders to pursue a transaction with Bank A.
Liberty and its representatives continued to negotiate the Bank A letter of intent during February 2017 and at a meeting held on February 22, 2017, the Liberty Board authorized the execution of the Bank A letter of intent which provided for merger consideration of $62 million payable in the form of cash (40%) and Bank A publicly traded common stock (60%). Liberty signed the Bank A letter of intent on February 24, 2017.
From February 24, 2017 to March 11, 2017, Bank A conducted its due diligence review of Liberty. On March 12, 2017, the CEO of Bank A and the Chairman of the Board of Liberty had a telephone conference during which Bank A informed Liberty that its due diligence revealed a difference in credit philosophy. Because of this difference, Bank A terminated the letter of intent and ended discussions regarding a potential transaction.
Following the termination of the Bank A letter of intent, Sheshunoff contacted Veritex to re-open discussions regarding a potential transaction. On March 27, 2017, management of Liberty met with management of Veritex to discuss a potential transaction. Following that meeting, Sheshunoff and the investment banker for Veritex developed a term sheet which outlined the preliminary terms of a transaction. On April 4, 2017, Veritex presented a written non-binding letter of intent which provided for a transaction based upon the preliminary terms outlined in the term sheet. Liberty, Veritex, and their respective representatives negotiated the terms of the letter of intent, and Veritex presented a revised letter of intent on April 9, 2017. The Liberty Board met on April 10, 2017 to consider the transaction and the terms of the letter of intent. Sheshunoff made a presentation at the meeting regarding the pricing of the transaction. At the meeting, the Liberty Board approved the transaction with Veritex based upon merger consideration of $25 million in cash and 1,450,000 shares of Veritex common stock, which on March 31, 2017 reflected a transaction value of $65.687 million. The letter of intent included cuffs and collars based on the market price of the Veritex common stock such that the transaction value would not be less than $61 million. Liberty executed the Veritex letter of intent on April 11, 2017.
During April and May, 2017, Veritex conducted its due diligence of Liberty and Liberty conducted reverse due diligence of Veritex.
Liberty received the first draft of the reorganization agreement on May 10, 2017 and the parties began negotiating the financial terms of the transaction and the merger agreement. Liberty informed Veritex that it would not sign the merger agreement until Veritex had completed its acquisition of Sovereign. Due to delays in that transaction, the parties extended the letter of intent and continued negotiations in June continuing through July, 2017.
On July 6, 2017, the Liberty board met to consider the status of negotiations. Liberty’s legal counsel updated the Liberty Board and outlined open issues to be considered. Liberty and its representatives continued negotiations of the merger agreement following the meeting.

On July 28, 2017, the Liberty Board met to consider and discuss the transaction and the terms of the merger agreement. At the meeting, legal counsel led a detailed discussion of the terms of the merger and outlined a timeline for the major events involved in the transaction. Sheshunoff made a presentation regarding the updated financial condition of Veritex, the market price of the Veritex common stock, and the pricing of the transaction. Performance Trust presented a detailed valuation analysis of the transaction and delivered its written opinion that the transaction was fair, from a financial point of view, to the shareholders of Liberty. At that meeting, the Liberty Board unanimously approved the merger agreement and authorized the Chairman of the Board of Liberty to sign the merger agreement.
On August 1, 2017, Veritex completed its acquisition of Sovereign and Liberty and Veritex entered into the merger agreement.
Liberty’s Reasons for the Merger; Recommendation of the Liberty Board
The Liberty Board has unanimously approved the merger agreement and unanimously recommends that the Liberty shareholders vote “FOR” approval of the merger agreement and the merger.
The Liberty Board has determined that the merger is fair to, and in the best interests of, Liberty’s shareholders. In approving the merger agreement, the Liberty Board consulted with Sheshunoff with respect to the financial aspects of the merger, with Performance Trust regarding the financial fairness of the transaction, and with its outside legal counsel as to its legal duties and the terms of the merger agreement. In arriving at its determination, the Liberty Board also considered a number of factors, including the following:

•	the Liberty Board’s familiarity with and review of information concerning the business, results of operations, financial condition, competitive position and future prospects of Liberty;

•
the current and prospective environment in which Liberty operates, including national, regional and local economic conditions, the competitive environment for banks, thrifts and other financial institutions generally and the increased regulatory burdens on financial institutions generally and the trend toward consolidation in the banking industry and in the financial services industry;

•
the results that Liberty could expect to obtain if it continued to operate independently, and the likely benefits to shareholders of that course of action, as compared with the value of the merger consideration offered by Veritex;

•	that shareholders of Liberty will receive the merger consideration in the form of cash and in shares of Veritex common stock, which is publicly traded on NASDAQ;

•	the results of the “reverse due diligence” regarding the business, results of operation, financial condition, competitive position and future prospects of Veritex;

•
the financial presentation of Performance Trust and the opinion of Performance Trust dated July 28, 2017, to the effect that, as of the date of such opinion, and subject to the assumptions, limitations and qualifications set forth in the opinion, the aggregate merger consideration to be received by the holders of Liberty common stock was fair to such holders, collectively as a group, from a financial point of view (see “The Merger—Opinion of Liberty’s Financial Advisor,” beginning on page 56);

•	the treatment of the integrated mergers together as a “reorganization” within the meaning of Section 368(a) of the Code;

•	that the cash portion of the merger consideration would be taxable to Liberty’s shareholders upon completion of the integrated mergers;

•	the ability of Veritex to pay the aggregate merger consideration without a financing contingency and without the need to obtain financing to close the transaction;

•	the ability of Veritex to receive the requisite regulatory approvals in a timely manner;

•
the terms and conditions of the merger agreement, including the parties’ respective representations, warranties, covenants and other agreements, the conditions to closing, including a provision that permits the Liberty Board, in the exercise of its fiduciary duties, to terminate the merger agreement to pursue a Superior Proposal (as defined in the merger agreement) with a third party upon the payment of a “break-up fee” to Veritex;

•	that under the merger agreement Liberty could not solicit competing proposals for the acquisition of Liberty;

•	the merger with a larger holding company would provide the opportunity to realize economies of scale, increase efficiencies of operations and enhance the development of new products and services;

•	the non-economic terms of the transaction, including the impact on existing customers and employees;

•	that some of Liberty’s directors and executive officers have other financial interests in the merger in addition to their interests as Liberty shareholders;

•	the Liberty Options will be cashed out pursuant to the terms of the merger agreement; and

•
the requirement that Liberty conduct its business in the ordinary course and other restrictions on the conduct of Liberty’s business before completion of the merger, which may delay or prevent Liberty from undertaking business opportunities that may arise before completion of the merger.

The reasons set out above for the merger are not intended to be exhaustive but do include all material factors considered by the Liberty Board in approving the merger. In reaching its determination, the Liberty Board did not assign any relative or specific weights to different factors, and individual directors may have given different weights to different factors. Based on the reasons stated, the Liberty Board believed that the merger was in the best interest of Liberty’s shareholders, and therefore the Liberty Board unanimously approved the merger agreement and the merger. In addition, all members of the Liberty Board have entered into a voting agreement requiring them to vote the shares of Liberty common stock over which they have voting authority in favor of the merger agreement.
THE LIBERTY BOARD UNANIMOUSLY RECOMMENDS THAT HOLDERS OF
LIBERTY COMMON STOCK VOTE FOR THE MERGER AGREEMENT AND THE MERGER.
Opinion of Liberty’s Financial Advisor
On July 28, 2017, Performance Trust rendered to the Liberty Board its written opinion with respect to the fairness, from a financial point of view, to the holders of Liberty common stock, of the merger consideration pursuant to the merger agreement.
Performance Trust’s opinion was directed to the Liberty Board and only addressed the fairness, from a financial point of view, to the holders of Liberty common stock of the merger consideration pursuant to the merger agreement and did not address any other aspect or implication of the merger. The references to Performance Trust’s opinion in this proxy statement/prospectus are qualified in their entirety by reference to the full text of Performance Trust’s written opinion, which is included as Annex D to this proxy statement/prospectus and sets forth the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Performance Trust in preparing its opinion. However, neither Performance Trust’s opinion, nor the summary of its opinion and the related analyses set forth in this proxy statement/prospectus are intended to be, and they do not constitute, advice or a recommendation to the Liberty Board or any shareholder of Liberty as to how to act or vote with respect to any matter relating to the merger agreement or otherwise. Performance Trust’s opinion was furnished for the use and benefit of the Liberty Board (in its capacity as such) in connection with its evaluation of the merger and should not be construed as creating, and Performance Trust will not be deemed to have, any fiduciary duty to the Liberty Board, Liberty, any security holder or creditor of Liberty or any other person, regardless of any prior or ongoing advice or relationships.
In issuing its opinion, among other things, Performance Trust:
(i)    reviewed a draft, dated July 26, 2017, of the merger agreement;
(ii)    reviewed certain publicly available business and financial information relating to Liberty and its subsidiary Liberty Bank and Veritex and its subsidiary Veritex Bank;
(iii)    reviewed certain other business, financial and operating information relating to Liberty and Veritex and their respective subsidiaries provided to Performance Trust by the management of Liberty and the management of Veritex, including financial forecasts for Liberty for the 2017 to 2021 fiscal years ending December 31st;
(iv)    met with, either by phone or in person, certain members of the management of Liberty and Veritex to discuss the business and prospects of Liberty and Veritex and the proposed merger;
(v)    reviewed certain financial data of Liberty and Veritex, and compared that data with similar data for companies with publicly traded equity securities that Performance Trust deemed relevant;
(vi)    reviewed certain financial terms of the proposed merger and compared certain of those terms with the publicly available financial terms of certain transactions that have recently been effected or announced; and
(vii)    considered such other information, financial studies, analyses and investigations and financial, economic and market criteria that Performance Trust deemed relevant.
In connection with its review, Performance Trust has not independently verified any of the foregoing information and Performance Trust has assumed and relied upon such information being complete and accurate in all material respects. With respect to the financial forecasts for Liberty that Performance Trust used in its analyses, the management of Liberty has advised Performance Trust, and it has assumed, that such forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of Liberty as to the future financial performance of Liberty and Performance Trust expresses no opinion with respect to such estimates or the assumptions on which they are based. Performance Trust has relied upon and assumed, without independent verification, that there has been no change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of Liberty and Veritex since the respective dates of the most recent financial statements and other information, financial or otherwise, provided to Performance Trust that would be material to its analyses or this Opinion, and that there is no information or any facts that would make any of the information reviewed by Performance Trust incomplete or misleading. Performance Trust has also assumed, with Liberty’s consent, that, in the course of obtaining any regulatory or third party consents, approvals or agreements in connection with the merger, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on Liberty, Veritex or the contemplated benefits of the merger and that the merger will be consummated in accordance with the terms of the merger agreement without waiver, modification or amendment of any term, condition or provision thereof that would be material to Performance Trust’s analyses or this Opinion. Performance Trust has assumed, with Liberty’s consent, that the merger agreement, when executed by the parties thereto, conformed to the draft reviewed by Performance Trust in all respects material to its analyses.
Performance Trust’s opinion only addresses the fairness, from a financial point of view, of the merger consideration pursuant to the merger agreement to the holders of Liberty common stock in the manner set forth in the full text of its opinion, which is included as Annex D, and the Opinion does not address any other aspect or implication of the merger or any agreement, arrangement or understanding entered into in connection with the merger or otherwise, including, without limitation, the amount or nature of, or any other aspect relating to, any compensation to any officers, trustees, directors or employees of any party to the merger, or class of such persons, relative to the merger consideration pursuant to the merger agreement or otherwise.

The issuance of Performance Trust’s opinion was approved by an authorized internal committee of Performance Trust.
Performance Trust’s opinion was necessarily based upon information made available to it as of the date the opinion was delivered of July 28, 2017, and financial, economic, market and other conditions as they existed and could be evaluated on the date the Opinion was delivered. Performance Trust has no obligation to update, revise, reaffirm or withdraw its Opinion, or otherwise comment on or consider events occurring after the date the Opinion was delivered. Performance Trust’s opinion does not address the relative merits of the merger as compared to alternative transactions or strategies that might be available to Liberty, nor does it address the underlying business decision of Liberty or the Liberty Board to approve, recommend or proceed with the merger. Furthermore, no opinion, counsel or interpretation is intended in matters that require legal, regulatory, accounting, insurance, tax or other similar professional advice. It is assumed that such opinions, counsel or interpretations have been or will be obtained from the appropriate professional sources. Furthermore, Performance Trust has relied on, with Liberty’s consent, advice of the outside counsel and the independent accountants of Liberty, and on the assumptions of the management of Liberty, as to all legal, regulatory, accounting, insurance and tax matters with respect to Liberty, Veritex, and the merger.
In preparing its opinion to Liberty Board, Performance Trust performed a variety of analyses, including those described below. The summary of Performance Trust’s analyses is not a complete description of the analyses underlying Performance Trust’s opinion. The preparation of a fairness opinion is a complex process involving various quantitative and qualitative judgments and determinations with respect to the financial, comparative and other analytic methods employed and the adaptation and application of those methods to the unique facts and circumstances presented. As a consequence, neither Performance Trust’s opinion nor the analyses underlying its opinion are readily susceptible to partial analysis or summary description. Performance Trust arrived at its opinion based on the results of all analyses undertaken by it and assessed as a whole and did not draw, in isolation, conclusions from or with regard to any individual analysis, analytic method or factor. Accordingly, Performance Trust believes that its analyses must be considered as a whole and that selecting portions of its analyses, analytic methods and factors, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying its analyses and opinion.
In performing its analyses, Performance Trust considered business, economic, industry and market conditions, financial and otherwise, and other matters as they existed on, and could be evaluated as of, the date of its opinion. While the results of each analysis were taken into account in reaching its overall conclusion with respect to fairness, Performance Trust did not make separate or quantifiable judgments regarding individual analyses. The implied value reference ranges indicated by Performance Trust’s analyses are illustrative and not necessarily indicative of actual values nor predictive of future results or values, which may be significantly more or less favorable than those suggested by the analyses. In addition, any analyses relating to the value of assets, businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold, which may depend on a variety of factors, many of which are beyond Liberty’s control, Veritex’s control, and Performance Trust’s control. Much of the information used in, and accordingly the results of, Performance Trust’s analyses are inherently subject to substantial uncertainty.
Performance Trust’s opinion and analyses were provided to the Liberty Board in connection with its consideration of the proposed merger and were among many factors considered by the Liberty Board in evaluating the proposed merger. Neither Performance Trust’s opinion nor its analyses were determinative of the merger consideration pursuant to the merger agreement or of the views of the Liberty Board with respect to the proposed merger.
The following is a summary of the material financial analyses performed in connection with Performance Trust’s opinion rendered to the Liberty Board on July 28, 2017. No company or transaction used in the analyses described below is identical or directly comparable to Liberty or the proposed transaction. The analyses summarized below include information presented in tabular format. The tables alone do not constitute a complete description of the analyses. Considering the data in the tables below without considering the full narrative description of the analyses, as well as the methodologies underlying, and the assumptions, qualifications and limitations affecting, each analysis, could create a misleading or incomplete view of Performance Trust’s analyses.

Selected Precedent Transactions Analysis
Performance Trust analyzed publicly available financial information relating to selected business combinations and other transactions Performance Trust deemed relevant. Performance Trust considered transactions with publicly disclosed deal values announced between January 1, 2014 and July 26, 2017 involving targets with total assets between $250 million and $750 million, last twelve months’ (LTM) return on average assets between 0.60% and 1.00%, tangible equity to tangible assets between 7.5% and 10.0%, and NPAs / Assets less than 2.00%. The selected transactions were selected because the target companies were deemed to be similar to Liberty in one or more respects. Except as described above, no specific numeric or other similar criteria were used to select the selected transactions. Performance Trust identified a sufficient number of transactions for purposes of its analysis but may not have included all transactions that might be deemed comparable to the proposed merger. The 14 selected transactions used in this analysis included (buyer / seller – announce date):

•	Heritage Financial Corporation / Puget Sound Bancorp, Inc. – July 26, 2017

•	HCBF Holding Company, Inc. / Jefferson Bankshares, Inc. – January 20, 2017

•	RCB Holding Company, Inc. / Cornerstone Alliance, Ltd. – May 24, 2016

•	Sunshine Bancorp, Inc. / FBC Bancorp, Inc. – May 10, 2016

•	Revere Bank / Monument Bank – May 03, 2016

•	DNB Financial Corporation / East River Bank – April 04, 2016

•	CVB Financial Corp. / County Commerce Bank – October 14, 2015

•	Park Sterling Corporation / First Capital Bancorp, Inc. – October 01, 2015

•	Prosperity Bancshares, Inc. / Tradition Bancshares, Inc. – August 06, 2015

•	National Commerce Corporation / Reunion Bank of Florida – July 07, 2015

•	Stupp Bros., Inc. / Southern Bancshares Corp. – December 22, 2014

•	Pacific Continental Corporation / Capital Pacific Bancorp – November 19, 2014

•	SKBHC Holdings LLC / Greater Sacramento Bancorp – October 15, 2014

•	CBFH, Inc. / MC Bancshares, Inc. – March 17, 2014
Performance Trust reviewed financial data for the selected transactions, including transaction value to tangible book value, transaction value to last twelve month’s (LTM) earnings, transaction value to total assets, and premium to core deposits, which were defined as total deposits excluding CDs greater than $100,000. Furthermore, Performance Trust applied the median, 25th percentile, and 75th percentile multiples of the selected transactions to Liberty’s corresponding financial metrics as of June 30, 2017 to determine the implied equity value per share and then compared those implied equity values per share to the merger consideration pursuant to the merger agreement of $31.56 per share in the proposed transaction, which was based on a VBTX stock price of $26.91 (reflecting the volume-weighted average price for VBTX for the 20 trading days ended July 27, 2017) and 2,028,378 common shares outstanding for Liberty. The results of the selected transactions analysis are summarized below.

	Proposed	Selected	Selected	Selected
	Transaction	Transactions	Transactions	Transactions
	Multiples	Median	25th Percentile	75th Percentile
Transaction Value / Tangible Book Value	182%	161%	146%	174%
Transaction Value / LTM Earnings	17.7x	20.9x	18.3x	24.0x
Transaction Value / Assets	13.9%	14.7%	13.2%	16.2%
Core Deposit Premium	10.7%	8.4%	6.5%	10.5%

	Proposed	Implied Price	Implied Price	Implied Price
	Merger	Per Share	Per Share	Per Share
	Consideration	Median	25th Percentile	75th Percentile
Transaction Value / Tangible Book Value	$31.56	$27.90	$25.30	$30.21
Transaction Value / LTM Earnings	$31.56	$37.21	$32.57	$42.78
Transaction Value / Assets	$31.56	$33.18	$29.86	$36.72
Core Deposit Premium	$31.56	$28.44	$25.92	$31.32
Selected Public Companies Analysis
Performance Trust considered certain financial information for Liberty and compared it with selected companies whose equity is publicly traded that Performance Trust deemed relevant. The selected public companies listed below include banks with total assets between $250 million and $750 million, LTM ROAA between 0.60% and 1.00%, tangible equity to tangible assets between 7.5% and 10.0%, NPAs / Assets less than 2.00%, and minimum average daily trading volume of at least 500 shares per day over the last 90 days. The selected companies were selected because they were deemed similar to Liberty in one or more respects. Except as described above, no specific numeric or other similar criteria were used to select the selected companies, and all criteria were evaluated in their entirety without application of definitive qualifications or limitations to individual criteria. Performance Trust identified a sufficient number of companies for purposes of its analysis but may not have included all publicly traded companies that might be deemed comparable to Liberty. The 14 selected companies used in this analysis included:

•	Citizens Bancorp – Corvallis, OR

•	Citizens First Corporation – Bowling Green, KY

•	Community West Bancshares – Goleta, CA

•	Cortland Bancorp – Cortland, OH

•	County Bank Corp – Lapeer, MI

•	Elmira Savings Bank – Elmira, NY

•	Fauquier Bankshares, Inc. – Warrenton, VA

•	Juniata Valley Financial Corp. – Mifflintown, PA

•	PBB Bancorp – Los Angeles, CA

•	People’s Bank of Commerce – Medford, OR

•	Premier Commercial Bancorp – Hillsboro, OR

•	Prime Meridian Holding Company – Tallahassee, FL

•	Southern Michigan Bancorp, Inc. – Coldwater, MI

•	Southwest Georgia Financial Corporation – Moultrie, GA
Performance Trust reviewed financial data for the selected companies, including trading value to tangible book value and trading value to last LTM earnings. Furthermore, Performance Trust applied the median, 25th percentile, and 75th percentile multiples of the selected companies to Liberty’s corresponding financial metrics as of June 30, 2017 to determine the implied equity value per share and then compared those implied equity values per share to the merger consideration pursuant to the merger agreement of $31.56 per share in the proposed transaction. The results of the selected companies analysis are summarized below.

	Proposed	Selected	Selected	Selected
	Transaction	Companies	Companies	Companies
	Multiples	Median	25th Percentile	75th Percentile
Transaction Value / Tangible Book Value	182%	128%	120%	143%
Transaction Value / LTM Earnings	17.7x	14.1x	12.7x	16.6x

	Proposed	Implied Price	Implied Price	Implied Price
	Merger	Per Share	Per Share	Per Share
	Consideration	Median	25th Percentile	75th Percentile
Transaction Value / Tangible Book Value	$31.56	$22.28	$20.81	$24.90
Transaction Value / LTM Earnings	$31.56	$25.17	$22.62	$29.57
Dividend Discount Analysis
Performance Trust analyzed the discounted present value of Liberty’s projected free cash flows to equity for the years ending December 31, 2017 through December 31, 2021 on a standalone basis. Performance Trust calculated cash flows based on dividendable tangible common equity, which is defined as the tangible common equity in excess of a minimum 8.0% tangible common equity to tangible assets ratio. This analysis was based on the financial forecasts for Liberty prepared by Liberty management and approved for use in this analysis by Liberty management.
Performance Trust applied price to tangible book value multiples, ranging from 130% to 170%, to Liberty’s projected December 31, 2021 tangible book value and price to earnings multiples, ranging from 14.0x to 18.0x, to Liberty’s projected calendar year 2021 net income in order to derive a range of projected terminal values for Liberty at December 31, 2021. The projected cash flows and terminal values were discounted using rates ranging from 13.0% to 15.0%, which reflected the cost of equity capital for Liberty using a discount rate build-up method based on the sum of the risk-free free rate, industry equity risk premium, size premium, and specific company risk factor. The resulting range of present values was divided by the number of common shares outstanding in order to arrive at a range of present values per share of common stock. Performance Trust reviewed the range of per share prices derived in the dividend discount analysis and compared them to the merger consideration pursuant to the merger agreement of $31.56 per share in the proposed transaction. The results of the dividend discount analysis are summarized below.

	Proposed	Implied Value	Implied Value	Implied Value
	Merger	Per Share	Per Share	Per Share
	Consideration	Midpoint	Minimum	Maximum
Terminal Value Based on TBV Multiple	$31.56	$23.19	$19.90	$26.72
Terminal Value Based on P/E Multiple	$31.56	$29.95	$25.74	$34.46

Other Matters
Liberty engaged Performance Trust as financial advisor in connection with the potential merger based on Performance Trust’s experience, reputation, and familiarity with Liberty’s business. Performance Trust has an investment banking division and is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions. Performance Trust will receive a fairness opinion fee of $90,000 for its services, no portion of which is contingent upon the consummation of the merger. In addition, Liberty has agreed to indemnify Performance Trust and certain related parties for certain liabilities arising out of or related to the engagement and to reimburse Performance Trust for certain expenses incurred in connection with its engagement.
Performance Trust is a broker-dealer engaged in securities trading and brokerage activities as well as providing investment banking and other financial services. In the ordinary course of business, Performance Trust and its affiliates may acquire, hold or sell, for its and its affiliates own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of Liberty, Veritex and certain of their affiliates as well as provide investment banking and other financial services to such companies and entities.
Certain Liberty Unaudited Prospective Financial Information
Veritex and Liberty do not as a matter of course publicly disclose forecasts or internal projections as to future performance, revenues, earnings, financial condition or other results due to, among other reasons, the uncertainty of the underlying assumptions and estimates and the inherent difficulty of accurately predicting financial performance for future periods. In connection with the proposed merger, however, Liberty provided to Veritex, the Liberty Board and Liberty’s financial advisor, for purposes of performing the financial analyses described above under “The Merger—Opinion of Liberty’s Financial Advisor,” certain unaudited prospective financial information with respect to Liberty on a stand-alone, pre-merger basis (which we refer to as the “projections”). Veritex and Liberty have included in this proxy statement/prospectus certain limited unaudited financial information for Liberty to give Liberty shareholders access to certain nonpublic information provided to Veritex and the Liberty Board, respectively, and their respective financial advisors, for purposes of considering and evaluating the merger.
The projections were not prepared with a view toward public disclosure, and the inclusion of the projections in this proxy statement/prospectus should not be regarded as an indication that Veritex, Liberty or any other recipient of the projections considered, or now considers, them to be necessarily predictive of actual future results, or that it should be construed as financial guidance, and it should not be relied on as such. This information was prepared solely for internal use and is subjective in many respects. While presented with numeric specificity, the unaudited prospective financial information reflects numerous estimates and assumptions made with respect to business, economic, market, competition, regulatory and financial conditions and matters specific to Liberty’s business, all of which are difficult to predict and many of which are beyond Veritex and Liberty’s control.
The projections also reflect assumptions as to certain business decisions that are subject to change. The projections reflect subjective judgment in many respects and thus are susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. As such, the projections constitute forward-looking information and are subject to risks and uncertainties that could cause actual results to differ materially from the results forecasted in such prospective information, including, but not limited to, Liberty’s performance, industry performance, general business and economic conditions, customer requirements, competition, adverse changes in applicable laws, and regulations or rules. For other factors that could cause the actual results to differ, please see the “Risk Factors” section and “Special Cautionary Note Regarding Forward-Looking Statements” in this proxy statement/prospectus.
None of Veritex, Liberty or their respective affiliates assumes any responsibility for the accuracy, completeness or validity of the projections. The projections were not prepared with a view toward complying with the guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation or presentation of financial information. None of Veritex’s current independent registered public accounting firm, Grant Thornton LLP, Liberty’s current independent public accounting firm, or any other independent accountants, have compiled, examined or performed any procedures with respect to the projections included below, or expressed any opinion or any other form of assurance on such information or its achievability.
Furthermore, the projections do not take into account any circumstances or events occurring after the date they were prepared, including the transactions contemplated by the merger agreement. Further, the projections do not take into account the effect of any possible failure of the merger to occur. None of Veritex, Liberty nor any of their financial advisors nor any of their affiliates intends to, and each of them disclaims any obligation to, update, revise or correct the projections if they are or become inaccurate (even in the short term). The inclusion of the projections herein should not be deemed an admission or representation by Veritex or Liberty that they are viewed by Veritex or Liberty as material information of Veritex or Liberty, respectively, particularly in light of the inherent risks and uncertainties associated with such forecasts. The projections included below are not being included to influence your decision whether to vote in favor of the Liberty Merger Proposal or any other proposal to be considered at the Liberty special meeting, but is being provided solely because it was made available to and considered by Veritex’s and Liberty’s respective financial advisors and boards of directors in connection with the merger.
For purposes of performing a valuation analysis of Liberty, on a stand-alone basis, Performance Trust used projections of Liberty net income available to common shareholders as prepared by Liberty management of $3.8 million for the year ended December 31, 2017, $4.8 million for the year ended December 31, 2018, and $5.2 million for the year ended December 31, 2019. In addition, based on the guidance of Liberty’s management, Performance Trust assumed an annual growth rate of 5% with respect to Liberty’s total assets and a return on average assets of 1.02% for the year ended December 31, 2020 and 1.04% for the year ended December 31, 2021, which resulted in net income available to common shareholders of $5.6 million for the year ended December 31, 2020, and $6.0 million for the year ended December 31, 2021.
Veritex’s Reasons for the Merger
After careful consideration, the Veritex Board, at a meeting held on July 28, 2017, determined that the merger agreement and the transactions contemplated thereby is in the best interests of Veritex and its shareholders. Accordingly, the Veritex Board approved the merger agreement.
In evaluating the merger agreement, the merger and the other transactions contemplated by the merger agreement, the Veritex Board consulted with Veritex’s management and legal and financial advisors and, in reaching its decision to approve the merger agreement, the merger and the other transactions contemplated by the merger agreement, the Veritex Board considered a number of factors, including the following material factors:

•	each of Veritex’s, Liberty’s, and the combined company’s business, operations, financial condition, asset quality, earnings, and prospects;

•	Liberty’s strong presence and knowledge of the Tarrant County, Texas market;

•
the potential to broaden the scale of Veritex’s organization and the expanded possibilities, including organic growth and future acquisitions, that would be available to the combined company, given its larger size, asset base, capital, and footprint;

•	the anticipated pro forma impact of the merger on the combined company, including the expected positive impact on financial metrics including earnings, funding sources, and capital;

•	the complementary nature of the cultures of the two companies, which management believes should facilitate integration and implementation of the merger;

•	its review and discussions with Veritex’s management concerning the due diligence examination of Liberty’s business;

•	the expectation of annual cost savings resulting from the transaction, enhancing efficiencies; and

•	the terms of the merger agreement, including the expected tax treatment and deal protection and termination fee provisions, which it reviewed with Veritex’s management and legal advisor.
The Veritex Board also considered the potential risks related to the merger but concluded that the anticipated benefits of the merger were likely to outweigh these risks. These potential risks include:

•	the possibility of encountering difficulties in achieving anticipated cost synergies and savings in the amounts estimated or in the time frame contemplated;

•	the possibility of encountering difficulties in completing the Offering;

•	the possibility of encountering difficulties in successfully integrating Liberty’s business, operations, and workforce with those of Veritex;

•	certain anticipated merger related costs;

•	the diversion of management attention and resources from the operation of Veritex’s business towards the completion of the merger;

•
the regulatory and other approvals required in connection with the merger and the bank merger and the risk that such regulatory approvals will not be received in a timely manner or may impose unacceptable conditions; and

•	the merger’s effect on Veritex’s regulatory capital levels.
The foregoing discussion of the factors considered by the Veritex Board is not intended to be exhaustive, but, rather, includes the material factors considered by the Veritex Board. In reaching its decision to approve the merger agreement, the merger and the other transactions contemplated by the merger agreement, the Veritex Board did not quantify or assign any relative weights to the factors considered, and individual directors may have given different weights to different factors. The Veritex Board considered all of these factors as a whole and overall considered the factors to be favorable to, and to support, its determination. It should be noted that this explanation of the Veritex Board’s reasoning and all other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under the heading “Special Cautionary Note Regarding Forward-Looking Statements” beginning on page 39.
Interests of Liberty’s Directors and Executive Officers in the Merger
In considering the recommendation of the Liberty Board that Liberty shareholders vote in favor of the Liberty Merger Proposal, Liberty shareholders should be aware that Liberty directors and executive officers may have interests in the merger that differ from, or are in addition to, their interests as shareholders of Liberty. The Liberty Board was aware of these interests and took them into account in its decision to approve the merger agreement and the merger. Such interests include the following items.
Support Agreements. Veritex has entered into separate support agreements with each of the directors of Liberty and Liberty Bank, specifically, Martin C. Bowen, Elliott S. Garsek, Ronald J. Goldman, Richard A. Griffin, Larry Hilcher, Jay Lesok, Brian L. Randolph, Bob G. Scott, Matthew L. Speight, and Don R. Waters, to be effective, if at all, upon completion of the merger. Each of those agreements provides, among other things, that such director agrees to use reasonable efforts to refrain from harming the goodwill and customer and client relationships of Liberty Bank, as well as limited confidentiality, noncompetition and nonsolicitation obligations following the closing date.
Stock Options. Directors Garsek, Goldman, Lesok, Scott and Waters collectively hold an aggregate of 50,500 Liberty Options. To the extent one or more of those persons do not exercise those Liberty Options prior to the effective time, then pursuant to the terms of the merger agreement, and like all of the holders of outstanding options to purchase shares of Liberty common stock, they will receive cash in connection with the cashout of those Liberty Options that are outstanding and unexercised at the effective time. Payments made to the holders of outstanding Liberty Options, including these directors, to cash out their Liberty Options pursuant to the terms of the merger agreement, will reduce the amount of cash to be issued in exchange for each share of Liberty common stock in the merger and, thus, reduce the aggregate merger consideration received by the Liberty shareholders in the merger.
Indemnification and Insurance. The directors and officers of Liberty and Liberty Bank will receive indemnification from Veritex for a period of three years after completion of the merger to the same extent and subject to the conditions set forth in the certificate of formation and bylaws of Liberty and Liberty Bank and continued director and officer liability coverage for a period of three years after completion of the merger. Payment of the premium for the continued director and officer liability coverage will be considered a Transaction Expense under the merger agreement and accounted for in determining Liberty’s tangible common equity, as more specifically described in the merger agreement, for purposes of determining whether there will be a downward adjustment to the aggregate cash consideration. For additional information on the potential adjustments to the aggregate cash consideration, please see “The Merger Agreement—Structure of the Merger—Adjustments to Merger Consideration” beginning on page 71.
Employee Benefit Plans. Employees of Liberty and Liberty Bank who continue on as employees of Veritex will be entitled to participate as newly hired employees in the employee benefit plans and programs maintained for employees of Veritex and Veritex Bank. These employees will receive credit for their years of service with Liberty for all purposes under the employee welfare benefit plans and other employee benefit plans and programs (other than for purposes of vesting under stock incentive plans and for any purpose under Veritex’s employee stock ownership plan), sponsored by Veritex or Veritex Bank to the extent permitted by applicable law.
Public Trading Markets
Veritex common stock is listed for trading on NASDAQ under the symbol “VBTX”. Following the merger, shares of Veritex common stock will continue to be traded on NASDAQ under the symbol “VBTX”. Under the merger agreement, Veritex will cause the shares of Veritex common stock to be issued in the merger to be approved for listing on NASDAQ, subject to notice of issuance, and the merger agreement provides that neither Veritex nor Liberty will be required to complete the merger if such shares are not authorized for listing on NASDAQ, subject to notice of issuance.
Veritex’s Dividend Policy
Veritex has not historically declared or paid cash dividends on its common stock and it does not expect to pay dividends on Veritex common stock for the foreseeable future. Instead, Veritex anticipates that all of its future earnings will be retained to support its operations and to finance the growth and development of Veritex’s business. In addition, the payment of dividends by bank holding companies is generally subject to legal and regulatory limitations. For further information, see “Comparative Market Prices and Dividends” beginning on page 111.
Restrictions on Resale of Veritex Common Stock
The shares of Veritex common stock to be issued in connection with the merger will be registered under the Securities Act, and will be freely transferable, except for shares issued to any shareholder who may be deemed to be an “affiliate” of Veritex for purposes of Rule 144 under the Securities Act. Persons who may be deemed to be affiliates of Veritex include individuals or entities that control, are controlled by, or are under common control with Veritex and may include the executive officers, directors and significant shareholders of Veritex.
Dissenters’ Rights in the Merger
General. If you hold one or more shares of Liberty common stock, you have the right to dissent from the merger and have the appraised fair value of your shares of Liberty common stock as of the date immediately prior to the effective date of the merger paid to you in cash under Chapter 10, Subchapter H of the TBOC. The appraised fair value may be more or less than the value of the shares of Veritex common stock and cash being paid in the merger in exchange for shares of Liberty common stock. If you are contemplating exercising your right to dissent, Veritex and Liberty urge you to read carefully the provisions of Chapter 10, Subchapter H of the TBOC, a copy of which is attached to this proxy statement/prospectus as Annex E and which qualify in all respects the following discussion of those provisions, and consult with your legal counsel before electing or attempting to exercise these rights. The following discussion describes the steps you must take if you want to exercise your right to dissent. You should read this summary and the full text of the law carefully. In this description of the dissenters’ rights of the Liberty shareholders, references to the merger are to the merger of Liberty and Merger Sub.
How to Exercise and Perfect Your Right to Dissent. To be eligible to exercise your right to dissent to the merger:

•
you must, prior to the Liberty special meeting, provide Liberty with a written objection to the merger that states that you intend to exercise your right to dissent if the merger agreement is approved and the merger is completed and that provides an address to which a notice of effectiveness of the merger should be delivered or mailed to you if the merger is completed;

•	you must vote your shares of Liberty common stock against approval of the merger agreement at the Liberty special meeting in person or by proxy;

•
you must, not later than the 20th day after Veritex (which will be the ultimate successor to Liberty) sends you notice that the merger was completed, deliver to Veritex a written demand for payment of the fair value of the shares of Liberty common stock you own that states the number and class of shares of Liberty common stock you own, your estimate of the fair value of such stock and an address to which a notice relating to the dissent and appraisal procedures may be sent; and

•	you must, not later than the 20th day after you make your demand for payment to Veritex as described above, submit your certificates representing Liberty common stock to Veritex.
If you intend to exercise your right to dissent from the merger, prior to the special meeting you must send the notice of objection to Liberty, addressed to:
Liberty Bancshares, Inc.
3880 Hulen St., Suite 100
Fort Worth, TX 76107
Attention: Elliott S. Garsek
If you fail to send the written objection to the merger in the proper form and prior to the special meeting, to vote your shares of Liberty common stock at the Liberty special meeting against the approval of the merger agreement or to submit your demand for payment in the proper form and on a timely basis, you will lose your right to dissent from the merger. If you fail to submit to Veritex on a timely basis the certificates representing the shares of Liberty common stock after you have submitted the demand for payment as described above, Veritex will have the option to terminate your right of dissent as to your shares of Liberty common stock. In any instance of a termination or loss of a your right of dissent, you will instead receive the merger consideration as set forth in the merger agreement. If you comply with the first two items above and the merger is completed, Veritex will send you a written notice advising you that the merger has been completed. Veritex must deliver this notice to you within ten days after the merger is completed.

Your Demand for Payment. If the merger is completed, you have provided your written objection to the merger to Liberty in a timely manner and in proper form and you have voted against the merger agreement at the Liberty special meeting as described above and you desire to receive the fair value of your shares of Liberty common stock in cash, you must, within 20 days of the date on which Veritex sends to you the notice of the effectiveness of the merger, give Veritex a written demand for payment of the fair value of your shares of Liberty common stock. The fair value of your shares of Liberty common stock will be the value of the shares on the day immediately preceding the merger, excluding any appreciation or depreciation in anticipation of the merger. After the merger is completed, your written demand and any notice sent to Veritex must be addressed to:
Veritex Holdings, Inc.
8214 Westchester Drive, Suite 400
Dallas, TX 75225
Attention: President and Secretary
Your written demand must include a demand for payment for your shares for which rights of dissent and appraisal are sought and must state the number of shares and class of Liberty common stock you own and your estimate of the fair value of your shares of Liberty common stock and an address to which a notice relating to the dissent and appraisal procedures may be sent. This written demand must be delivered to Veritex within 20 days of the date on which Veritex sends to you the notice of the effectiveness of the merger. If your written demand for payment in proper form is not received by Veritex within that 20 day period, you will be bound by the merger and you will not be entitled to receive a cash payment representing the fair value of your shares of Liberty common stock. Instead, you will receive shares of Veritex common stock and cash as the merger consideration set forth in the merger agreement.
Delivery of Stock Certificates. If you have satisfied the requirements for the exercise of your right to dissent described above, including the delivery of the written demand for payment to Veritex as described above, you must, not later than the 20th day after you make your written demand for payment to Veritex, submit to Veritex your certificate or certificates representing the shares of Liberty common stock you own. You may submit those certificates with your demand for payment if you prefer. In accordance with the provisions of the TBOC, Veritex will note on each such certificate that you have demanded payment of the fair value of the shares of Liberty common stock that were represented by such certificate under the provisions of the TBOC relating to the rights of dissenting owners. After making those notations on those certificates, Veritex will return each such certificate to you at your request. If you fail to submit all of the certificates representing the shares of Liberty common stock for which you have exercised the right of dissent in a timely fashion, Veritex will have the right to terminate your rights of dissent and appraisal with respect to all of your shares of Liberty common stock unless a court, for good cause shown, directs Veritex not to terminate those rights.
Veritex’s Actions Upon Receipt of Your Demand for Payment. Within 20 days after Veritex receives your written demand for payment and your estimate of the fair value of your shares of Liberty common stock submitted as described above, Veritex must send you written notice stating whether or not it accepts your estimate of the fair value of your shares.
If Veritex accepts your estimate, Veritex will notify you that it will pay the amount of your estimated fair value within 90 days after the effective date of the merger. Veritex will make this payment to you only if you have surrendered the share certificates representing your shares of Liberty common stock, duly endorsed for transfer, to Veritex.
If Veritex does not accept your estimate, Veritex will notify you of this fact and will make an offer of an alternative estimate of the fair value of your shares that it is willing to pay you within 120 days after the effective date of the merger, which you may accept within 90 days after the effective date of the merger or decline.
Payment of the Fair Value of Your Shares of Liberty Common Stock Upon Agreement of an Estimate. If you and Veritex have reached an agreement on the fair value of your shares of Liberty common stock within 90 days after the effective date of the merger, Veritex must pay you the agreed amount within 120 days after the effective date of the merger, provided that you have surrendered the share certificates representing your shares of Liberty common stock, duly endorsed for transfer, to Veritex.

Commencement of Legal Proceedings if a Demand for Payment Remains Unsettled. If you and Veritex have not reached an agreement as to the fair market value of your shares of Liberty common stock within 90 days after the effective date of the merger, you or Veritex may, within 60 days after the expiration of the 90 day period, commence proceedings in Dallas County, Texas asking the court to determine the fair value of your shares of Liberty common stock. The court will determine if you have complied with the provisions of the TBOC regarding your right of dissent and if you have become entitled to receive payment for your shares of Liberty common stock. The court will appoint one or more qualified persons to act as appraisers to determine the fair value of your shares in the manner prescribed by the TBOC. The appraisers will determine the fair value of your shares and will report this value to the court. Once the appraisers’ report is filed with the court, you will receive a notice from the court indicating that the report has been filed. You will be responsible for obtaining a copy of the report from the court. If you or Veritex objects to the report or any part of it, the court will hold a hearing to determine the fair value of your shares of Liberty common stock. Both you and Veritex may address the court about the report. The court will determine the fair value of your shares and direct Veritex to pay that amount, plus interest, which will begin to accrue 91 days after the merger is completed. The court may require you to share in the court costs relating to the matter to the extent the court deems it fair and equitable that you do so.
Rights as a Shareholder. If you have made a written demand on Veritex for payment of the fair value of your shares of Liberty common stock, you will not thereafter be entitled to vote or exercise any other rights as a shareholder of Veritex, but will only have the right to receive payment for your shares as described herein and the right to maintain an appropriate action to obtain relief on the ground that the merger would be or was fraudulent. In the absence of fraud in the transaction, your right under the dissent provisions described herein is the exclusive remedy for the recovery of the value of your shares of Liberty common stock or money damages with respect to the merger.
Withdrawal of Demand. If you have made a written demand on Veritex for payment of the fair value of your Liberty common stock, you may withdraw such demand at any time before payment for your shares has been made or before a petition has been filed with a court for determination of the fair value of your shares. If you withdraw your demand or are otherwise unsuccessful in asserting your dissenters’ rights, you will be bound by the merger and you will have the same rights to receive of the merger consideration with respect to your shares of Liberty common stock as you would have had if you had not made a demand for payment as to those shares, as well as to participate to the appropriate extent in any dividends or distributions on the shares of Veritex common stock that may have been paid to Veritex shareholders after the effective date of the merger. Such rights will, however, be subject to any change in or adjustment to those shares made because of an action taken after the date your demand for payment.
Beneficial Owners. Persons who beneficially own shares of Liberty common stock that are held of record in the name of another person, such as a broker, bank, trustee or other nominee, and who desire to have the right of dissent exercised as to those shares must act promptly to cause the record holder of those shares to take the actions required under Texas law to exercise the dissenter’s rights with respect to those shares. Only the persons in whose names shares of Liberty common stock are registered on the share transfer records of Liberty may exercise the right of dissent and appraisal discussed above.
U.S. Federal Income Tax Consequences. See “Material U.S. Federal Income Tax Consequences of the Integrated Mergers” beginning on page 95 for a discussion on how the federal income tax consequences of your action will change if you elect to dissent from the merger.
You should remember that if you return a signed proxy card, but fail to provide instructions as to how your shares of Liberty common stock are to be voted, you will be considered to have voted in favor of the merger agreement and you will not be able to assert dissenters’ rights. You should also remember that if you otherwise vote at the Liberty special meeting in favor of the merger agreement, you will not be able to assert dissenters’ rights.
The foregoing summary is not intended to be a complete statement of the procedures for exercising dissenter’s rights under the TBOC and is qualified in its entirety by reference to the full text of Chapter 10, Subchapter H of the TBOC, a copy of which is attached as Annex E to this proxy statement/prospectus. Liberty urges any shareholder wishing to exercise dissenters’ rights, if any, to read this summary and the TBOC provisions carefully, and to consult legal counsel before attempting to exercise dissenters’ rights. Failure to comply strictly with all of the procedures set forth in of Chapter 10, Subchapter H of the TBOC may result in the loss of your statutory dissenters’ rights.
Regulatory Approvals Required for the Merger
The completion of the merger and the bank merger are subject to prior receipt of certain approvals and consents required to be obtained from applicable governmental and regulatory authorities. These approvals include approvals from, among others, the Federal Reserve and the TDB. Subject to the terms of the merger agreement, Veritex has agreed, with the cooperation of Liberty, to use its commercially reasonably best efforts to obtain all regulatory approvals necessary to complete the transactions contemplated by the merger agreement, including the merger and the bank merger.
On September 5, 2017, Veritex filed an application with the Federal Reserve Bank of Dallas to request the Federal Reserve’s approval under the BHC Act of the acquisition of control of Liberty as a result of the merger.
In addition, the merger of Liberty Bank with and into Veritex Bank requires the approval of the Federal Reserve and the TDB. Veritex Bank and Liberty Bank filed the required application with the Federal Reserve Bank of Dallas on September 5, 2017 and the TDB on September 6, 2017. Although neither Liberty nor Veritex knows of any reason why it cannot obtain these regulatory approvals in a timely manner, Liberty and Veritex cannot be certain when or if they will be obtained.
The U.S. Department of Justice has between 15 and 30 days following approval by the Federal Reserve to challenge the approval on antitrust grounds. While Veritex and Liberty do not know of any reason that the Department of Justice would challenge regulatory approval by the Federal Reserve and believe that the likelihood of such action is remote, there can be no assurance that the Department of Justice will not initiate such a proceeding, or if such a proceeding is initiated, as to the result of any such challenge.
Notifications and/or applications requesting approval may be submitted to various other federal and state regulatory authorities and self-regulatory organizations.
The approval of any notice or application merely implies satisfaction of regulatory criteria for approval, and does not include review of the merger from the standpoint of the adequacy of the consideration to be received by, or fairness to, shareholders. Regulatory approval does not constitute an endorsement or recommendation of the proposed transaction.
Veritex and Liberty are not aware of any material governmental approvals or actions that are required prior to the parties’ completion of the merger other than those described in this proxy statement/prospectus. If any additional governmental approvals or actions are required, the parties presently intend to seek those approvals or actions. However, the parties cannot assure you that any of these additional approvals or actions will be obtained.

THE MERGER AGREEMENT
The following describes certain aspects of the merger, including certain material provisions of the merger agreement. The following description of the merger agreement is subject to, and qualified in its entirety by reference to, the merger agreement, which is attached to this proxy statement/prospectus as Annex A and is incorporated by reference into this proxy statement/prospectus. We urge you to read the merger agreement carefully and in its entirety, as it is the legal document governing the merger.
Structure of the Merger
Each of the Veritex Board and the Liberty Board has approved the merger agreement. Under the merger agreement, (i) Merger Sub will merge with and into Liberty, with Liberty continuing as the surviving corporation in the merger and as a wholly-owned subsidiary of Veritex and (ii) immediately thereafter, Liberty will merge with and into Veritex, with Veritex being the surviving corporation. Immediately following the integrated mergers, Veritex will cause Liberty Bank to merge with and into Veritex Bank, with Veritex Bank surviving the bank merger.
Prior to the effective time, Veritex and Liberty may, by mutual agreement, change the method or structure of effecting the combination of Liberty and Veritex, except that no such change may (i) alter or change the per share merger consideration to be paid to each holder of Liberty common stock, (ii) adversely affect the tax treatment of Liberty’s shareholders or Veritex’s shareholders, (iii) adversely affect the tax treatment of Liberty or Veritex, or (iv) materially impede or delay the consummation of the transactions contemplated by the merger agreement in a timely manner.
Merger Consideration
If the merger is completed, all outstanding shares of Liberty common stock (other than shares of Liberty common stock held in the treasury of Liberty, by Liberty Bank, or by any dissenting shareholder) will be converted into the right to receive the aggregate merger consideration which consists of 1,450,000 shares of Veritex common stock, subject to a possible adjustment of the aggregate stock consideration, and in limited circumstances at the election of Veritex, the aggregate cash consideration, based on the average of the daily volume-weighted average sales price per share of Veritex common stock on NASDAQ for the 20 consecutive trading days ending on and including the Determination Date (which we refer to in this proxy statement/prospectus as the “Determine Date VWAP”) as described below, and $25,000,000 in cash, net of the aggregate options consideration, subject to a possible adjustment of the aggregate cash consideration under certain circumstances as described below.
Each share of Liberty common stock (other than shares of Liberty common stock held in the treasury of Liberty, by Liberty Bank, or by any dissenting shareholder) will be entitled to receive a portion of the aggregate merger consideration equal to (i) the per share stock consideration and (ii) the per share cash consideration. There are anticipated to be 2,028,738 issued and outstanding shares of Liberty common stock immediately prior to the effective time. Veritex will not issue any fractional shares of Veritex common stock in the merger, as described below. Based upon the closing price of Veritex common stock of $[•] on [•], 2017, the latest practicable trading day before the printing of this proxy statement/prospectus, and the assumptions described below, the implied value of the aggregate merger consideration would be $[•] and the implied value of the per share merger consideration would be $[•].
Each Liberty Option that is unexpired, outstanding and unexercised immediately prior to the effective time shall be cancelled and converted automatically into the right to receive an amount in cash per option, without interest, determined by multiplying (i) the number of shares of Liberty common stock available for purchase pursuant to such option by (ii) the excess, if any, of the Per Option Amount (as defined in the merger agreement) over the exercise price per share under such option. Pursuant to the merger agreement, the Per Option Amount is calculated by dividing (i) the sum of the aggregate merger consideration (valuing the aggregate stock consideration based on the Determination Date VWAP) plus the aggregate exercise price of the Liberty Options outstanding immediately prior to the effective time of the merger; by (ii) the sum of the number of shares of Liberty common stock outstanding immediately prior to the effective time of the merger, plus the number of Liberty Options outstanding immediately prior to the effective time of the merger. The aggregate option consideration constitutes a portion of the aggregate cash consideration and will reduce the portion of the aggregate cash consideration payable to Liberty shareholders. There are anticipated to be 130,500 Liberty Options unexpired, outstanding and unexercised, each with an exercise price of $20.00 per share, resulting in an aggregate exercise price of $2,610,000, immediately prior to the effective time. See “—Treatment of Liberty Stock Options” below.
As a result of the foregoing, assuming no adjustment to the aggregate stock consideration and based on the number of shares of Veritex common stock and Liberty common stock outstanding as of September 20, 2017, the last date before the date of this proxy statement/prospectus for which it was practicable to obtain this information, approximately 93.98% of outstanding Veritex common stock following the merger will be held by shareholders who were holders of Veritex common stock immediately prior to the effectiveness of the merger and approximately 6.02% of outstanding Veritex common stock will be held by shareholders who were holders of Liberty common stock immediately prior to the effectiveness of the merger.
Adjustments to Merger Consideration
The aggregate stock consideration, and in limited circumstances at the election of Veritex, the aggregate cash consideration, is subject to adjustment to the extent that the daily volume-weighted average sales price per share of Veritex common stock on NASDAQ for the 20 consecutive trading days ending on and including the Determination Date (which we refer to in this proxy statement/prospectus as the “Determination Date VWAP”) is less than $24.83 or equal to or greater than $30.35. If the Determination Date VWAP is equal to or greater than $30.35 but less than $33.11, then the aggregate stock consideration will decrease and be a number of shares of Veritex common stock equal to $44,006,050 divided by the Determination Date VWAP. If the Determination Date VWAP is equal to or greater than $33.11, then the aggregate stock consideration will be 1,329,167 shares of Veritex common stock. If the Determination Date VWAP is equal to or greater than $22.07 but less than $24.83, then Veritex, at its election, may either increase the aggregate stock consideration and/or increase the aggregate cash consideration such that, when valuing the aggregate stock consideration based on the Determination Date VWAP, the aggregate merger consideration is valued at an amount equal to $61,004,950. If the Determination Date VWAP is less than $22.07, Veritex and Liberty will each have the right to terminate the merger agreement. See “—Termination of the Merger Agreement” beginning on page 91.
The aggregate cash consideration is subject to a downward adjustment on a dollar-for-dollar basis to the extent that Liberty’s tangible common equity is less than $32,750,000 as of the fifth business day prior to the closing of the merger. If applicable, the downward adjustment in the aggregate cash consideration based on Liberty’s tangible common equity will be made after the increase, if any, to the aggregate cash consideration based on the Determination Date VWAP as described above. For purposes of the merger agreement, Liberty’s tangible common equity means Liberty’s stockholders’ equity less preferred stock and goodwill, core deposit intangibles and other intangible assets, net of accumulated amortization, on a consolidated basis, determined in accordance with GAAP, minus the amount of Transaction Expenses (as defined below) through the closing date of the merger to the extent not already booked on the financial statements of Liberty. The term “Transaction Expenses” is defined in the merger agreement as all of the costs and expenses of Liberty and Liberty Bank incurred (or to be incurred) in connection with the transactions contemplated by the merger agreement through the closing date of the merger, and it includes, among other costs and expenses:

•	the costs, fees, expenses and commissions payable to any broker, finder, financial advisor or investment banking firm in connection with the merger agreement or the transactions contemplated thereby;

•	legal and accounting fees and other expenses in connection with the negotiation, execution or performance of the merger agreement or the consummation of the transactions contemplated thereby;

•	costs or expenses incurred in purchasing a directors and officers insurance “tail” policy, as described in the merger agreement;

•	the amount, if any, required to be added to Liberty’s allowance for loan and lease losses, as described in the merger agreement;

•	contract termination costs, including electronic banking and data processing contracts;

•	the amount of certain bonuses, change-in-control and related payments and benefits to employees of Liberty or Liberty Bank, including retention or “stay-put” bonuses;

•	accrual of any future benefit payments due under any salary continuation, deferred compensation or other similar agreements through the date of the final payment; and

•	the costs, expenses and fees associated with the funding, termination or liquidation of Liberty employee benefit plans.
As of September 20, 2017, the most recent practicable date before the filing of this proxy statement/prospectus, Liberty estimates that its tangible common equity as of the fifth business day prior to the closing of the merger will be $32,750,000 or greater, resulting in no downward adjustment to the aggregate cash consideration with respect to the Liberty tangible common equity. However, the actual amount of Liberty tangible common equity may vary materially from Liberty’s estimates for any number of reasons, and Liberty shareholders will not know the exact amount of Liberty tangible common equity when they vote on the merger at the Liberty special meeting.
The table below demonstrates the effect of varying Determination Date VWAP prices on the consideration to be received by Liberty shareholders in the merger, assuming 130,500 Liberty Options unexpired, outstanding and unexercised and 2,028,738 issued and outstanding shares of Liberty common stock:

Determination Date VWAP	Aggregate cash consideration(5)	Aggregate option consideration	Aggregate shareholder cash consideration(5)	Aggregate stock consideration	Per share stock consideration	Per share cash consideration(6)
$23.45(1)	*	$1,234,530	*	*	*	*
$27.59(2)	$25,000,000	$1,475,955	$23,524,045	1,450,000 shares	0.71473 shares	$11.60
$31.73(3)	$25,000,000	$1,718,685	$23,281,315	1,386,891 shares(7)	0.68362 shares	$11.48
$33.11(4)	$25,000,000	$1,718,685	$23,281,315	1,329,167 shares	0.65517 shares	$11.48
________________

*
To be determined based on Veritex’s election to increase the aggregate stock consideration and/or increase the aggregate cash consideration such that, when valuing the aggregate stock consideration based on the Determination Date VWAP, the aggregate merger consideration is valued at an amount equal to $61,004,950; provided that, the aggregate stock consideration will be at least 1,450,000 shares and the aggregate cash consideration will be at least $25,000,000.

(1)	Represents the approximate midpoint of the Determination Date VWAP range equal to or greater than $22.07 but less than $24.83 as set forth in the merger agreement and described above.

(2)	Represents the approximate midpoint of the Determination Date VWAP range equal to or greater than $24.83 but less than $30.35 as set forth in the merger agreement and described above.

(3)	Represents the approximate midpoint of the Determination Date VWAP range equal to or greater than $30.35 but less than $33.11 as set forth in the merger agreement and described above.

(4)	Represents the point at which no higher Determination Date VWAP would result in an adjustment to the aggregate stock consideration.

(5)
Assumes there is no downward adjustment to the aggregate cash consideration based on Liberty’s tangible common equity. For a discussion of the possible adjustment to the aggregate cash consideration, see “The Merger Agreement—Structure of the Merger—Adjustments to Merger Consideration” beginning on page 71.

(6)
Rounded to the nearest cent and assumes there is no downward adjustment to the aggregate cash consideration based on Liberty’s tangible common equity. For a discussion of the possible adjustment to the aggregate cash consideration, see “The Merger Agreement—Structure of the Merger—Adjustments to Merger Consideration” beginning on page 71.

(7)	Rounded to the nearest whole share.

Assuming 130,500 Liberty Options unexpired, outstanding and unexercised, 2,028,738 shares of Liberty common stock issued and outstanding, Liberty’s tangible common equity is at least $32,750,000 and:

•
a Determination Date VWAP of $26.86, which was the Determination Date VWAP ending on and including July 31, 2017, the last trading day before public announcement of the merger, the aggregate stock consideration would be 1,450,000 shares of Veritex common stock, the aggregate option consideration would be $1,412,010, and the aggregate shareholder cash consideration would be $23,587,990, resulting in an implied value of the aggregate merger consideration of $63,642,500 based on a closing price of Veritex common stock on July 31, 2017 of $26.65, and the per share stock consideration would be 0.71473 shares of Veritex common stock, the per share cash consideration would be $11.63, and the implied value of the per share merger consideration, based on a closing price of Veritex common stock on July 31, 2017 of $26.65, would be $30.68; or

•
a Determination Date VWAP of $[•], which was the Determination Date VWAP ending on and including [•], 2017, the latest practicable trading day before the printing of this proxy statement/prospectus, the aggregate stock consideration would be [•] shares of Veritex common stock, the aggregate option consideration would be $[•], and the aggregate shareholder cash consideration would be $[•], resulting in an implied value of the aggregate merger consideration of $[•] based on a closing price of Veritex common stock on [•], 2017 of $[•], and the per share stock consideration would be [•] shares of Veritex common stock, the per share cash consideration would be $[•], and the implied value of the per share merger consideration, based on a closing price of Veritex common stock on [•], 2017 of $[•], would be $[•].

Fractional Shares
Veritex will not issue any fractional shares of Veritex common stock in the merger. Liberty shareholders who would otherwise be entitled to a fraction of a share of Veritex common stock upon the completion of the merger will instead be entitled to receive, in lieu of the fraction of a share, an amount in cash determined by multiplying (i) the Determination Date VWAP by (ii) the fraction of a share of Veritex common stock which such shareholder would otherwise be entitled to receive.
Governing Documents; Directors and Officers; Governance Matters
At the effective time, the certificate of formation and bylaws of Merger Sub in effect immediately prior to the effective time will be the certificate of formation and bylaws of the surviving corporation after completion of the merger, until thereafter amended in accordance with applicable law. The directors and officers of Merger Sub immediately prior to the effective time shall be the directors and officers of the surviving corporation, each to hold office until their respective successors are duly elected or appointed and qualified in the manner provided in the surviving corporation’s certificate of formation and bylaws or as otherwise provided by applicable law.
Treatment of Liberty Stock Options
Each Liberty Option that is unexpired, outstanding and unexercised immediately prior to the effective time shall be cancelled and converted automatically into the right to receive an amount in cash per option, without interest, determined by multiplying (i) the number of shares of Liberty common stock available for purchase pursuant to such option by (ii) the excess, if any, of the Per Option Amount (as defined in the merger agreement) over the exercise price per share under such option. Pursuant to the merger agreement, the Per Option Amount is calculated by dividing (i) the sum of the aggregate merger consideration (valuing the aggregate stock consideration based on the Determination Date VWAP) plus the aggregate exercise price of the Liberty Options outstanding immediately prior to the effective time of the merger; by (ii) the sum of the number of shares of Liberty common stock outstanding immediately prior to the effective time of the merger, plus the number of Liberty Options outstanding immediately prior to the effective time of the merger.The aggregate option consideration constitutes a portion of the aggregate cash consideration and will reduce the portion of the aggregate cash consideration payable to Liberty shareholders. Any Liberty Option with an exercise price per share of Liberty common stock that is greater than or equal to the Per Option Amount will be cancelled in exchange for no consideration. Each holder of a Liberty Options will be required to enter into an option holder termination and release agreement as a condition to receiving cash consideration for such Liberty Options.

Treatment of the Liberty Benefit Plans
To the extent requested by Veritex, Liberty or Liberty Bank has agreed to execute and deliver all instruments and take all action as Veritex may reasonably require to amend or terminate all Liberty employee benefit plans or contractual arrangements with a third-party professional employer organization to be effective no later than the closing date of the merger, except that winding up of any such plan may be completed after the closing date if Liberty or Liberty Bank has used commercially reasonable best efforts to complete such winding up.
Closing and Effective Time
The merger will be completed only if all conditions to the merger discussed in this proxy statement/prospectus and set forth in the merger agreement are either satisfied or waived. See “—Conditions to Complete the Merger” beginning on page 89.
The merger will become effective as set forth in the certificate of merger to be filed with the Texas Secretary of State pursuant to the TBOC. The closing of the merger will occur at 10:00 a.m., Dallas, Texas time, on the last business day of the month during which all necessary regulatory, corporate and other approvals have been received, and all associated mandatory waiting periods have expired, or on such other date as may be mutually agreeable to Veritex and Liberty. It currently is anticipated that the completion of the merger will occur in the fourth quarter of 2017 or first quarter of 2018, subject to the receipt of regulatory approvals and the satisfaction of other closing conditions set forth in the merger agreement, but neither Liberty nor Veritex can guarantee when or if the merger will be completed.
Conversion of Shares; Exchange of Certificates
The conversion of Liberty common stock into the right to receive the merger consideration will occur automatically at the effective time. After completion of the merger, the exchange agent will exchange certificates representing shares of Liberty common stock for the merger consideration to be received pursuant to the terms of the merger agreement.
Letter of Transmittal
As promptly as reasonably practicable, but in no event later than 10 business days, after the effective time the exchange agent will mail to each holder of record of Liberty common stock as of immediately prior to the effective time a letter of transmittal and instructions on how to surrender shares of Liberty common stock in exchange for the merger consideration the holder is entitled to receive under the merger agreement.
If a certificate for Liberty common stock has been lost, stolen or destroyed, the exchange agent will issue the per share merger consideration deliverable in respect of the Liberty common stock represented by such certificate upon receipt of (i) an affidavit of that fact by the claimant and (ii) if required by Veritex or the exchange agent, the posting of a bond in an amount as Veritex or the exchange agent may direct (not to exceed the amount of per share merger consideration relating to the shares of Liberty common stock represented by the relevant missing certificate) as indemnity against any claim that may be made against the surviving corporation, Veritex Bank, or Liberty with respect to such certificate.
After the effective time, there will be no transfers on the share transfer books of Liberty of shares of Liberty common stock which were outstanding immediately before such time.
Withholding
Veritex, the surviving corporation, and the exchange agent will be entitled to deduct and withhold from the consideration otherwise payable to any holder of Liberty common stock or Liberty stock options, or otherwise payable pursuant to the merger agreement, such amounts as Veritex, the surviving corporation, or the exchange agent, in its reasonable discretion, determines it is required to deduct and withhold under the Code or any provision of state, local or foreign tax law. If any such amounts are withheld and paid over to the appropriate governmental authority, these amounts will be treated for all purposes of the merger agreement as having been paid to the person or entity from whom they were withheld.
Dividends and Distributions
No dividends or other distributions declared with respect to Veritex common stock will be paid to the holder of any unsurrendered certificates of Liberty common stock until the holder surrenders such certificate in accordance with the merger agreement. After the surrender of a certificate in accordance with the merger agreement, the record holder thereof will be entitled to receive any such dividends or other distributions, without any interest, which had previously become payable with respect to the shares of Veritex common stock represented by such certificate.
Voting Rights
Former Liberty shareholders will be entitled to vote after the effective time at any meeting of Veritex’s shareholders the number of shares of Veritex common stock into which their shares of Liberty common stock are converted, regardless of whether such Liberty shareholders have surrendered their stock certificates in exchange therefore.
Representations and Warranties
The representations, warranties and covenants described below and included in the merger agreement were made only for purposes of the merger agreement and as of specific dates, are solely for the benefit of Veritex and Liberty, may be subject to limitations, qualifications or exceptions agreed upon by the parties, including those included in confidential disclosures made for the purposes of, among other things, allocating contractual risk between Veritex and Liberty rather than establishing matters as facts, and may be subject to standards of materiality that differ from those standards relevant to investors. You should not rely on the representations, warranties, covenants or any description thereof as characterizations of the actual state of facts or condition of Veritex, Liberty or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the merger agreement, which subsequent information may or may not be fully reflected in public disclosures by Veritex or Liberty. The representations and warranties and other provisions of the merger agreement should not be read alone, but instead should be read only in conjunction with the information provided elsewhere in this proxy statement/prospectus and in the documents incorporated by reference into this proxy statement/prospectus. See “Where You Can Find More Information” beginning on page 113.
The merger agreement contains customary representations and warranties of each of Veritex and Liberty relating to their respective businesses. The representations and warranties in the merger agreement do not survive the effective time.
The merger agreement contains representations and warranties made by Liberty relating to a number of matters, including the following:

•	corporate matters, including due organization and qualification and subsidiaries;

•	capitalization;

•	authority relative to execution and delivery of the merger agreement and consummation of the transactions contemplated thereby;

•	the absence of conflicts with, or violations of, organizational documents, contracts or other obligations as a result of the merger;

•	financial statements, Liberty Bank call reports and allowance for loan and lease losses;

•	legal proceedings;

•	required governmental and other regulatory filings and consents and approvals in connection with the merger;

•	absence of undisclosed liabilities;

•	title to tangible assets;

•	the absence of certain changes or events;

•	certain contracts, leases and agreements;

•	certain tax matters;

•	insurance matters;

•	proprietary rights matters;

•	transactions with certain persons and entities;

•	loan portfolio and reserve for loan losses;

•	deposit matters;

•	investment securities and commodities;

•	risk management instruments;

•	employee relationship matters;

•	condition of tangible assets;

•	environmental matters;

•	regulatory compliance matters;

•	the absence of certain business practices;

•	books and records;

•	internal controls;

•	the availability of forms of notes, mortgages, deeds of trust and other routine documents;

•	fiduciary responsibilities;

•	guaranties of another person’s or entity’s obligations or liabilities;

•	employee benefit matters;

•	compliance with applicable laws, permits and instruments;

•	the accuracy of information supplied for inclusion in this proxy statement/prospectus and other similar documents;

•	data processing agreements;

•	dissenting shareholder matters;

•	inapplicability of takeover statutes;

•	receipt by the Liberty Board of an opinion from its financial advisor;

•	broker’s fees payable in connection with the merger;

•	the ability to obtain regulatory approvals; and

•	the accuracy of representations and warranties and due diligence materials.
The merger agreement contains representations and warranties made by Veritex relating to a more limited number of matters, including the following:

•	corporate matters, including due organization and qualification and subsidiaries;

•	capitalization;

•	authority relative to execution and delivery of the merger agreement and consummation of the transactions contemplated thereby;

•	the absence of conflicts with, or violations of, organizational documents, contracts or other obligations as a result of the merger;

•	legal proceedings;

•	compliance with applicable laws, permits and instruments;

•	required governmental and other regulatory filings and consents and approvals in connection with the merger;

•	SEC filings, financial statements, internal controls and accounting matters;

•	the accuracy of information supplied for inclusion in this proxy statement/prospectus and other similar documents;

•	the absence of certain changes or events;

•	the absence of undisclosed liabilities;

•	broker’s fees payable in connection with the merger;

•	certain tax matters;

•	the ability to pay the aggregate cash consideration; and

•	the accuracy of representations and warranties and due diligence materials.
Certain representations and warranties of Veritex and Liberty are qualified as to “materiality” or “Material Adverse Change.” For purposes of the merger agreement, a “Material Adverse Change” means any material adverse change in the financial condition, assets, properties, liabilities (absolute, accrued, contingent or otherwise), reserves, business or results of operations other than, in each case, any change, circumstance, event or effect relating to (i) any change occurring after the execute date of the merger agreement in any federal or state law, which change affects banking institutions and their holding companies generally, including any change affecting the Deposit Insurance Fund administered by the FDIC, (ii) changes in general economic, legal, regulatory or political conditions affecting financial institutions generally, including changes in interest rates, credit availability and liquidity and currency exchange rates, (iii) general changes in credit markets or general downgrades in credit markets, (iv) changes in GAAP or regulatory accounting principles (“RAP”) that affect financial institutions generally; (v) changes resulting from reasonable expenses (such as customary legal, accounting and investment advisor fees) incurred in connection with the merger areement, (vi) changes resulting from, acts of terrorism or war, (vii) changes resulting from payments of any amounts due, or the provision of any benefits to, any officer or employee under employment, change in control or severance agreements in effect as of the execution date of the merger agreement, or (viii) actions and omissions of Veritex, Vertitex Bank, Liberty or Liberty Bank taken at the request, or with the prior written consent, of the other party to the merger agreement in contemplation of the transactions contemplated by the merger agreement.
Covenants and Agreements
Conduct of Businesses Prior to the Completion of the Merger
Liberty has agreed that, prior to the effective time, subject to specified exceptions, it will, and will cause Liberty Bank to:

•	maintain its corporate existence in good standing;

•	maintain the general character of its business and conduct its business in its ordinary and usual manner;

•	extend credit only in accordance with existing lending policies and practices and in the ordinary course of its business;

•
use commercially reasonable efforts to (i) preserve its business organization intact; (ii) retain the services of its present employees, officers, directors and agents; (iii) retain its present customers, depositors, suppliers and correspondent banks; and (iv) preserve its goodwill and the goodwill of its suppliers, customers and others having business relationships with it;

•	use commercially reasonable efforts to obtain any approvals or consents required to maintain all existing contracts, leases and documents relating to or affecting its assets, properties and business;

•
maintain all offices, machinery, equipment, materials, supplies, inventories, vehicles and other properties owned, leased or used by it (whether under its control or the control of others) in good operating repair and condition, ordinary wear and tear excepted;

•
comply in all material respects with all laws and permits applicable to its properties and operations, the non-compliance with which would reasonably be expected to cause a Material Adverse Change to Liberty or Liberty Bank;

•	timely file all tax returns required to be filed by it and promptly pay all taxes, assessments, governmental charges, duties, penalties, interest and fines that become due and payable;

•	withhold from each payment made to each of its employees the amount of all taxes required to be withheld therefrom and pay the same to the appropriate governmental authority;

•
continue to follow and implement policies, procedures and practices regarding the identification, monitoring, classification and treatment of all assets in substantially the same manner as it has in the past;

•
account for all transactions in accordance with GAAP (unless otherwise instructed by RAP, in which instance account for such transaction in accordance with RAP) specifically without limitation paying or accruing for by the closing date of the merger all liabilities, obligations, costs, and expenses owed or incurred by Liberty or Liberty Bank on or before such closing date;

•	perform all of its material obligations under contracts, leases and documents relating to or affecting its assets, properties and business, except such obligations as it may in good faith dispute;

•
maintain and keep in full force and effect, in all material respects, presently existing insurance coverage and give all notices and present all claims under all insurance policies in due and timely fashion;

•
timely file all reports required to be filed with governmental authorities and observe and conform, in all material respects, to all applicable laws, except those being contested in good faith by appropriate proceedings; and

•	conduct its operations in the ordinary course of business and consistent with past practices.
Additionally, prior to the closing date of the merger (or earlier termination of the merger agreement) Liberty may not, and may not permit Liberty Bank to, without the prior written consent of Veritex:

•	intentionally take any action that would reasonably be expected to result in a Material Adverse Change to Liberty or Liberty Bank;

•
take or fail to take any action that could reasonably be expected to cause Liberty’s representations and warranties made in the merger agreement to be inaccurate in any material respect at the time of the closing of the merger or preclude Liberty from making such representations and warranties at the time of the closing of the merger;

•	declare, set aside or pay or obligate it to pay any dividend or other distribution with respect to its capital except that Liberty Bank may pay dividends to Liberty;

•
enter into, alter, amend, renew or extend any contract or commitment which would result in an obligation of Liberty or Liberty Bank to make payments in excess of $25,000, except certain specified transactions and loans and extensions of credit in the ordinary course of business and consistent with past practice which are subject to other negative covenants below;

•
mortgage, pledge or subject to lien any of its properties, business or assets, tangible or intangible except (i) statutory liens not yet delinquent, (ii) consensual landlord liens, (iii) minor defects and irregularities in title and encumbrances that do not materially impair the use thereof for the purpose for which they are held, (iv) pledges of assets to secure public funds deposits, and (v) those assets and properties disposed of for fair value since June 30, 2017;

•	cause or allow the loss of insurance coverage, unless replaced with coverage which is substantially similar (in amount and insurer) to that in effect as of the execution date of the merger agreement;

•
incur any indebtedness, obligation or liability, whether absolute or contingent, other than the receipt of deposits and trade debt or except in the ordinary course of business and consistent with past practices or in connection with the transactions contemplated by the merger agreement or any of the agreements or documents contemplated thereby;

•	discharge or satisfy any lien or pay any obligation or liability, whether absolute or contingent, due or to become due, except in the ordinary course of business and consistent with past practices;

•
issue, reserve for issuance, grant, sell or authorize the issuance of any shares of its capital or other securities or subscriptions, options, warrants, calls, rights or commitments of any kind relating to the issuance thereto, except to the extent any commitment to do so is outstanding as of the execution date of the merger agreement;

•	amend or otherwise change its organizational documents;

•
sell, transfer, lease to others or otherwise dispose of any material amount of its assets or properties, discount or arrange for a payoff of a charged off or deficiency credit, cancel or compromise any material debt or claim, or waive or release any right or claim other than in the ordinary course of business and consistent with past practices; provided, however, that any such transaction involving amounts in excess of $25,000 shall be deemed to not be in the ordinary course of business, and provided further, that this shall not prohibit or restrict the sale, transfer, lease or other disposition by Liberty Bank of any asset of Liberty Bank that is classified as “Other Real Estate Owned” in the ordinary course of business and consistent with past practices;

•
except in the ordinary course of the business and consistent with past practices, enter into or give any promise, assurance or guarantee of the payment, discharge or fulfillment of any undertaking or promise made by any other third person;

•
sell or knowingly dispose of, or otherwise divest itself of the ownership, possession, custody or control, of any corporate books or records of any nature that, in accordance with sound business practice, normally are retained for a period of time after their use, creation or receipt, except at the end of the normal retention period;

•
except for salary increases in the ordinary course of business and materially consistent with past practices of Liberty or Liberty Bank, payment of certain specified employee bonuses at the closing of the merger which have been fully accrued as an expense and reflected in the calculation of Liberty’s tangible common equity, or benefits under the terms of a Liberty employee benefit plan, make any material change in the rate of compensation, commission, bonus, vesting or other direct or indirect remuneration payable, or pay or agree to or orally promise to pay, conditionally or otherwise, any bonus, extra compensation, pension, severance or vacation pay, to or for the benefit of any of its shareholders, directors, officers, employees or agents, or enter into any employment or consulting contract (other than as contemplated by the merger agreement) or other agreement with any director, officer or employee or adopt, amend in any material respect or terminate (other than amendments required by applicable law or termination of the employee benefit plans contemplated by the merger agreement) any pension, employee welfare, retirement, stock purchase, stock option, stock appreciation rights, termination, severance, income protection, golden parachute, savings or profit-sharing plan (including trust agreements and insurance contracts embodying such plans), any deferred compensation, or collective bargaining agreement, any group insurance contract or any other incentive, welfare or employee benefit plan or agreement maintained by it for the benefit of its directors, employees or former employees;

•	engage in any transaction with any affiliate except in the ordinary course of business and consistent with past practices;

•
acquire any capital or other equity securities or acquire any equity or ownership interest in any bank, corporation, partnership or other entity, except (i) through settlement of indebtedness, foreclosure, or the exercise of creditors’ remedies, or (ii) in a fiduciary capacity, the ownership of which does not expose it to any liability from the business, operations or liabilities of such person;

•
except as contemplated by the merger agreement, terminate, cancel or surrender any contract, lease or other agreement or suffer or unreasonably permit any damage, destruction or loss which, in any case or in the aggregate, may reasonably be expected to result in a Material Adverse Change to Liberty or Liberty Bank;

•
dispose of, enter into any settlement regarding the breach of infringement of permit to lapse, transfer or grant any rights under, or knowingly breach or infringe upon, any United States or foreign license or proprietary right or materially modify any existing rights with respect thereto;

•	make any capital expenditures, capital additions or betterments except in the ordinary course of business and consistent with past practices;

•	hire or employ any new officer or hire or employ any new non-officer employee, other than to replace non-officer employees;

•
make any, or acquiesce in any, change in financial accounting methods, principles or material practices, except as required by GAAP or RAP, including without limitation making any “reverse provision for loan losses” or other similar entry or accounting method that would reduce the allowance for loan and lease losses of Liberty Bank;

•	pay a rate on deposits at Liberty Bank materially higher than is consistent with the ordinary course of business and consistent with past practices;

•
make any new loan to a single borrower and his related interests except in the ordinary course of business and consistent with Liberty Bank’s loan policy and past practices; provided that for purposes of additional diligence, at least one (1) Business Day prior to any approval under Liberty Bank’s loan policy and procedures of any loan in excess of $500,000, Liberty shall provide to Veritex the information regarding such loan; and further Liberty shall provide to Veritex a weekly written report of all loans made, renewed, or modified by Liberty Bank;

•	renew, extend the maturity of, or alter the material terms of any loan except in compliance with Liberty Bank’s existing policies and procedures and consistent with past practices;

•
renew, extend the maturity of, or alter any of the material terms of any loan classified as “OAEM”, “substandard” or “doubtful” other than in the ordinary course of business and consistent with past banking practice;

•	sell (but payment at maturity or prepayment is not deemed a sale) investment securities or purchase investment securities, other than U.S. Treasuries with a maturity of two (2) years or less;

•
institute, settle or agree to settle, any litigation, action or proceeding before any governmental authority other than in the ordinary course of business and consistent with past practice; provided that any such settlement or agreement does not impose, in the reasonable judgment of Veritex, any material adverse effect on Veritex and/or Veritex Bank after giving effect to it; and provided further that any payments provided for under any such settlement or agreement, contingent or otherwise, shall be accounted for in the calculation of Liberty’s tangible common equity;

•	redeem, purchase or otherwise acquire or obligate it to acquire, directly or indirectly, any of its capital or other securities;

•
(i) make, change or revoke any material Tax election, (ii) change any material method of Tax accounting, (iii) enter into any closing agreement or settle, compromise or abandon any material audit or other proceeding relating to Taxes, or (iv) file any material amended Tax Return; or

•	enter into any agreement or make any commitment whether in writing or otherwise to take any of the types of foregoing action.

Veritex has agreed that, prior to the effective time, subject to specified exceptions, it will, and will cause Veritex Bank to:

•	maintain its corporate existence in good standing;

•	maintain the general character of its business and conduct its business in its ordinary and usual manner;

•	extend credit only in accordance with existing lending policies and practices; and

•
use commercially reasonable efforts to preserve its business organization intact, to retain the services of its present employees, officers, directors and agents, to retain its present customers, depositors, suppliers and correspondent banks and to preserve its goodwill and the goodwill of its suppliers, customers and others having business relationships with it.

Regulatory Matters
Veritex has agreed to, with the cooperation of Liberty, file or cause to be filed applications for all regulatory approvals required to be obtained by Veritex and Veritex Bank in connection with the merger agreement and the transactions contemplated thereby, including the necessary applications for the prior approval of the merger by the Federal Reserve and the TDB. Liberty and its advisors will have the right to review and comment upon the non-confidential portions of regulatory applications prior to submission, provided that they review and provide comments in a reasonably prompt manner, and Veritex will consider such in good faith such comments. Veritex will use its commercially reasonably best efforts to obtain all such regulatory approvals and any other approvals from third parties at the earliest practicable time. Veritex has agreed to keep Liberty reasonably informed as to the status of such applications and filings, and to promptly furnish Liberty and its counsel with copies of all such regulatory filings and all correspondence for which confidential treatment has not been requested.
Liberty has agreed to prepare and furnish Veritex with all information concerning Liberty that is required for inclusion in any application, statement or documents to be made or filed by Veritex with any governmental authority in connection with the transactions contemplated by the merger agreement. Liberty has also agreed to fully cooperate with Veritex in the filing of any applications, statements and documents necessary to complete the transactions contemplated by the merger agreement. In addition, Liberty has agreed that none of the information supplied by Liberty for inclusion in this proxy statement/prospectus, the registration statement of which this proxy statement/prospectus is a part and any other filings made under applicable federal or Texas banking or securities laws will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Veritex has agreed that none of the information supplied by Veritex for inclusion or incorporation by reference in the registration statement of which this proxy statement/prospectus is a part and any other filings made under applicable federal or Texas banking or securities laws will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.
Employee Benefit Matters
Veritex has agreed that the employees of Liberty and Liberty Bank who continue their employment after the closing date of the merger (which we refer to in this proxy statement/prospectus as the “continuing employees”) will be entitled to participate as newly hired employees in the employee benefit plans and programs maintained for employees of Veritex and Veritex Bank, subject to the granting of credit for prior service as described below, in accordance with the respective terms of such plans and programs, and Veritex will take all actions necessary or appropriate to facilitate coverage of the continuing employees in such plans and programs and the granting of such credit from and after the closing date of the merger.
Each continuing employee will be entitled to credit for prior service with Liberty for all purposes under the employee welfare benefit plans and other employee benefit plans and programs (other than for purposes of vesting under stock incentive plans and for any purpose under Veritex’s employee stock ownership plan), sponsored by Veritex or Veritex Bank to the extent permitted by applicable law. To the extent permitted by applicable law, any eligibility waiting period and pre-existing condition exclusion applicable to such plans and programs will be waived with respect to each continuing employee and their eligible dependents. Veritex will extend coverage to continuing employees for health care, dependent care and limited purpose health care flexible spending accounts established under Section 125 of the Code to the same extent as available to similarly situated employees of Veritex or its subsidiaries to the extent permitted by applicable law. To the extent permitted by applicable law, Veritex will give effect to any elections made by continuing employees with respect to such accounts under Liberty’s employee benefit plans and continuing employees shall be credited with amounts available for reimbursement equal to such amounts as were credited under Liberty’s employee benefit plans. Notwithstanding the foregoing, to the extent that waiving such conditions or crediting such amounts requires the consent of Veritex’s or Veritex Bank’s health insurance carrier, Veritex will only be required to use commercially reasonable best efforts to cause such carrier to waive such conditions and credit such amounts. Veritex will provide each continuing employee with credit for co-payments and deductibles paid in the plan year in which the closing date of the merger occurs in satisfying any applicable deductible or out-of-pocket requirements under the Veritex plans in which such continuing employee is entitled to participate. For purposes of determining a continuing employee’s benefits for the calendar year in which the merger occurs under Veritex’s vacation program, any vacation taken by a continuing employee immediately preceding the closing date of the merger for the calendar year in which the merger occurs will be deducted from the total Veritex vacation benefit available to such continuing employee for such calendar year.
Veritex has agreed that, prior to the closing date of the merger, Veritex Bank will provide Liberty with a list of Liberty Bank employees who will not be offered employment (which we refer to in this proxy statement/prospectus as the “terminated employees”) and a list of Liberty Bank employees who will be provided retention agreements, including the terms and conditions of such retention agreements. Provided that Liberty and Liberty Bank have properly terminated such employees at or prior to the effective time, Liberty Bank may make severance payments to the terminated employees in accordance with Liberty and Liberty Bank’s existing severance policies in Liberty’s employee benefit plans as of August 1, 2017. Any such severance payments made by Liberty or Liberty Bank in accordance with such existing severance policies and payments made under the retention agreements agreed upon between Veritex and the related employee will not be deemed Transaction Expenses. However, Liberty or Liberty Bank may agree to pay retention or “stay put” bonuses to its employee, which will be deemed Transaction Expenses.
Director and Officer Indemnification and Insurance
The merger agreement provides that for a period three years after the effective time, Veritex will indemnify, defend and hold harmless each person entitled to indemnification from Liberty and Liberty Bank against all liabilities arising out of actions or omissions occurring at or prior to the effective time (including, without limitation, matters related to the negotiation, execution and performance of the merger agreement or consummation of the merger) to the same extent (including advancement of expenses) and subject to the conditions set forth in the certificate of formation or association, as applicable, of Liberty and Liberty Bank, and in the bylaws of Liberty and Liberty Bank, as in effect as of the execution date of the merger agreement. If Veritex or any of its successors or assigns shall consolidate with or merge into any other entity and shall not be the continuing or surviving entity of such consolidation or merger or shall transfer all or substantially all of its assets to any other entity, then and in each case, proper provision shall be made so that the successors and assigns of Veritex or the surviving company shall assume the foregoing indemnification obligations prior to or simultaneously with the consummation of such transaction.
Contemporaneously with the closing of the merger, Liberty will purchase a three-year “tail” policy under Liberty’s existing directors and officers liability insurance policy, on terms approved by Veritex (such approval not to be unreasonably withheld, conditioned or delayed) for purposes of covering actions occurring before the effective time. The premiums for such coverage will be paid and accrued for by Liberty and/or Liberty Bank and will be included (as a deduction) in the calculation of Liberty’s tangible common equity.

Additional Agreements
In addition to the agreements described above, Veritex and Liberty have agreed in the merger agreement to take certain other actions, including but not limited to:

•
each party has agreed to use commercially reasonable efforts to cause the consummation of the transactions contemplated by the merger agreement in accordance with the terms and conditions of the merger agreement;

•
each party has agreed to, at least three business days before the closing of the merger, provide the other party with supplemental confidential disclosure schedules to the merger agreement reflecting any material changes between August 1, 2017 and the closing date of the merger;

•
each party has agreed to have its officers (and Merger Sub’s officers in the case of Veritex) execute and deliver to Norton Rose Fulbright US LLP and Andrews Kurth Kenyon LLP, respectively, certificates containing appropriate representations and covenants, reasonably satisfactory in form and substance to such counsel, at such time or times as may be reasonably request by such counsel, in connection with such counsel’s deliveries of opinions with respect to the U.S. federal income tax treatment of the integrated mergers;

•	each party has agreed to certain confidentiality and non-disclosure obligations with respect information furnished to such party by the other party or its representatives;

•
Liberty has agreed, to the extent permitted by applicable law and subject to certain specified exceptions, to afford the officers, directors, employees, attorneys, accountants, investment bankers and authorized representatives of Veritex full access during regular business hours to all of the books, contracts, commitments, personnel and record of Liberty and Liberty Bank, and furnish to Veritex all such information concerning Liberty and Liberty Bank as Veritex may reasonably request so that Veritex may make such reasonable investigation as it desires;

•
Liberty has agreed, subject to certain specified exceptions, (i) during the last week of each month between August 1, 2017 and the closing date of the merger on a date mutually agreed upon by Veritex and Liberty, to provide Veritex with all materials from that month’s meetings of the board of directors of Liberty and Liberty Bank, and (ii) at a time mutually agreed upon by Veritex and Liberty after such provision of materials, hold a meeting between Liberty Bank’s president and up to three representatives of Veritex to provide an overview of such materials and the underlying meetings and receive an update from Veritex on matters pertaining to regulatory approvals;

•
Liberty has agreed to promptly notify Veritex in writing (i) if Liberty becomes aware of any fact or condition that makes untrue, or shows to have been untrue, in any material respect, any material written information provided by Liberty to Veritex, any schedule to the merger agreement or any representation or warranty made by Liberty in the merger agreement or that results in Liberty’s failure to comply with any covenant, condition or agreement contained in the merger agreement, (ii) of any litigation, or of any claim, controversy or contingent liability that is reasonably expected to become the subject of litigation, against Liberty or Liberty Bank or affecting any of their properties, if such litigation or potential litigation is reasonably likely, in the event of an unfavorable outcome, to result in a Material Adverse Change to Liberty or Liberty Bank, and of any legal action, suit or proceeding or judicial, administrative or governmental investigation, pending or, to the best knowledge of Liberty, threatened against Liberty or Liberty Bank that (A) questions or would reasonably be expected to question the validity of the merger agreement or the agreements contemplated thereby, or any actions taken or to be taken by Liberty or Liberty Bank pursuant thereto or (B) seeks to enjoin or otherwise restrain the transactions contemplated thereby or by the merger agreement, and (iii) if any change shall have occurred or, to the best knowledge of Liberty, been threatened (or any development shall have occurred or, to the best knowledge of Liberty, been threatened involving a prospective change) in the business, financial condition or operations of

Liberty and/or Liberty Bank that has resulted in or would reasonably be expected to result in a Material Adverse Change to Liberty or Liberty Bank;

•
Liberty has agreed to use commercially reasonable efforts to obtain all consents and approvals from the non-governmental third parties identified on the confidential disclosure schedules to the merger agreement and to cooperate in all commercially reasonable respects with Veritex to obtain all such approvals and consents required of Veritex;

•
Liberty has agreed that Veritex has the right to inspect any property of Liberty, including conducting asbestos surveys and sampling, environmental assessments and investigation, and other environmental surveys and analyses including soil and ground sampling, and to conduct such further investigations as a result of such initial environmental inspections, subject to Veritex’s compliance with notice and other requirements in connection with such inspections as described in the merger agreement;

•
Liberty has agreed to use its commercially reasonable efforts to obtain from each of the directors and executive officers of Liberty and Liberty Bank a written release executed by such director or executive officer and dated the closing date of the merger, release Liberty and Liberty Bank from claims arising before the effective time;

•
Liberty has agreed to, from time to time after August 1, 2017, make available to Veritex, upon its request, a list of Liberty’s shareholders, and the holders of Liberty stock options and their addresses, a list showing all transfers of the Liberty common stock and such other information as Veritex may reasonably request regarding both the ownership and prior transfers of the Liberty common stock;

•
Liberty has agreed to, if requested in writing by Veritex, consistent with GAAP, RAP and applicable banking laws, immediately before the closing of the merger, make such accounting entries as Veritex may reasonably request in order to conform the accounting records of Liberty to the accounting policies and practices of Veritex;

•
Liberty has agreed to, with regard to Liberty’s contracts, including its data processing contracts and contracts related to the provision of any other electronic banking services, reasonably cooperate and if reasonably request by Veritex prior to the closing date of the merger give notice to terminate any contract and take such actions as reasonably requested by Veritex;

•
Liberty has agreed to maintain and cause Liberty Bank to maintain its allowance for loan and lease losses at a level consistent with their historical methodology and in compliance with GAAP and RAP (as applicable), and at a minimum, maintain at the effective time its allowance for loan and lease losses at a level equal to at least $4,650,000, less the amount of the specific reserves for the outstanding classified loans set forth on the confidential disclosure schedules to the merger agreement that is used by Liberty or Liberty Bank for the resolution of the related outstanding classified loan prior to the closing date of the merger, and if the allowance for loan and lease losses is less than such minimum amount on the applicable calculation date, Liberty has agreed to make a provision for loan loss in an amount necessary to increase the allowance for loan and lease losses to an amount equal to such minimum amount;

•
Liberty has agreed that (i) all transfer, documentary, sales, use, stamp, registration and other such taxes and all conveyance fees, recording charges and other fees and charges incurred by Liberty or its affiliates in connection with the consummation of the transactions contemplated by the merger agreement, if any, will be paid by the party liable for such tax under law when due, and such party will, at its own expense, file all necessary tax returns and other documentation with respect to all such taxes, fees and charges, and, if required by applicable law, the other party will, and will cause its affiliates to, join in the execution of any such tax returns and other documentation, (ii) Liberty will comply with the recordkeeping and information reporting requirements set forth in Treasury Regulation Section 1.368-3, (iii) Liberty will use its commercially reasonable efforts to obtain any certificate or other document from any governmental authority or any other person as may be necessary to mitigate, reduce or eliminate any tax that could be imposed (including, but not limited to, with respect to the transactions contemplated by the merger agreement), (iv) Liberty will not take any action or omit to take any action that would prevent or impede the integrated mergers together from qualifying as a reorganization described in Section 368(a) of the Code or satisfying the “continuity of business enterprise” requirement for a “reorganization” as provided in Treasury Regulation Section 1.368-1(d) and (v) in the event of any audit of Liberty’s federal or state tax returns (i) prior to the consummation of the merger, Liberty will cooperate regarding any such audit and will not settle the same without the consent of Veritex, which consent will not be unreasonably withheld;

•
Liberty has agreed to, prior to the closing date of the merger, use its reasonable best efforts to obtain all consents as may be required to effect the treatment of Liberty’s stock options as described above and to cancel the Liberty stock options effective as of the effective time and obtain the necessary acknowledgement and release agreements;

•
Veritex has agreed to promptly notify Liberty in writing (i) if Veritex becomes aware of any fact or condition that makes untrue, or shows to have been untrue, in any material respect, any schedule to the merger agreement or any representation or warranty made by Veritex in the merger agreement or that results in Veritex’s failure to comply with any covenant, condition or agreement contained in the merger agreement, (ii) of any litigation, or of any claim, controversy or contingent liability that might reasonably expected to become the subject of litigation, against Veritex or Veritex Bank or affecting any of their properties, if such litigation or potential litigation is reasonably likely, in the event of an unfavorable outcome, to result in a Material Adverse Change to Veritex, and of any legal action, suit or proceeding or judicial, administrative or governmental investigation, pending or, to the knowledge of Veritex, threatened against Veritex or Veritex Bank that (A) questions or could reasonably be expected to question the validity of the merger agreement or the agreements contemplated thereby, or any actions taken or to be taken by Veritex with respect thereto or to the merger agreement or (B) seeks to enjoin or otherwise restrain the transactions contemplated thereby or by the merger agreement, and (iii) if any change shall have occurred or been threatened (or any development shall have occurred or been threatened involving a prospective change) in the business, financial condition or operations of Veritex and/or Veritex Bank that has or may reasonably be expected to have a Material Adverse Change with respect to Veritex or Veritex Bank or lead to a failure to obtain necessary regulatory approval of the transactions contemplated by the merger agreement;

•
Veritex has agreed, in addition to actions related to preparing and filing this proxy statement/prospectus and the registration statement of which this proxy statement/prospectus is a part, to use commercially reasonable efforts to obtain all necessary state securities law or “blue sky” permits and approvals required to carry out the transactions contemplated by the merger agreement;

•
Veritex has agreed to advise Liberty of the issuance of any stop order or the suspension of the qualification of shares of Veritex common stock for offering or sale in any jurisdiction, or in the initiation or, to the extent Veritex is aware thereof, threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the registration statement of which this proxy statement/prospectus is a part or for additional information, and to promptly provide Liberty copies of all correspondence between Veritex or any of its representatives , on the one hand, and the SEC, on the other hand;

•
Veritex has agreed to, as promptly as practicable, file all documents, take all actions reasonable necessary and otherwise use its commercially reasonable best efforts to list, before the closing date of the merger, on NASDAQ the shares of Veritex common stock to be issued to the Liberty shareholders in connection with the merger;

•
Veritex has agreed that the shares of Veritex common stock to be issued by Veritex to Liberty’s shareholders pursuant to the merger agreement will, on the issuance and delivery to such shareholders pursuant to the merger agreement, be duly authorized, validly issued, fully paid and nonassessable, such shares are and will be free of any preemptive rights of Veritex shareholders or any other person, and such shares will be freely tradeable by each Liberty shareholder who is not a dealer for purposes of the Securities Act, except for shares issued to any Liberty shareholder who may be deemed to be an “affiliate” under the Exchange of Veritex after completion of the merger;

•
Veritex has agreed, to the extent permitted by applicable law, to afford the employees, officers and authorized representatives (including legal counsel, accountants and consultants) of Liberty reasonable to the properties, books and records of Veritex and its subsidiaries during normal business hours so that Liberty may make such reasonable investigation as it desires, and to furnish Liberty with such additional financial and operating data and other information as to the business and properties of Veritex as Liberty may reasonably request; and

•
Veritex has agreed that (i) Veritex will prepare, or cause to be prepared, and file, or cause to be filed, all tax returns for Liberty that are filed after the closing date of the merger and will pay all taxes with respect to such tax returns, (ii) after the effective time, Veritex may settle any audit of Liberty commencing prior to the effective time in any matter that it determines is appropriate and will pay all amounts due with respect to such settlement, (iii) Veritex will comply with the recordkeeping and information reporting requirements set forth in Treasury Regulation Section 1.368-3 and (iv) following the merger, Veritex will not take any action or omit to take any action that would prevent or impede the integrated mergers together from qualifying as a reorganization described in Section 368(a) of the Code or satisfying the “continuity of business enterprise” requirement for a “reorganization” as provided in Treasury Regulation Section 1.368-1(d).

Shareholder Meeting and Recommendation of Liberty’s Board of Directors
Liberty has agreed to hold a meeting of its shareholders for the purpose of voting upon the approval and adoption of the merger agreement and the merger and other transactions contemplated by the merger agreement as soon as practicable after the registration statement of which this proxy statement/prospectus is a part is declared effective, but no later than 50 days following the registration statement becoming effective. The Liberty Board has agreed to (i) present for consideration of the Liberty shareholders a proposal to approve and adopt the merger agreement and the merger and other transactions contemplated by the merger agreement, (ii) cause proper notice of the Liberty special meeting to be given to the Liberty shareholders in compliance with applicable law, (iii) distribute to the Liberty shareholders this proxy statement/prospectus, (iv) subject to the exception described below, recommend that Liberty’s shareholders adopt and approve the merger agreement and the transactions contemplated thereby, and (v) perform such other acts as may be reasonably necessary to ensure that the requisite shareholder vote is obtained.
However, the Liberty Board may change its recommendation to Liberty shareholders if and only to the extent that (i) Liberty, Liberty Bank and Liberty’s representatives have complied in all respects with its non-solicitation obligations under the merger agreement, (ii) the Liberty Board, after consultation with its outsider counsel, has determined in good faith     that failure to make a change in recommendation would reasonably be expected to result in a violation of its fiduciary duties under applicable law; and (iii) if the Liberty Board intends to make a change in recommendation after Liberty has received an acquisition proposal, (A) the Liberty Board has concluded in good faith, after giving effect to all of the adjustments which may be offered by Veritex as described in subclause (C) below, that such acquisition proposal constitutes a Superior Proposal (as defined in the merge agreement), (B) Liberty shall notify Veritex, at least five business days in advance, of its intention to make a change in recommendation in response to such Superior Proposal (including the identity of the party making such acquisition proposal) and furnish to Veritex a written description of the material terms of the Superior Proposal and copies of such other material documents that Liberty is not required to keep confidential, and (C) before making such a change in recommendation, Liberty shall, and shall cause its financial and legal advisors to, during the period after Liberty’s delivery of the notice referred to in subclause (B) above, negotiate with Veritex in good faith for a period of up to five business days (to the extent Veritex desires to negotiate) to make such adjustments in the terms and conditions of the merger agreement so that such acquisition proposal ceases to constitute a Superior Proposal.

Liberty has also agreed to, as the sole shareholder of Liberty Bank, approve and adopt the definitive agreement governing the bank merger, and cause Liberty Bank to execute such certificates of merger or such other documents and certificates, a form and substance reasonably satisfactory to Veritex and Liberty, as are necessary to make the bank merger effective immediately following the effective time.
Agreement Not to Solicit Other Offers
Liberty has agreed that it will not, and will cause Liberty Bank and its and their employees, directors, officers, financial advisors and agents not to (i) solicit, knowingly encourage, initiate or participate in any negotiations or discussions with any third party (except for the limited purpose of notifying such person of the existence of these non-solicitation obligations) regarding an acquisition proposal, whether by acquisition, business combination, purchase of securities or assets or otherwise; (ii) disclose to any third party any information concerning the business, properties, books or records of Liberty or Liberty Bank in connection with any acquisition proposal, other than as provided herein or as compelled by law; or (iii) cooperate with any third party to make any acquisition proposal, other than the sale by Liberty Bank of assets in the ordinary course of business and consistent with past practices. For purposes of the merger agreement, an “acquisition proposal” means a written offer or proposal from a party other than Veritex which contains a fixed price per share or a mathematically ascertainable formula for calculating a price per share for the Liberty share regarding any of the following (other than the transactions contemplated by the merger agreement) involving Liberty: (i) any merger, reorganization, consolidation, share exchange, recapitalization, business combination, liquidation, dissolution or other similar transaction involving any sale, lease, exchange, mortgage, pledge, transfer or other disposition of all or substantially all of the assets or equity securities or deposits of, Liberty, in a single transaction or series of related transactions which could reasonably be expected to impede, interfere with, prevent or materially delay the completion of the merger; or (ii) any tender offer or exchange offer for 25% or more of the outstanding shares of Liberty common stock or the filing of a registration statement in connection therewith. Liberty has agreed to, promptly upon receipt of any unsolicited offer, communicate to Veritex the terms of any proposal or request for information and the identity of the parties involved.
However, in the event Liberty receives an unsolicited bona fide written acquisition proposal prior to the adoption of the merger agreement by the shareholders of Liberty by the requisite shareholder vote, Liberty and its representatives may engage in negotiations and discussions with, and furnish any information and other access (so long as all such information and access has previously been made available to Veritex or is made available to Veritex before or concurrently with the time such information or access is made available to such person) to, any person making such acquisition proposal if, and only if, the Liberty Board determines in good faith, after consultation with outside legal and financial advisors, that (i) such acquisition proposal is or is reasonably capable of becoming a Superior Proposal (as defined in the merger agreement) and (ii) the failure of the Liberty Board to furnish such information or access or enter into such discussions or negotiations would reasonably expected to be, a violation of its fiduciary duties to the Liberty shareholders; but before furnishing any material nonpublic information, Liberty shall have received from the person making such acquisition proposal an executed confidentiality agreement with terms at least as restrictive in all material respects on such person as the confidentiality agreement between Veritex and Liberty, which confidentiality agreement shall not prohibit Liberty from complying with its non-solicitation obligations.
In addition, Liberty has agreed to promptly, within 24 hours of receipt of the unsolicited, bona fide acquisition proposal, (i) notify Veritex in writing of the receipt of such acquisition proposal or any request for nonpublic information relating to Liberty or for access to the properties, books or records of Liberty by any person that has made, or to the best knowledge of Liberty may be considering making, an acquisition proposal and (ii) communicate the material terms of such acquisition proposal to Veritex, including as they may change upon any modification or amendment to the terms thereof. Liberty will keep Veritex reasonably apprised of the status of and other matters relating to any such acquisition proposal on a timely basis.

Conditions to Complete the Merger
Veritex’s and Liberty’s respective obligations to complete the merger are subject to the satisfaction or waiver of the following conditions:

•
the other party’s representations and warranties contained in the merger agreement being true and correct in all material respects (except for those representations and warranties which are qualified by materiality standard, which shall be true and correct in all respects) as of the date of the merger agreement and as of the closing date of the merger (other than those limited to a specified date, which shall speak only as to such date);

•
the performance or compliance in all material respects by each party with all agreements, terms, covenants and conditions required by the merger agreement to be performed or complied with by such party at or before the closing of the merger;

•	receipt of all documents and certificates required to be delivered by the other party in form and substance satisfactory to the receiving party;

•	the approval of the merger agreement and the transactions contemplated thereby by Liberty’s shareholders by two-thirds of the outstanding shares of Liberty common stock;

•
the effectiveness of the registration statement of which this proxy statement/prospectus is a part with respect to the Veritex common stock to be issued upon the consummation of the merger, the absence of any stop order or proceedings to suspend the effectiveness of the registration statement, and the receipt of all necessary approvals under state securities laws relating to the issuance or trading of the shares of Veritex common stock to be issued in the merger;

•	the authorization for listing on NASDAQ of the shares of Veritex common stock to be issued to Liberty shareholders in the merger and the absence of any withdrawal or revocation of such approval;

•	the absence of any Material Adverse Change with respect to the other party since June 30, 2017; and

•
receipt by each party of an opinion of such party’s legal counsel to the effect that, on the basis of facts, representations and assumptions set forth or referred to in such opinion, that are consistent with the state of facts existing at the effective time, the integrated mergers will together be treated as an integrated transaction that qualifies as a “reorganization” within the meaning of Section 368(a) of the Code.

Liberty’s obligations to complete the merger are also subject to the satisfaction or waiver of the following conditions

•
the receipt by Liberty of all consents and approvals from non-governmental third parties identified on the confidential disclosure schedules to the merger agreement and the expiration of all necessary waiting periods;

•
no action having been taken, and no statute, rule, regulation or order having been promulgated, enacted, entered, enforced or deemed applicable to the merger agreement and the definitive agreement governing the bank merger or the transactions contemplated thereby by any governmental authority, including by means of the entry of a preliminary or permanent injunction, that would (i) make the merger agreement or any other agreement contemplated thereby or by the merger agreement, or the transactions contemplated thereby or by the merger agreement, illegal, invalid or unenforceable, (ii) impose material limits on the ability of any party to the merger agreement to consummate the merger agreement or any other agreement contemplated by the merger agreement, or the transactions contemplated thereby or by the merger agreement, or (iii) upon the consummation of the merger agreement or any other agreement contemplated thereby, or the transactions contemplated thereby or by the merger agreement, subject or could reasonably be expected to subject Liberty or Liberty Bank, or any of their respective officers, directors, shareholders or employees, to criminal or civil liability, and the absence of any threatened, instituted or pending action or proceeding by or before any governmental authority or by any other person that could reasonably be expected to result in any of the consequences referred to in clauses (i) through (iii) above; and

•	Veritex having delivered, or caused to be delivered, to the exchange agent, the aggregate merger consideration, and Liberty having received evidence of the same from Veritex.
In addition, Veritex’s obligations to complete the merger are subject to the satisfaction or waiver of the following conditions:

•
The receipt by Veritex of approvals and consents as may be required by applicable law from all applicable governmental authorities, including the Federal Reserve and the TDB in connection with the merger agreement and any other agreement contemplated thereby, and with the consummation of the transactions contemplated thereby and by the merger agreement, and the expiration of all applicable waiting periods, and such approvals and consents not having imposed, in the reasonable good faith judgment of Veritex, any material adverse requirement upon Veritex or its subsidiaries;

•
no action having been taken, and no statute, rule, regulation or order having been promulgated, enacted, entered, enforced or deemed applicable to the merger agreement, the definitive agreement governing the bank merger or the transactions contemplated thereby or by the merger agreement by any governmental authority, including by means of the entry of a preliminary or permanent injunction, that would (i) make the merger agreement or any other agreement contemplated thereby or by the merger agreement, or the transactions contemplated thereby or by the merger agreement, illegal, invalid or unenforceable, (ii) require the divestiture of a material portion of the assets of Liberty or Veritex, (iii) impose material limits on the ability of any party to the merger agreement to consummate the merger agreement or any other agreement contemplated by the merger agreement, or the transactions contemplated thereby or by the merger agreement, (iv) otherwise result in a Material Adverse Change to Liberty, Liberty Bank, Veritex Bank or Veritex, or (v) upon the consummation of the merger agreement or any other agreement contemplated thereby, or the transactions contemplated thereby or by the merger agreement, subject or could reasonably be expected to subject Veritex or any of its subsidiaires, or any officer, directors, shareholder or employee of Veritex or any of its subsidiaries, to criminal or civil liability, and the absence of any threatened, instituted or pending action or proceeding by or before any governmental authority or by any other person that would reasonably be expected to result in any of the consequences referred to in clauses (i) through (v) above;

•	Liberty’s tangible common equity being no less than $32,750,000;

•
the allowance for loan and lease losses of Liberty Bank being at least $4,650,000 as of the closing date of the merger, less the amount of the specific reserves for the outstanding classified loans set forth on Liberty’s confidential disclosure schedules to the merger agreement that is used by Liberty or Liberty Bank for the resolution of the related outstanding classified loan prior to the closing date of the merger;

•	the receipt by Veritex of resignations from each of directors of Liberty and Liberty Bank, effective as of the closing date of the merger;

•	each of the Liberty director support agreements remaining in full force and effect as of the closing date of the merger;

•
each director of Liberty and Liberty Bank having entered into an agreement releasing Liberty and Liberty Bank from any and all claims by such director or executive officer, and such releases remaining in full force and effect;

•	the execution by certain individuals of acknowledgement and release agreements in form and substance acceptable to Veritex, and such agreements remaining in full force and effect;

•
delivery by Liberty to Veritex of a duly executed certificate, in form and substance as prescribed by Treasury regulations promulgated under Section 1445 of the Code, of a notice to the Internal Revenue Service (“IRS”) conforming to the requirements of Treasury Regulations Sections 1.445-2(c)(3) and 1.897-2(h) stating that Liberty is not, and has not been, during the relevant period specified in Section 897(c)(1)(A)(ii) of the Code, a “United States real property holding corporation” within the meaning of Section 897(c) of the Code; and

•
each holder of Liberty Options entering into an option holder termination and release agreement and such agreements having not been terminated and remaining in full force and effect as of the closing date of the merger.

Neither Liberty nor Veritex can provide assurance as to when or if all of the conditions to the merger can or will be satisfied or waived by the appropriate party, or that the merger will be completed.
Termination of the Merger Agreement
The merger agreement can be terminated at any time prior to the effective time in the following circumstances, whether before or after adoption of the merger agreement by the Liberty shareholders:

•	by mutual written consent of Veritex and Liberty, if each of the Veritex Board and Liberty Board so determine by a vote of a majority of the members of the entire board;

•
by the Veritex Board or the Liberty Board, if any governmental entity that must grant a requisite regulatory approval has denied approval of or the merger or the other transactions contemplated by the merger agreement, unless the failure to obtain a requisite regulatory approval is due to the failure of the party seeking to terminate the merger agreement to perform or observe its covenants and agreements set forth in the merger agreement;

•
by the Veritex Board or the Liberty Board (provided, that the terminating party is not in material breach of any representation, warranty, covenant or other agreement in the merger agreement) if the merger has not been completed on or before February 1, 2018 (the “termination date”); provided, however, that if the merger has not been consummated on or before the termination because approval to consummate the transactions contemplated by the merger agreement has not been received from a governmental authority, then such date may be extended by either party without the consent of the other parties to the merger agreement for a period not to exceed 31 days; provided further, that such termination date or extension thereof may also be extended to such later date as agreed upon by the parties to the merger agreement; provided further, that the right to terminate the merger agreement described in this paragraph will not be available to any party whose action or failure to act has been the primary cause of or resulted in the failure of the closing of the merger to occur on or before such date;

•
by the Veritex Board or the Liberty Board (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained in the merger agreement), if there is a breach of any of the covenants or agreements or any of the representations or warranties (or any such representation or warranty ceases to be true) set forth in the merger agreement on the part of the other party which either individually or in the aggregate would constitute, if occurring or continuing on the closing date of the merger, the failure of a closing condition of the terminating party and which is not cured within 30 days following written notice to the party committing such breach, or by its nature or timing cannot be cured during such period (or such fewer days as remain prior to the termination date);

•
by Veritex, in connection with Veritex’s right to conduct environmental inspections and secondary investigations as described in the merger agreement, if, with respect to Liberty’s properties only, (i) the factual substance of any warranty or representation by Liberty with respect to environmental compliance in the merger agreement is not materially true and accurate, (ii) the results of an environmental inspection or secondary investigation are disapproved by Veritex because such inspection or investigation identifies material violations or potential material violations of environmental laws, (iii) Liberty has refused to allow Veritex to conduct an environmental inspection or secondary investigation in a manner that Veritex reasonably considers necessary, (iv) the environmental inspection or secondary investigation identifies any past or present event, condition or circumstance that would or potentially could reasonably be expected to require a remedial or cleanup action costing in excess of $25,000 or result in a Material Adverse Change to Liberty or Liberty Bank, (v) the environmental inspection or secondary investigation identifies the presence of any underground or above ground storage tank in, on or under any property that is not shown to be in material compliance with all environmental laws applicable to the tank either at August 1, 2017 or at a future time certain, or that has had a release of petroleum or some other hazardous material that has not been cleaned up to the satisfaction of the relevant governmental authority or any other party with a legal right to compel cleanup; or (vi) the environmental inspection or secondary investigation identifies the presence of any asbestos-containing material in, on or under any property, the removal of which could reasonably be expected to result in a Material Adverse Change to Liberty or Liberty Bank;

•
by Veritex, if the Liberty Board (i) fails to recommend in this proxy statement/prospectus that the shareholders of Liberty adopt the merger agreement, or withdraws, modifies or qualifies such recommendation in a manner adverse to Veritex, or resolves to do so, or fails to reaffirm such recommendation within two business days after Veritex requests in writing that such action be taken, or fails to recommend against acceptance of a tender offer or exchange offer for outstanding Liberty common stock that has been publicly disclosed (other than by Veritex or an affiliate of Veritex) within 10 business days after the commencement of such tender or exchange offer, (ii) recommends or endorses an acquisition proposal, or (iii) breaches certain obligations, including with respect to the non-solicitation of acquisition proposals or calling a meeting of its shareholders and recommending that they adopt the merger agreement, in any material respect;

•
by Veritex, if Liberty has failed to obtain the approval by two-thirds of the outstanding shares of Liberty common stock of the merger agreement and the transactions contemplated thereby at the duly convened Liberty special meeting or any adjournment or postponement thereof at which a vote on the adoption of the merger agreement was taken;

•
by Liberty, if prior to the adoption of the merger agreement by Liberty’s shareholders by the necessary shareholder vote, Liberty has received an acquisition proposal that amounts to a Superior Proposal (as defined in the merger agreement) and has complied with certain obligations, including with respect to the non-solicitation of acquisition proposals; or

•	by Veritex or Liberty, if the Determination Date VWAP is less than $22.07.
Effect of Termination
If the merger agreement is terminated, it will become void and have no effect, except that (i) designated provisions of the merger agreement will survive the termination, including those relating to the effect of termination of the merger agreement, the confidential treatment of information and miscellaneous provisions in Article XI of the merger agreement, and (ii) each of Veritex and Liberty will remain liable for any liabilities or damages arising out of its willful and material breach of any provision of the merger agreement.
Termination Fee
Liberty will pay Veritex a termination fee if the merger agreement is terminated in the following circumstances:

•
In the event the merger agreement is terminated by Veritex because the merger has not been completed prior to the termination date, if, at the time of termination (i) the Liberty special meeting has not occurred, (ii) there has been an acquisition proposal at any time prior to the termination of the merger agreement, and (iii) within twelve months after the date of such termination, Liberty enters into a definitive agreement with the party or parties that made any acquisition proposal, then Liberty will, on the date it enters into the definitive agreement with respect to such acquisition proposal, pay Veritex, by wire transfer of same day funds, a termination fee equal to $2,000,000 (which we refer to in this proxy statement/prospectus as the “termination fee”) (provided that for purposes of the foregoing, all references in the definition of acquisition proposal to “25%” will instead refer to “50%”).

•
In the event that the merger agreement is terminated by Veritex based on the Liberty Board having (i) failed to recommend in this proxy statement/prospectus that the shareholders of Liberty adopt the merger agreement, or withdrawn, modified or qualified such recommendation in a manner adverse to Veritex, or resolved to do so, or failed to reaffirm such recommendation within two business days after Veritex has requested in writing that such action be taken, or failed to recommend against acceptance of a tender offer or exchange offer for outstanding Liberty common stock that has been publicly disclosed (other than by Veritex or an affiliate of Veritex) within ten business days after the commencement of such tender or exchange offer, (ii) recommended or endorsed an acquisition proposal, or (iii) breached certain obligations, including with respect to the non-solicitation of acquisition proposals or calling a meeting of its shareholders and recommending that they adopt the merger agreement, in any material respect, then Liberty will pay Veritex, by wire transfer of same day funds, the termination fee on the date of termination.

•
In the event that the merger agreement is terminated by Veritex based on Liberty having failed to obtain the approval by two-thirds of the outstanding shares of Liberty common stock of the merger agreement and the transactions contemplated thereby at the duly convened Liberty special meeting or any adjournment or postponement thereof at which a vote on the adoption of the merger agreement was taken, and if at the time of the failure of the Liberty shareholders to approve and adopt the merger agreement there exists an acquisition proposal, then Liberty will pay Veritex, by wire transfer of same day funds, the termination fee on the date of termination.

•
In the event that the merger agreement is terminated by Liberty because, prior to the adoption of the merger agreement by the Liberty shareholders by the requisite shareholder vote, Liberty has received a Superior Proposal (as defined in the merger agreement) and has complied with its obligations under the merger agreement with respect to such Superior Proposal, then Liberty will pay Veritex, by wire transfer of same day funds, the termination fee on the date of termination.

Without limiting the right of either Veritex or Liberty to recover liabilities or damages arising out of the other party’s willful and material breach of any provision of the merger agreement, the maximum aggregate amount of monetary fees, liabilities or damages payable by a single party under the merger agreement will be equal to the termination fee.
Expenses and Fees
Except as specifically provided in the merger agreement, all costs and expenses incurred in connection with the merger agreement and all agreements and documents contemplated thereby, and the consummation of the transactions contemplated thereby and by the merger agreement, will be paid by the party incurring such costs or expenses.
Amendment, Waiver and Extension of the Merger Agreement
Subject to compliance with applicable law, the merger agreement may be amended by the parties, by action taken or authorized by their respective boards of directors, at any time before or after approval of the merger agreement Liberty shareholders, except that after adoption of the merger agreement by Liberty shareholders, there may not be, without further approval of Liberty shareholders, any amendment of the merger agreement that decreases the consideration paid for the shares of Liberty common stock that materially and adversely affects the rights of the Liberty shareholders under the merger agreement. The merger agreement may not be amended except by an instrument in writing signed on behalf of each of the parties thereto.
At any time before the closing date of the merger, the parties, by action taken or authorized by their respective boards of directors, may, to the extent legally allowed, extend the time for the performance of any of the obligations or other acts of the other party, waive any inaccuracies in the representations and warranties contained in the merger agreement or in any document delivered pursuant to the merger agreement, and waive compliance with any of the agreements or satisfaction of any conditions contained in the merger agreement. Any agreement on the part of a party to the merger agreement to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party in the manner provided above.
Liberty Director Support Agreements and Liberty Voting Agreement
Liberty Directors Support Agreements
In connection with entering into the merger agreement, each of the directors of Liberty and Liberty Bank has entered into a Director Support Agreement with Veritex pursuant to which they agree to use their reasonable efforts to refrain from harming the goodwill of Liberty and Liberty Bank and their respective customer and client relationships. By entering such Liberty director support agreements, each director also agreed to certain additional restrictive covenants.
The foregoing description of the Liberty director support agreements is subject to, and qualified in its entirety by reference to, the Liberty director support agreements, a form of which is attached to this proxy statement/prospectus as Annex C and is incorporated by reference into this proxy statement/prospectus.
Liberty Voting Agreement
In connection with entering into the merger agreement, Veritex entered into a voting agreement with Liberty and certain executive officers and each director of Liberty and Liberty Bank and their affiliates, solely in their capacity as shareholders of Liberty. The shareholders who are party to the Liberty voting agreement beneficially own in the aggregate approximately 68% of the outstanding shares of Liberty common stock. The Liberty voting agreement requires, among other things, that the shareholders party thereto vote all of their shares of Liberty common stock in favor of the approval and adoption of the merger agreement and the transactions contemplated thereby and against any acquisition proposal, subject to certain specified exceptions, and generally prohibits them from transferring their shares of Liberty common stock prior to the termination of the Liberty voting agreement. The Liberty voting agreement will terminate upon the earlier of the termination of the merger agreement in accordance with its terms or the consummation of the merger.
The foregoing description of the Liberty voting agreement is subject to, and qualified in its entirety by reference to, the Liberty voting agreement, a form of which is attached to this proxy statement/prospectus as Annex B and is incorporated by reference into this proxy statement/prospectus.

ACCOUNTING TREATMENT
The accounting principles applicable to the merger as described in FASB ASC 805 provide transactions that represent business combinations are to be accounted for under the acquisition method. The acquisition method requires all of the following steps: (1) identifying the acquirer; (2) determining the acquisition date; (3) recognizing and measuring the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree; and (4) recognizing and measuring goodwill or a gain from a bargain purchase.
The appropriate accounting treatment for the merger is as a business combination under the acquisition method. On the acquisition date, as defined by ASC 805, Veritex (the acquirer) will record at fair value the identifiable assets acquired and liabilities assumed, any noncontrolling interest, and goodwill (or a gain from a bargain purchase). The results of operations for the combined company will be reported prospectively subsequent to the acquisition date.
MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE INTEGRATED MERGERS
The following discussion addresses the material U.S. federal income tax consequences of the integrated mergers to U.S. holders (as defined below) of Liberty common stock. This discussion is based on the Code, Treasury regulations, administrative rulings and judicial decisions, all as in effect as of the effective date of this proxy statement/prospectus and all of which are subject to change (possibly with retroactive effect) and to differing interpretations. Accordingly, the U.S. federal income tax consequences of the integrated mergers to holders of Liberty common stock could differ from those described below.
This discussion applies only to U.S. holders that hold their Liberty common stock, and will hold the Veritex common stock received in exchange for their Liberty common stock, as a capital asset within the meaning of Section 1221 of the Code (generally assets held for investment). Further, this discussion does not address all aspects of U.S. federal taxation that may be relevant to a particular U.S. holder in light of such holder’s personal circumstances or to a U.S. holder that is subject to special treatment under U.S. federal income tax laws, including, without limitation:

•	financial institutions or mutual funds,

•	tax-exempt organizations,

•	insurance companies,

•	dealers in securities or foreign currency,

•	traders in securities who elect to apply a mark-to-market method of accounting,

•	partnerships and other pass-through entities and investors in such entities,

•	controlled foreign corporations or passive foreign investment companies,

•	regulated investment companies and real estate investment trusts,

•	broker-dealers,

•	holders liable for the alternative minimum tax,

•	holders that have a functional currency other than the U.S. dollar,

•
holders who received, or have a right to receive, their Liberty common stock through the exercise of employee stock options, through a tax-qualified retirement plan, deferred stock award or otherwise as compensation,

•	holders who hold Liberty common stock as part of a hedge, straddle, constructive sale, conversion transaction or other integrated investment, and

•	U.S. expatriates or certain former citizens or long-term residents of the United States.
In addition, the discussion does not address any state, local or foreign tax consequences of the integrated mergers, or any tax consequences of the integrated mergers under any U.S. federal tax laws other than those pertaining to income tax.
For purposes of this discussion, a U.S. holder is a beneficial owner of Liberty common stock who is, for U.S. federal income tax purposes: (i) an individual who is a citizen or resident of the United States; (ii) a corporation (or any other entity taxable as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States or any state thereof or the District of Columbia; (iii) an estate that is subject to U.S. federal income tax on its income regardless of its source; or (iv) a trust (A) if a U.S. court is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all substantial decisions of the trust or (B) that was in existence on August 20, 1996, and has made a valid election to be treated as a United States person for U.S. federal income tax purposes. Holders of Liberty common stock who are not U.S. holders may have different tax consequences than those described below and are urged to consult their own tax advisors regarding the tax treatment of the integrated mergers under United States and non-United States tax laws.
If a partnership (or an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of Liberty common stock, the U.S. federal income tax treatment of a partner in such partnership generally will depend upon the status of the partner and the activities of the partnership. Veritex and Liberty urge such partners and partnerships to consult their own tax advisors regarding the particular tax consequences of the integrated mergers to them.
Determining the actual U.S. federal income tax consequences of the integrated mergers to a U.S. holder may be complex and will depend, in part, on the holder’s particular circumstances. Veritex and Liberty urge each U.S. holder of Liberty common stock to consult his or her tax advisor with respect to the particular tax consequences of the integrated mergers to such holder.
U.S. Federal Income Tax Consequences of the Integrated Mergers Generally
The obligations of Veritex and Liberty to complete the merger are conditioned on, among things, the receipt by Veritex and Liberty of tax opinions from Norton Rose Fulbright US LLP and Andrews Kurth Kenyon LLP, respectively, dated as of the closing date of the merger, to the effect that, on the basis of facts, representations and assumptions described in such opinions, the integrated mergers will together be treated as an integrated transaction that qualifies as a “reorganization” within the meaning of Section 368(a) of the Code.
These opinions will be subject to customary qualifications and assumptions, including assumptions regarding the absence of changes in existing facts and the completion of the integrated mergers strictly in accordance with the merger agreement and the registration statement. In rendering their opinions, Norton Rose Fulbright US LLP and Andrews Kurth Kenyon LLP, will rely upon representations and covenants, including those contained in certificates of officers of Veritex and Liberty. If any of the assumptions, representations or covenants upon which these opinions are based are incorrect or inaccurate in any way, these opinions and the U.S. federal income tax consequences of the integrated mergers could be adversely affected. In addition, the obligation of each of Norton Rose Fulbright US LLP and Andrews Kurth Kenyon LLP to deliver such opinions is conditioned on the integrated mergers satisfying the continuity of proprietary interest requirement. That requirement generally will be satisfied if the aggregate value of the Veritex stock constitutes at least 42% of the aggregate value of the aggregate merger consideration at the time the integrated mergers become effective. The opinions represent Norton Rose Fulbright US LLP’s and Andrews Kurth Kenyon LLP’s best legal judgment, but do not bind the courts and do not preclude the IRS from adopting a position contrary to the ones expressed in the opinions. Additionally, the IRS has not issued (and is not expected to issue) any ruling as to the qualification of the integrated mergers together as reorganization under Section 368(a) of the Code. Accordingly, there can be no assurance that the IRS will not assert, and a court will not sustain, a position contrary to any of the tax consequences set forth below. The following discussion regarding the U.S. federal income tax consequences of the integrated mergers assumes that the merger will be consummated as described in the integrated mergers agreement and this proxy statement/prospectus.
Exchange for Veritex Common Stock and Cash. A U.S. holder who receives both Veritex common stock and cash in the exchange for such holder’s Liberty common stock will recognize gain (but not loss) equal to the lesser of: (1) the amount by which the sum of the fair market value of the Veritex common stock and cash received by such holder of Liberty common stock exceeds such holder’s adjusted tax basis in its Liberty common stock; and (2) the amount of cash received by such holder of Liberty common stock (in each case excluding cash received in lieu of a fractional share of Veritex common stock, the U.S. federal income tax treatment of which is discussed below). Except to the extent any cash received is treated as a dividend as discussed below, any gain recognized by the U.S. holder generally will be long-term capital gain if, as of the effective date of the integrated mergers, such holder’s holding period with respect to the Liberty common stock surrendered exceeds one year.
If Liberty common stock was acquired by a U.S. holder at different times or different prices, such holder should consult the holder’s tax advisor regarding the manner in which gain or loss should be determined for each identifiable block of Liberty common stock surrendered in the exchange.
The aggregate tax basis of the shares of Veritex common stock received (including any fractional share of Veritex common stock deemed received and redeemed for cash as described below) by a U.S. holder will be equal to such holder’s aggregate tax basis in the shares of Liberty common stock surrendered in exchange for the shares of Veritex common stock reduced by the amount of tax basis allocated to any fractional share deemed received and redeemed, and then increased by any taxable gain recognized in the integrated mergers by such holder (excluding any gain recognized as a result of cash received in lieu of a fractional share of Veritex common stock) regardless of whether such gain is classified as capital gain or dividend income, and minus any cash received (other than cash received in lieu of a fractional share of Veritex common stock) by such holder in the integrated mergers. The holding period for shares of Veritex common stock received in the integrated mergers (including any fractional share of Veritex common stock deemed received and redeemed for cash as described below) by a U.S. holder will include such holder’s holding period for the Liberty common stock surrendered in exchange for the Veritex common stock. If Liberty common stock was purchased or acquired by a U.S. holder on different dates or at different prices, such holder should consult such holder’s tax advisor for purposes of determining the basis and holding period of the Veritex common stock received in the merger.
Cash Received in Lieu of a Fractional Share. A U.S. holder who receives cash in lieu of a fractional share of Veritex common stock will be treated as having received the fractional share in the integrated mergers and then as having exchanged the fractional share for cash in redemption by Veritex. As a result, the U.S. holder will generally recognize gain or loss equal to the difference between the amount of cash received and such holder’s tax basis allocable to the fractional share. The gain or loss will be capital gain or loss and will be long-term capital gain or loss if the U.S. holder has held the fractional share exchanged (including the holding period for the Liberty common stock exchanged therefor) for more than one year as of the effective date of the integrated mergers. The deductibility of capital losses is subject to limitations.
Potential Characterization of Gain as a Dividend. In general, the determination of whether gain recognized by a U.S. holder in the exchange will be treated as capital gain or as a dividend will depend on whether, and to what extent, the integrated mergers reduce such holder’s deemed percentage ownership of Veritex common stock. For purposes of this determination, the U.S. holder will be treated as if such holder first exchanged such holder’s Liberty common stock solely for Veritex common stock and then Veritex immediately redeemed a portion of such holder’s Veritex common stock in the exchange for cash received in the integrated mergers by such holder. The gain recognized by the U.S. holder in the exchange followed by a deemed redemption will be capital gain if, with respect to such holder, the deemed redemption is “substantially disproportionate” or “not essentially equivalent to a dividend.”
In general, the deemed redemption will be “substantially disproportionate” with respect to a U.S. holder if the percentage described in clause (2) below is less than 80% of the percentage described in clause (1) below. In general, such determination requires a comparison of (1) the percentage of outstanding voting stock of Veritex that the U.S.

holder is deemed actually and constructively to have owned immediately before the deemed redemption by Veritex and (2) the percentage of outstanding voting stock of Veritex actually and constructively owned by such holder immediately after the deemed redemption by Veritex. In applying the foregoing test, the U.S. holder may, under constructive ownership rules, be deemed to own stock in addition to stock actually owned by such holder, including stock owned by certain other persons and stock subject to an option held by such holder or by certain other persons. Because the constructive ownership rules are complex, each U.S. holder should consult such holder’s tax advisor as to the applicability of these rules. Whether the deemed redemption is “not essentially equivalent to a dividend” with respect to a U.S. holder will depend on such holder’s particular circumstances. In order for the deemed redemption to be “not essentially equivalent to a dividend,” the reduction must result in a “meaningful reduction” in the U.S. holder’s deemed percentage ownership of Veritex common stock. The IRS has indicated that a minority shareholder in a publicly traded corporation whose relative stock interest is minimal and who exercises no control with respect to corporate affairs is considered to have a meaningful reduction if that shareholder has any reduction in his or her percentage stock ownership under the foregoing analysis.
These rules are complex and dependent upon the specific facts of a particular U.S. holder. Consequently, Veritex and Liberty urge each U.S. holder that may be subject to these rules to consult such holder’s tax advisor as to the application of these rules to the particular facts relevant to such holder.
Dissenters. Upon the proper exercise of dissenters’ rights, a U.S. holder will exchange all of the shares of Liberty common stock actually owned by such holder solely for cash and will recognize gain or loss equal to the difference between the amount of cash received and such holder’s tax basis in the shares of Liberty common stock surrendered. The gain or loss will be long-term capital gain or loss if the U.S. holder’s holding period with respect to the Liberty common stock surrendered is more than one year. The deductibility of capital losses is subject to limitations. In some cases, if the U.S. holder owns shares of Veritex common stock actually or constructively after the integrated mergers, the cash received could be treated as a dividend, in which case such holder may recognize dividend income up to the amount of cash received. Because the possibility of dividend treatment depends upon each U.S. holder's particular circumstances, including the application of constructive ownership rules, U.S. holders of Liberty common stock are urged to consult their tax advisors regarding the application of the foregoing rules to their particular circumstances
Medicare Tax. If a U.S. holder that is an individual has modified gross income for the taxable year over a certain threshold (between $125,000 and $250,000 depending upon the individual’s U.S. federal income tax filing status), such an individual is subject to a 3.8% tax (the “Medicare Tax”) on the lesser of: (i) his or her “net investment income” for the relevant taxable year; or (ii) the excess of his or her modified gross income for the taxable year over his or her applicable threshold (between $125,000 and $250,000 depending upon the individual’s U.S. federal income tax filing status). In the case of an estate or trust, the Medicare Tax will be imposed on the lesser of: (i) undistributed net investment income, or (ii) the excess of its adjusted gross income over the dollar amount at which the highest income tax bracket applicable to an estate or trust begins for the relevant taxable year. Net investment income generally would include any capital gain incurred in connection with the integrated mergers (including gain treated as dividend income), as well as other items of interest, dividends, capital gains, and rental or royalty income.
Information Reporting and Backup Withholding
Payments of cash to a U.S. holder pursuant to the integrated mergers may under certain circumstances be subject to information reporting and backup withholding. Generally, backup withholding will not apply if a U.S. holder:

•
furnishes a correct taxpayer identification number to the exchange agent and certifies that such holder is not subject to backup withholding on the substitute Form W-9 or successor form included in the letter of transmittal received and otherwise complies with applicable requirements of the backup withholding rules; or

•	is otherwise exempt from backup withholding.

Any amounts withheld under the backup withholding rules are not an additional tax and will generally be allowed as a refund or credit against a U.S. holder’s U.S. federal income tax liability, provided such holder furnishes the required information to the IRS.
Reporting Requirements
A U.S. holder who receives shares of Veritex common stock upon completion of the integrated mergers and who is considered a “significant holder” will be required to retain records pertaining to the integrated mergers and to file with such holder’s U.S. federal income tax return for the year in which the integrated mergers take place a statement setting forth certain facts relating to the integrated mergers. For this purpose, a U.S. holder is a significant holder if the person owns at least 1% by vote or value of Liberty’s outstanding shares or has a tax basis of $1,000,000 or more in such holder’s Liberty common stock and securities. Such statement must include the U.S. holder’s tax basis in and fair market value of such holder’s Liberty common stock and securities surrendered in the integrated mergers.
Tax Treatment of Entities
No gain or loss should be recognized by Veritex or Liberty for U.S. federal income tax purposes as a result of the integrated mergers.
This discussion of certain material U.S. federal income tax consequences is for general information only and is not tax advice. Veritex and Liberty urge holders of Liberty common stock to consult their tax advisors with respect to the application of U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the U.S. federal estate or gift tax rules, or under the laws of any state, local, foreign or other taxing jurisdiction or under any applicable tax treaty.

DESCRIPTION OF CAPITAL STOCK OF VERITEX
As a result of the merger, Liberty shareholders who receive shares of Veritex common stock in the merger will become shareholders of Veritex. Your rights as a shareholder of Veritex will be governed by Texas law and the Veritex certificate of formation and the Veritex bylaws. The following briefly summarizes the material terms of Veritex common stock. This discussion does not purport to be a complete description of these rights and may not contain all of the information regarding Veritex’s capital stock that is important to you. These rights can be determined in full only by reference to federal and state banking laws and regulations, the TBOC and the Veritex certificate of formation and Veritex bylaws, copies of which are filed with the SEC as exhibits to the registration statement of which this prospectus is a part, and applicable law, which Veritex and Liberty urge you to read. Copies of Veritex’s governing documents have been filed with the SEC. To find out where copies of these documents can be obtained, as well as the copies of Liberty’s governing documents, see “Where You Can Find More Information” beginning on page 113.
Overview
Veritex’s certificate of formation authorizes it to issue up to 75,000,000 shares of common stock, par value $0.01 per share, and 10,000,000 shares of preferred stock, par value $1.00 per share, of which 8,000 shares are designated as Series C preferred stock and 24,500 shares are designated as Series D preferred stock. The authorized but unissued shares of Veritex’s capital stock will be available for future issuance without shareholder approval, unless otherwise required by applicable law or the rules of any applicable securities exchange.
As of September 20, 2017, there were 22,639,543 shares of Veritex common stock issued and outstanding. All issued and outstanding shares at that date were, and the shares of Veritex common stock upon completion of the merger will be, fully paid and nonassessable. Immediately following the completion of the merger, Veritex expects to have 24,089,543 shares of Veritex common stock outstanding. Also, as of September 20, 2017, there were outstanding warrants to purchase 25,000 shares of Veritex common stock, and an aggregate of 674,697 restricted stock units and options to purchase shares of Veritex common stock held by Veritex’s employees, officers and directors under Veritex’s 2014 Omnibus Incentive Plan and 2010 Stock Options and Equity Incentive Plan were outstanding.
Veritex Common Stock
Voting Rights. Subject to any special voting rights that may be given to any series of preferred stock that Veritex may issue in the future, holders of Veritex common stock are entitled to one vote per share in the election of directors and on all other matters submitted to a vote of its shareholders. Shareholders are not entitled to cumulate their votes with respect to the election of directors. Directors are elected by a plurality of the votes cast.
Dividends. Holders of Veritex common stock are entitled to dividends when, as and if declared by the Veritex Board out of funds legally available therefor.
Liquidation Rights. Upon any voluntary or involuntary liquidation, dissolution or winding up of Veritex’s affairs, all shares of Veritex common stock will be entitled to share equally in all remaining assets after the holders of shares of preferred stock or other senior securities have received the liquidation preference of their shares plus any declared but unpaid dividends, if any, and after all other indebtedness has been retired.
Preemptive Rights; Other. Veritex common stock has no preemptive or conversion rights and is not entitled to the benefits of any redemption or sinking fund provision.
Veritex Preferred Stock
General. Veritex is authorized to issue 10,000,000 shares of preferred stock, par value $0.01 per share. On December 22, 2015, Veritex redeemed all 8,000 shares of its Senior Non-Cumulative Perpetual Preferred Stock, Series C, which were previously issued and outstanding in connection with Veritex’s participation in the SBLF Program, a fund established under the Small Business Jobs Act of 2010 that was created to encourage lending to small business by providing capital to qualified community banks.

On August 8, 2017, Veritex redeemed all 24,500 shares of its Series D preferred stock. The Series D preferred stock had been issued to the United States Department of the Treasury in September 2011 in connection with Sovereign’s participation in the SBLF Program. Upon completion of the Sovereign Merger, each share of Sovereign’s Senior Non-Cumulative Perpetual Preferred Stock, Series C was converted into one share of the Series D preferred stock. The Series D preferred stock was redeemed at its liquidation value of $1,000 per share plus accrued dividends for a total redemption amount of $24,726,625. The redemption was approved by Veritex’s primary federal regulator and was funded with Veritex’s surplus capital. Immediately after the redemption, Veritex’s capital ratios exceeded those levels necessary to be categorized as “well capitalized” under the regulatory framework for prompt corrective action. The redemption terminated Veritex’s participation in the SBLF Program.
Veritex’s certificate of formation, subject to limitations prescribed in Vertex’s bylaws and subject to limitations prescribed by Texas law, authorizes the Veritex Board, from time to time by resolution or duly authorizing committee of the board and without further shareholder action, to provide for the issuance of shares of preferred stock, in one or more series, and to fix the relative rights and preferences of the shares of a series including voting powers, dividend rights, liquidation preferences, redemption rights and conversion privileges. As a result of its broad discretion with respect to the creation, establishment of the terms, and issuance of shares of a series of Veritex’s preferred stock without shareholder approval, Veritex’s Board could adversely affect the voting power of the holders of common stock or another series of preferred stock and, by issuing shares of preferred stock with certain voting, conversion and/or redemption rights, could discourage any attempt to obtain control of Veritex.

COMPARISON OF SHAREHOLDERS’ RIGHTS
If the merger is completed, holders of Liberty common stock will be entitled to receive shares of Veritex common stock in exchange for their shares of Liberty common stock. Veritex is organized under the laws of the state of Texas, and Liberty is organized under the laws of the state of Texas. The following is a summary of the material differences between (1) the current rights of Liberty shareholders under the Texas Business Organizations Code (the “TBOC”), the Liberty certificate of formation and the Liberty bylaws and (2) the current rights of Veritex shareholders under the TBOC, the Veritex certificate of formation and the Veritex bylaws.
Veritex and Liberty believe that this summary describes the material differences between the rights of the holders of Veritex common stock as of the date of this proxy statement/prospectus and the rights of the holders of Liberty common stock as of the date of this proxy statement/prospectus; however, it does not purport to be a complete description of those differences. Copies of Veritex’s governing documents have been filed with the SEC. Copies of the Liberty certificate of formation and the Liberty bylaws are available upon written request from Liberty. To find out where copies of these documents can be obtained, see “Where You Can Find More Information” beginning on page 113.

Veritex	Liberty

AUTHORIZED CAPITAL STOCK
Veritex’s certificate of formation authorizes the issuance of up to 75,000,000 shares of common stock, par value $0.01 per share, and up to 10,000,000 shares of preferred stock, par value $0.01 per share.

The Liberty certificate of formation, as amended, authorizes the issuance of 15,000,000 shares of common stock, par value $1.00 per share, and 5,000,000 shares of preferred stock, par value of $1.00 per share.

VOTING LIMITATIONS
The Veritex certificate of formation and the Veritex bylaws do not impose voting restrictions on shares held in excess of a 10% beneficial ownership limit.	The Liberty certificate of formation and the Liberty bylaws do not impose voting restrictions on shares held in excess of a 10% beneficial ownership limit.
SIZE OF BOARD OF DIRECTORS
The Veritex bylaws provide that the number of directors which shall constitute the whole Veritex Board, which shall not be less than three, shall be determined from time to time by a resolution adopted by a majority of the Veritex Board; provided that no decrease in the number of directors which would have the effect of shortening the term of an incumbent director may be made by the Veritex Board. Each director shall hold office for the term for which such director is elected, and until such director’s successor shall have been elected and qualified or until such director’s earlier death, resignation or removal.

The Liberty certificate of formation provides that the number of directors constituting the initial board of directors shall be three.

The Liberty bylaws provide that the number of directors constituting the Liberty Board may not be less than one. The first Liberty Board will consist of the number of directors named in the Liberty certificate of formation. Thereafter, within the limits specified above, the number of directors which constitute the entire Liberty Board shall be determined by resolution of the Liberty Board. Each director will hold office until the next annual meeting of shareholders and until the director’s successor is elected and qualified or, if earlier, until the director’s death, resignation, or removal from office.

PREEMPTIVE RIGHTS
Holders of Veritex common stock are not entitled to preemptive rights with respect to any shares that may be issued.	Under Texas law, there are no preemptive rights unless expressly provided in the corporation’s certificate of formation. Liberty’s certificate of formation expressly denies preemptive rights.

Veritex	Liberty

CONVERTIBILITY OF STOCK
Veritex common stock is not convertible into any other securities of Veritex.
The Liberty Board has the authority under the certificate of formation, as amended, to determine whether the shares of a series of preferred stock are convertible into common stock, other securities or shares of any other class or series of preferred stock. The Liberty common stock is not convertible into any other securities of Liberty.

ELECTION OF DIRECTORS
Under Texas law, directors are elected by a plurality of the votes cast by the shareholders entitled to vote in the election of directors at a meeting of shareholders at which a quorum is present, unless otherwise provided in the certificate of formation or the bylaws of a corporation.

Directors of Veritex are elected by a plurality of the votes cast by the holders entitled to vote at the meeting. Each share of Veritex stock has one vote for each nominee for director. Veritex’s certificate of formation does not provide for cumulative voting.

Under Texas law, directors are elected by a plurality of the votes cast by the shareholders entitled to vote in the election of directors at a meeting of shareholders at which a quorum is present, unless otherwise provided in the certificate of formation or the bylaws of a corporation.
At any election for directors, every shareholder entitled to vote at such election shall have the right to vote the number of shares he owns for as many persons as there are directors to be elected and for whose election he has a right to vote. The Liberty certificate of formation expressly prohibits cumulative voting.

REMOVAL OF DIRECTORS, BOARD VACANCIES AND CLASSES OF DIRECTORS
Unless otherwise provided in the certificate of formation or the bylaws of a corporation, Texas law provides that at any meeting of shareholders called expressly for the purpose of removing a director, any director or the entire board of directors may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote at any election of directors.

Veritex’s bylaws provide that any director or the entire board of directors may be removed, but only for cause, by the affirmative vote of the holders of four fifths (4/5) of all the shares of stock outstanding and entitled to vote at an election of directors.

Any vacancies occurring on the Veritex Board may also be filled by the remaining Veritex directors; and any directors so chosen will hold office until the expiration of the term of his predecessor, or, if elected to fill a vacancy created by an increase in the number of directorships, until the next annual meeting of shareholders.

Veritex’s Board has one class of directors.

Unless otherwise provided in the certificate of formation or the bylaws of a corporation, Texas law provides that at any meeting of shareholders called expressly for the purpose of removing a director, any director or the entire board of directors may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote at any election of directors.
The Liberty bylaws provide that any director may be removed at any meeting called for the purpose of removing any director or the entire board with or without cause by the affirmative vote of a majority of the shares then entitled to vote on the election of directors. The notice of the meeting shall have included a notice of the intention to remove that director or the board.
Any vacancies occurring on the Liberty Board may be filled by the affirmative vote of the majority of the remaining directors, or by the shareholders at any annual or special meeting of shareholders called for that purpose. A director elected to fill a vacancy shall be elected to fill the unexpired term of his predecessor.
Liberty’s board has one class of directors.

Veritex	Liberty

QUORUM
The holders of a majority of the stock issued and outstanding and entitled to vote, present in person or represented by proxy, constitutes a quorum at all meetings of Veritex shareholders for the transaction of business, except as otherwise provided by statute of the Veritex certificate of formation. If a quorum fails to attend any meeting, the shareholders entitled to vote who are present in person or represented by proxy may adjourn the meeting.

With respect to any matter, a quorum is present at a meeting of Liberty shareholders if the holders of a majority of the shares entitled to vote on that matter are represented at the meeting in person or by proxy, except as otherwise provided by law or the Liberty certificate of formation. If a quorum is not present at any meeting of Liberty shareholders, the Liberty shareholders represented in person or by proxy at such meeting may adjourn the meeting until a time and to a place determined by a vote of the holders of a majority of the shares represented in person or by proxy at that meeting.

NOTICE OF SHAREHOLDER MEETING
Written notice of any meeting of shareholders shall be given not less than 10 nor more than 60 days before the day of the meeting and shall include the place, date and time of the meeting, and in the case of special meetings, the purpose of the meeting. A written waiver of any notice signed by a shareholder, whether before or after the time of the event for which notice is to be given, will be deemed equivalent to the notice required to be given to such shareholder.

Except as otherwise provided by law, written notice (given in the manner determined by the Liberty Board) stating the location, if any, date and time of each meeting of the Liberty shareholders and, in the case of a special meeting, the purpose(s) for which the meeting is called, must be delivered, not less than 10 nor more than 60 days before the date of the meeting, either personally, by electronic transmission, or by mail, by or at the direction of the President, the Secretary or the officer or person(s) calling the meeting, to each Liberty shareholder entitled to vote at the meeting. In addition, if a meeting of the Liberty shareholders is to be held solely or in part by using a conference telephone or other communications system authorized by Section 6.002 of the TBOC, the notice of such meeting must also include the form of communications system to be used for such meeting and the means of accessing such communications system.

Veritex	Liberty

VOTE REQUIRED FOR CERTAIN SHAREHOLDER ACTIONS
Texas law provides that on matters other than the election of directors, the affirmative vote of the holders of a majority of the shares entitled to vote on, and who voted for, against, or expressly abstained with respect to the matter, will be the act of the shareholders, unless the vote of a greater number is required by law, the certificate of formation or the bylaws.

Under Texas law, the affirmative vote of the holders of at least two-thirds of the outstanding shares of the corporation entitled to vote is required to approve a fundamental business transaction, unless a different vote but not less than a majority of the shares entitled to vote on the matter, is specified in the certificate of formation.

Under Texas law, a corporation’s certificate of formation may provide that the affirmative vote of the holders of a specified portion of the shares, not less than a majority, entitled to vote on the matter will be the act of the shareholders, rather than the specified portion of shares required under Texas law.

Each share of Veritex common stock has one vote for each matter properly brought before the shareholders.

Veritex’s bylaws provide that a majority of votes actually cast shall decide any matter properly before the Liberty shareholders, except that directors shall be elected by plurality of the votes actually cast. Veritex’s certificate of formation provides that the affirmative vote of the holders of a majority of the outstanding shares or, if applicable, a majority of the outstanding shares of a class or series entitled to vote on or approve any matter or action as to which the TBOC requires a vote of two-thirds or any other specified portion of the shares will be sufficient to effect the matter or action subject to that vote, notwithstanding the vote required by the TBOC.

Texas law provides that on matters other than the election of directors, the affirmative vote of the holders of a majority of the shares entitled to vote on, and who voted for, against, or expressly abstained with respect to the matter, will be the act of the shareholders, unless the vote of a greater number is required by law, the certificate of formation or the bylaws.

Under Texas law, the affirmative vote of the holders of at least two-thirds of the outstanding shares of the corporation entitled to vote is required to approve a fundamental business transaction, unless a different vote but not less than a majority of the shares entitled to vote on the matter, is specified in the certificate of formation.

Under Texas law, a corporation’s certificate of formation may provide that the affirmative vote of the holders of a specified portion of the shares, not less than a majority, entitled to vote on the matter will be the act of the shareholders, rather than the specified portion of shares required under Texas law.

The Liberty certificate of formation provides that each share of Liberty common stock has one vote on all matters on which shareholders generally are entitled to vote.

The Liberty bylaws provide that, except as otherwise required by the TBOC, the vote of a majority of the shares entitled to vote and represented at a meeting at which a quorum is present shall be the act of the shareholders.

AMENDMENT OF CERTIFICATE OF FORMATION
Under Texas law, a corporation’s certificate of formation may be amended by the affirmative vote of the holders of two-thirds of the outstanding shares entitled to vote on the amendment, and, if entitled to vote by class or series of shares, by the holders of two-thirds of the outstanding shares of each class or series entitled to vote on the amendment, unless a different number, not less than a majority of shares entitled to vote on the matter or class or series entitled to vote on the matter, is specified in the corporation’s certificate of formation.

Veritex’s certificate of formation may be amended upon the affirmative vote of the holders of a majority of the issued and outstanding shares of Veritex common stock entitled to vote thereon.

Under Texas law, a corporation’s certificate of formation may be amended by the affirmative vote of the holders of two-thirds of the outstanding shares entitled to vote on the amendment, and, if entitled to vote by class or series of shares, by the holders of two-thirds of the outstanding shares of each class or series entitled to vote on the amendment, unless a different number, not less than a majority of shares entitled to vote on the matter or class or series entitled to vote on the matter, is specified in the corporation’s certificate of formation .

Veritex	Liberty

AMENDMENT OF BYLAWS
Under Texas law, unless a corporation’s certificate of formation or a bylaw adopted by the shareholders provides otherwise, a corporation’s shareholders may amend the bylaws regardless of whether they may also be amended by the board of directors.

Veritex’s bylaws provide that the bylaws may be amended only by Veritex’s Board unless the shareholders, in amending, repealing or adopting a particular bylaw, shall have expressly provided in the bylaws that the board of directors may not amend or repeal that bylaw.

Under Texas law, unless a corporation’s certificate of formation or a bylaw adopted by the shareholders provides otherwise, a corporation’s shareholders may amend the bylaws regardless of whether they may also be amended by the board of directors.

The Liberty certificate of formation and bylaws provide that the bylaws may be amended, modified or repealed by the affirmative vote of a majority of the Liberty Board and that the Liberty shareholders shall not have the power to adopt, amend or repeal the bylaws.

SHAREHOLDER ACTIONS WITHOUT A MEETING
Under Texas law, shareholders may act without a meeting if a written consent is signed by all of the shareholders entitled to vote on the matter, unless the corporation’s certificate of formation allow less than unanimous consent (but not less that the number of votes necessary to take the action at the meeting).

Veritex’s certificate of formation provides that any action that may be taken at an annual or special meeting may be taken without a meeting if all shareholders consent, in which case such consent has the same force and effect as a unanimous vote, or if a consent is signed by the shareholders having no less than the minimum votes that would be necessary to take such action at a meeting at which the shareholders of all shares entitled to vote were present and voted.

Under Texas law, shareholders may act without a meeting if a written consent is signed by all of the shareholders entitled to vote on the matter, unless the corporation’s certificate of formation allows less than unanimous consent (but not less that the number of votes necessary to take the action at the meeting).

The Liberty bylaws provide that any action that may be taken at an annual or special meeting may be taken without a meeting if the consents in writing setting forth the actions so taken are signed by all the holders of shares of outstanding stock.

SPECIAL MEETINGS OF SHAREHOLDERS
Under Texas law, special meetings of the shareholders of a corporation may be called by the president, by the board of directors or by any other person authorized to call special meetings by the certificate of formation or bylaws of the corporation. A special meeting may also be called by the holder of the percentage of shares specified in the certificate of formation, not to exceed 50% of the shares entitled to vote, or if no percentage is specified, at least 10% of all of the shares of the corporation entitled to vote at the proposed special meeting.

Veritex’s bylaws provide that special meetings of the shareholders may be called at any time by the Veritex Board, the Chairman or the President, or by the Chairman, the President or the Secretary at the written request of shareholders owning at least ten percent (10%) of all shares of capital stock issued and outstanding and entitled to vote at the meeting.

Under Texas law, special meetings of the shareholders of a corporation may be called by the president, by the board of directors or by any other person authorized to call special meetings by the certificate of formation or bylaws of the corporation. A special meeting may also be called by the percentage of shares specified in the certificate of formation, not to exceed 50 % of the shares entitled to vote, or if no percentage is specified, at least 10% of all of the shares of the corporation entitled to vote at the proposed special meeting.

The Liberty certificate of formation and bylaws provide that special meetings of the shareholders may be called by the President, the Liberty Board or the holders of not less than fifty percent of all shares entitled to vote at the meeting

Veritex	Liberty

SHAREHOLDER PROPOSAL OF BUSINESS
Proposals for business to be brought before any shareholder meeting may be made by the board of directors or by any shareholder entitled to vote in such meeting. If a proposal is made by a shareholder, the shareholder must give timely written notice. To be timely, notice given in the context of an annual meeting must be received by Veritex not less than 120 days in advance of the date of the Veritex proxy statement released to shareholders in connection with the previous year’s annual meeting. Notice given in the context of a special meeting must be received by Veritex’s secretary no later than 90 days prior to such meeting or 10 days following the date the public announcement is made regarding the special meeting. The chairman of any meeting of shareholders will determine whether the business was properly brought before the meeting.
The Liberty certificate of formation and bylaws do not contain a provision addressing shareholder proposals of business.

Veritex	Liberty

INDEMNIFICATION
Under Texas law, a corporation must indemnify a director for his service at the corporation and for service at the corporation as a representative of another entity against reasonable expenses actually incurred by the director in connection with a proceeding because of such service if the director is wholly successful, on the merits or otherwise, in the defense of the proceeding. If a court determines that a director, former director or representative is entitled to indemnification, the court will order indemnification by the corporation and award the person expenses incurred in securing the indemnification. Texas law also permits corporations to indemnify present or former directors and representatives of other entities serving as such directors in certain situations where indemnification is not mandated by law; however, such permissive indemnification is subject to various limitations. Under Texas law, a court may also order indemnification under various circumstances, and officers must be indemnified to the same extent as directors.

Veritex’s certificate of formation and bylaws provide for mandatory indemnification to the fullest extent allowed by Texas law for all former or present directors or officers and all persons who were serving at the request of Veritex as a director, officer, partner or trustee of another entity.

Under Texas law, a corporation must indemnify a director for his service at the corporation and for service at the corporation as a representative of another entity against reasonable expenses actually incurred by the director in connection with a proceeding because of such service if the director is wholly successful, on the merits or otherwise, in the defense of the proceeding. If a court determines that a director, former director or representative is entitled to indemnification, the court will order indemnification by the corporation and award the person expenses incurred in securing the indemnification. Texas law also permits corporations to indemnify present or former directors and representatives of other entities serving as such directors in certain situations where indemnification is not mandated by law; however, such permissive indemnification is subject to various limitations. Under Texas law, a court may also order indemnification under various circumstances, and officers must be indemnified to the same extent as directors.
The Liberty certificate of formation provides for mandatory indemnification to the fullest extent allowed by Texas law, including making mandatory the permissive indemnification allowed under Texas law to all former or present directors or officers of Liberty and to all individuals who were serving at the request of Liberty as a director, officer, partner or similar function of another entity.
The Liberty bylaws further provide that persons receiving indemnification from Liberty must have conducted himself in good faith, reasonably believed in the case of conduct in his official capacity and that his conduct was in the best interests of Liberty, or at least not opposed to Liberty’s best interests, and, in the case of a criminal proceeding, the person had no reasonable cause to believe his conduct was unlawful. If such person was found to have received an improper benefit or was found liable to Liberty, then such person may be indemnified only to the extent of expenses actually and reasonably incurred by such person in connection with the proceeding, and only to the extent that such person has not been found liable for (a) willful or intentional misconduct in the performance of such person’s duty to Liberty, (b) a breach of such person’s duty of loyalty owed to Liberty or (c) an act or omission not committed in good faith that constitutes a breach of a duty owed by such person to Liberty.

Veritex	Liberty

LIMITATION OF DIRECTOR LIABILITY
Texas law provides that the certificate of formation of a corporation may provide that a director of the corporation is not liable, or is liable only to the extent provided by the certificate of formation to the corporation or its shareholders for monetary damages for an act or omission by the person in the person’s capacity as a director.

Veritex’s certificate of formation provides that no director of Veritex will be liable to Veritex or its shareholders for monetary damages for an act or omission in the director’s capacity as a director, except to the extent the foregoing exemption from liability is not permitted under Texas law.

Veritex’s certificate of formation and bylaws provide that Veritex shall have the power to purchase and maintain insurance on behalf of the directors against any liability incurred by directors in such a capacity or arising out of such person’s status.

Texas law provides that the certificate of formation of a corporation may provide that a director of the corporation is not liable, or is liable only to the extent provided by the certificate of formation to the corporation or its shareholders for monetary damages for an act or omission by the person in the person’s capacity as a director.

The Liberty certificate of formation provides that no director of Liberty shall be liable to Liberty or its shareholders for monetary damages for an act or omission in the director’s capacity as a director, except that the certificate of formation does not limit liability for: (i) a breach of the director’s duty of loyalty to the company or its shareholders, (ii) an act or omission not in good faith that constitutes a breach of duty of the director to the corporation or involves intentional misconduct or a knowing violation of the law, (iii) a transaction for which the director receives an improper benefit, or (iv) an act or an omission for which the liability of a director is expressly provided for by statute.

The Liberty certificate of formation provides that Liberty shall have the power to purchase and maintain insurance on behalf of the directors, officers, employees or agents of Liberty, including those serving at the request of Liberty in certain capacities.

RIGHT OF FIRST REFUSAL
Veritex common stock is not subject to a right of first refusal in favor of Veritex.	Liberty common stock is not subject to a right of first refusal in favor of Liberty.
TEXAS ANTI-TAKEOVER STATUTES
Veritex is subject to the affiliated business combinations provisions of Chapter 21, Subchapter M of the TBOC (Sections 21.601 through 21.610), which provide that a Texas corporation may not engage in certain business combinations, including mergers, consolidations and asset sales, with a person, or an affiliate or associate of such person, who is an “Affiliated Shareholder” (generally defined as the holder of 20% or more of the corporation’s voting shares) for a period of three years from the date such person became an Affiliated Shareholder unless: (1) the business combination or purchase or acquisition of shares made by the Affiliated Shareholder was approved by the board of directors of the corporation before the Affiliated Shareholder became an Affiliated Shareholder or (2) the business combination was approved by the affirmative vote of the holders of an at least two-thirds majority of the outstanding voting shares of the corporation not beneficially owned by the Affiliated Shareholder, at a meeting of shareholders called for that purpose (and not by written consent), not less than six months after the Affiliated Shareholder became an Affiliated Shareholder.
The affiliated business combinations provisions of the TBOC are not applicable to:

•
the business combination of a corporation: (a) where the corporation’s original certificate of formation or bylaws contain a provision expressly electing not to be governed by the affiliated business combinations provisions of the TBOC; (b) that adopted an amendment to its certificate of formation or bylaws before December 31, 1997, expressly electing not to be governed by the affiliated business combinations provisions of the TBOC; or (c) that adopts an amendment to its certificate of formation or bylaws after

December 31, 1997, by the affirmative vote of the holders, other than Affiliated Shareholders, of an at least two-thirds majority of the outstanding voting shares of the corporation, expressly electing not to be governed by the affiliated business combinations provisions of the TBOC;

•
a business combination of a corporation with an Affiliated Shareholder that became an Affiliated Shareholder inadvertently, if the Affiliated Shareholder: (a) as soon as practicable divests itself of enough shares to no longer be an Affiliated Shareholder; and (b) would not at any time within the three-year period preceding the announcement of the business combination have been an Affiliated Shareholder but for the inadvertent acquisition;

•
a business combination with an Affiliated Shareholder that was the beneficial owner of 20% or more of the outstanding voting shares of the corporation on December 31, 1996, and continuously until the announcement date of the business combination;

•
a business combination with an Affiliated Shareholder who became an Affiliated Shareholder through a transfer of shares of the corporation by will or intestate succession and continuously was such an Affiliated Shareholder until the announcement date of the business combination; or

•
a business combination of a corporation with a wholly owned subsidiary if the subsidiary is not an affiliate or associate of the Affiliated Shareholder other than by reason of the Affiliated Shareholder’s beneficial ownership of the voting shares of the corporation.

Neither Veritex’s certificate of formation nor Veritex’s bylaws contains any provision expressly providing that Veritex will not be subject to the affiliated business combinations provisions of the TBOC. The affiliated business combinations provisions of the TBOC may have the effect of inhibiting a non-negotiated merger or other business combination involving Veritex, even if such event(s) would be beneficial to its shareholders.

COMPARATIVE MARKET PRICES AND DIVIDENDS
Veritex
Veritex common stock is listed on NASDAQ under the symbol “VBTX.” As of [•], 2017, the latest practicable date prior to the printing of this proxy statement/prospectus, there were approximately [•] holders of record of Veritex common stock. As of such date, approximately [•] shares of Veritex common stock were outstanding.
The following table shows the high and low sales prices per share of Veritex common stock as reported on NASDAQ on (1) July 31, 2017, the last full trading day preceding the public announcement that Veritex and Liberty had entered into the merger agreement, (2) [•], 2017, the latest practicable trading day before the printing of this proxy statement/prospectus and (3) the periods indicated therein.

	Veritex common stock
	High		Low
July 31, 2017(1)		$26.94		$26.24
[•], 2017(2)	$	[•]	$	[•]

Quarter Ended
March 31, 2015		$16.03		$12.05
June 30, 2015		$15.40		$13.16
September 30, 2015		$17.95		$14.13
December 31, 2015		$17.75		$15.20
March 31, 2016		$17.00		$12.35
June 30, 2016		$16.25		$14.35
September 30, 2016		$17.48		$13.91
December 31, 2016		$27.65		$15.46
March 31, 2017		$29.43		$24.55
June 30, 2017		$28.77		$25.08
________________
(1) The last full trading day preceding the public announcement of the entry into the merger agreement.
(2) The latest practicable date prior to the printing of this proxy statement/prospectus.

The foregoing table may not provide meaningful information to Liberty shareholders in determining whether to approve the Liberty Merger Proposal. Liberty shareholders are advised to obtain current market quotations for Veritex common stock. The market price of Veritex common stock will fluctuate between the date of this proxy statement/prospectus, the date of the special meeting and the date of completion of the merger. No assurance can be given concerning the market price of Veritex common stock before or after the closing date of the merger. Changes in the market price of Veritex common stock prior to the closing of the merger will affect the market value of the merger consideration that Liberty shareholders will be entitled to receive upon completion of the merger. See the section of this proxy statement/prospectus entitled “Risk Factors” beginning on page 27.
Veritex Dividend Policy
Veritex has not historically declared or paid cash dividends on Veritex common stock and does not expect to pay dividends on Veritex common stock for the foreseeable future. Instead, Veritex anticipates that all of Veritex’s future earnings will be retained to support Veritex’s operations and to finance the growth and development of Veritex’s business. Any future determination to pay dividends on Veritex common stock will be made by the Veritex Board and will depend on a number of factors, including:

•	Veritex’s historical and projected financial condition, liquidity and results of operations;

•	Veritex’s capital levels and requirements;

•	statutory and regulatory prohibitions and other limitations;

•	any contractual restriction on Veritex’s ability to pay cash dividends, including pursuant to the terms of any of Veritex’s credit agreements or other borrowing arrangements;

•	Veritex’s business strategy;

•	tax considerations;

•	any acquisitions or potential acquisitions that Veritex may examine;

•	general economic conditions; and

•	other factors deemed relevant by the Veritex Board.
Veritex is not obligated to pay dividends on its common stock.
As a Texas corporation, Veritex is subject to certain restrictions on dividends under the TBOC. Generally, a Texas corporation may pay dividends to its shareholders out of its surplus or, if there is no surplus, out of its net profits for the fiscal year in which the dividend is declared or the preceding fiscal year, or both. In addition, if the capital of a Texas corporation is diminished by depreciation in the value of its property, or by losses, or otherwise, to an amount less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets, the directors of such corporation cannot declare and pay out of such net profits any dividends upon any shares of any classes of its capital stock until the deficiency in the amount of capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets is repaired. Veritex is also subject to certain restrictions on the payment of cash dividends as a result of banking laws, regulations and policies. For more information, see “Item 1. Business—Regulation and Supervision—Regulatory Limits on Dividends and Distributions” in Veritex’s Annual Report on Form 10-K for the year ended December 31, 2016.
Since Veritex is a bank holding company and does not engage directly in business activities of a material nature, Veritex’s ability to pay dividends to its shareholders depends, in large part, upon Veritex’s receipt of dividends from Veritex Bank, which is also subject to numerous limitations on the payment of dividends under federal and state banking laws, regulations and policies. The present and future dividend policy of Veritex Bank is subject to the discretion of its board of directors. Veritex Bank is not obligated to pay dividends.
Liberty
Liberty is a privately held corporation and its common stock is not traded on any established public trading market. As of the Liberty record date, there were approximately [•] holders of record of Liberty common stock. As of such date, approximately [•] shares of Liberty common stock were outstanding.
Liberty has not historically declared or paid any dividends on its common stock. Liberty currently intends to retain all of its future earnings, if any, for use in its business and does not anticipate paying cash dividends on its common stock in the foreseeable future. Payments of future dividends, if any, will be at the discretion of the Liberty Board after taking into account various factors, including Liberty’s business, operating results and financial condition, current and anticipated cash needs, plans for expansion and any legal or contractual limitations on Liberty’s ability to pay dividends, including the merger agreement. In addition, the payment of dividends by financial holding companies is generally subject to legal and regulatory limitations.

LEGAL MATTERS
The validity of the Veritex common stock to be issued in the merger will be passed upon for Veritex by Norton Rose Fulbright US LLP. Certain U.S. federal income tax consequences relating to the integrated mergers will also be passed upon for Veritex by Norton Rose Fulbright US LLP and for Liberty by Andrews Kurth Kenyon LLP.
EXPERTS
Veritex
The audited consolidated financial statements of Veritex Holdings, Inc. incorporated by reference in this proxy statement/prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.
Sovereign
The consolidated financial statements of Sovereign Bancshares, Inc. as of and for the years ended December 31, 2016 and 2015 have been incorporated by reference herein and have been audited by RSM US LLP, independent auditors, in reliance upon the report of such firm included and incorporated by reference herein, and upon the authority of such firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
Veritex has filed with the SEC a registration statement on Form S-4 under the Securities Act to register the shares of Veritex common stock that Liberty shareholders will be entitled to receive in connection with the merger. This proxy statement/prospectus is a part of that registration statement. The registration statement, including the attached annexes, exhibits and schedules, contains additional relevant information about Veritex and Veritex common stock. The rules and regulations of the SEC allow Veritex to omit certain information included in the registration statement from this proxy statement/prospectus.
Veritex also files annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy any of the materials Veritex files with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements and other information about issuers who file electronically with the SEC. The address of that site is http://www.sec.gov. General information about Veritex, including Veritex’s annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as any amendments and exhibits to those reports, are available free of charge through Veritex’s website at veritexbank.com as soon as reasonably practicable after Veritex files them with, or furnishes them to, the SEC. Information on Veritex’s website is not incorporated into this proxy statement/prospectus or Veritex’s other securities filings and is not a part of these filings.
The SEC allows Veritex to “incorporate by reference” into this proxy statement/prospectus certain information that Veritex files with the SEC, which means that Veritex can disclose important information to you without actually including the specific information in this proxy statement/prospectus by referring you to those documents. The information incorporated by reference is an important part of this proxy statement/prospectus. You should not assume that the information in this proxy statement/prospectus is current as of any date other than the date of this proxy statement/prospectus or that any information incorporated by reference herein is accurate as of any date other than the date of the document incorporated by reference (or, with respect to particular information contained in such document, as of any date other than the date set forth within such document as the date as of which such particular information is provided). Veritex incorporates by reference into this proxy statement/prospectus the documents listed below and any future filings it makes with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act following the date of this proxy statement/prospectus and prior to the termination of the offering covered by this proxy statement/prospectus, in each case, other than information furnished to the SEC (including, but not limited to, information furnished under Items 2.02 or 7.01 of Form 8-K and any corresponding information furnished with respect to such Items under Item 9.01 or as an exhibit) and which is not deemed filed under the Exchange Act:

•	Veritex’s Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on March 10, 2017;

•	Veritex’s Quarterly Reports on Form 10-Q for the periods ended March 31, 2017 and June 30, 2017, filed with the SEC on April 27, 2017 and July 25, 2017, respectively;

•
the information specifically incorporated by reference into Veritex’s Annual Report on Form 10-K for the year ended December 31, 2016 from Veritex’s Definitive Proxy Statement on Schedule 14A filed with the SEC on April 10, 2017;

•
Veritex’s Current Reports on Form 8-K, filed with the SEC on April 7, 2017, April 25, 2017, May 16, 2017, May 19, 2017, July 7, 2017, July 20, 2017, August 1, 2017, August 7, 2017 and August 9, 2017 (in each case, other than information that is furnished but deemed not to have been filed);

•
Veritex’s Current Report on Form 8-K, filed with the SEC on August 1, 2017 which includes the Audited Consolidated Financial Statements of Sovereign as of and for the years ended December 31, 2016 and 2015 and the Unaudited Consolidated Financial Statements of Sovereign as of and for the six months ended June 30, 2017 and June 30, 2016; and

•
the description of Veritex common stock contained in its Form 8-A filed with the SEC on October 8, 2014, including any amendment to that form that Veritex may file with the SEC in the future for the purpose of updating the description of its common stock.

Any statement contained in this proxy statement/prospectus or in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this proxy statement/prospectus to the extent that a statement contained in this proxy statement/prospectus or in any subsequently filed document that is also incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this proxy statement/prospectus.
Information about Veritex can also be found in additional documents that Veritex may file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this proxy statement/prospectus and the date of Liberty’s special meeting (other than the portions of those documents not deemed to be filed). These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, as well as proxy statements.
You can obtain any of the documents referred to above through Veritex or from the SEC through the SEC’s Internet site at the address described above. Documents incorporated by reference are available from Veritex without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this proxy statement/prospectus. You can obtain documents incorporated by reference into this proxy statement/prospectus by requesting them in writing or by telephone from Veritex at the following address:
Veritex Holdings, Inc.
8214 Westchester Drive, Suite 400
Dallas, Texas 75225
Attention: C. Malcolm Holland, III
Telephone: (972) 349-6200

Liberty is a private company and accordingly does not file reports or other information with the SEC. If you would like to request documents from Liberty, please send a request in writing or by telephone to Liberty at the following address:
Liberty Bancshares, Inc.
3880 Hulen Street, Suite 100
Fort Worth, Texas 76107
Attention: Elliott S. Garsek
Telephone: (817) 806-5900
If you would like to request documents, please do so by the fifth business day before the Liberty special meeting to receive them before the Liberty special meeting. If you request any incorporated documents from Veritex, then Veritex will mail them to you by first-class mail, or another equally prompt means, within one business day after Veritex receives your request.
Veritex has supplied all information contained in or incorporated by reference into this proxy statement/prospectus relating to Veritex, and Liberty has supplied all information contained in this proxy statement/prospectus relating to Liberty.
Neither Veritex nor Liberty has authorized anyone to give any information or make any representation about the merger or their companies that is different from, or in addition to, that contained in this proxy statement/prospectus or in any of the materials that have been incorporated by reference into this proxy statement/prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this proxy statement/prospectus or the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this proxy statement/prospectus does not extend to you. The information contained herein speaks only as of the date of this proxy statement/prospectus unless the information specifically indicates that another date applies.

Annex A

Execution Copy

AGREEMENT AND PLAN OF REORGANIZATION

BY AND AMONG

VERITEX HOLDINGS, INC.,

FREEDOM MERGER SUB, INC.

AND

LIBERTY BANCSHARES, INC.

Dated as of August 1, 2017

i

v

INDEX OF DEFINED TERMS

Acquiring Bank	A- 4	Environmental Notice	A- 38
Acquiring Bank Board	A- 46	ERISA	A- 47
Acquisition Proposal	A- 54	Exchange Act	A- 28
Affiliate	A- 54	Exchange Agent	A- 9
Aggregate Buyer Stock Value	A- 5	Exchange Fund	A- 9
Aggregate Cash Consideration	A- 5	Execution Date	A- 1
Aggregate Merger Consideration	A- 5	FDIA	A- 11
Aggregate Option Consideration	A- 5	FDIC	A- 55
Aggregate Stock Consideration	A- 5	Final Closing Statement	A- 8
Agreement	A- 1	Final Tangible Common Equity	A- 8
Bank Merger	A- 4	FRB	A- 25
Bank Merger Agreement	A- 4	GAAP	A- 6
Bankruptcy Exception	A- 12	Governmental Authority	A- 55
Best Knowledge	A- 55	Hazardous Material	A- 55
BHC Act	A- 11	Holder	A- 9
Business Day	A- 55	Indemnified Party	A- 43
Buyer	A- 1	Initial Resolution Period	A- 8
Buyer Adjustment Notice	A- 6	Integrated Mergers	A- 1
Buyer Board	A- 46	Interim Closing Statement	A- 7
Buyer Common Stock	A- 2	Investment Securities	A- 55
Buyer Disclosure Schedules	A- 26	IRS	A- 16
Buyer Reports	A- 28	Law	A- 55
Calculation Date	A- 8	Liens	A- 11
Certificate	A- 3	Loans	A- 19
Change in Recommendation	A- 31	Material Adverse Change	A- 55
Closing	A- 2	Merger	A- 1
Closing Date	A- 2	Merger Sub	A- 1
Code	A- 1	Minimum Allowance Amount	A- 40
Contracts	A- 14	Minimum Tangible Common Equity	A- 6
Derivative Transactions	A- 20	NASDAQ	A- 5
Determination Date	A- 5	Neutral Auditor	A- 8
Determination Date VWAP	A- 5	Objection Notice	A- 8
Diluted Target Shares	A- 5	Officer Releases	A- 49
Director Releases	A- 49	Option Cancellation Payment	A- 3
Director Support Agreements	A- 1	Option Holder Release Agreements	A- 3
Disclosing Party	A- 55	Per Option Amount	A- 6
Dissenting Shareholder	A- 3	Per Share Cash Consideration	A- 6
DP Contracts	A- 25	Per Share Merger Consideration	A- 6
Effective Time	A- 2	Per Share Stock Consideration	A- 6
Employee Plan	A- 23	Person	A- 56
Employee Plans	A- 23	Preferred Shares	A- 26
Environmental Inspections	A- 37	Preliminary Closing Statement	A- 7
Environmental Laws	A- 55	Proceedings	A- 13

Properties	A- 56	Target Board	A- 1
Property	A- 56	Target Closing Shares	A- 6
Proprietary Rights	A- 19	Target Common Stock	A- 3
Proxy Statement	A- 25	Target Disclosure Schedules	A- 10
Qualified Benefit Plan	A- 23	Target Employee Plan	A- 23
RAP	A- 13	Target Employees	A- 43
Recipient	A- 56	Target Financial Statements	A- 13
Registration Statement	A- 41	Target Interim Statements	A- 13
Regulatory Agency	A- 56	Target Meeting	A- 31
Regulatory Agreement	A- 21	Target Option	A- 3
Representative	A- 56	Target PEO	A- 23
Required Approvals	A- 2	Target PEO Employee Plan	A- 23
Requisite Target Vote	A- 12	Target Representatives	A- 37
SEC	A- 25	Target Stock Option Plans	A- 3
Secondary Investigation	A- 38	Tax	A- 57
Second-Step Merger	A- 1	Tax Return	A- 57
Securities Act	A- 42	Taxes	A- 57
Subject Information	A- 56	TBOC	A- 2
Subsidiary	A- 56	TDB	A- 42
Superior Proposal	A- 56	Terminated Employees	A- 43
Surviving Corporation	A- 2	Termination Date	A- 50
Tangible Common Equity	A- 6	Termination Fee	A- 51
Target	A- 1	Transaction Expenses	A- 7
Target Audited Statements	A- 13	Transmittal Materials	A- 9
Target Bank	A- 1	Treasury Shares	A- 3
Target Bank Board	A- 47	TXSOS	A- 2
Target Bank Call Reports	A- 13	Voting Agreement	A- 1

AGREEMENT AND PLAN OF REORGANIZATION
THIS AGREEMENT AND PLAN OF REORGANIZATION (this “Agreement”), dated as of the 1st day of August, 2017 (the “Execution Date”), is by and among Veritex Holdings, Inc., a Texas corporation and registered bank holding company (“Buyer”), Freedom Merger Sub, Inc., a Texas corporation and a wholly-owned Subsidiary of Buyer (“Merger Sub”), and Liberty Bancshares, Inc., a Texas corporation and registered bank holding company (“Target”).
RECITALS:
WHEREAS, the Boards of Directors of Buyer and Merger Sub have unanimously determined that it is advisable and in the best interests of their respective companies and shareholders to consummate the strategic business combination transaction contemplated herein on the terms and subject to the conditions set forth in this Agreement, pursuant to which (i) Merger Sub will merge with and into Target, with Target as the surviving corporation in the Merger (the “Merger”), and (ii) immediately thereafter, Target will merge with and into Buyer, with Buyer being the surviving corporation (the “Second-Step Merger”, and together with the Merger, the “Integrated Mergers”);
WHEREAS, the Board of Directors of Target (the “Target Board”) has unanimously determined that this Agreement and the transactions contemplated hereby are advisable and in the best interests of Target’s shareholders, and has approved this Agreement and the transactions contemplated hereby, including the Merger, all upon the terms and subject to the conditions set forth herein;
WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition and inducement to Buyer’s willingness to enter into this Agreement, (i) certain executive officers and each director of Target and of Liberty Bank, a Texas banking association and wholly-owned Subsidiary of Target (“Target Bank”), who are shareholders of Target and certain other shareholders of Target, all of whom are listed on Schedule 1, have entered into a Voting Agreement in the form attached hereto as Exhibit A (collectively, the “Voting Agreement”) pursuant to which each such Person has agreed, among other things, to vote the shares of Target Common Stock held by such Person in favor of the Merger, subject to the terms of the Voting Agreements; and (ii) each of the directors of Target and Target Bank has entered into a Director Support Agreement in the form attached hereto as Exhibit B (collectively, the “Director Support Agreements”)
WHEREAS, for federal income Tax purposes, the parties intend that the Integrated Mergers together will qualify as a reorganization within the meaning of § 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”) and the rules and regulations promulgated thereunder and that this Agreement is hereby adopted a plan of reorganization for the purposes of Code §§ 354 and 361 and the applicable regulations; and
WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe certain conditions to the Merger.
NOW, THEREFORE, for and in consideration of the foregoing and of the mutual representations, warranties, covenants and agreements contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereby agree as follows:

ARTICLE I
THE MERGER
Section 1.01.    The Merger. Subject to the terms and conditions of this Agreement, at the Effective Time, Merger Sub shall merge with and into Target, with Target as the surviving corporation (sometimes referred to in such capacity as the “Surviving Corporation”), pursuant to the provisions of Chapter 10 and Chapter 21 of the Texas Business Organizations Code (the “TBOC”).
Section 1.02.    The Closing; Effective Time.
(a)    The transactions contemplated under this Agreement shall be consummated on a date (the “Closing Date”) which shall be the last Business Day of the month during which all necessary regulatory, corporate and other approvals have been received, and all associated mandatory waiting periods have expired (the “Required Approvals”) or such other date as may be mutually agreeable to Buyer and Target. On the Closing Date, a meeting (the “Closing”) will take place at which the parties to this Agreement will exchange certificates, letters and other documents in order to determine whether all of the conditions set forth in ARTICLE VII and ARTICLE VIII have been satisfied or waived or whether any condition exists that would permit a party to this Agreement to terminate this Agreement. If no such condition then exists or if no party elects to exercise any right it may have to terminate this Agreement, then and thereupon the appropriate parties shall execute such documents and instruments as may be necessary or appropriate in order to effect the transactions contemplated by this Agreement. The Closing shall take place at 10:00 a.m., local time at the offices of Norton Rose Fulbright US, LLP, 2200 Ross Avenue, Suite 3600, Dallas, Texas 75201, on the Closing Date, or at such other time and place to which Buyer and Target may agree.
(b)    The “Effective Time” means the effective time of the Merger as specified in the Certificate of Merger filed with and certified by the Texas Secretary of State (“TXSOS”), which time shall be specified as 12:01 a.m. on the first day of the month following the Closing Date.
Section 1.03.    Effects of the Merger. At the Effective Time, the corporate existence of Merger Sub and Target shall, as provided in the provisions of Law heretofore mentioned, be continued in the Surviving Corporation, and the Surviving Corporation shall be deemed to be a continuation in entity and identity of Merger Sub and Target. All rights, franchises and interests of Merger Sub and Target, respectively, in and to any type of property and choses in action shall be transferred to and vested in Surviving Corporation by virtue of such Merger without reversion or impairment, without further act or deed and without any assignment having occurred, but subject to any existing Liens thereon. The Merger shall have all other effects set forth in Section 10.008 of the TBOC.
Section 1.04.    Certificate of Formation and Bylaws. As a result of the Merger, the Certificate of Formation and bylaws of Merger Sub, shall continue in effect as the Certificate of Formation and bylaws of the Surviving Corporation until the same shall be amended and changed as provided by applicable Law.
Section 1.05.    Directors and Officers. The directors and officers of Merger Sub as of the Effective Time, shall be the directors and officers of the Surviving Corporation, and such directors and officers shall hold office from the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the Certificate of Formation and bylaws of the Surviving Corporation or as otherwise provided by applicable Law.
Section 1.06.    Conversion of Securities. At the Effective Time by virtue of the Merger and without any further action on the part of Buyer, Merger Sub, Target or any holder of any of the following securities:
(a)    No Effect on Buyer Common Stock. Each share of common stock, par value $0.01 per share, of Buyer (the “Buyer Common Stock”) issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding and shall not be affected by the Merger.

(b)    Conversion of Merger Sub Common Stock. Each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into one (1) share of common stock, par value $0.01 per share, of the Surviving Corporation.
(c)    Conversion of Target Common Stock. Each share of common stock, par value $1.00 per share, of Target issued and outstanding immediately prior to the Effective Time (“Target Common Stock”), excluding any Target Common Stock held by a Dissenting Shareholder and Treasury Shares, shall be cancelled and converted into and represent the right to receive from the Buyer, without interest, the Per Share Merger Consideration. All shares of Target Common Stock that have been converted in the Merger shall be cancelled automatically and shall cease to exist, and the holders of certificates which immediately prior to the Effective Time represented such shares of Target Common Stock (each, a “Certificate”), shall cease to have any rights with respect to those shares of Target Common Stock, other than the right to receive from the Buyer following the Effective Time the Per Share Merger Consideration for each share of Target Common Stock represented by the Certificate pursuant to this Section 1.06(c) and in accordance with procedures set forth in Section 2.03.
(d)    Cancellation of Treasury Shares. Notwithstanding anything in this Agreement to the contrary, each share of Target Common Stock held in the treasury of Target and each share of Target Common Stock owned by any direct or indirect wholly-owned Subsidiary of Target immediately prior to the Effective Time (collectively, “Treasury Shares”) (other than (i) shares of Target Common Stock held, directly or indirectly, in trust accounts, managed accounts and the like or otherwise held in a fiduciary capacity that are beneficially owned by third parties and (ii) shares of Target Common Stock held in respect of a debt previously contracted), shall be automatically cancelled without any conversion and no payment or distribution shall be made with respect thereto.
(e)    Dissenting Shareholders. Notwithstanding anything in this Agreement to the contrary, shares of Target Common Stock that are held by shareholders of Target who have complied with the terms and provisions of Subchapter H of Chapter 10 of the TBOC (each a “Dissenting Shareholder”) shall be entitled to those rights and remedies set forth in Subchapter H of Chapter 10 of the TBOC; provided, however, that if a shareholder of Target fails to perfect, withdraws or otherwise loses any such right or remedy granted by the Subchapter H of Chapter 10 of the TBOC, each share of Target Common Stock held by such shareholder shall be converted into and represent only the right to receive the consideration as specified in Section 1.06(c). Target shall give Buyer prompt notice upon receipt by Target of any demands for payment of the value of such shares of Target Common Stock and of withdrawals of such notice and any other instruments provided pursuant to applicable Law, and Buyer shall have the right to direct all negotiations and proceedings with respect to any such demands. Target shall not, except with the prior written consent of Buyer, voluntarily make any payment with respect to, or settle or offer to settle, any such demand for payment, or waive any failure to timely deliver a written demand for appraisal or the taking of any other action by such Dissenting Shareholder as may be necessary to perfect appraisal rights under applicable Law. Any payments made in respect of shares held by a Dissenting Shareholder shall be made by the Surviving Corporation (or Buyer as its successor following consummation of the Second-Step Merger).
(f)    Treatment of Target Stock Options. Each option to purchase shares of Target Common Stock (“Target Option”) granted under the Liberty Bancshares, Inc. 2009 Stock Option Plan or pursuant to a nonqualified stock option agreement or agreement with Target (collectively, the “Target Stock Option Plans”), including those Target Options that are set forth on Confidential Schedule 3.02(a) of the Target Disclosure Schedule, that is unexpired, outstanding and unexercised (whether vested or unvested) immediately prior to the Effective Time, shall, without any further action on the part of any holder thereof, fully vest and shall be cancelled at the Effective Time and shall not be assumed by Buyer, and no Target Option shall be substituted with any equivalent option or right to purchase Buyer Common Stock. Upon cancellation thereof, each such Target Option shall be converted automatically into the right to receive an amount in cash, without interest, equal to the product of (i) the number of shares of Target Common Stock available for purchase pursuant to such Target Option (the “Target Option Shares”) multiplied by (ii) the excess, if any, of the Per Option Amount (as defined in Section 2.01(i)) over the exercise price per share of such Target Option Shares (the “Option Cancellation Payment”); provided, that the right to receive such cash consideration shall be conditioned upon the holder thereof executing and delivering to Target an option holder termination and release agreement in the form attached hereto as Exhibit C (collectively, the “Option Holder Release Agreements”) contemplated by Section 8.16. To the extent that any Target Option that has an exercise price per share of Target Common Stock that is greater than or equal to the Per Option Amount, such Target Option shall be cancelled in exchange for no consideration. Buyer shall deliver the Option Cancellation Payment to each holder of a Target Option on the first Business Day following the Effective Time (assuming the delivery and effectiveness of the requisite Option Holder Release Agreement). Payments to the holders of Target Options shall be subject to applicable withholding under the Code, or any provision of state, local or foreign Tax Law, with respect to the making of such payment, and Buyer shall deliver such withheld amount to the applicable taxing authority.
Section 1.07.    No Fractional Buyer Common Stock. Notwithstanding anything in this Agreement to the contrary, Buyer will not issue any certificates or scrip representing fractional shares of Buyer Common Stock otherwise issuable pursuant to the Merger. In lieu of the issuance of any such fractional shares, Buyer shall pay to each former holder of Target Common Stock otherwise entitled to receive such fractional share an amount of cash determined by multiplying (a) the Determination Date VWAP by (b) the fraction of a share of Buyer Common Stock which such holder would otherwise be entitled to receive pursuant to Section 1.06(c).
Section 1.08.    Anti-Dilution Provisions. If, between the Execution Date and the Effective Time, either party should change the number or class of its outstanding shares by reason of a stock split, reverse stock split, reclassification, recapitalization, combination, exchange of shares or readjustment, or a share dividend thereon is declared with a record date within said period, the Per Share Merger Consideration and any dependent items shall be adjusted accordingly and proportionately; provided, that for the avoidance of doubt, no such adjustment shall be made with regard to the shares of Buyer Common Stock to be issued hereunder to holders of Target Common Stock if (i) Buyer issues additional shares of Buyer Common Stock, if Buyer receives consideration for such shares in a bona fide merger, acquisition or other business combination or any other third party transaction (including an offering or sale of shares of Buyer Common Stock), or (ii) Buyer issues stock options, restricted stock units or grants or similar equity awards or Buyer Common Stock upon exercise or vesting of any such grants or awards.
Section 1.09.    Bank Merger. Immediately after the Integrated Mergers, Buyer shall cause the Target Bank to merge with and into Veritex Community Bank (“Acquiring Bank”), a Texas banking association and a wholly-owned Subsidiary of Buyer (such merger, the “Bank Merger”) with Acquiring Bank as the surviving bank. The Bank Merger shall be implemented pursuant to an agreement and plan of merger, in a form attached hereto as Exhibit D (the “Bank Merger Agreement”).
Section 1.10.    Change of Method. Target and Buyer shall be empowered, upon their mutual agreement, at any time prior to the Effective Time, to change the method or structure of effecting the combination of Target and Buyer (including the provisions of ARTICLE I), if and to the extent they both deem such change to be necessary, appropriate or desirable; provided, however, that no such change shall (i) alter or change the Per Share Merger Consideration, (ii) adversely affect the Tax treatment of Target’s shareholders or Buyer’s shareholders pursuant to this Agreement, (iii) adversely affect the Tax treatment of Target or Buyer pursuant to this Agreement or (iv) materially impede or delay the consummation of the transactions contemplated by this Agreement in a timely manner. The Parties agree to reflect any such change in an appropriate amendment to this Agreement executed by both parties in accordance with Section 11.17.
Section 1.11.    Tax Free Reorganization. For U.S. federal income Tax purposes, (a) the parties intend that (i) the Integrated Mergers shall together be treated as a single integrated transaction that qualifies as a “reorganization” within the meaning of the Code § 368(a), and (ii) Buyer, Merger Sub and Target shall each be a party to such reorganization within the meaning of the Code § 368(b), (b) this Agreement is intended to be, and is hereby adopted as, a “plan of reorganization” for purposes of the Code §§ 354, 361 and 368 and within the meaning of Treasury Regulation § 1.368-2(g), and (c) unless otherwise required by applicable Law, each of Buyer and Target (i) shall report the Integrated Mergers together as a “reorganization” within the meaning of the Code § 368(a), (ii) shall not take any Tax reporting position inconsistent with such characterization and (iii) shall properly file with their federal income Tax Returns all information required by Treasury Regulations § 1.368‑3.

ARTICLE II
DETERMINATION OF MERGER CONSIDERATION AND EXCHANGE PROCEDURES
Section 2.01.    Determination of Merger Consideration. For purposes of this Agreement:
(a)    “Aggregate Buyer Stock Value” means the dollar value equal to the Determination Date VWAP multiplied by the Aggregate Stock Consideration.
(b)    “Aggregate Cash Consideration” means $25,000,000, as it may be adjusted pursuant to Section 2.02.
(c)    “Aggregate Merger Consideration” means the sum of the Aggregate Cash Consideration, plus the Aggregate Stock Consideration.
(d)    “Aggregate Option Consideration” means the aggregate cash amount paid by Buyer for the cancellation of Target Options pursuant to Section 1.06(f) hereof.
(e)    “Aggregate Stock Consideration” means, a number of shares of Buyer Common Stock, which number shall vary based on the Determination Date VWAP, as determined by the methodology set forth in the following table:

Determination Date VWAP	Aggregate Stock Consideration
Equal to or greater than $22.07, but less than $24.83	The number of shares of Buyer Common Stock stated in the Buyer Adjustment Notice contemplated by Section 2.02(a) (which number shall not be less than 1,450,000).
Equal to or greater than $24.83 but less than $30.35	1,450,000 shares of Buyer Common Stock.
Equal to or greater than $30.35 but less than $33.11	A number of shares of Buyer Common Stock equal to (A) $44,006,050 divided by (B) the Determination Date VWAP, rounded to the nearest whole share.
Equal to or greater than $33.11	1,329,167 shares of Buyer Common Stock.
Confidential Schedule 2.01(e) sets forth an illustrative example of the application of the methodology described in this Section 2.01(e) to determine the Aggregate Stock Consideration based upon various Determination Date VWAPs.
(f)    “Determination Date” means the third (3rd) trading day preceding the Closing Date.
(g)    “Determination Date VWAP” means the average of the daily volume-weighted average sales price per share of Buyer Common Stock on the NASDAQ Stock Market, Inc. Global Select Market System (the “NASDAQ”), for the twenty (20) consecutive trading days ending on and including the Determination Date, as reported by Bloomberg Financial, LP.
(h)    “Diluted Target Shares” means the number of shares of Target Common Stock that would be outstanding immediately before the Effective Time, if all unexercised and unexpired Target Options were exercised to purchase shares of Target Common Stock available for purchase pursuant to such Target Options; provided, however, that any Target Option that has an exercise price per share of Target Common Stock that is greater than or equal to the Per Option Amount shall not be included for purposes of calculating the total shares of Target Common Stock outstanding immediately before the Effective Time.

(i)    “Per Share Cash Consideration” means the amount of cash equal to the quotient of (A) the Shareholder Cash Consideration, divided by (B) the number of Target Closing Shares, rounded to the nearest cent, without interest.
(j)    “Per Share Merger Consideration” means (A) the Per Share Cash Consideration and (B) the Per Share Stock Consideration.
(k)    “Per Share Stock Consideration” means a fraction of a share of Buyer Common Stock equal to the quotient of (A) the Aggregate Stock Consideration divided by (B) the number of Target Closing Shares, rounded to the nearest five decimal places.
(l)    “Per Option Amount” means an amount equal to the quotient of (A) the sum of the Aggregate Cash Consideration plus the Aggregate Buyer Stock Value plus the aggregate exercise price that would be paid to exercise all unexercised and unexpired Target Options immediately prior to the Effective Time divided by (B) the number of Diluted Target Shares, rounded to the nearest cent.
(m)    “Shareholder Cash Consideration” means the difference between the Aggregate Cash Consideration minus the Aggregate Option Consideration.
(n)    “Target Closing Shares” means the number of issued and outstanding shares of Target Common Stock immediately prior to the Effective Time. For the avoidance of doubt, the Target Closing Shares shall not include Treasury Shares.
Section 2.02.    Adjustments to the Merger Consideration.
(a)    Adjustment Based on Determination Date VWAP. If the Determination Date VWAP is equal to or greater than $22.07 but less than $24.83, then Buyer shall increase (A) the number of shares of Buyer Common Stock in the Aggregate Stock Consideration from 1,450,000 and/or (B) the Aggregate Cash Consideration, such that the Aggregate Merger Consideration is equal to $61,004,950 (valuing the Aggregate Stock Consideration based on the Determination Date VWAP). The determination as to whether the increase is affected through an increase in the number of shares of Buyer Common Stock, cash or a combination of both shall be in Buyer’s sole and absolute discretion. Buyer shall deliver written notice (the “Buyer Adjustment Notice”) to Target of its election with respect to the increase of the consideration contemplated by this Section 2.02 at least two (2) Business Days prior to the Closing Date setting forth the number of shares of Buyer Common Stock constituting the Aggregate Stock Consideration and the amount of cash constituting the Aggregate Cash Consideration. For the purpose of clarity, Buyer’s determination of an adjustment under this Section 2.02(a) shall not reduce the Aggregate Cash Consideration to less than $25,000,000 or the Aggregate Stock Consideration to fewer than 1,450,000 shares of Buyer Common Stock.
(b)    Adjustment Based on Minimum Tangible Common Equity. Subject to Section 8.07 hereof, if the Final Tangible Common Equity (as defined in Section 2.02(f)) is less than $32,750,000 (the “Minimum Tangible Common Equity”) as reflected on the Final Closing Statement (as defined in Section 2.02(f)), then the Aggregate Cash Consideration shall be adjusted downward on a dollar for dollar basis in an amount equal to the difference between Minimum Tangible Common Equity and the Final Tangible Common Equity. The reduction contemplated by this Section 2.02(b) shall be effected after the increase, if any, to the Aggregate Cash Consideration pursuant to Section 2.02(a).
(c)    For purposes of this Agreement:
(i)    “Tangible Common Equity” means (A) Target’s stockholders’ equity less preferred stock, and goodwill, core deposit intangibles and other intangible assets, net of accumulated amortization, on a consolidated basis, as such components are determined pursuant to generally accepted accounting principles in the United States (“GAAP”) minus (B) the Transaction Expenses through the Closing Date to the extent not paid or accrued by Target or otherwise accounted for in connection with the determination required by subsection (A) of this Section 2.02(c)(i) whether or not required under GAAP. The calculation of Tangible Common Equity shall include accruals for all ad valorem Taxes owed by Target on a pro-rated basis for the period ending on the Closing Date. The calculation of Tangible Common Equity shall exclude unrealized gains and losses on Target Bank’s investment securities.
(ii)    “Transaction Expenses” means all of the costs and expenses of Target and Target Bank incurred (or to be incurred) in connection with the transactions contemplated by this Agreement through the Closing Date, including without limitation, (A) the amount of any costs, fees, expenses and commissions payable to any broker, finder, financial advisor or investment banking firm in connection with this Agreement or the transactions contemplated hereby; (B) the amount of all legal and accounting fees and other expenses incurred in connection with the negotiation, execution or performance of this Agreement or the consummation of the transactions contemplated hereby; (C) the premium or additional cost or expense incurred to purchase the D&O Tail Policy pursuant to Section 5.17; (D) any amount required to be added to Target’s allowance for loan and lease losses pursuant to Section 5.19; (E) the estimated amount of any penalty/liquidated damages and de-conversion costs associated with the termination of Target’s Contracts (including with any provider of electronic banking and data processing services prior to or following the Closing Date as provided in Section 5.18); (F) the amount of any payments to be made pursuant to any existing employment, change in control, salary continuation, deferred compensation or other similar agreements or arrangements or severance, noncompetition, retention or bonus arrangements between Target or the Target Bank and any other Person (including any “excess parachute payments” within the Code § 280G or similarly applicable state Law); (G) the accrual of any future benefit payments due under any salary continuation, deferred compensation or other similar agreements through the date of the final payment; (H) the amount of any cost to fully fund, terminate and liquidate any Target Employee Plan and to pay all related expenses and fees, including expenses and fees associated with any governmental filings in connection with such termination, to the extent such termination is required hereunder or requested by Buyer; and (I) such other amounts as are agreed upon by Target and Buyer. For purpose of clarity, (y) payments to be made by Buyer post-Closing pursuant to agreements between Buyer and senior management and loan officers of Target or Target Bank, and severance payments made by Target or Target Bank to Terminated Employees (as defined in Section 6.10(b)) at or prior to the Effective Time pursuant to Target or Target Bank’s existing severance policy as set forth in Confidential Schedule 3.30 of the Target Disclosure Schedules on the date of this Agreement, shall not be Transaction Expenses, and (z) retention or “stay-put” bonuses agreed to or paid by Target or Target Bank to Target or Target Bank employees shall be Transaction Expenses. The Transaction Expenses shall be calculated on an after-tax basis to the extent that, and only to the extent that, GAAP and/or the Code and applicable regulations permit such treatment with respect to a cost or expense, and the tax rate utilized shall be Target’s annual effective tax rate as of the Closing Date estimated in good faith.
(d)    Confidential Schedule 2.02(d) sets forth a projection of Tangible Common Equity (the “Preliminary Closing Statement”), which is derived from the Target Financial Statements described in Section 3.05(a).
(e)    Not later than fifteen (15) days after each month-end during the period from the date of this Agreement until the Effective Time, Target shall prepare in good faith and deliver to Buyer an updated Preliminary Closing Statement as of such month-end (each such statement, an “Interim Closing Statement”). Each such Interim Closing Statement shall be prepared in a manner consistent with the Preliminary Closing Statement and each earlier Interim Closing Statement. In the event Buyer disputes any part of any Interim Closing Statement, it shall give prompt notice to Target of such disputed item or items and Target and Buyer shall cooperate in good faith to resolve such dispute as promptly as possible.

(f)    Not later than three (3) Business Days prior to the anticipated Closing Date, Target shall prepare in good faith and deliver to Buyer an updated Preliminary Closing Statement as of the close of business on fifth (5th) Business Day prior to the anticipated Closing Date (the “Calculation Date”) (such statement, the “Final Closing Statement”). Such Final Closing Statement shall be prepared in a manner consistent with the Preliminary Closing Statement. The Tangible Common Equity set forth in the Final Closing Statement is referred to as the “Final Tangible Common Equity”.
(g)    Subject to applicable Law, Buyer shall have the right to review, and shall have reasonable access to, all relevant work papers, schedules, memoranda and other documents prepared by Target or its Subsidiaries or their respective accountants in connection with Target’s preparation of the Preliminary Closing Statement and the Final Closing Statement, as well as to executive, finance and accounting personnel of Target and its Subsidiaries and any other information which Buyer may reasonably request in connection with its review of the Preliminary Closing Statement and the Final Closing Statement; provided, however, that Target and its Subsidiaries shall not be required to provide Buyer access to or to disclose information where such access or disclosure would reasonably be expected to waive the protection of any privilege or the work product doctrine. The parties will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.
(h)    In the event Buyer disputes the Final Closing Statement (including the Final Tangible Common Equity), Buyer shall, within two (2) Business Days following the delivery of the Final Closing Statement, give Target written notice of its objections thereto (the “Objection Notice”), describing the nature of the dispute in reasonable detail and specifying those items and amounts as to which Buyer disagrees and, based on the information at its disposal, specifying Buyer’s good faith proposed calculation of Final Tangible Common Equity. If Buyer does not timely deliver an Objection Notice within such three (3) Business Day period, the Final Tangible Common Equity set forth in the Final Closing Statement delivered by Target shall be utilized for the calculation of any adjustments to the Aggregate Cash Consideration pursuant to Section 2.02(b) and, absent fraud, shall be final and binding on all the parties.
(i)    If Buyer timely delivers an Objection Notice, then Closing shall be delayed and Buyer and Target shall cooperate in good faith to resolve such dispute. If Buyer and Target cannot resolve the dispute within five (5) Business Days after the date of the Objection Notice (the “Initial Resolution Period”), Buyer and Target shall appoint a mutually acceptable independent accounting firm of national or regional reputation (the “Neutral Auditor”) to arbitrate the dispute under the rules the Neutral Auditor imposes. The Neutral Auditor shall be limited to addressing only the particular disputes referred to in the Objection Notice, and the Neutral Auditor’s resolution of any disputed item shall be no greater than the higher amount, and no less than the lower amount, calculated or proposed by Target and Buyer with respect to such disputed item, as the case may be. Upon reaching its determination of the Final Tangible Common Equity, the Neutral Auditor shall deliver a copy of its calculation of the Final Tangible Common Equity to Buyer and Target. The determination of the Neutral Auditor shall be made within twenty (20) calendar days after its engagement (which engagement shall be made no later than five (5) calendar days after the end of the Initial Resolution Period) and, absent fraud, shall be final and binding on all the parties. No party or its Affiliates shall seek further recourse to courts, other tribunals or otherwise, other than to enforce the final decision of the Neutral Auditor as to the determination of the Final Tangible Common Equity. Fifty percent (50%) of the aggregate fees, expenses and costs of the Neutral Auditor shall be borne by Buyer, and the other fifty percent (50%) of such fees, expenses and costs shall be reflected in Transaction Expenses. For the avoidance of doubt, the dispute resolution process contemplated by Section 2.02(h) and Section 2.02(i) shall be only to determine the disputed items reflected on the Final Closing Statement and necessary to the calculation of the Final Tangible Common Equity as of the Calculation Date, regardless of the date on which the Neutral Auditor delivers its calculation; provided, however, that if the dispute resolution process by this Section 2.02(i) delays the Closing Date by more than fifteen (15) Business Days and the Neutral Auditor determines that the calculation of Final Book Value originally made by Target was correct, then any increase or decrease in the shareholders’ equity of Target after the Calculation Date shall be determined by the Neutral Auditor (as of the date of its determination) and included in the calculation of the Final Tangible Common Equity. If the Closing Date is delayed by the dispute resolution process, the Closing Date shall be rescheduled and held on a date mutually acceptable to Buyer and Target within three (3) Business Days after the Final Tangible Common Equity is finally determined pursuant to the dispute resolution process.

Section 2.03.    Exchange Procedures.
(a)    On the Business Day before the Closing Date, Buyer shall deposit or cause to be deposited in trust with Continental Stock Transfer & Trust (the “Exchange Agent”) (i) certificates for shares or evidence of shares in book entry form representing the Aggregate Stock Consideration, and (ii) cash in an aggregate amount sufficient to make the appropriate payments (A) of the Aggregate Cash Consideration, as may be adjusted pursuant to Section 2.02, (B) to holders of Dissenting Shares pursuant to Section 1.06(e), if any (such certificates and cash being referred to as the “Exchange Fund”). Buyer shall also make available to the Exchange Agent, for addition to the Exchange Fund, from time to time as needed, cash sufficient to pay cash in lieu of fractional shares pursuant to Section 1.07. The Exchange Fund shall not be used for any other purpose, except as provided in this Agreement.
(b)    As promptly as reasonably practicable following the Effective Time, but in no event later than ten (10) days thereafter, Buyer shall cause the Exchange Agent to mail or deliver to each person who was, immediately prior to the Effective Time, a holder of record of Target Common Stock (a “Holder”) a letter of transmittal (which will specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and contain instructions for use in effecting the surrender of the Certificates in exchange for the Per Share Merger Consideration into which each share of Target Common Stock represented by such Certificate(s) shall be converted pursuant to this Agreement (collectively, the “Transmittal Materials”)). Upon surrender to the Exchange Agent of a Certificate, together with Transmittal Materials properly completed and duly executed, the Holder of such Certificate shall be entitled to receive in exchange for each share of Target Common Stock represented by such Certificate, and Buyer shall cause the Exchange Agent to deliver, the applicable Per Share Merger Consideration into which each share of Target Common Stock represented by such Certificate(s) has been converted pursuant to this Agreement and such Certificate shall forthwith be canceled. Within five (5) Business Days after surrender to the Exchange Agent by a Holder of its Certificate(s), accompanied by properly completed Transmittal Materials, the Exchange Agent shall pay and distribute to such Holder of Target Common Stock the Per Share Merger Consideration in respect of each share of Target Common Stock represented by its Certificate(s), as applicable. Until surrendered in accordance with this Section 2.03, each share represented by the Certificate (other than Certificates representing Dissenting Shares) shall represent for all purposes the right to receive the Per Share Merger Consideration without any interest thereon.
(c)    After the Effective Time, the share transfer ledger of Target shall be closed and there shall be no transfers on the share transfer books of Target of the Target Common Stock which were outstanding immediately before such time. If, after the Effective Time, Certificates are presented to Buyer, they shall be promptly presented to the Exchange Agent and exchanged as provided in this Section 2.03.
(d)    No dividends or other distributions declared after the Effective Time with respect to the shares of Buyer Common Stock and payable to the Holders thereof shall be paid to the Holder of a Certificate until such Holder surrenders such Certificate to the Exchange Agent in accordance with this Section 2.03. After the surrender of a Certificate in accordance with this Section 2.03, the Holder thereof shall be entitled to receive any such dividends or other distributions, without interest thereon, which had become payable after the Effective Time with respect to the shares of Buyer Common Stock represented by such Certificate.
(e)    Any portion of the Exchange Fund (including the proceeds of any investments thereof) that remains unclaimed by the shareholders of Target for six (6) months after the Exchange Agent mails the Transmittal Materials pursuant to this Section 2.03 shall be delivered to Buyer upon demand, and any shareholders of Target who have not theretofore complied with the exchange procedures in this Section 2.03 shall look to Buyer only, and not the Exchange Agent, for the payment of the Per Share Merger Consideration in respect of such shares. If outstanding Certificates for Target Common Stock are not surrendered or the payment for them is not claimed before the date on which such shares of Buyer Common Stock or cash would otherwise escheat to any governmental unit or agency, the unclaimed items shall, to the extent permitted by abandoned property or any other applicable Law, become the property of Buyer (and to the extent not in its possession shall be delivered to it), free and clear of all claims or interest of any Person previously entitled to such property.

(f)    If any shares of Buyer Common Stock are to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the Certificate so surrendered shall be appropriately endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form (reasonably satisfactory to Buyer) for transfer, and that the Person requesting such exchange shall pay to the Exchange Agent in advance any transfer or other Taxes required by reason of the issuance of a certificate representing shares of Buyer Common Stock in any name other than that of the registered holder of the Certificate surrendered, or required for any other reason, or shall establish to the satisfaction of the Exchange Agent that such Tax has been paid or not payable.
(g)    None of Buyer, Target, the Exchange Agent or any other Person shall be liable to any former holder of Target Common Stock for any share of Buyer Common Stock (or dividends or distributions with respect thereto) or cash properly delivered to a public official pursuant to applicable abandoned property, escheat or similar Laws.
(h)    If any Certificate has been lost, stolen or destroyed, then upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Buyer or the Exchange Agent, the posting by such Person of a bond in such amount as Buyer or the Exchange Agent may direct (not to exceed the amount of Per Share Merger Consideration relating to the shares of Target Common Stock represented by relevant missing Certificate) as indemnity against any claim that may be made against Buyer, the Surviving Corporation, Acquiring Bank, or Target with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Per Share Merger Consideration deliverable in respect to the Target Common Stock represented by such Certificate thereof pursuant to this Agreement.
(i)    Notwithstanding any other provision in this Agreement to the contrary, Buyer, the Surviving Corporation and the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable to any holder of Target Common Stock or Target Options or otherwise pursuant to this Agreement such amounts as Buyer, the Surviving Corporation or the Exchange Agent, in its reasonable discretion, determines it is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign Tax Law. To the extent that amounts are so withheld and timely paid over to the appropriate Governmental Authority by Buyer, the Surviving Corporation or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.
(j)    Former shareholders of Target shall be entitled to vote after the Effective Time at any meeting of Buyer’s shareholders the number of shares of Buyer Common Stock into which their shares of Target Common Stock are converted, regardless of whether such shareholders of Target have surrendered their Certificates in exchange therefore.
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF TARGET
Except as disclosed in the disclosure schedules delivered by Target to Buyer concurrently herewith (the “Target Disclosure Schedules”); provided, that (a) no such item is required to be set forth as an exception to a representation or warranty if its absence would not result in the related representation or warranty being deemed untrue or incorrect, (b) the mere inclusion of an item in the Target Disclosure Schedules as an exception to a representation or warranty shall not be deemed an admission by Target that such item represents a material exception or fact, event or circumstance or that such item is reasonably likely to result in a Material Adverse Change and (c) any disclosures made with respect to a section of ARTICLE III shall be deemed to qualify (i) any other section of ARTICLE III specifically referenced or cross-referenced and (ii) other sections of ARTICLE III to the extent it is reasonably apparent on its face (notwithstanding the absence of a specific cross reference) from a reading of the disclosure that such disclosure applies to such other sections, Target hereby represents and warrants to Buyer as follows:

Section 3.01.    Organization and Ownership.
(a)    Target is a bank holding company registered under the Bank Holding Company Act of 1956, as amended (the “BHC Act”). Target is a corporation duly organized, validly existing and in good standing under all Laws of the State of Texas. Target has all requisite corporate power and authority to own or lease its properties and assets and to carry on its business as it is now being conducted and is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified except where the failure to be so qualified or in good standing would not reasonably be expected to result in a Material Adverse Change to Target. True and complete copies of the Certificate of Formation and bylaws of Target, as amended to date, have been made available to Buyer.
(b)    Target Bank is a Texas banking association, duly organized, validly existing and in good standing under the Laws of the State of Texas. Target Bank has all requisite corporate power and authority to carry on its business as now being conducted, to own, lease and operate its properties and assets as now owned, leased or operated and to enter into and to carry on the business and activities now conducted by it. True and complete copies of the Articles of Association and bylaws of Target Bank, as amended to date, have been made available to Buyer. Target Bank is an insured bank as defined in the Federal Deposit Insurance Act of 1950, as amended (the “FDIA”).
The nature of the business of Target Bank does not require it to be qualified to do business in any jurisdiction other than the State of Texas. Target Bank has no equity interest, direct or indirect, in any other bank or corporation or in any partnership, joint venture or other business enterprise or entity, except as acquired through settlement of indebtedness, foreclosure, the exercise of creditors’ remedies or in a fiduciary capacity, and the business carried on by Target Bank has not been conducted through any other direct or indirect Subsidiary or Affiliate of Target Bank.
(c)    Target is the sole record and beneficial owner of all of the issued and outstanding shares of capital stock of Target Bank, free and clear of all pledges, claims, liens, charges, options, rights of first refusal, encumbrances and security interests of any kind or nature whatsoever (including any limitation on voting, sale, transfer or other disposition or exercise of any other attribute of ownership) (collectively, “Liens”) except as set forth in Confidential Schedule 3.01(c) of the Target Disclosure Schedules, and no other Person or entity has any equity or other ownership interest in Target Bank. Target does not, directly or indirectly, own or control any Affiliate or Subsidiary, other than Target Bank. Target has no equity interest, direct or indirect, in any other bank or corporation or in any partnership, joint venture or other business enterprise or entity, and the business carried on by Target has not been conducted through any other direct or indirect Subsidiary or Affiliate of Target other than Target Bank.
Section 3.02.    Capitalization.
(a)    The authorized capital stock of Target consists of (i) 15,000,000 shares of Target Common Stock, $1.00 par value per share, of which 2,028,378 shares are issued and outstanding as of the Execution Date and (ii) 5,000,000 preferred shares, $1.00 par value per share (the “Target Preferred Shares”), none of which are issued and outstanding. Confidential Schedule 3.02(a) of the Target Disclosure Schedules sets forth for each of the Target Options, the number of shares subject to thereto and the exercise prices, the names of the holders, dates of grant, vesting schedule and dates of termination. Except for the Target Options, all which are set forth on Confidential Schedule 3.02(a) of the Target Disclosure Schedules, and the 2,028,378 issued and outstanding shares of Target Common Stock, there are no other (a) outstanding equity securities of any kind or character, or (b) outstanding subscriptions, options, convertible securities, rights, warrants, calls or other agreements or commitments of any kind issued or granted by, or binding upon, Target to purchase or otherwise acquire any security of or equity interest in Target, obligating Target to issue any shares of, restricting the transfer of or otherwise relating to shares of its capital of any class. Copies of the Target Options (and all relevant Employee Plans and forms of agreements related thereto) governing all Target Options and the vesting thereof have been made available to Buyer. There are no outstanding contractual obligations of Target to vote or dispose of any shares of Target capital stock and, to the Best Knowledge of Target, there are no shareholder agreements, voting trusts or similar agreements relating to the shares of capital stock of Target. All of the outstanding shares of Target Common Stock have been, or upon the exercise of the Target

Options, will be, duly authorized, validly issued and fully paid and nonassessable, and no securities of Target have been issued in violation of the preemptive rights of any Person. The shares of Target capital stock have been issued in material compliance with the securities Laws of the United States and other jurisdictions having applicable securities Laws. Except as set forth on Confidential Schedule 3.02(a) of the Target Disclosure Schedules, there are no restrictions applicable to the payment of dividends on the shares of Target Common Stock except pursuant to applicable Laws, and all dividends declared before the Execution Date have been paid.
(b)    The authorized capital stock of Target Bank consists of 1,500,000 shares of common stock, $1.00 par value per share, of which 1,500,000 shares are issued and outstanding. Target is in possession of all certificates evidencing all of the outstanding shares of capital stock of Target Bank. All of the outstanding shares of capital stock or other securities evidencing ownership of Target Bank are duly authorized, validly issued, fully paid and nonassessable and have not been issued in violation of the preemptive rights of any Person and have been issued in material compliance with applicable securities Laws. Except as set forth in Confidential Schedule 3.02(a) of the Target Disclosure Schedules, there are no restrictions applicable to the payment of dividends on the shares of the capital stock of Target Bank, except pursuant to applicable Laws, and all dividends declared before the Execution Date on such capital stock have been paid. Except for the 1,500,000 issued and outstanding shares of Target Bank common stock, there are no (i) outstanding equity securities of any kind or character, or (ii) outstanding subscriptions, contracts, options, convertible securities, preemptive rights, warrants, calls or other agreements or commitments of any kind issued or granted by, binding upon or otherwise obligating Target Bank to issue, sell or otherwise dispose of, or to purchase, redeem or otherwise acquire, any shares of capital stock of Target Bank. There are no outstanding contractual obligations of Target to vote or dispose of any shares of capital stock of Target Bank. There are no shareholder agreements, voting trusts or similar agreements relating to the capital stock of Target Bank.
Section 3.03.    Execution and Delivery.
(a)    Target has full corporate power and authority to execute and deliver this Agreement and the other agreements to which Target is a party that are contemplated by this Agreement and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the other agreements to which Target is a party that are contemplated by this Agreement and the consummation of the transactions contemplated hereby and thereby have been duly and validly approved by the Target Board and the Target Board has declared them advisable, and has directed that the Agreement be submitted to Target’s shareholders for the purpose of acting on this Agreement. Other than (i) approval by two-thirds of the outstanding shares of Target Common Stock (the “Requisite Target Vote”), and (ii) the approval of the Bank Merger Agreement by Target as sole shareholder of Target Bank, no other corporate proceedings or approvals are necessary or required on the part of Target to approve this Agreement or the other agreements to which Target is a party that are contemplated by this Agreement and to consummate the transactions contemplated hereby and thereby. This Agreement and the other agreements and documents contemplated hereby to which Target is a party have been or at Closing will be duly executed by Target and each such agreement or document constitutes or at Closing will constitute a legal, valid and binding obligation of Target, enforceable against Target in accordance with its respective terms and conditions, except as enforceability may be limited by bankruptcy, conservatorship, insolvency, moratorium, reorganization, receivership or similar Laws and judicial decisions affecting the rights of creditors generally and by general principles of equity (whether applied in a proceeding at Law or in equity) (the “Bankruptcy Exception”).
(b)    The execution and delivery of the Bank Merger Agreement and the other agreements to which Target Bank is a party that are contemplated by this Agreement and the Bank Merger Agreement and the consummation of the transactions contemplated hereby and thereby have been duly and validly approved by the Target Bank Board and the Target Bank Board has declared them advisable, and has directed that the Bank Merger Agreement be submitted to Target Bank’s sole shareholder for the purpose of acting on the Bank Merger Agreement.
Section 3.04.    No Violation. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby, nor compliance by Target or Target Bank with any of the terms or provisions hereof (if the required regulatory and shareholder approvals and any requisite consents of third parties are obtained) will (a) violate any provision of the charters, articles, certificates or bylaws of Target or Target Bank; (b) violate any Law applicable to Target or Target Bank or any of their Properties or assets; or (c) except as set forth in Confidential

Schedule 3.04 of the Target Disclosure Schedules, violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or the lapse of time, or both, would constitute a default) under, result in the termination or cancellation under, accelerate the performance required by or rights or obligations under, result in the creation of any Lien upon any of the respective Properties or assets of Target or Target Bank under, or require the prior consent of a third party pursuant to, any of the terms, conditions or provisions of any note, bond, mortgage, indenture or deed of trust, or any material license, lease, agreement, contract or other instrument or obligation to which Target or Target Bank is a party, or by which Target or Target Bank or any of their respective Properties, assets or business activities may be bound or subject, excluding from the foregoing clause (c) such violations, conflicts, breaches or defaults which either individually or in the aggregate would not be reasonably expected to result in a Material Adverse Change to Target.
Section 3.05.    Financial Statements; Call Reports.
(a)    Target has made available to Buyer copies of the audited consolidated financial statements of Target as of and for the years ended December 31, 2016, 2015 and 2014 (the “Target Audited Statements”) and the unaudited unconsolidated financial statements of Target as of June 30, 2017 (the “Target Interim Statements” and together with the Target Audited Financial Statements the “Target Financial Statements”). The Target Financial Statements (including, in each case, any related notes), were prepared in accordance with GAAP (except as may be indicated in the notes to such financial statements) and fairly presented, in all material respects, the financial position of Target at the dates and for the periods indicated therein and, subject, in the case of the Target Interim Statements, to normal and recurring year-end adjustments and the absence of notices that will not, individually or in the aggregate, be material.
(b)    Target has made available to Buyer true and complete copies of the Reports of Condition and Income for Target Bank filed during 2016, 2015 and 2014 and the Reports of Condition and Income for Target Banks filed during 2017 prior to the Execution Date (collectively, the “Target Bank Call Reports”). Each of the Target Bank Call Reports fairly presents, in all material respects, the financial position of Target Bank and the results of its operations at the dates and for the periods indicated therein in conformity, in all material respects, with the instructions for the preparation of Target Bank Call Reports as promulgated by applicable Governmental Authorities.
(c)    The allowance for loan and lease losses shown in the Target Financial Statements and the Target Bank Call Reports was, and the allowance for loan and lease losses to be shown on any financial statements of Target and/or Target Bank or the Target Bank Call Reports as of any date subsequent to Execution Date will be calculated in accordance with GAAP and/or regulatory accounting principles (“RAP”) (as applicable) in all material respects as applied to banking institutions and all applicable rules and regulations, and in the reasonable opinion of Target’s management, such allowance for loan and lease losses is, as of the dates of such financial statements and/or call reports, adequate to absorb all reasonably anticipated losses in the loan portfolio of Target Bank, and recourse obligations in respect of loans sold by Target Bank in light of the size characteristics of such portfolios, economic conditions, borrower capacity and other pertinent factors, and no facts have subsequently come to the knowledge of Target which would cause it to modify in any material way the amount of the allowance for loan and lease losses contained in the financial statements or the Target Bank Call Reports.
Section 3.06.    Litigation. Except as set forth in Confidential Schedule 3.06 of the Target Disclosure Schedules, neither Target nor Target Bank is a party to any, and there are no pending or, to the Best Knowledge of Target, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against Target or Target Bank (collectively, “Proceedings”). There are no Proceedings which are reasonably likely, individually or in the aggregate, to result in a Material Adverse Change to Target or Target Bank, nor, to the Best Knowledge of Target, is there any reasonable basis for any Proceeding against Target or Target Bank that is reasonably likely, individually or in the aggregate, to result in a Material Adverse Change to Target or Target Bank. There is no injunction, order, judgment or decree in effect with respect to Target or Target Bank or the assets or Properties of Target or Target Bank.
Section 3.07.    Governmental Consents and Approvals. Except as set forth in Confidential Schedule 3.07 of the Target Disclosure Schedules, no approval, consent, order or authorization of, or registration, declaration or filing with, any Governmental Authority is required on the part of Target or Target Bank in connection with the execution, delivery or performance of this Agreement or the agreements contemplated hereby, or the consummation by Target or Target Bank of the transactions contemplated hereby or thereby.
Section 3.08.    No Undisclosed Liabilities.    Target and Target Bank have no material liability or obligation, accrued, absolute, contingent or otherwise and whether due or to become due (including unfunded obligations under any Employee Plan or liabilities for federal, state or local Taxes or assessments) that are not reflected in or disclosed in the Target Financial Statements or the Target Bank Call Reports, except (a) those liabilities, obligations and expenses incurred in the ordinary course of business and materially consistent with past business practices since December 31, 2016, (b) liabilities, obligations and expenses incurred as a result of or arising from this Agreement or any other agreement or document contemplated hereby, or any of the transactions contemplated hereby or thereby, or (c) liabilities, obligations and expenses as disclosed on Confidential Schedule 3.08 of the Target Disclosure Schedules.
Section 3.09.    Title to Tangible Assets. True and complete copies of all existing deeds, leases and title insurance policies for all Properties and all mortgages, deeds of trust, security agreements and other documents describing Liens to which each such Property is subject have been made available to Buyer. Target and Target Bank have good and indefeasible title to, or valid leasehold interest in, all of their respective tangible assets and Properties including all personal property reflected in the Target Financial Statements and the Target Bank Call Reports or acquired thereafter, subject to no Liens of any kind except (a) as described in Confidential Schedule 3.09 of the Target Disclosure Schedules, (b) as reflected in the Target Financial Statements or the Target Bank Call Reports, (c) statutory Liens not yet delinquent, (d) consensual landlord Liens, (e) minor defects and irregularities in title and encumbrances that do not materially impair the use thereof for the purpose for which they are held, (f) pledges of assets in the ordinary course of business to secure public funds deposits, and (g) those assets and Properties disposed of for fair value in the ordinary course of business since December 31, 2016.
Section 3.10.    Absence of Certain Changes or Events. Except as disclosed on Confidential Schedule 3.10 of the Target Disclosure Schedules, since December 31, 2016, (i) Target and Target Bank have conducted their businesses, in all material respects, only in the ordinary course consistent with past practice; (ii) there has not been any fact, event, change, occurrence, condition, development, circumstance or effect that, individually or in the aggregate, has had or would reasonably be expected to result in a Material Adverse Change to Target or Target Bank; and (iii) as of the Execution Date, other than in connection with the negotiation and execution of this
Agreement, none of Target or any of its Subsidiaries has taken any action that, if taken after the Execution Date, would constitute a breach of any of the covenants set forth in Section 5.05(a) - Section 5.05(dd).
Section 3.11.    Leases, Contracts and Agreements.
(a)    Confidential Schedule 3.11 of the Target Disclosure Schedules lists each of the following types of contracts to which Target or Target Bank is a party or by which any of their respective properties or assets is bound (collectively, the “Contracts”):
(i)    any contract that would be required to be filed by Target as a “material contract” pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act, or disclosed by Target on a Current Report on Form 8-K if Target was required to file such reports under applicable Law;
(ii)    any contract that limits the ability of Target or any of its Subsidiaries to compete in any line of business or with any Person or in any geographic area or, to Target’s Best Knowledge, upon consummation of the Merger will materially restrict the ability of Buyer or any of its Affiliates to engage in any line of business in which a bank holding company or bank may lawfully engage;
(iii)    any contract that obligates Target or its Subsidiaries (or, following the consummation of the transactions contemplated hereby, Buyer and its Subsidiaries) to conduct business with any third party on an exclusive or preferential basis, or that grants any Person other than Target or any of its Subsidiaries “most favored nation” status or similar rights;
(iv)    any contract to which any Affiliate, officer, director or employee of Target is a party or beneficiary, and any contract that by its terms calls for an annual payment by Target and its Subsidiaries of more than $5,000 to which any independent contractor or consultant of Target is a party or beneficiary;
(v)    any contract that limits the payment of dividends by Target or any of its Subsidiaries;
(vi)    any contract with respect to the formation, creation, operation, management or control of a joint venture, partnership, limited liability company or other similar agreement or arrangement;
(vii)    any contract relating to indebtedness of Target of more than $50,000;
(viii)    any contract that by its terms calls for annual payments or receipt by Target and its Subsidiaries under such contract of more than $50,000 (other than pursuant to Loans originated or purchased by Target or Target Bank in the ordinary course of business and consistent with past practice);
(ix)    any contract that provides for potential indemnification payments by Target or any of its Subsidiaries or the potential obligation of Target or any of its Subsidiaries to repurchase Loans;
(x)    any contract that is material to Target’s and its Subsidiaries’ balance sheets or their financial conditions or results of operations;
(xi)    any contract that provides any rights to investors in Target, including registration, preemptive or anti-dilution rights or rights to designate members of or observers to Target’s or any of its Subsidiaries’ Board of Directors;
(xii)    any contract that is a data processing, software programming or licensing contract involving the payment of more than $50,000 per annum;
(xiii)    any contract that requires a consent to or otherwise contains a provision relating to a “change of control,” of Target or Target Bank or that would or would reasonably be expected to prevent, materially delay or impair the consummation of the transactions contemplated by this Agreement;
(xiv)    Target Benefit Plan, including any contract with any professional employer organization providing employees and services to Target or any of its Subsidiaries;
(xv)    any contract in respect of any (A) owned real property or (B) leased premises with respect to which Target or any of its Subsidiaries is either a landlord or tenant (or subtenant); or
(xvi)    any contract not of the type described in clauses (i) through (xiv) above and which involved the payments by, or to, Target or any of its Subsidiaries in the fiscal year ended December 31, 2016, or which could reasonably be expected to involve such payments during the fiscal year ending December 31, 2017, of more than $50,000 (other than pursuant to Loans originated or purchased by Target or any of its Subsidiaries in the ordinary course of business and consistent with past practice).

(b)    Each Contract is valid and binding on Target or Target Bank, as applicable, and in full force and effect, except as, either individually or in the aggregate, would not be reasonably expected to have a Material Adverse Change on Target. Target and each of its Subsidiaries has performed all obligations required to be performed by it to date under each Contract, except where such noncompliance, either individually or in the aggregate, would not be reasonably expected to have a Material Adverse Change on Target. To Target’s Best Knowledge, (i) each counterparty to each Contract has performed all obligations required to be performed by it to date under such Contract, and (ii) no event or condition exists which constitutes or, after notice or lapse of time or both, will constitute, a default on the part of Target or any of its Subsidiaries under any such Contract, except where such default, either individually or in the aggregate, would not be reasonably expected to have a Material Adverse Change on Target.
Section 3.12.    Taxes and Tax Returns.
(a)    Each of Target and its Subsidiaries has duly and timely filed or caused to be filed (giving effect to all applicable extensions) all material Tax Returns required to be filed by any of them, and all such Tax Returns are true, correct, and complete in all material respects.
(b)    All material Taxes of Target and its Subsidiaries that are due, whether or not shown on any Tax Return, have been fully and timely paid. Each of Target and its Subsidiaries has withheld and paid to the relevant Governmental Authority on a timely basis all material Taxes required to have been withheld and paid in connection with amounts paid or owing to any Person.
(c)    Neither Target nor any of its Subsidiaries is currently the beneficiary of any extension of time within which to file any Tax Return. Neither Target nor any of its Subsidiaries has granted any extension or waiver of any statute of limitation period applicable to any material Tax that remains in effect. The U.S. federal income Tax Returns of Target and its Subsidiaries for all years to and including 2013 have been examined by the Internal Revenue Service (the “IRS”) or are Tax Returns with respect to which the applicable period for assessment under applicable Law, after giving effect to extensions or waivers, has expired.
(d)    No claim has been made in writing by any Governmental Authority in a jurisdiction where Target or any of its Subsidiaries does not file Tax Returns that Target or such Subsidiary is or may be subject to taxation by that jurisdiction.
(e)    There are no Liens for Taxes on any of the assets of Target or any of its Subsidiaries other than Liens for Taxes not yet due and delinquent.
(f)    Neither Target nor any of its Subsidiaries has received written notice of assessment or proposed assessment in connection with any material amount of Taxes, and there are no threatened in writing or pending disputes, claims, audits, examinations, investigations, or other proceedings regarding any material Tax of Target and its Subsidiaries or the assets of Target and its Subsidiaries which have not been paid, settled or withdrawn.
(g)    With respect to any taxable year (or portion thereof) beginning on or after January 1, 2013 and ending on the Closing Date, neither Target nor any of its Subsidiaries (i) has made or is required to make any change in accounting methods or (ii) received or sought a private letter ruling, closing agreement or gain recognition agreement with respect to Taxes.
(h)    Neither Target nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable year (or portion thereof) ending after the Closing Date as a result of any (i) intercompany transaction or excess loss account of Target or its Subsidiaries described in Treasury Regulations promulgated under the Code § 1502 (or any corresponding or similar provision of state, local, or non- U.S. Tax Law), (ii) installment sale or open transaction made on or prior to the Closing Date, (iii) prepaid amount received on or prior to the Closing Date, (iv) change in Target or its Subsidiaries method of accounting for a taxable period ending on or prior to the Closing Date under the Code § 481 (or corresponding or similar provision of state or local Tax laws), or (v) closing agreement as described in the Code § 7121 (or any corresponding or similar provision of state or local Tax laws).
(i)    Neither Target nor any of its Subsidiaries is a party to or is bound by any Tax sharing, allocation or indemnification agreement or arrangement (other than such an agreement or arrangement exclusively between or among Target and its Subsidiaries or such an agreement or arrangement that is a credit or other commercial agreement the primary purpose of which does not relate to Taxes that provides for Tax indemnity obligations). Neither Target nor any of its Subsidiaries (A) has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group of which Target was the common Buyer) or (B) has any liability for the Taxes of any Person (other than Target or any of its Subsidiaries) arising from the application of Treasury Regulation § 1.1502-6, or any similar provision of state, local or foreign Law, as a transferee or successor, by contract or otherwise.
(j)    Neither Target nor any of its Subsidiaries has distributed stock to another Person, or has its stock distributed by another Person (i) during the two-year period ending on the date hereof that was intended to be governed in whole or in part by the Code § 355, or (ii) in a distribution which could otherwise constitute part of a “plan” or “series of related transactions” (within the meaning of the Code § 355(e)) in conjunction with the transactions contemplated herein.
(k)    Neither Target nor any of its Subsidiaries has engaged in any “reportable transaction” within the meaning of the Code § 6707A or Treasury Regulation § 1.6011-4(b)(1) or a transaction that is substantially similar to a listed transaction as defined under the Code §§ 6011, 6111 and 6112.
(l)    Neither Target nor any of its Subsidiaries has taken any action, or knows of any fact or circumstance, that could reasonably be expected to prevent the Integrated Mergers, taken together, from being treated as an integrated transaction that qualifies as a “reorganization” within the meaning of the Code § 368(a).
(m)    Neither Target nor any of its Subsidiaries have been a United States real property holding corporation within the meaning of the Code § 897(c)(2) during the applicable period specified in the Code § 897(c)(l)(A)(ii).
(n)    Neither Target nor any of its Subsidiaries has been required to disclose on its federal income Tax Returns any position that could give rise to a substantial understatement of federal income tax within the meaning of the Code § 6662.
(o)    Confidential Schedule 3.12(o) of the Target Disclosure Schedules lists all “nonqualified deferred compensation plans” (within the meaning of the Code § 409A) to which Target or any of its Subsidiaries is a party. Each such nonqualified deferred compensation plan to which Target or any its Subsidiaries is a party complies with the requirements of paragraphs (2), (3) and (4) of the Code § 409A(a) by its terms and has been operated in accordance with such requirements. Neither Target nor any of its Subsidiaries have any obligation to gross up, indemnify, or otherwise reimburse any individual for any excise taxes, interest, or penalties incurred pursuant to the Code § 409A.
(p)    The exercise price of all Target Options is at least equal to the fair market value of the Target Common Stock on the date such Target Options were granted, and neither Target, Buyer, nor any of their respective Subsidiaries has incurred or will incur any liability or obligation to withhold Taxes under the Code § 409A upon the vesting of any Target Options. All Target Options are exercisable for “service recipient stock” (as defined under Treasury Regulation § 1.409A-1(b)(5)(iii)).
(q)    Except as set forth on Confidential Schedule 3.12(q)(i) of the Target Disclosure Schedules, there is no agreement, plan, arrangement or other contract covering any current or former employee or other service provider of Target or any of its Subsidiaries to which or by which Target or any of its Subsidiaries or their assets are bound that, considered individually or collectively with any other such agreements, plans, arrangements or other contracts, will, or would reasonably be expected to, as a result of the transactions contemplated by this Agreement

(whether alone or upon the occurrence of any additional or subsequent events), give rise directly or indirectly to the payment of any amount that could reasonably be expected to be non-deductible under the Code § 162 (or any corresponding or similar provision of state, local or foreign Tax law) or be characterized as a “parachute payment” within the meaning of the Code § 280G (or any corresponding or similar provision of state, local or foreign Tax law). Confidential Schedule 3.12(q)(ii) of the Target Disclosure Schedules lists each Person who (x) as of the Closing, could be reasonably expected to be a “disqualified individual” (within the meaning of the Code § 280G and the regulations promulgated thereunder) with respect to Target or any of its Subsidiaries and (y) who could reasonably be expected to receive an “excess parachute payment” within the meaning of the Code § 280G (or any corresponding or similar provision of state, local or foreign Tax law. Target has made available to Buyer true, correct and complete copies of the Code § 280G calculations (whether or not final) with respect to each such disqualified individual in connection with the transactions contemplated hereby. Except as set forth on Confidential Schedule 3.12(q)(iii) of the Target Disclosure Schedules, neither Target nor any of its Subsidiaries is under any obligation to gross up any Taxes imposed under the Code § 4999.
Section 3.13.    Insurance. Confidential Schedule 3.13 of the Target Disclosure Schedules contains a complete list of all policies of insurance, including fidelity and bond insurance, maintained by Target and Target Bank. All such policies (a) are sufficient for compliance by Target and Target Bank, in all material respects, with all requirements of applicable Law and all agreements to which Target and/or Target Bank are parties, (b) are valid, outstanding and enforceable, except as enforceability may be limited by the Bankruptcy Exception, and (c) are presently in full force and effect, and no written notice has been received of the cancellation, or threatened or proposed cancellation, of any such policy and there are no unpaid premiums due thereon. Neither Target nor Target Bank is in default with respect to the material provisions of any such policy or has failed to give any notice or present any known claim thereunder in a due and timely fashion. Each material Property of Target and Target Bank is insured for the benefit of Target and/or Target Bank in amounts deemed adequate by Target’s and Target Bank’s respective management against risks customarily insured against. Except as set forth in Confidential Schedule 3.13 of the Target Disclosure Schedules, there have been no claims under any policy of insurance (including fidelity bonds) of Target and/or Target Bank since January 1, 2015 and to the Best Knowledge of Target, there are no facts that would reasonably be expected to form the basis of a claim under such policies of insurance.
Section 3.14.    Proprietary Rights. Except as set forth on Confidential Schedule 3.14 of the Target Disclosure Schedules, Target and Target Bank do not require the use of any material patent, patent application, patent right, invention, process, trademark (whether registered or unregistered), trademark application, trademark right, trade name, service name, service mark, copyright or any trade secret (collectively, “Proprietary Rights”) for the business or operations of Target and Target Bank. Confidential Schedule 3.14 sets forth the Proprietary Rights that are owned, held or licensed by Target or Target Bank. Except as set forth in Confidential Schedule 3.14 of the Target Disclosure Schedules, Target and Target Bank have not received within the past three (3) years any written notice of infringement of or conflict with the rights of others with respect to the use by Target or Target Bank of Proprietary Rights, and there is no claim or action by any such Person pending or, to the Best Knowledge of Target, threatened, with respect thereto.
Section 3.15.    Transactions with Certain Persons and Entities. Except as set forth in Confidential Schedule 3.15 of the Target Disclosure Schedules, neither Target nor Target Bank owes any amount to (excluding deposit liabilities), or has any loan, contract, lease, commitment or other obligation from or to, any of the present or former directors or officers of Target or Target Bank, 5% or greater holder of any security of Target or any of their Affiliates (other than compensation for current services not yet due and payable and reimbursement of expenses arising in the ordinary course of business), and none of such Persons owes any amount to Target or Target Bank. Except as set forth in Confidential Schedule 3.16(a)(ii) of the Target Disclosure Schedules, there are no agreements, instruments, commitments, extensions of credit, Tax sharing or allocation agreements or other contractual agreements of any kind between or among Target, whether on its own behalf or in its capacity as trustee or custodian for the funds of any Employee Plan, and any of its Affiliates.

Section 3.16.    Loan Portfolio and Reserve for Loan Losses.
(a)    As of the date hereof, except as set forth in Confidential Schedule 3.16(a)(i) and 3.16(a)(ii), respectively, of the Target Disclosure Schedules, neither Target nor any of its Subsidiaries is a party to any written or oral (i) loan, loan agreement, note or borrowing arrangement (including leases, credit enhancements, commitments, guarantees and interest-bearing assets) (collectively, “Loans”) in which Target or any Subsidiary of Target is a creditor which as of June 30, 2017, under the terms of which the obligor was, as of June 30, 2017, over 90 days or more delinquent in payment of principal or interest, or (ii) Loans with any director, executive officer or 5% or greater shareholder of Target or any of its Subsidiaries, or to the Best Knowledge of Target, any Affiliate of any of the foregoing.
(b)    Set forth in Confidential Schedule 3.16(b) of the Target Disclosure Schedules is a true, correct and complete list of (i) all of the Loans of Target and its Subsidiaries that, as of June 30, 2017, were classified by Target as “Special Mention,” “Substandard,” “Doubtful,” “Loss,” “Classified,” “Watch List” or words of similar import, together with the principal amount of and accrued and unpaid interest on each such Loan and the identity of the borrower thereunder, together with the aggregate principal amount of and accrued and unpaid interest on such Loans, by category of Loan (e.g., commercial, consumer, etc.), together with the aggregate principal amount of such Loans by category and (ii) each asset of Target or any of its Subsidiaries that, as of June 30, 2017, is classified as “Other Real Estate Owned” and the book value thereof.
(c)    All evidences of indebtedness that are reflected as assets of Target and Target Bank are (i) evidenced by notes, agreements or other evidences of indebtedness that are true, genuine and what they purport to be, (ii) legal, valid and binding obligations of the respective obligors thereof, enforceable in accordance with their respective terms (except as limited by the Bankruptcy Exception), (iii) except as set forth in Confidential Schedule 3.06 of the Target Disclosure Schedules, not subject to any asserted or, to the Best Knowledge of Target, threatened, defenses, offsets or counterclaims that may reasonably be asserted against Target, Target Bank or the present holder thereof, and (iv) except for the Loans listed on Confidential Schedule 3.16(c) which are unsecured, secured by valid charges, mortgages, pledges, security interests, restrictions, claims, liens or encumbrances, as applicable, which have been perfected.
(d)    To Target’s Best Knowledge, each outstanding Loan of Target and its Subsidiaries (including Loans held for resale to investors) was solicited and originated, and is and has been administered and, where applicable, serviced, and the relevant Loan files are being maintained, in accordance with the relevant notes or other credit or security documents, the written underwriting standards of Target and its Subsidiaries (and, in the case of Loans held for resale to investors, the underwriting standards, if any, of the applicable investors) and with all applicable laws. Target has not entered into any oral modifications or amendments or additional agreements related to the Loans that are not reflected in its records. To Target’s Best Knowledge, there is no valid claim or defense to the enforcement of any Loan and none has been asserted, and Target has no knowledge of any acts or omissions that would give rise to any claim or right of rescission, set off, counterclaim or defense.
(e)    Target has furnished or made available to Buyer true, correct and complete copies of all of the credit and collateral files of the Target Bank as of June 30, 2017. The credit and collateral files of Target Bank contain all material information (excluding general, local or national industry, economic or similar conditions) known to Target or the Target Bank that is reasonably required to evaluate, in accordance with generally prevailing practices in the banking industry, the collectability of the Loan portfolio of the Target Bank (including Loans that will be outstanding if it advances funds it is obligated to advance), except for items identified on Target Bank’s internal exception list dated as of June 30, 2017 which has been made available to Buyer. Target has also furnished to Buyer a list of all Loans made or committed to be made between June 30, 2017 and the Execution Date.
(f)    None of the agreements pursuant to which Target or any of its Subsidiaries has sold Loans or pools of Loans or participations in Loans or pools of Loans contains any obligation to repurchase such Loans or interests therein solely on account of a payment default by the obligor on any such Loan.

(g)    There are no outstanding Loans made by Target or any of its Subsidiaries to any “executive officer” or other “insider” (as each such term is defined in Regulation O promulgated by the Federal Reserve Board) of Target or its Subsidiaries, other than Loans that are subject to and that were made and continue to be in compliance with Regulation O or that are exempt therefrom.
(h)    Neither Target nor any of its Subsidiaries is now nor has been since January 1, 2015, subject to any fine, suspension, settlement or other administrative sanction by, or any reduction in any loan purchase commitment from, any Governmental Authority relating to the origination, sale or servicing of mortgage or consumer Loans.
Section 3.17.    Deposits. Except as set forth on Confidential Schedule 3.17 of the Target Disclosure Schedules, no deposit of Target Bank (a) is a “brokered” deposit (as such term is defined in 12 C.F.R. § 337.6(a)(2)); (b) was acquired through a deposit listing service; or (c) is subject to any encumbrance, legal restraint or other legal process (other than garnishments, pledges, set off rights, escrow limitations and similar actions taken in the ordinary course of business).
Section 3.18.    Investment Securities and Commodities.
(a)    Each of Target and its Subsidiaries has good title to all securities and commodities owned by it (except those sold under repurchase agreements), free and clear of any Lien, except to the extent such securities or commodities are pledged in the ordinary course of business to secure obligations of Target or its Subsidiaries. Such securities and commodities are valued on the books of Target in accordance with GAAP in all material respects.
(b)    Target and its Subsidiaries and their respective businesses employ investment, securities, commodities, risk management and other policies, practices and procedures that Target believes are prudent and reasonable in the context of such businesses. Prior to the date of this Agreement, Target has made available to Buyer the material terms of such policies, practices and procedures.
Section 3.19.    Risk Management Instruments.
(a)    Confidential Schedule 3.19(a) of the Target Disclosure Schedules sets forth a list of all interest rate swaps, caps, floors, option agreements, futures, forward contracts and other similar derivative transactions and risk management arrangements (each a “Derivative Transactions”) entered into as of the date of this Agreement for the account of the Target or Target Bank or for the account of a customer of Target or Target Bank. All Derivative Transactions, whether entered into for the account of Target or Target Bank or for the account of a customer of Target or Target Bank, were entered into in the ordinary course of business and in accordance with prudent banking practice and in material compliance with applicable Laws and other policies, practices and procedures employed by Target or Target Bank, as applicable, and are legal, valid and binding obligations of Target or Target Bank , as applicable, enforceable against it in accordance with their terms (except as such enforcement may be limited by the Bankruptcy Exception), and are in full force and effect.
(b)    Target and Target Bank have duly performed in all material respects all of their obligations thereunder to the extent required, and, to the Best Knowledge of Target, there are no breaches, violations or defaults or allegations or assertions of such by any party thereunder.
(c)    The financial position of Target and Target Bank on a consolidated basis under or with respect to each such Derivative Transaction has been reflected in the books and records of Target and Target Bank in accordance with GAAP.
Section 3.20.    Employee Relationships. Each of Target and Target Bank has complied in all material respects with all applicable material Laws relating to its relationships with its employees, and Target believes that the relationship between Target Bank and its employees is satisfactory. To the Best Knowledge of Target, no key executive officer or manager of any of the operations of Target Bank or any group of employees of Target Bank has or have any present plans to terminate their respective employment with Target Bank. Confidential Schedule 3.20 of the Target Disclosure Schedules contains a list of all employees of Target Bank and their respective annual base compensation.
Section 3.21.    Condition of Assets. All tangible assets used by Target and Target Bank are in good operating condition, ordinary wear and tear excepted, and comply, in all material respects, with all applicable Laws, whether federal, state or local. None of the Target Bank’s premises or equipment is in need of maintenance or repairs other than ordinary routine maintenance or repairs that are not material in nature or cost.
Section 3.22.    Environmental Compliance. Except as set forth in Confidential Schedule 3.22 of the Target Disclosure Schedules:
(a)    To the reasonable Best Knowledge of the executive officers of Target, Target and Target Bank and all of their Properties and operations are in material compliance with all applicable Environmental Laws. Target has not received any written notice of any past, present, or future conditions, events, activities, practices or incidents that would reasonably be expected to materially interfere with or prevent the compliance of Target and Target Bank with all applicable Environmental Laws.
(b)    To the reasonable Best Knowledge of the executive officers of Target, Target and Target Bank have obtained all material permits, licenses and authorizations that are required under all applicable Environmental Laws.
(c)    To the reasonable Best Knowledge of the executive officers of Target, no Hazardous Materials exist on, about or within any of the Properties, nor have any Hazardous Materials previously existed on, about or within or been used, generated, stored, transported, disposed of, on or released from any of the Properties, except as would not be expected to have or cause a Material Adverse Change to Target or Target Bank. The use that Target and Target Bank make of the Properties will not result in the use, generation, storage, transportation, accumulation, disposal or release of any Hazardous Material on, in or from any of the Properties, except as would not be expected to have or cause a Material Adverse Change to Target or Target Bank.
(d)    There is no action, suit, proceeding, investigation, or inquiry before any Governmental Authority pending or, to the Best Knowledge of Target, threatened, against Target or Target Bank relating in any way to any Environmental Law. To the reasonable Best Knowledge of the executive officers of Target, Target Bank has no liability for remedial action under any Environmental Law. Target and Target Bank have not received any written request for information by any Governmental Authority with respect to the condition, use or operation of any of the Properties nor has Target or Target Bank received any written notice from any Governmental Authority or other Person with respect to any violation of or claimed or potential liability of any kind under any Environmental Law (including any letter, notice or inquiry from any Person informing Target or Target Bank that it is or may be liable in any way under any Environmental Laws or requesting information to enable such a determination to be made).
Section 3.23.    Regulatory Compliance.
(a)    Except as set forth in Confidential Schedule 3.23(a) of the Target Disclosure Schedules, neither Target nor Target Bank is now nor has been, since January 1, 2014, (i) subject to any cease-and-desist or other order or enforcement action issued by, (ii) a party to any written agreement, consent agreement or memorandum of understanding with, (iii) a party to any commitment letter or similar undertaking to, (iv) subject to any order or directive by, (v) ordered to pay any civil penalty by, (vi) a recipient of a supervisory letter from, or (vii) subject to any board resolutions adopted at the request or suggestion of, any Regulatory Agency or other Governmental Authority that restricts the conduct of its business or that relates to its capital adequacy, its ability to pay dividends, its credit or risk management policies, its management or its business or its compliance with Laws (each of the items set forth in the preceding clauses (i) through (vii), a “Regulatory Agreement”). There are no pending or, to the Best Knowledge of Target, threatened investigations by any Regulatory Agency that would reasonably result in a Regulatory Agreement with respect to Target or Target Bank.

(b)    Except as set forth on Confidential Schedule 3.23(b) of the Target Disclosure Schedules, since January 1, 2014, all reports, records, registrations, statements, notices and other documents or information required to be filed by Target and Target Bank with any Regulatory Agency have been duly and timely filed and, to the Best Knowledge of Target, all information and data contained in such reports, records or other documents are true, accurate, correct and complete in all material respects.
Section 3.24.    Absence of Certain Business Practices. Neither Target nor Target Bank nor, to the Best Knowledge of Target, any of their respective officers, employees or agents, nor, to the Best Knowledge of Target, any other Person acting on their behalf, has, directly or indirectly, since January 1, 2014, given or agreed to give any gift or similar benefit to any customer, supplier, governmental employee or other Person who is or may be in a position to help or hinder the business of Target or Target Bank (or assist Target or Target Bank in connection with any actual or proposed transaction) that (a) may reasonably be expected to subject Target or Target Bank to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (b) if not given in the past, such failure to pay would reasonably have been expected to result in a Material Adverse Change to Target or Target Bank, or (c) if not continued in the future, such failure to pay would reasonably be expected to result in a Material Adverse Change to Target or Target Bank.
Section 3.25.    Books and Records. The minute books, stock certificate books and stock transfer ledgers of Target and Target Bank (a) have been kept accurately in the ordinary course of business and in compliance in all material respects with applicable legal requirements and good corporate governance practices, (b) are complete and correct in all material respects (with respect to the stock certificate books and stock transfer ledgers of Target only, based upon information provided by Target’s shareholders), (c) the transactions entered therein represent bona fide transactions (with respect to the stock certificate books and stock transfer ledgers of Target only, based upon information provided by Target’s shareholders), and (d) do not fail to reflect any material transactions involving the business of Target or Target Bank that properly should have been set forth therein and that have not been accurately so set forth.
Section 3.26.    Internal Controls. Target and Target Bank maintain an adequate system of internal accounting controls that provide reasonable assurance that (a) transactions are executed with management’s authorization; (b) transactions are recorded as necessary to permit preparation of the consolidated financial statements of Target and to maintain accountability for Target’s consolidated assets; (c) access to Target’s assets is permitted only in accordance with management’s authorization; (d) the reporting of Target’s assets is compared with existing assets at regular intervals; and (e) extensions of credit and other receivables are recorded accurately, and proper and adequate procedures are implemented to effect the collection thereof on a current and timely basis. Neither Target’s nor Target Bank’s systems, controls, data or information are recorded, stored, maintained, operated or otherwise wholly or partly dependent on or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of Target, Target Bank or their accountants and consultants, except as would not reasonably be expected to have a materially adverse effect on the system of internal accounting controls described in the preceding sentence.
Section 3.27.    Forms of Instruments, Etc. Target has made and will make available to Buyer copies of all of Target Bank’s standard forms of notes, mortgages, deeds of trust and other routine documents of a like nature used on a regular and recurring basis in the ordinary course of its business.
Section 3.28.    Fiduciary Responsibilities. Each of Target and Target Bank has performed in all material respects all of its duties as a trustee, custodian, guardian or as an escrow agent in a manner that complies in all material respects with all applicable Laws, agreements, instruments and common Law standards, where the failure to so perform would result in a Material Adverse Change to Target or Target Bank.
Section 3.29.    Guaranties. Except in the ordinary course of business, consistent with past business practices and in material compliance with applicable Law, neither Target nor Target Bank has guaranteed the obligations or liabilities of any other Person.

Section 3.30.    Employee Benefit Plans.
(a)    Set forth on Confidential Schedule 3.30 of the Target Disclosure Schedules is a complete and correct list of all “employee benefit plans” (as defined in ERISA § 3(3) whether or not subject to ERISA), all specified fringe benefit plans as defined in Code § 6039D, and all other bonus, incentive, compensation, deferred compensation, profit sharing, stock option, stock appreciation right, stock bonus, stock purchase, employee stock ownership, savings, severance, supplemental unemployment, layoff, salary continuation, retirement, pension, health, life insurance, disability, group insurance, vacation, holiday, sick leave, fringe benefit or welfare plan, or any other similar plans, agreements, policies or understandings (whether written or oral, qualified or nonqualified, funded or unfunded), and any trusts, escrows or other agreements related thereto, which (a) are currently maintained or contributed to by Target or Target Bank, or with respect to which Target or Target Bank has any liability, or (b) provide benefits to any officer, employee, service provider (including employees and service providers provided to Target or Target Bank through a contractual agreement with a third-party professional employer organization (“Target PEO”)), former officer, former employee or former service provider of Target or Target Bank, or the dependents of any thereof (herein collectively the “Employee Plans” and each individually an “Employee Plan”). Confidential Schedule 3.30 of the Target Disclosure Schedules designates the Employee Plans for which Target or Target Bank is the plan sponsor (“Target Employee Plan”) and the Employee Plans for which a Target PEO is the plan sponsor (“Target PEO Employee Plan”).
(b)    With respect to each Employee Plan, Target has made available to Buyer true, current and complete copies of each of the following: (i) where the Employee Plan has been reduced to writing, the plan document together with all amendments; (ii) where the Employee Plan has not been reduced to writing, a written summary of all material plan terms; (iii) where applicable, any trust agreements or other funding arrangements, custodial agreements, insurance policies and contracts, administration agreements and similar agreements, and investment management or investment advisory agreements, now in effect; (iv) any summary plan descriptions and summaries of material modifications relating to any Employee Plan; (v) in the case of any Employee Plan that is intended to be qualified under Code § 401(a), the most recent determination, opinion or advisory letter from the Internal Revenue Service; (vi) in the case of any Employee Plan for which a Form 5500 is required to be filed, the three most recently filed Form 5500, with schedules and financial statements attached (if applicable); (vii) actuarial reports received for any Employee Plans with respect to the three most recently completed plan years; (viii) the most recent nondiscrimination tests performed under the Code; and (ix) notices, letters or other correspondence received during the three years prior to the date hereof from the Internal Revenue Service, Department of Labor, Pension Benefit Guaranty Corporation or other Governmental Authority relating to the Employee Plan.
(c)    Neither Target nor Target Bank has any liability or contingent liability with respect to any Target PEO Employee Plan except to the extent that Target or Target Bank is contractually obligated to make payments to the Target PEO for coverage under such Target PEO Employee Plan. As of the Execution Date, all such payments have been made.
(d)    No Employee Plan is, and has not been for the past six (6) years: (i) a “multiemployer plan” within the meaning of ERISA § 3(37); (ii) a “multiple employer plan” within the meaning of Code § 413(c); (iii) a “multiple employer welfare arrangement” within the meaning of ERISA § 3(40); or (iv) subject to the minimum funding standards of Code § 412 or ERISA § 302. Neither Target nor any of its Subsidiaries has (x) ever incurred or reasonably expects to incur, either directly or indirectly, any liability under Title IV of ERISA or related provisions of the Code or similar local Law relating to employee benefit plans; (y) ever failed to timely pay premiums to the Pension Benefit Guaranty Corporation; or (z) ever engaged in any transaction which would give rise to material liability under ERISA § 4069 or ERISA § 4212(c).
(e)    Each Target Employee Plan and, to the knowledge or Target, each Target PEO Employee Plan, has been established, administered and maintained in all material respects in accordance with its terms and in compliance with all applicable Laws. Each Employee Plan that is intended to be qualified under Code § 401(a) (a “Qualified Benefit Plan”) has received a favorable and current determination or opinion letter from the Internal Revenue Service, or with respect to a prototype plan, can rely on an opinion letter from the Internal Revenue Service to the prototype plan sponsor, to the effect that such Qualified Benefit Plan is so qualified and that the plan and the trust related thereto are exempt from federal income taxes under the Code §§ 401(a) and 501(a), respectively, and nothing has occurred that could reasonably be expected to adversely affect the qualified status of any Qualified Benefit Plan. Nothing has occurred with respect to any Employee Plan that has subjected or could reasonably be expected to subject Target or any of its Subsidiaries or, with respect to any period on or after the Closing Date, Buyer or any of its Affiliates, to a penalty under ERISA § 502 or to tax or penalty under Code § 4975.
(f)    A Each Employee Plan can be amended, terminated, or otherwise discontinued after the Closing in accordance with its terms, without liability to Buyer or any of its Affiliates other than ordinary administrative expenses typically incurred in a termination event, and neither Target nor any of its Subsidiaries has any commitment or obligation and has not made any representations to any employee, officer, manager, independent contractor, or consultant, whether or not legally binding, to adopt, amend, modify, or terminate any Employee Plan in connection with the consummation of the transactions contemplated by this Agreement or otherwise.
(g)    Other than as required under ERISA § 601 et. seq. or other applicable Law, no Employee Plan provides post-termination or retiree health or life insurance benefits to any individual for any reason, and neither Target nor any of its Subsidiaries has any liability to provide post-termination or retiree health or life insurance benefits to any individual.
(h)    There is no pending or threatened action relating to an Employee Plan (other than routine claims for benefits), and no Employee Plan has within the three (3) years prior to the date hereof been the subject of an examination or audit by a Governmental Authority or the subject of an application or filing under or is a participant in, an amnesty, voluntary compliance, self-correction or similar program sponsored by any Governmental Authority.
(i)    Each individual who is classified by Target or any of its Subsidiaries as an independent contractor, consultant, or advisor has been properly classified for purposes of participation and benefit accrual under each Target Employee Plan.
(j)    All benefits, contributions and premiums relating to each Employee Plan have been timely paid in accordance with the terms of such Employee Plan and all applicable Laws, and all benefits accrued under any unfunded Employee Plan have been paid, accrued or otherwise adequately reserved to the extent required by, and in accordance with, GAAP.
Section 3.31.    Compliance with Laws, Permits and Instruments.
(a)    Target and Target Bank are in compliance with all applicable Laws, except where the failure, whether individually or in the aggregate, to be so in compliance is not reasonably expected to cause a Material Adverse Change to Target or Target Bank. Target and Target Bank, and their respective employees and agents, hold all material licenses, registrations, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses as now being conducted. Target Bank is designated as an intermediate small bank for purposes of the Community Reinvestment Act and has a Community Reinvestment Act rating of “satisfactory”.
(b)    Target Bank is in material compliance with the Bank Secrecy Act (12 U.S.C. §§ 1730(d) and 1829(b)), the United States Foreign Corrupt Practices Act and the International Money Laundering Abatement and Anti-Terrorist Financing Act, otherwise known as the U.S.A. Patriot Act, the Fair Housing Act (42 U.S.C. § 3601 et seq.), the Home Mortgage Disclosure Act (12 U.S.C. § 2801 et seq.), the Equal Credit Opportunity Act (15 U.S.C. § 1691 et seq.), and the Flood Disaster Protection Act (42 USC § 4002, et seq.), and all regulations promulgated thereunder. Target Bank has properly certified all foreign deposit accounts and has made all necessary tax withholdings on all of its deposit accounts; furthermore, Target Bank has timely and properly filed and maintained all requisite Currency Transaction Reports and other related forms, including any requisite Custom Reports required by any agency of the United States Treasury Department, including the IRS. Target Bank has timely filed all Suspicious Activity Reports with the Financial Institutions – Financial Crimes Enforcement Network (U.S. Department of the Treasury) required to be filed by it pursuant to the Laws referenced in this Section 3.31(b). Since January 1, 2014, Target has not received any written notices of any violation of such acts or any of the regulations promulgated thereunder, and it has not received any written notice of any, and to the Best Knowledge of Target Bank there is no, threatened administrative inquiry, proceeding or investigation with respect to its compliance with such Laws.
(c)    All loans of Target Bank have been made in compliance in all material respects with all applicable statutes and regulatory requirements at the time of such loan or any renewal thereof, including the Texas usury statutes as currently interpreted, Regulation Z (12 C.F.R. § 226 et seq.) issued by the Board of Governors of the Federal Reserve System (“FRB”), the Federal Consumer Credit Protection Act (15 U.S.C. § 1601 et seq.), the Texas Consumer Credit Code (Tex. Rev. Civ. Stat. Ann. Art. 5062-2.01, et seq.) and all statutes governing the operation of banks operating in the State of Texas. Each such loan was made by Target Bank in the ordinary course of its lending business.
(d)    All real property owned or operated by Target and Target Bank and the use thereof is in compliance with all applicable Laws, including building, zoning and other Laws, subject to any qualifications regarding such compliance set forth elsewhere in this Agreement and except where the failure, whether individually or in the aggregate, to be so in compliance would not reasonably be expected to cause a Material Adverse Change to Target or Target Bank.
Section 3.32.    Target Information. The information relating to Target and its Subsidiaries which is provided by Target or its representatives for inclusion in the proxy statement in definitive form relating to the meeting of Target’s shareholders to be held in connection with this Agreement and the transactions contemplated hereby (including any amendments or supplements thereto, the “Proxy Statement”) and the registration statement on Form S-4 in which the Proxy Statement will be included as a prospectus, to be filed with the Securities and Exchange Commission (“SEC”) by Buyer in connection with the transactions contemplated by this Agreement, or in any other document filed with any other Regulatory Agency in connection herewith, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements in such information, in light of the circumstances in which they are made, not misleading.
Section 3.33.    Data Processing Agreements. Target Bank obtains its data processing services, ATM, and other information technology services exclusively through the contracts or agreements with the Persons described on Confidential Schedule 3.33 of the Target Disclosure Schedules (“DP Contracts”). A true and correct executed copy of each DP Contract, as in effect as of the Execution Date, has been provided to Buyer. Other than the DP Contracts, Target has no agreement with any other Person for data processing, ATM or other technology services.
Section 3.34.    Dissenting Shareholders. To the Best Knowledge of Target, there is no plan or intention on the part of any shareholders of Target to exercise their appraisal rights in the manner provided by applicable Law.
Section 3.35.    Business Combination. This Agreement and the transactions contemplated hereby are exempt from the requirements of Subchapter M of Chapter 21 of the TBOC and any other applicable state takeover Law or state Law that purports to limit or restrict business combinations or the ability to acquire or vote shares.
Section 3.36.    Fairness Opinion. Before the execution of this Agreement, Target has received a written opinion from Performance Trust Capital Partners, LLC that, subject to the terms, conditions and qualifications set forth therein, as of the date thereof, the consideration to be received by the shareholders of Target pursuant to this Agreement is fair to such shareholders from a financial point of view. Such opinion has not been amended or rescinded.
Section 3.37.    Brokerage Fees and Commissions. Other than as set forth in Confidential Schedule 3.37 of the Target Disclosure Schedules, no agent, representative or broker has represented Target or Target Bank in connection with the transactions described in this Agreement.
Section 3.38.    Regulatory Approvals. Target is not aware of any circumstance regarding Target or Target Bank that would be reasonably likely to materially impede or delay the receipt of all requisite regulatory approvals necessary to consummate the Integrated Mergers and the Bank Merger in a timely manner.

Section 3.39.    Representations Not Misleading. No representation or warranty by Target contained in this Agreement contains or will contain on the Closing Date any untrue statement of a material fact or omits or will omit on the Closing Date to state a material fact necessary to make the statements contained herein, in light of the circumstances under which they were made, not misleading. To the Best Knowledge of Target, all written statements, exhibits, schedules, and other documents furnished to Buyer by Target or Target Bank as part of the due diligence for this Agreement are accurate in all material respects.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF BUYER
Except as disclosed in the disclosure schedule delivered by Buyer to Target concurrently herewith (the “Buyer Disclosure Schedules”); provided, that (a) no such item is required to be set forth as an exception to a representation or warranty if its absence would not result in the related representation or warranty being deemed untrue or incorrect, (b) the mere inclusion of an item in the Buyer Disclosure Schedules as an exception to a representation or warranty shall not be deemed an admission by Buyer that such item represents a material exception or fact, event or circumstance or that such item is reasonably likely to result in a Material Adverse Change and (c) any disclosures made with respect to a section of ARTICLE IV shall be deemed to qualify (1) any other section of ARTICLE IV specifically referenced or cross-referenced and (2) other sections of ARTICLE IV to the extent it is reasonably apparent on its face (notwithstanding the absence of a specific cross reference) from a reading of the disclosure that such disclosure applies to such other sections, Buyer hereby represents and warrants to Target as follows:
Section 4.01.    Organization.
(a)    Buyer is a registered bank holding company under the BHC Act. Buyer is a corporation duly organized, validly existing and in good standing under the Laws of the State of Texas. Buyer has all requisite corporate power and authority to own or lease its properties and assets and to carry on its business as it is now being conducted and is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified except where the failure to be so qualified or in good standing would not reasonably be expected to result in a Material Adverse Change to Buyer. True and complete copies of the Certificate of Formation and bylaws of Buyer, as amended to date, have been made available to Target.
(b)    Acquiring Bank is a Texas banking association, duly organized, validly existing and in good standing under the Laws of the state of Texas and the United States. Acquiring Bank has all requisite corporate power and authority to carry on its business as now being conducted, to own, lease and operate its properties and assets as now owned, leased or operated and to enter into and to carry on the business and activities now conducted by it. True and complete copies of the Certificate of Formation and bylaws of Acquiring Bank, as amended to date, have been made available to Target. Acquiring Bank is an insured bank as defined in the FDIA.
Section 4.02.    Capitalization.
(a)    The authorized capital of Buyer consists of 75,000,000 common shares, $0.01 par value per share, and 10,000,000 preferred shares, $0.01 par value per share. As of the date of this agreement, 2017, there were (i) 20,351,356 shares of Buyer Common Stock issued and outstanding, (ii) 24,500 shares of Senior Non-Cumulative Perpetual Preferred Stock, Series D, $0.01 par value per share, issued and outstanding (the “Preferred Shares”), (iii) 499,297 shares of Buyer Common Stock reserved for issuance upon the exercise of outstanding options to purchase shares of Buyer Common Stock and 167,900 shares of Buyer Common Stock reserved for vesting of outstanding restricted stock units shares of Buyer Common Stock, 800 of which vest on the date of this Agreement, (iv) 25,000 shares of Buyer Common Stock reserved for issuance upon the exercise of outstanding warrants to purchase shares of Buyer Common Stock, (v) 10,000 shares of Buyer Common Stock held in treasury, and (vi) no other shares of capital stock or other voting securities of Buyer issued, reserved for issuance or outstanding. Except as set forth on Confidential Schedule 4.02 of the Buyer Disclosure Schedules, to the knowledge of Buyer there are no shareholder agreements, voting trusts or similar agreements relating to the shares of Buyer Common Stock. All of the issued and outstanding shares of Buyer Common Stock have been duly authorized, validly issued and are fully paid and nonassessable, and have not been issued in violation of the preemptive rights of any Person. All of the shares of Buyer Common Stock have been issued in material compliance with the securities Laws of the United States and other jurisdictions having applicable securities Laws. There are no restrictions applicable to the payment of dividends on the shares of Buyer Common Stock except to the extent provided by the terms of the Preferred Shares and pursuant to applicable Laws, and all dividends declared before the Execution Date have been paid.
(b)    All of the outstanding shares of capital stock or other securities evidencing ownership of Acquiring Bank are duly authorized, validly issued, fully paid and nonassessable and have not been issued in violation of the preemptive rights of any Person and have been issued in material compliance with applicable securities Laws. Buyer is the sole beneficial and record owner of all of the issued and outstanding shares of capital stock of Acquiring Bank, free and clear of all Liens of any kind or character and no other Person has any equity or other ownership interest in Acquiring Bank.
Section 4.03.    Execution and Delivery.
(a)    Buyer has full corporate power and authority to execute and deliver this Agreement and the other agreements to which Buyer is a party that are contemplated by this Agreement and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the other agreements to which Buyer is a party that are contemplated by this Agreement and the consummation of the transactions contemplated hereby and thereby have been duly and validly approved by the Buyer Board. Other than the adoption and approval of the Bank Merger Agreement by Buyer, as Acquiring Bank’s sole shareholder, no other corporate proceedings or approvals are necessary on the part of Buyer to approve this Agreement or the other agreements to which Buyer is a party that are contemplated by this Agreement and to consummate the transactions contemplated hereby and thereby. This Agreement and the other agreements and documents contemplated hereby to which Buyer is a party have been, or at Closing will be, duly and validly executed and delivered to Target, and each constitutes or at Closing will constitute a valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms and conditions, except as enforceability may be limited by the Bankruptcy Exception.
(b)    The execution and delivery of the Bank Merger Agreement and the other agreements to which the Acquiring Bank is a party that are contemplated by this Agreement and the Bank Merger Agreement and the consummation of the transactions contemplated hereby and thereby have been duly and validly approved by the Acquiring Bank Board and the Acquiring Bank Board has declared them advisable, and has directed that the Bank Merger Agreement be submitted to Acquiring Bank’s sole shareholder for the purpose of acting on the Bank Merger Agreement.
Section 4.04.    No Violation. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby, nor compliance by Buyer or Acquiring Bank with any of the terms or provisions hereof (if the required regulatory and shareholder approvals and any requisite consents of third parties are obtained) will (a) violate any provision of the charters, articles, certificates or bylaws of Buyer or Acquiring Bank; (b) violate any Law applicable to Buyer or Acquiring Bank or any of their respective properties or assets; (c) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or the lapse of time, or both, would constitute a default) under, result in the termination or cancellation under, accelerate the performance required by or rights or obligations under, result in the creation of any Lien upon any of the respective properties or assets of Buyer or Acquiring Bank under, or require the consent of a third party pursuant to, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement, contract or other instrument or obligation to which Buyer or Acquiring Bank is a party, or by which Buyer or Acquiring Bank or any of their respective properties, assets or business activities, may be bound or subject excluding from the foregoing clause (c) such violations, conflicts, breaches or defaults which either individually or in the aggregate would not be reasonably expected to result in a Material Adverse Change to Buyer.
Section 4.05.    Litigation. Except as disclosed in Confidential Schedule 4.05 of the Buyer Disclosure Schedules, neither Buyer nor Acquiring Bank are parties to any, and there are no pending or, to the Best Knowledge of Buyer, threatened, Proceedings of any nature against Buyer or Acquiring Bank which are reasonably likely, individually or in the aggregate, to result in a Material Adverse Change to Buyer, nor, to the Best Knowledge of Buyer, is there any basis for any proceeding, claim or any action against Buyer or Acquiring Bank that would be reasonably likely, individually or in the aggregate, to result in a Material Adverse Change to Buyer. There is no injunction, order, judgment or decree in effect with respect to Buyer or Acquiring Bank or the assets or properties of Buyer or Acquiring Bank that has resulted in, or is reasonably likely to result in, a Material Adverse Change to Buyer.
Section 4.06.    Compliance with Laws, Permits and Instruments. Buyer and its Subsidiaries are in compliance with all applicable Laws except where the failure, whether individually or in the aggregate, to be so in compliance is not reasonably expected to cause a Material Adverse Change to Buyer. Buyer and Acquiring Bank, and their respective employees and agents, hold all material licenses, registrations, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses as now being conducted. Buyer is in material compliance with all applicable listing and corporate governance rules of the NASDAQ.
Section 4.07.    Governmental Consents and Approvals.
(a)    Except for regulatory and other approvals as disclosed in Confidential Schedule 4.07 of the Buyer Disclosure Schedules, no approval, consent, order or authorization of, or registration, declaration or filing with, any Governmental Authority is required on the part of Buyer in connection with the execution, delivery or performance of this Agreement or the agreements contemplated hereby, or the consummation by Buyer or Acquiring Bank of the transactions contemplated hereby or thereby.
(b)    Buyer is “well capitalized” as defined by federal regulations as of the Execution Date. Acquiring Bank has a Community Reinvestment Act rating of “satisfactory”. Buyer is not aware of any circumstance regarding Buyer or the Acquiring Bank that would be reasonably likely to materially impede or delay Buyer’s ability to obtain all requisite regulatory approvals necessary to consummate the Integrated Mergers and the Bank Merger in a timely manner.
Section 4.08.    SEC Filings; Financial Statements; Call Reports.
(a)    Buyer has timely filed all material reports and statements, together with any amendments required to be made with respect thereto, that it has been required to file with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since its initial public offering (the “Buyer Reports”). As of their respective dates, each of such reports and statements, (or if amended, as of the date so amended), were true and correct and complied in all material respects with the relevant statutes, rules and regulations enforced or promulgated by the SEC and such reports did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
(b)    The financial statements of Buyer and its Subsidiaries included (or incorporated by reference) in the Buyer Reports (including the related notes, where applicable) and such financial statements prepared by Buyer after the date of this Agreement (i) have been, or will be, prepared from, and in accordance with, the books and records of Buyer and its Subsidiaries (except as may be disclosed therein), (ii) fairly present, or will fairly present, in all material respects the consolidated results of operations, cash flows, changes in shareholders’ equity and consolidated financial position of Buyer and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth (subject in the case of unaudited statements to year-end audit adjustments normal in nature and amount and the omission of notes to the extent permitted by Regulation S-X of the SEC), (iii) complied as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, and (iv) have been prepared in accordance with GAAP consistently applied during the periods involved, except, in each case, as indicated in such statements or in the notes thereto.
(c)    Grant Thornton, LLP has not resigned (or informed Buyer that it intends to resign) or been dismissed as independent public accountants of Buyer as a result of or in connection with any disagreements with

Buyer on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.
(d)    Since October 8, 2014, (i) neither Buyer nor any of its Subsidiaries, nor, to the Best Knowledge of Buyer, any director, officer, auditor, accountant or representative of Buyer or any of its Subsidiaries, has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods (including with respect to loan loss reserves, write-downs, charge-offs and accruals) of Buyer or any of its Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that Buyer or any of its Subsidiaries has engaged in questionable accounting or auditing practices, and (ii) no attorney representing Buyer or any of its Subsidiaries, whether or not employed by Buyer or any of its Subsidiaries, has reported evidence of a material violation of securities Laws, breach of fiduciary duty or similar violation by Buyer or any of its officers, directors, employees or agents to the Board of Directors of Buyer or any committee thereof or to the Best Knowledge of Buyer, to any director or officer of Buyer.
(e)    Neither Buyer nor any of its Subsidiaries has any liability of any material nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due), except for those liabilities that are reflected or reserved against on the consolidated balance sheet of Buyer included in its Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2017 (including any notes thereto) and for liabilities incurred in the ordinary course of business and consistent with past practice since June 30, 2017, or in connection with this Agreement and the transactions contemplated hereby.
Section 4.09.    Buyer Information. The information relating to Buyer and its Subsidiaries to be contained in the Proxy Statement and the Registration Statement, and the information relating to Buyer and its Subsidiaries that is provided by Buyer or its representatives for inclusion in any other document filed with any other Regulatory Agency in connection herewith, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. The Proxy Statement (except for such portions thereof that relate only to Target or any of its Subsidiaries) will comply in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder. The Registration Statement (except for such portions thereof that relate only to Target or any of its Subsidiaries) will comply in all material respects with the provisions of the Securities Act and the rules and regulations thereunder.
Section 4.10.    Absence of Certain Changes. Except as disclosed in the representations and warranties made in this ARTICLE IV and the Buyer Disclosure Schedules hereto, there has not been any Material Adverse Change with respect to Buyer or Acquiring Bank since June 30, 2017, nor to the Best Knowledge of Buyer, has any event occurred that has resulted in, or has a reasonable probability of resulting in the future in, a Material Adverse Change with respect to Buyer or Acquiring Bank.
Section 4.11.    Undisclosed Liabilities. Neither Buyer nor Acquiring Bank have any material liability or obligation, accrued, absolute, contingent or otherwise and whether due or to become due (including unfunded obligations under any employee plan or liabilities for federal, state or local taxes or assessments) that are not reflected in or disclosed in the Buyer Reports, except (a) those liabilities, obligations and expenses incurred in the ordinary course of business and materially consistent with past business practices since June 30, 2017, (b) liabilities, obligations and expenses incurred as a result of or arising from this Agreement or any other agreement or document contemplated hereby, or any of the transactions contemplated hereby or thereby, or (c) liabilities, obligations and expenses as disclosed on Confidential Schedule 4.11 of the Buyer Disclosure Schedules.
Section 4.12.    Brokerage Fees and Commissions. Other than as set forth in Confidential Schedule 4.12 of the Buyer Disclosure Schedules, no agent, representative or broker has represented Buyer or Acquiring Bank in connection with the transactions described in this Agreement.

Section 4.13.    Taxes and Tax Returns.
(a)    Each of Buyer and its Subsidiaries has duly and timely filed or caused to be filed (giving effect to all applicable extensions) all material Tax Returns required to be filed by any of them, and all such Tax Returns are true, correct, and complete in all material respects.
(b)    All material Taxes of Buyer and its Subsidiaries that are due, whether or not shown on any Tax Return, have been fully and timely paid. Each of Buyer and its Subsidiaries has withheld and paid to the relevant Governmental Authority on a timely basis all material Taxes required to have been withheld and paid in connection with amounts paid or owing to any Person.
(c)    Neither Buyer nor any of its Subsidiaries has taken any action, or knows of any fact or circumstance, that could reasonably be expected to prevent the Integrated Mergers, taken together, from being treated as an integrated transaction that qualifies as a “reorganization” within the meaning of the Code § 368(a).
Section 4.14.    Financing. Buyer has, or at Closing will have, sufficient liquid resources or a credit facility with sufficient availability to pay the Aggregate Cash Consideration.
Section 4.15.    Representations Not Misleading. No representation or warranty by Buyer contained in this Agreement contains or will contain on the Closing Date any untrue statement of a material fact or omits or will omit on the Closing Date to state a material fact necessary to make the statements contained herein, in light of the circumstances under which they were made, not misleading. To the Best Knowledge of Buyer, all written statements, exhibits, schedules, and other documents furnished to Target by Buyer or Acquiring Bank as part of the due diligence for this Agreement are accurate in all material respects.
ARTICLE V
COVENANTS OF TARGET
Target covenants and agrees with Buyer as follows:
Section 5.01.    Commercially Reasonable Efforts. Target will use commercially reasonable efforts to cause the consummation of the transactions contemplated hereby in accordance with the terms and conditions of this Agreement.
Section 5.02.    Information for Regulatory Applications and Registration Statement.
(a)    To the extent permitted by applicable Law, Target shall prepare and furnish Buyer with all information concerning Target (including information relating to its directors, officers and shareholders as may be reasonably required) that is required for inclusion in any application, statement or document to be made or filed by Buyer with any Governmental Authority in connection with the transactions contemplated by this Agreement during the pendency of this Agreement. Target shall fully cooperate with Buyer in the filing of any applications, statements or other documents necessary to complete the transactions contemplated by this Agreement. Target shall have the right to review in advance, and to the extent practicable consult with Buyer, in each case subject to applicable Laws relating to the exchange of information, with respect to all written information submitted to any third party or any federal or Texas Governmental Authority in connection with the transactions contemplated by this Agreement, but Buyer shall not be required to provide Target with confidential portions of any filing with a Governmental Authority. In exercising the foregoing right, Target agrees to act reasonably and as promptly as practicable.
(b)    Target agrees that none of the information supplied or to be supplied by Target for inclusion or incorporation by reference in (i) the Registration Statement, at the time the Registration Statement and each amendment or supplement thereto, if any, becomes effective under the Securities Act, (ii) the Proxy Statement and any amendment or supplement thereto, at the date(s) of mailing to shareholders and at the time of the Target Meeting, and (iii) any other filings made under applicable federal or Texas banking or securities Laws, shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Target further agrees that if it shall become aware before the effectiveness of the Registration Statement of any information furnished by such party that would cause any of the statements in the Registration Statement or the Proxy Statement to be false or misleading with respect to any material fact, or to omit to state any material fact necessary to make the statements therein not false or misleading, to promptly inform Buyer thereof and to take the necessary steps to correct the Registration Statement or the Proxy Statement.
Section 5.03.    Shareholder Approval.
(a)    The Target Board shall, as soon as practicable after the Registration Statement becomes effective duly call, give notice of, and cause to be held, a meeting of its shareholders (the “Target Meeting”) at such time as may be mutually agreed to by the parties, but not later than 50 days following the Registration Statement becoming effective, and will direct that this Agreement and the transactions contemplated hereby be submitted to a vote at the Target Meeting for the purpose of obtaining the Requisite Target Vote. Specifically, the Target Board will present for the consideration of Target shareholders a proposal to approve and adopt this Agreement and the Merger and the transactions contemplated hereby. The Target Board will (i) cause proper notice of the Target Meeting to be given to the Target shareholders in compliance with applicable Law, (ii) distribute to the Target shareholders the Proxy Statement, (iii) subject to Section 5.03(b), recommend that Target’s shareholders adopt and approve this Agreement and the transactions contemplated hereby, and (iv) perform such other acts as may be reasonably necessary to ensure that the Requisite Target Vote is obtained. Target shall print and commence the mailing (at its expense) of the Proxy Statement to its shareholders on or before the fifth (5th) Business Day after the date that both the Registration Statement is declared effective and a final prospectus (relating to the Registration Statement) and Proxy Statement is on file with the SEC.
(b)    Notwithstanding the foregoing, the Target Board may change its recommendation as contemplated by this Section 5.03(b) (“Change in Recommendation”) if and only to the extent that:
(i)    Target, Target Bank and the Target Representatives have complied in all material respects with Section 5.09;
(ii)    the Target Board, after consultation with its outside counsel, has determined in good faith that failure to make a Change in Recommendation would reasonably be expected to result in a violation of its fiduciary duties under applicable Law; and
(iii)    if the Target Board intends to make a Change in Recommendation after Target has received an Acquisition Proposal, (A) the Target Board has concluded in good faith, after giving effect to all of the adjustments which may be offered by Buyer pursuant to subclause (C) below, that such Acquisition Proposal constitutes a Superior Proposal, (B) Target shall notify Buyer, at least five (5) Business Days in advance, of its intention to make a Change in Recommendation in response to such Superior Proposal (including the identity of the party making such Acquisition Proposal) and furnish to Buyer a written description of the material terms of the Superior Proposal and copies of such other material documents that Target is not required to keep confidential, and (C) before making such a Change in Recommendation, Target shall, and shall cause its financial and legal advisors to, during the period after Target’s delivery of the notice referred to in subclause (B) above, negotiate with Buyer in good faith for a period of up to five (5) Business Days (to the extent Buyer desires to negotiate) to make such adjustments in the terms and conditions of this Agreement so that such Acquisition Proposal ceases to constitute a Superior Proposal.
(c)    Target, as sole shareholder of Target Bank, shall approve and adopt the Bank Merger Agreement, and Target shall cause Target Bank to execute such certificates of merger and such other documents and certificates (in each case in form and substance reasonably satisfactory to Buyer and Target) as are necessary to make the Bank Merger effective immediately following the Effective Time.

Section 5.04.    Affirmative Covenants. Except as otherwise permitted or required by this Agreement, from the Execution Date until the Effective Time, Target shall and shall cause Target Bank to:
(a)    maintain its corporate existence in good standing;
(b)    maintain the general character of its business and conduct its business in its ordinary and usual manner;
(c)    extend credit only in accordance with existing lending policies and practices and in the ordinary course of its business;
(d)    use commercially reasonable efforts to (i) preserve its business organization intact; (ii) retain the services of its present employees, officers, directors and agents; (iii) retain its present customers, depositors, suppliers and correspondent banks; and (iv) preserve its goodwill and the goodwill of its suppliers, customers and others having business relationships with it;
(e)    use commercially reasonable efforts to obtain any approvals or consents required to maintain all existing contracts, leases and documents relating to or affecting its assets, Properties and business;
(f)    maintain all offices, machinery, equipment, materials, supplies, inventories, vehicles and other Properties owned, leased or used by it (whether under its control or the control of others) in good operating repair and condition, ordinary wear and tear excepted;
(g)    comply in all material respects with all Laws and permits applicable to its Properties and operations, the non-compliance with which would reasonably be expected to cause a Material Adverse Change to Target or Target Bank;
(h)    timely file all Tax Returns required to be filed by it and promptly pay all Taxes, assessments, governmental charges, duties, penalties, interest and fines that become due and payable;
(i)    withhold from each payment made to each of its employees the amount of all Taxes required to be withheld therefrom and pay the same to the appropriate Governmental Authority;
(j)    continue to follow and implement policies, procedures and practices regarding the identification, monitoring, classification and treatment of all assets in substantially the same manner as it has in the past;
(k)    account for all transactions in accordance with GAAP (unless otherwise instructed by RAP, in which instance account for such transaction in accordance with RAP) specifically without limitation paying or accruing for by the Closing Date all liabilities, obligations, costs, and expenses owed or incurred by Target or Target Bank on or before the Closing Date;
(l)    perform all of its material obligations under contracts, leases and documents relating to or affecting its assets, Properties and business, except such obligations as it may in good faith dispute;
(m)    maintain and keep in full force and effect, in all material respects, presently existing insurance coverage and give all notices and present all claims under all insurance policies in due and timely fashion; and
(n)    timely file all reports required to be filed with Governmental Authorities and observe and conform, in all material respects, to all applicable Laws, except those being contested in good faith by appropriate proceedings; and
(o)    conduct its operations in the ordinary course of business and consistent with past practices.

Section 5.05.    Negative Covenants. From the Execution Date through the earlier of the Closing or termination of this Agreement, without the prior written consent of Buyer, Target shall not and Target shall cause Target Bank to not:
(a)    intentionally take any action that would reasonably be expected to result in a Material Adverse Change to Target or Target Bank;
(b)    take or fail to take any action that could reasonably be expected to cause the representations and warranties made in ARTICLE III to be inaccurate in any material respect at the time of the Closing or preclude Target from making such representations and warranties at the time of the Closing;
(c)    declare, set aside or pay or obligate it to pay any dividend or other distribution with respect to its capital except that Target Bank may pay dividends to Target;
(d)    enter into, alter, amend, renew or extend any contract or commitment which would result in an obligation of Target or Target Bank to make payments in excess of $25,000, except for the transactions which are set forth on Confidential Schedule 5.05(d) of the Target Disclosure Schedules and loans and extensions of credit in the ordinary course of business and consistent with past practice which are subject to the provisions of Section 5.05(x) and Section 5.05(y);
(e)    mortgage, pledge or subject to Lien any of its Properties, business or assets, tangible or intangible except (i) statutory Liens not yet delinquent, (ii) consensual landlord Liens, (iii) minor defects and irregularities in title and encumbrances that do not materially impair the use thereof for the purpose for which they are held, (iv) pledges of assets to secure public funds deposits, and (v) those assets and Properties disposed of for fair value since June 30, 2017;
(f)    cause or allow the loss of insurance coverage, unless replaced with coverage which is substantially similar (in amount and insurer) to that in effect as of the Execution Date;
(g)    incur any indebtedness, obligation or liability, whether absolute or contingent, other than the receipt of deposits and trade debt or except in the ordinary course of business and consistent with past practices or in connection with the transactions contemplated by this Agreement or any of the agreements or documents contemplated hereby;
(h)    discharge or satisfy any Lien or pay any obligation or liability, whether absolute or contingent, due or to become due, except in the ordinary course of business and consistent with past practices;
(i)    issue, reserve for issuance, grant, sell or authorize the issuance of any shares of its capital or other securities or subscriptions, options, warrants, calls, rights or commitments of any kind relating to the issuance thereto, except to the extent any commitment to do so is outstanding as of the Execution Date, all of which are set forth in Confidential Schedule 5.05(i) of the Target Disclosure Schedules;
(j)    amend or otherwise change its Certificate of Formation, Articles of Association, charter, or bylaws;
(k)    sell, transfer, lease to others or otherwise dispose of any material amount of its assets or Properties, discount or arrange for a payoff of a charged off or deficiency credit, cancel or compromise any material debt or claim, or waive or release any right or claim other than in the ordinary course of business and consistent with past practices; provided, however, that any such transaction involving amounts in excess of $25,000 shall be deemed to not be in the ordinary course of business, and provided further, that nothing in this Section 5.05(k) shall prohibit or restrict the sale, transfer, lease or other disposition by Target Bank of any asset of Target Bank that is classified as “Other Real Estate Owned” in the ordinary course of business and consistent with past practices;

(l)    except in the ordinary course of the business and consistent with past practices, enter into or give any promise, assurance or guarantee of the payment, discharge or fulfillment of any undertaking or promise made by any other third Person;
(m)    sell or knowingly dispose of, or otherwise divest itself of the ownership, possession, custody or control, of any corporate books or records of any nature that, in accordance with sound business practice, normally are retained for a period of time after their use, creation or receipt, except at the end of the normal retention period;
(n)    except for salary increases in the ordinary course of business and materially consistent with past practices of Target or Target Bank, payment of employee bonuses at Closing which are set forth on Confidential Schedule 5.05(n) of the Target Disclosure Schedules and which have been fully accrued as an expense and reflected in the calculation of Tangible Common Equity, or benefits under the terms of an Employee Plan, make any material change in the rate of compensation, commission, bonus, vesting or other direct or indirect remuneration payable, or pay or agree to or orally promise to pay, conditionally or otherwise, any bonus, extra compensation, pension, severance or vacation pay, to or for the benefit of any of its shareholders, directors, officers, employees or agents, or enter into any employment or consulting contract (other than as contemplated by this Agreement) or other agreement with any director, officer or employee or adopt, amend in any material respect or terminate (other than amendments required by applicable Law or termination of the Employee Plans contemplated by this Agreement) any pension, employee welfare, retirement, stock purchase, stock option, stock appreciation rights, termination, severance, income protection, golden parachute, savings or profit-sharing plan (including trust agreements and insurance contracts embodying such plans), any deferred compensation, or collective bargaining agreement, any group insurance contract or any other incentive, welfare or employee benefit plan or agreement maintained by it for the benefit of its directors, employees or former employees;
(o)    engage in any transaction with any Affiliate except in the ordinary course of business and consistent with past practices;
(p)    acquire any capital or other equity securities or acquire any equity or ownership interest in any bank, corporation, partnership or other entity, except (i) through settlement of indebtedness, foreclosure, or the exercise of creditors’ remedies, or (ii) in a fiduciary capacity, the ownership of which does not expose it to any liability from the business, operations or liabilities of such Person;
(q)    except as contemplated by this Agreement, terminate, cancel or surrender any contract, lease or other agreement or suffer or unreasonably permit any damage, destruction or loss which, in any case or in the aggregate, may reasonably be expected to result in a Material Adverse Change to Target or Target Bank;
(r)    dispose of, enter into any settlement regarding the breach of infringement of permit to lapse, transfer or grant any rights under, or knowingly breach or infringe upon, any United States or foreign license or Proprietary Right or materially modify any existing rights with respect thereto;
(s)    make any capital expenditures, capital additions or betterments except in the ordinary course of business and consistent with past practices;
(t)    hire or employ any new officer or hire or employ any new non-officer employee, other than to replace non-officer employees;
(u)    make any, or acquiesce in any, change in financial accounting methods, principles or material practices, except as required by GAAP or RAP, including without limitation making any “reverse provision for loan losses” or other similar entry or accounting method that would reduce the allowance for loan and lease losses of Target Bank;
(v)    pay a rate on deposits at Target Bank materially higher than is consistent with the ordinary course of business and consistent with past practices;

(w)    make any new loan to a single borrower and his related interests except in the ordinary course of business and consistent with Target Bank’s loan policy and past practices; provided that for purposes of additional diligence, at least one (1) Business Day prior to any approval under Target Bank’s loan policy and procedures of any loan in excess of $500,000, Target shall provide to Buyer the information regarding such loan; and further Target shall provide to Buyer a weekly written report of all loans made, renewed, or modified by Target Bank;
(x)    renew, extend the maturity of, or alter the material terms of any loan except in compliance with Target Bank’s existing policies and procedures and consistent with past practices;
(y)    renew, extend the maturity of, or alter any of the material terms of any loan classified as “OAEM”, “substandard” or “doubtful” other than in the ordinary course of business and consistent with past banking practice;
(z)    sell (but payment at maturity or prepayment is not deemed a sale) Investment Securities or purchase Investment Securities, other than U.S. Treasuries with a maturity of two (2) years or less; or
(aa)    institute, settle or agree to settle, any litigation, action or proceeding before any Governmental Authority other than in the ordinary course of business and consistent with past practice; provided that any such settlement or agreement does not impose, in the reasonable judgment of Buyer, any material adverse effect on Buyer and/or Acquiring Bank after giving effect to it; and provided further that any payments provided for under any such settlement or agreement, contingent or otherwise, shall be accounted for in the calculation of Tangible Common Equity;
(bb)    redeem, purchase or otherwise acquire or obligate it to acquire, directly or indirectly, any of its capital or other securities;
(cc)    (i) make, change or revoke any material Tax election, (ii) change any material method of Tax accounting, (iii) enter into any closing agreement or settle, compromise or abandon any material audit or other proceeding relating to Taxes, or (iv) file any material amended Tax Return; or
(dd)    enter into any agreement or make any commitment whether in writing or otherwise to take any of the types of action described in subsections (a) through (cc) above.
Section 5.06.    Access; Pre Closing Investigation. To the extent permitted by applicable Law, Target shall afford the officers, directors, employees, attorneys, accountants, investment bankers and authorized representatives of Buyer full access during regular business hours to all of the books, contracts, commitments, personnel and records of Target and Target Bank, and furnish to Buyer during such period all such information concerning Target and Target Bank and their affairs as Buyer may reasonably request; provided, that Buyer and the Acquiring Bank shall have no right to review confidential supervisory information (as such term is defined in 12 C.F.R. § 261.2) of Target or Target Bank, so that Buyer may have full opportunity to make such reasonable investigation as it shall desire to make of the affairs of Target and Target Bank, including access sufficient to verify the value of the assets and the liabilities of Target and Target Bank and the satisfaction of the conditions precedent to Buyer’s obligations described in ARTICLE VIII. Buyer shall request permission for all such access reasonably in advance and all such access shall be conducted in a manner designed to minimize disruption to the normal business operations and employee or customer relations of Target and Target Bank. Target agrees at any time, and from time to time, to furnish to Buyer as soon as practicable, any additional information that Buyer may reasonably request. No investigation by Buyer or its representatives shall affect the representations and warranties set forth herein; provided, however, that Buyer shall promptly notify Target to the extent that Buyer’s investigation determines that any of the representations and warranties by Target set forth in ARTICLE III are untrue.
Section 5.07.    Obligation to Provide Information from Target and Subsidiary Meetings.
(a)    In order to facilitate the continuing interaction of Buyer with Target and Target Bank, and in order to keep Buyer and Target fully advised of all ongoing activities of each other, subject to the limitations in this

Section 5.07, the Parties agree as follows: (a) during the last week of each month between the Execution Date and the Closing Date on a date mutually agreed upon by Buyer and Target, Target will and will cause Target Bank to provide Buyer with all materials (except as otherwise provided herein) from that month’s meeting(s) of the boards of directors of Target and Target Bank and the committees thereof and, if applicable, its Subsidiaries; and (b) at a time mutually agreed upon by Buyer and Target after such provision of materials, (i) Target’s Bank’s president will meet telephonically or in person with up to three (3) representatives of Buyer to provide an overview of such materials and the underlying meetings, and (ii) such Buyer representative(s) will provide an update to Target’s Bank’s president and up to two (2) representatives of Target and/or Target Bank on matters pertaining to Regulatory Approvals, including status of filings, applications and correspondence related thereto. Such Buyer representatives, Target representatives and officer or representatives of Target Bank (and its Subsidiaries, as applicable) shall be bound by the Parties’ respective confidentiality obligations under this Agreement and shall not be provided with materials or information regarding, any session or meeting during which the discussion relates to (x) matters involving this Agreement, (y) information or material which Target or Target Bank is required or obligated to maintain as confidential under applicable Laws, or (z) pending or threatened litigation or investigations if, in the opinion of counsel to Target or Buyer, as applicable, the materials or information would adversely affect the confidential nature of or any privilege relating to any matters to be discussed.
(b)    No information provided to a representative of Buyer as contemplated under this Section 5.07 or knowledge gained or deemed to have been gained by virtue of such information will affect any of the representations and warranties in this Agreement made by Target.
(c)    No party shall be required to provide access to or to disclose confidential supervisory information (as such term is defined in 12 C.F.R. § 261.2) or other information where such access or disclosure would, in the opinion of counsel, jeopardize the attorney-client privilege of the entity in possession or control of such information (after giving due consideration to the existence of any common interest, joint defense or similar agreement between the parties) or contravene any Law, rule, regulation, order, judgment, decree, fiduciary duty or binding agreement entered into prior to the date of this Agreement.
Section 5.08.    Notifications. Target shall promptly notify Buyer in writing:
(a)    if Target becomes aware of any fact or condition that makes untrue, or shows to have been untrue, in any material respect, any material written information provided by Target to Buyer, any schedule to this Agreement or any representation or warranty made by Target in this Agreement or that results in Target’s failure to comply with any covenant, condition or agreement contained in this Agreement;
(b)    of any litigation, or of any claim, controversy or contingent liability that is reasonably expected to become the subject of litigation, against Target or Target Bank or affecting any of their Properties, if such litigation or potential litigation is reasonably likely, in the event of an unfavorable outcome, to result in a Material Adverse Change to Target or Target Bank. Target shall promptly notify Buyer of any legal action, suit or proceeding or judicial, administrative or governmental investigation, pending or, to the Best Knowledge of Target, threatened against Target or Target Bank that (i) questions or would reasonably be expected to question the validity of this Agreement or the agreements contemplated hereby, or any actions taken or to be taken by Target or Target Bank pursuant hereto or (ii) seeks to enjoin or otherwise restrain the transactions contemplated hereby or thereby; and
(c)    if any change shall have occurred or, to the Best Knowledge of Target, been threatened (or any development shall have occurred or, to the Best Knowledge of Target, been threatened involving a prospective change) in the business, financial condition or operations of Target and/or Target Bank that has resulted in or would reasonably be expected to result in a Material Adverse Change to Target or Target Bank.
No notification by Target under this Section 5.08 shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

Section 5.09.    No Negotiation with Others.
(a)    Target agrees that it shall not, and that it shall cause Target Bank and the respective employees, directors, officers, financial advisors and agents of Target and Target Bank (collectively, “Target Representatives”) not to (i) solicit, knowingly encourage, initiate or participate in any negotiations or discussions with any third party (except for the limited purpose of notifying such Person of the existence of the provisions of this Section 5.09) regarding an Acquisition Proposal, whether by acquisition, business combination, purchase of securities or assets or otherwise; (ii) disclose to any third party any information concerning the business, Properties, books or records of Target or Target Bank in connection with any Acquisition Proposal, other than as provided herein or as compelled by Law; or (iii) cooperate with any third party to make any Acquisition Proposal, other than the sale by Target Bank of assets in the ordinary course of business and consistent with past practices. Promptly upon receipt of any unsolicited offer, Target will communicate to Buyer the terms of any proposal or request for information and the identity of the parties involved.
(b)    Notwithstanding anything to the contrary contained in this Section 5.09, if prior to the adoption of this Agreement by the shareholders of Target by the Requisite Target Vote, Target and the Target Representatives, having each theretofore complied with the terms of Section 5.09(a), receives an unsolicited, bona fide written Acquisition Proposal, Target and the Target Representatives may engage in negotiations and discussions with, and furnish any information and other access (so long as all such information and access has previously been made available to Buyer or is made available to Buyer before or concurrently with the time such information or access is made available to such Person) to, any Person making such Acquisition Proposal if, and only if, the Target Board determines in good faith, after consultation with outside legal and financial advisors, that (i) such Acquisition Proposal is or is reasonably capable of becoming a Superior Proposal and (ii) the failure of the Target Board to furnish such information or access or enter into such discussions or negotiations would reasonably expected to be, a violation of its fiduciary duties to the Target shareholders; but before furnishing any material nonpublic information, Target shall have received from the Person making such Acquisition Proposal an executed confidentiality agreement with terms at least as restrictive in all material respects on such Person as the Confidentiality Agreement entered into with Buyer on March 27, 2017, which confidentiality agreement shall not prohibit Target from complying with the terms of this Section 5.09. Target will promptly, and in any event within twenty-four (24) hours of receipt of the unsolicited, bona fide Acquisition Proposal, (x) notify Buyer in writing of the receipt of such Acquisition Proposal or any request for nonpublic information relating to Target or for access to the Properties, books or records of Target by any Person that has made, or to the Best Knowledge of Target may be considering making, an Acquisition Proposal and (y) communicate the material terms of such Acquisition Proposal to Buyer, including as they may change upon any modification or amendment to the terms thereof. Target will keep Buyer reasonably apprised of the status of and other matters relating to any such Acquisition Proposal on a timely basis.
(c)    Nothing contained in this Section 5.09 shall prevent Target or the Target Board from (i) taking the actions provided in Section 5.03(b) or Section 5.09(b), (ii) responding to an unsolicited bona fide Acquisition Proposal for the sole purpose of clarifying the terms and conditions of the Acquisition Proposal, (iii) informing any Person who submits an unsolicited bona fide Acquisition Proposal of Target’s obligations pursuant to Section 5.09(a), or (iv) in consultation with outside counsel, complying with its disclosure obligations under federal or state Law in connection with a Change in Recommendation.
Section 5.10.    Non-Governmental Consents and Approvals. Target shall use commercially reasonable efforts to obtain all consents and approvals from third parties listed on Confidential Schedule 3.04 of the Target Disclosure Schedules. Target will cooperate in all commercially reasonable respects with Buyer to obtain all such approvals and consents required of Buyer.
Section 5.11.    Environmental Investigation; Right to Terminate Agreement.
(a)    Buyer and its consultants, agents and representatives, at the sole cost and expense of Buyer, shall have the right to the same extent that Target has the right, but not the obligation or responsibility, to inspect any Property, including conducting asbestos surveys and sampling, environmental assessments and investigation, and other environmental surveys and analyses including soil and ground sampling (“Environmental Inspections”). Buyer shall notify Target in writing before any Environmental Inspection, and Target may place reasonable restrictions on the time of such Environmental Inspection. If, as a result of any such Environmental Inspection, further investigation (“Secondary Investigation”) including, test borings, soil, water and other sampling is deemed desirable by Buyer, Buyer shall (i) notify Target in writing of any Property for which it intends to conduct such a Secondary Investigation and the reasons for the Secondary Investigation, and (ii) at the sole cost and expense of Buyer, commence the Secondary Investigation. Buyer shall give reasonable written notice to Target of the Secondary Investigation, and Target may place reasonable time and place restrictions on the Secondary Investigation.
(b)    Buyer shall make available to Target the results and reports of such Environmental Inspections and Secondary Investigations promptly after Buyer receives or is advised of such results. Buyer shall not have any liability or responsibility of any nature whatsoever for the results, conclusions or other findings related to any Environmental Inspection, Secondary Investigation or other environmental survey. If this Agreement is terminated, except as otherwise required by Law, reports to any Governmental Authority of the results of any Environmental Inspection, Secondary Investigation or other environmental survey shall not be made by Buyer. Buyer shall make no such report before Closing unless required to do so by applicable Law, and in such case will give Target reasonable written notice of Buyer’s intentions.
(c)    Buyer shall have the right to terminate this Agreement if, with respect to the Properties (as defined in Section 11.11) only, (i) the factual substance of any warranty or representation set forth in Section 3.22 is not materially true and accurate; (ii) the results of an Environmental Inspection or Secondary Investigation are disapproved by Buyer because such Environmental Inspection or Secondary Investigation identifies material violations or potential material violations of Environmental Laws; (iii) Target has refused to allow Buyer to conduct an Environmental Inspection or Secondary Investigation in a manner that Buyer reasonably considers necessary; (iv) the Environmental Inspection or Secondary Investigation identifies any past or present event, condition or circumstance that would or potentially could reasonably be expected to require a remedial or cleanup action costing in excess of $25,000 or result in a Material Adverse Change to Target or Target Bank; (v) the Environmental Inspection or Secondary Investigation identifies the presence of any underground or above ground storage tank in, on or under any Property that is not shown to be in material compliance with all Environmental Laws applicable to the tank either at the Execution Date or at a future time certain, or that has had a release of petroleum or some other Hazardous Material that has not been cleaned up to the satisfaction of the relevant Governmental Authority or any other party with a legal right to compel cleanup; or (vi) the Environmental Inspection or Secondary Investigation identifies the presence of any asbestos-containing material in, on or under any Property, the removal of which could reasonably be expected to result in a Material Adverse Change to Target or Target Bank. Buyer shall advise Target in writing (the “Environmental Notice”) as to whether Buyer intends to terminate this Agreement because Buyer disapproves of the results of the Environmental Inspection or Secondary Inspection in respect of the Properties. Upon receipt of the Environmental Notice, Target shall have the opportunity to correct any objected to violations or conditions to Buyer’s reasonable satisfaction within thirty (30) days after the date of the Environmental Notice. If Target fails to demonstrate correction of the violations or conditions to the reasonable satisfaction of Buyer, Buyer may terminate the Agreement on the thirty-first (31st) day after the date of the Environmental Notice.
(d)    Target agrees to make available to Buyer and its consultants, agents and representatives all documents and other material relating to environmental conditions of any Property including the results of other environmental inspections and surveys. Target also agrees that all engineers and consultants who prepared or furnished such reports may discuss such reports and information with Buyer and shall be entitled to certify the same in favor of Buyer and its consultants, agents and representatives and make all other data available to Buyer and its consultants, agents and representatives.
Section 5.12.    Employee Benefit Plans. To the extent requested by Buyer, Target or Target Bank shall execute and deliver such instruments and take such other actions as Buyer may reasonably require in order to cause the amendment or termination of any Target Employee Plan or contractual arrangement with an Target PEO on terms satisfactory to Buyer and in accordance with applicable Law and effective no later than the Closing Date, except that the winding up of any such plan may be completed following the Closing Date, provided that Target or its Subsidiary has used its commercially reasonable best efforts to complete the winding up of such plan.

Section 5.13.    Supplemental Target Disclosure Schedules. At least three (3) Business Days before the Closing, Target shall provide Buyer with supplemental Target Disclosure Schedules to be delivered by Target pursuant to this Agreement reflecting any material changes thereto between the Execution Date and the Closing Date, provided that although such supplement or amendment shall be deemed to modify the Target Disclosure Schedules for the purpose of determining whether there is a breach of any representation or warranty contained in this Agreement, such supplement or amendment shall not be deemed to have modified the representations, warranties and covenants for the purpose of determining whether the conditions set forth in ARTICLE VIII hereof have been satisfied.
Section 5.14.    Releases. Target shall use its commercially reasonable efforts to obtain from each of the directors and executive officers of Target and Target Bank a written release in the forms attached hereto as Exhibit E executed by such director or executive officer and dated the Closing Date, releasing Target and Target Bank from claims arising before the Effective Time.
Section 5.15.    Shareholder List. After the Execution Date, Target shall from time to time make available to Buyer, upon its request, a list of the Target shareholders, and the holders of Target Options and their addresses, a list showing all transfers of the Target Common Stock and such other information as Buyer may reasonably request regarding both the ownership and prior transfers of the Target Common Stock.
Section 5.16.    Conforming Accounting Adjustments. Target shall, if requested in writing by Buyer, consistent with GAAP, RAP and applicable banking Laws, immediately before Closing, make such accounting entries as Buyer may reasonably request in order to conform the accounting records of Target to the accounting policies and practices of Buyer. No such adjustment by Target or Target Bank shall of itself constitute or be deemed to be a breach, violation or failure by Target or Target Bank to satisfy any representation, warranty, covenant, condition or other provision of this Agreement or constitute grounds for termination of this Agreement by Buyer or be an acknowledgment by Target of any adverse circumstances for purposes of determining whether the conditions to Buyer’s obligations under this Agreement have been satisfied, nor will any such adjustment affect the calculation of the Tangible Common Equity. The recording of any such adjustments shall not be deemed to imply any misstatement of previously furnished financial statements or information and shall not be construed as concurrence by Target, Target Bank or their respective management with any such adjustments.
Section 5.17.    D & O Liability Insurance. Contemporaneously with the Closing, Target and Target Bank shall purchase an extended reporting period for three (3) years under Target’s existing directors and officers liability insurance policy, on terms approved by Buyer, such approval not to be unreasonably withheld, conditioned or delayed, for purposes of covering actions occurring before the Effective Time. Notwithstanding any other provision of this Agreement, the premiums for such coverage shall be paid and accrued for by Target and/or Target Bank and shall be included (as a deduction) in the calculation of Tangible Common Equity.
Section 5.18.    Termination of Contracts.
(a)    Target and Target Bank will, with regard to its Contracts, including its DP Contracts and contracts related to the provision of any other electronic banking services, reasonably cooperate and if reasonably requested by Buyer prior to the Closing Date give notice to terminate any Contract and take such actions as reasonably requested by Buyer; provided, that, except for those contracts set forth on Confidential Schedule 5.18(a) of the Target Disclosure Schedules, with respect to which Buyer shall be responsible for the costs, fees, expenses, contract payments, penalties or liquidated damages necessary to be paid in connection with the termination of such contract, any and all costs, fees, expenses, contract payments, penalties or liquidated damages necessary to be paid by Target or Target Bank in connection with the termination of any contract subject to this Section 5.18(a) shall be accrued or paid by Target or Target Bank on or prior to the Calculation Date in accordance with this Section 5.18(a) and shall be reflected in the calculation of Transaction Expenses as contemplated by Section 2.02(c)(ii). For the avoidance of doubt, Buyer will not pay or be responsible for the payment of any costs, fees, expenses, contract payments, penalties or liquidated damages in connection with the termination of any contract subject to this Section 5.18(a) except those contracts explicitly set forth on Confidential Schedule 5.18(a) of the Target Disclosure Schedules.

(b)    Such notice and actions by Target or Target Bank pursuant to this Section 5.18 will be in accordance with the terms of such contracts.
Section 5.19.    Allowance for Loan and Lease Losses. Target shall and shall cause Target Bank to maintain its allowance for loan and lease losses at a level consistent with their historical methodology and in compliance with GAAP and RAP (as applicable), and at a minimum, maintain at the Effective Time its allowance for loan and lease losses at a level equal to at least $4,650,000, less the amount of the specific reserves for the outstanding classified loans set forth on Confidential Schedule 5.19 of the Target Disclosure Schedules (the “Minimum Allowance Amount”) that is used by Target or Target Bank for the resolution of the related outstanding classified loan prior to the Closing Date. Target shall give Buyer written notice prior to using any such specific reserves to resolve the related outstanding classified loan. If the allowance for loan and lease losses is less than the Minimum Allowance Amount on the Calculation Date, Target shall make a provision for loan loss in an amount necessary to increase the allowance for loan and lease losses to an amount equal to the Minimum Allowance Amount as of the Calculation Date. For the avoidance of doubt, any such provision shall be taken into account in the calculation of Tangible Common Equity pursuant to Section 2.02(b).
Section 5.20.    Tax Matters.
(a)    All transfer, documentary, sales, use, stamp, registration and other such Taxes and all conveyance fees, recording charges and other fees and charges (including any penalties and interest) incurred by Target or its Affiliates in connection with the consummation of the transactions contemplated by this Agreement, if any, shall be paid by the party liable for such Tax under Law when due, and such party will, at its own expense, file all necessary Tax Returns and other documentation with respect to all such Taxes, fees and charges, and, if required by applicable Law, the other party will, and will cause its Affiliates to, join in the execution of any such Tax Returns and other documentation.
(b)    Target shall comply with the recordkeeping and information reporting requirements set forth in Treasury Regulation Section 1.368-3.
(c)    Target will use its commercially reasonable efforts to obtain any certificate or other document from any Governmental Authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).
(d)    Target will not take any action or omit to take any action that would prevent or impede the Integrated Mergers together from qualifying as a reorganization described in the Code § 368(a) or satisfying the “continuity of business enterprise” requirement for a “reorganization” as provided in Treasury Regulation § 1.368-1(d).
(e)    In the event of any audit of Target’s federal or state Tax Returns (i) prior to the consummation of the Merger, Target shall cooperate regarding any such audit and Target shall not settle the same without the consent of Buyer, which consent will not be unreasonably withheld.
Section 5.21.    Tax Certificates. Officers of Target shall execute and deliver to Norton Rose Fulbright US, LLP and to Andrews Kurth Kenyon LLP, respectively, certificates containing appropriate representations and covenants, reasonably satisfactory in form and substance to such counsel, at such time or times as may be reasonably requested by such counsel, including prior to the effective date of the Proxy Statement and the Closing Date, in connection with such counsel’s deliveries of opinions with respect to the Tax treatment of the Integrated Mergers pursuant to Section 7.11 and Section 8.14.
Section 5.22.    Cancellation of Target Options. Target shall, prior to the Closing Date, use its reasonable best efforts to obtain all consents as may be required to effect the treatment of Target Options pursuant to the provisions of Section 1.06(f) and to cancel the Target Options effective as of the Effective Time and to obtain the agreements provided for by Section 8.13(d).

ARTICLE VI
COVENANTS OF BUYER
Buyer hereby makes the covenants set forth in this ARTICLE VI to Target.
Section 6.01.    Commercially Reasonable Efforts. Buyer agrees to use commercially reasonable efforts to cause the consummation of the transactions contemplated hereby in accordance with the terms and conditions of this Agreement.
Section 6.02.    Notifications. Buyer shall promptly notify Target in writing:
(a)    if Buyer becomes aware of any fact or condition that makes untrue, or shows to have been untrue, in any material respect, any schedule to this Agreement or any representation or warranty made by Buyer in this Agreement or that results in Buyer’s failure to comply with any covenant, condition or agreement contained in this Agreement;
(b)    of any litigation, or of any claim, controversy or contingent liability that might reasonably be expected to become the subject of litigation, against Buyer or Acquiring Bank or affecting any of their respective Properties, if such litigation or potential litigation is reasonably likely, in the event of an unfavorable outcome, to result in a Material Adverse Change to Buyer. Buyer shall promptly notify Target in writing of any legal action, suit or proceeding or judicial, administrative or governmental investigation, pending or, to the knowledge of Buyer, threatened against Buyer or Acquiring Bank that (i) questions or could reasonably be expected to question the validity of this Agreement or the agreements contemplated hereby or any actions taken or to be taken by Buyer with respect hereto or thereto or (ii) seeks to enjoin or otherwise restrain the transactions contemplated hereby or thereby; and
(c)    if any change shall have occurred or been threatened (or any development shall have occurred or been threatened involving a prospective change) in the business, financial condition, or operations of Buyer and/or Acquiring Bank that has or may reasonably be expected to have to result in a Material Adverse Change with respect to Buyer or Acquiring Bank or lead to a failure to obtain necessary regulatory approval of the transactions contemplated by this Agreement.
No notification by Buyer under this Section 6.02 shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.
Section 6.03.    Affirmative Covenants. Except as otherwise permitted or required by this Agreement, from the Execution Date until the Effective Time, Buyer shall and shall cause Acquiring Bank to (a) maintain its corporate existence in good standing; (b) maintain the general character of its business and conduct its business in its ordinary and usual manner; (c) extend credit only in accordance with existing lending policies and practices; and (d) use commercially reasonable efforts to preserve its business organization intact; to retain the services of its present employees, officers, directors and agents; to retain its present customers, depositors, suppliers and correspondent banks; and to preserve its goodwill and the goodwill of its suppliers, customers and others having business relationships with it.
Section 6.04.    Registration Statement.
(a)    As soon as reasonably practicable following the Execution Date, Buyer shall prepare a registration statement on Form S-4 or other applicable form (the “Registration Statement”) to be filed by Buyer with the SEC in connection with the issuance of the shares of Buyer Common Stock to the Target shareholders pursuant to Section 1.06(c) (including the Proxy Statement for the Target Meeting and prospectus and other proxy solicitation materials constituting a part thereof. Buyer shall provide Target, and its legal, financial and accounting advisors, the right to review and provide comments upon (i) the Registration Statement in advance of such Registration Statement being filed with the SEC and (ii) on all amendments and supplements to the Registration Statement and all responses to requests for additional information and replies to comments relating to the Registration Statement before filing or submission to the SEC. Buyer shall consider in good faith all comments from Target and its legal, financial and accounting advisors to the Registration Statement, all amendments and supplements thereto and all responses to requests for additional information; provided that Target and such advisors review and provide comments in a reasonably prompt manner. Target agrees to cooperate with Buyer and Buyer’s counsel and accountants in requesting and obtaining appropriate opinions, consents and letters from its financial advisor and independent auditor and in taking such other reasonable actions in connection with the Registration Statement and the Proxy Statement. Provided that Target has cooperated and promptly provided information required of it (or reasonably requested by Buyer) for inclusion in the Registration Statement and Proxy Statement as required by this Section 6.04(a) and Section 5.02 Buyer will file, or will cause to be filed, the Registration Statement with the SEC on or before September 22, 2017. Buyer shall use its commercially reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act of 1933, as amended (the “Securities Act”), as promptly as reasonably practicable after the filing thereof. Buyer also agrees to use its commercially reasonable efforts to obtain all necessary state securities Law or “Blue Sky” permits and approvals required to carry out the transactions contemplated by this Agreement.
(b)    Buyer agrees that none of the information supplied by Buyer for inclusion or incorporation by reference in (i) the Registration Statement, at the time the Registration Statement and each amendment or supplement thereto, if any, becomes effective under the Securities Act and (ii) any other filings made under applicable federal or Texas banking or securities Laws, shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Buyer further agrees that if it shall become aware before the effectiveness of the Registration Statement of any information furnished by such party that would cause any of the statements in the Registration Statement or the Proxy Statement to be false or misleading with respect to any material fact, or to omit to state any material fact necessary to make the statements therein not false or misleading, to promptly inform Target thereof and to take the necessary steps to correct the Registration Statement or the Proxy Statement. Buyer agrees to advise Target, promptly after Buyer receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of shares of Buyer Common Stock for offering or sale in any jurisdiction, of the initiation or, to the extent Buyer is aware thereof, threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information. Buyer agrees to promptly provide to Target copies of all correspondence between Buyer or any of its representatives, on the one hand, and the SEC, on the other hand.
Section 6.05.    NASDAQ Listing. Buyer shall, as promptly as practicable, file all documents, take all actions reasonably necessary and otherwise use its commercially reasonable best efforts to list, before the Closing Date, on the NASDAQ the shares of Buyer Common Stock to be issued to the Target shareholders in connection with the Merger.
Section 6.06.    Issuance of Buyer Common Stock. The shares of Buyer Common Stock to be issued by Buyer to the shareholders of Target pursuant to this Agreement will, on the issuance and delivery to such shareholders pursuant to this Agreement, be duly authorized, validly issued, fully paid and nonassessable. The shares of Buyer Common Stock to be issued to the shareholders of Target pursuant to this Agreement are and will be free of any preemptive rights of the shareholders of Buyer or any other Person. The shares of Buyer Common Stock to be issued to the shareholders of Target pursuant to this Agreement pursuant to the Registration Statement after it has become effective, except for shares of Buyer Common Stock issued to any shareholder of Target who may be deemed to be an “affiliate” (under the Exchange Act) of Buyer after completion of the Merger, will be freely tradable by each Target shareholder who is not a dealer for purposes of the Securities Act.
Section 6.07.    Regulatory and Other Approvals. With the cooperation of Target, Buyer shall file or cause to be filed applications for all regulatory approvals required to be obtained by Buyer and the Acquiring Bank in connection with this Agreement and the transactions contemplated hereby, including to the necessary applications for the prior approval of the Merger by the FRB (or appropriate Federal Reserve Bank acting on delegated authority) and the Texas Department of Banking (the “TDB”). Buyer shall provide Target, and its legal, financial and accounting advisors, the right to review and provide comments upon the non-confidential portions of regulatory applications prior to submission to the Regulatory Authorities, provided that Target and such advisors review and provide comments in a reasonably prompt manner. Buyer shall consider in good faith all comments from Target and its legal, financial and accounting advisors to such applications, all amendments and supplements thereto and all responses to requests for additional information. Such applications shall be filed within 30 calendar days of the Execution Date. Buyer shall use its commercially reasonable best efforts to obtain all such regulatory approvals and any other approvals from third parties at the earliest practicable time. Buyer shall keep Target reasonably informed as to the status of such applications and filings, and Buyer shall promptly furnish Target and its counsel with copies of all such regulatory filings and all correspondence for which confidential treatment has not been requested.
Section 6.08.    Access to Properties and Records. To the extent permitted by applicable Law, Buyer shall and shall cause each of its Subsidiaries, upon reasonable notice from Target to Buyer to: (a) afford the employees and officers and authorized representatives (including legal counsel, accountants and consultants) of Target reasonable access to the properties, books and records of Buyer and its Subsidiaries during normal business hours in order that Target may have the opportunity to make such reasonable investigation as it shall desire to make of the affairs of Buyer and its Subsidiaries, and (b) furnish Target with such additional financial and operating data and other information as to the business and properties of Buyer as Target may, from time to time, reasonably request. No investigation by Target or its representatives shall affect the representations and warranties set forth herein; provided, however, that Target shall promptly notify Buyer to the extent that Target’s investigation determines that any of the representations and warranties by Buyer set forth in ARTICLE IV are untrue.
Section 6.09.    Director and Officer Indemnification. For a period of three (3) years after the Effective Time, Buyer shall indemnify, defend and hold harmless each Person entitled to indemnification from Target and Target Bank (each, an “Indemnified Party”) against all liabilities arising out of actions or omissions occurring at or prior to the Effective Time (including, without limitation, matters related to the negotiation, execution and performance of this Agreement or consummation of the Merger) to the same extent (including advancement of expenses) and subject to the conditions set forth in the Certificate of Formation or Association, as applicable, of Target and Target Bank, and in the bylaws of Target and Target Bank, as in effect as of the Execution Date. If Buyer or any of its successors or assigns shall consolidate with or merge into any other entity and shall not be the continuing or surviving entity of such consolidation or merger or shall transfer all or substantially all of its assets to any other entity, then and in each case, proper provision shall be made so that the successors and assigns of Buyer or the surviving company shall assume the obligations set forth in this Section 6.09 prior to or simultaneously with the consummation of such transaction.
Section 6.10.    Employee Matters.
(a)    Buyer agrees that the employees of Target and Target Bank who continue their employment after the Closing Date (the “Target Employees”) will be entitled to participate as newly hired employees in the employee benefit plans and programs maintained for employees of Buyer and Acquiring Bank, subject to the granting of credit for prior service as provided below, in accordance with the respective terms of such plans and programs, and Buyer shall take all actions necessary or appropriate to facilitate coverage of the Target Employees in such plans and programs and the granting of such credit from and after the Closing Date.
(b)    Acquiring Bank shall, on or before the fifteenth (15th) calendar day prior to the anticipated Closing Date, provide Target with a list of employees of Target Bank to whom Acquiring Bank will not offer employment (the “Terminated Employees”) and a list of employees of Target Bank who will be provided with retention agreements, including the terms and conditions of such retention agreements. Such lists will be kept confidential by Target and shall be disclosed only to the executive officers of Target who need to know such information, and such information shall not be discussed with employees of Target Bank except upon the mutual consent of Target and Buyer, which consent will not be unreasonably withheld by either party. Provided that Target and Target Bank have properly terminated such employees at or prior to the Effective Time, Target Bank may make severance payments to the Terminated Employees in accordance with Target and Target Bank’s existing severance policies in the Target Employee Plans as of the date of this Agreement. Any such severance payments made by Target or Target Bank in accordance with Target and Target Bank’s existing severance policies in the Target Employee Plans as of the date of this Agreement and payments made under the retention agreements agreed upon between Buyer and the related employee shall not be Transaction Expenses. For the avoidance of doubt, Target and/

or Target Bank may agree to pay retention or “stay-put” bonuses to its employees and any such retention or “stay-put” bonuses shall be Transaction Expenses.
(c)    Each Target Employee will be entitled to credit for prior service with Target for all purposes under the employee welfare benefit plans and other employee benefit plans and programs (other than for purposes of vesting under stock incentive plans and for any purpose under Buyer’s employee stock ownership plan), sponsored by Buyer or Acquiring Bank to the extent permitted by applicable Law. To the extent permitted by applicable Law, any eligibility waiting period and pre-existing condition exclusion applicable to such plans and programs shall be waived with respect to each Target Employee and their eligible dependents. Without limiting the foregoing, Buyer shall extend coverage to Target Employees for health care, dependent care and limited purpose health care flexible spending accounts established under the Code § 125 to the same extent as available to similarly situated employees of Buyer or its Subsidiaries to the extent permitted by applicable Law. Buyer shall give effect to any elections made by Target Employees with respect to such accounts under Target’s Employee Plan to the extent permitted by applicable Law Target Employees shall be credited with amounts available for reimbursement equal to such amounts as were credited under Target’s Employee Plan to the extent permitted by applicable Law. Notwithstanding the foregoing, to the extent that waiving such conditions or crediting such amounts requires the consent of Buyer’s or Acquiring Bank’s health insurance carrier, Buyer shall only be required to use commercially reasonable best efforts to cause such carrier to waive such conditions and credit such amounts. Buyer shall provide each Target Employee with credit for co-payments and deductibles paid in the plan year in which the Closing Date occurs in satisfying any applicable deductible or out-of-pocket requirements under the Buyer plans in which such Target Employee is entitled to participate. For purposes of determining Target Employee’s benefits for the calendar year in which the Merger occurs under Buyer’s vacation program, any vacation taken by a Target Employee immediately preceding the Closing Date for the calendar year in which the Merger occurs will be deducted from the total Buyer vacation benefit available to such Target Employee for such calendar year.
Section 6.11.    Supplemental Buyer Disclosure Schedules. At least three (3) Business Days before the Closing, Buyer shall provide Target with supplemental Buyer Disclosure Schedules to be delivered by Buyer pursuant to this Agreement reflecting any material changes thereto between the Execution Date and the Closing Date, provided that while such supplement or amendment shall be deemed to modify the Buyer Disclosure Schedules for the purpose of determining whether there is a breach of any representation or warranty contained in this Agreement, such supplement or amendment shall not be deemed to have modified the representations, warranties and covenants for the purpose of determining whether the conditions set forth in ARTICLE VII hereof have been satisfied.
Section 6.12.    Tax Matters.
(a)    Buyer shall prepare, or cause to be prepared, and file, or caused to be filed, all Tax Returns for Target that are filed after the Closing and shall pay all Taxes with respect to such Tax Returns.
(b)    After the Effective Time, Buyer may settle any audit of Target commencing prior to the Effective Time in any matter that it determines is appropriate and shall pay all amounts due with respect to any such settlement.
(c)    Buyer shall comply with the recordkeeping and information reporting requirements set forth in Treasury Regulation § 1.368-3.
(d)    Following the Merger, Buyer will not take any action or omit to take any action that would prevent or impede the Integrated Mergers together from qualifying as a reorganization described in Code § 368(a) or satisfying the “continuity of business enterprise” requirement for a “reorganization” as provided in Treasury Regulation § 1.368-1(d).
Section 6.13.    Tax Certificates. Officers of Buyer and Merger Sub shall execute and deliver to Norton Rose Fulbright US, LLP and to Andrews Kurth Kenyon LLP, respectively, certificates containing appropriate representations and covenants, reasonably satisfactory in form and substance to such counsel, at such time or times as may be reasonably requested by such counsel, including prior to the effective date of the Proxy Statement and the Closing Date, in connection with such counsel’s deliveries of opinions with respect to the Tax treatment of the Integrated Mergers pursuant to Section 7.11 and Section 8.14.
ARTICLE VII
CONDITIONS PRECEDENT TO THE OBLIGATIONS OF TARGET
The obligations of Target under this Agreement are subject to the satisfaction, before or at the Closing, of each of the following conditions, which may be waived in whole or in part by Target:
Section 7.01.    Representations and Warranties. All representations and warranties made by Buyer in ARTICLE IV shall have been true and correct in all material respects (except for those representations and warranties which are qualified by a materiality standard, which shall be true and correct in all respects) when made and as of the Closing Date with the same force and effect as if such representations and warranties were made at and as of the Closing Date (other than those limited to a specified date, which shall speak only as to such date).
Section 7.02.    Performance of Obligations. Buyer shall have, or shall have caused to be, performed or complied with, in all material respects, all agreements, terms, covenants and conditions required by this Agreement to be performed or complied with by Buyer at or before the Closing.
Section 7.03.    Third Party Approvals. Target shall have received such approvals and consents as described in Confidential Schedule 3.04 of the Target Disclosure Schedules in connection with this Agreement and any other agreement contemplated hereby, and with the consummation of the transactions contemplated hereby and thereby, and all applicable waiting periods shall have expired.
Section 7.04.    No Litigation. No action shall have been taken, and no statute, rule, regulation or order shall have been promulgated, enacted, entered, enforced or deemed applicable to this Agreement and the Bank Merger Agreement or the transactions contemplated hereby or thereby by any Governmental Authority, including by means of the entry of a preliminary or permanent injunction, that would (a) make this Agreement or any other agreement contemplated hereby or thereby, or the transactions contemplated hereby or thereby, illegal, invalid or unenforceable, (b) impose material limits on the ability of any party to this Agreement to consummate this Agreement or any other agreement contemplated hereby, or the transactions contemplated hereby or thereby, or (c) upon the consummation of this Agreement or any other agreement contemplated hereby, or the transactions contemplated hereby or thereby, subject or could reasonably be expected to subject Target or Target Bank, or any of their respective officers, directors, shareholders or employees, to criminal or civil liability. No action or proceeding by or before any Governmental Authority or by any other Person shall be threatened, instituted or pending that could reasonably be expected to result in any of the consequences referred to in clauses (a) through (c) above.
Section 7.05.    Delivery of Closing Documents. At the Closing, Buyer shall deliver to Target such documents and certificates reasonably necessary to carry out the terms and provisions of this Agreement in form and substance reasonably satisfactory to Target, including the following (all of such actions constituting conditions precedent to Target’s obligations to close hereunder):
(a)    a certificate, dated as of the Closing Date, executed by the Secretary of Buyer, acting solely in his or her capacity as an officer of Buyer, pursuant to which Buyer shall certify (i) the due adoption by the Board of Directors of Buyer (the “Buyer Board”) of corporate resolutions attached to such certificate authorizing the execution and delivery of this Agreement, and the other agreements and documents to which Buyer is a party contemplated hereby and thereby, and the consummation of the transactions contemplated hereby and thereby, including the Merger, and (ii) the incumbency and true signatures of those officers of Buyer duly authorized to act on its behalf in connection with (A) the execution and delivery of this Agreement and any other agreements and documents to which Buyer is a party contemplated hereby and thereby, and (B) the taking of all actions contemplated hereby and thereby on behalf of Buyer;

(b)    a certificate, dated as of the Closing Date, duly executed by the Secretary of Acquiring Bank, acting solely in his or her capacity as an officer of Acquiring Bank, pursuant to which Acquiring Bank shall certify (i) the due adoption by the Board of Directors of Acquiring Bank (the “Acquiring Bank Board”) of corporate resolutions attached to such certificate authorizing the execution and delivery of the Bank Merger Agreement and any other agreements and documents contemplated hereby and thereby, and the consummation of the transactions contemplated hereby and thereby, including the Bank Merger; (ii) the approval by Buyer, as the sole shareholder of Acquiring Bank, of the Bank Merger Agreement, and the consummation of the transactions contemplated hereby and thereby, including the Bank Merger; and (iii) the incumbency and true signatures of those officers of Acquiring Bank duly authorized to act on its behalf in connection with the execution and delivery of the Bank Merger Agreement and any other agreements and documents contemplated hereby and thereby, and the consummation of the transactions contemplated hereby and thereby, on behalf of Acquiring Bank;
(c)    a certificate duly executed by an executive officer of Buyer, acting solely in his capacity as an executive officer of Buyer, dated as of the Closing Date, certifying satisfaction of the conditions set forth in Section 7.01, Section 7.02 and Section 7.09;
(d)    all consents and approvals listed on Confidential Schedule 4.07 of the Buyer Disclosure Schedules;
(e)    supplemental disclosure as required by Section 6.11;
(f)    executed agreements, certificates of merger, certificates, as applicable, and other documents necessary to consummate the Bank Merger; and
(g)    all other documents required to be delivered to Target by Buyer under the provisions of this Agreement and all other documents, certificates and instruments as are consistent with the terms of this Agreement and reasonably requested by Target or its counsel.
Section 7.06.    Shareholder Approvals. The shareholders of Target shall have approved this Agreement and the transactions contemplated hereby by the Requisite Target Vote.
Section 7.07.    Registration Statement. The Registration Statement shall have become effective under the Securities Act and no stop order suspending such effectiveness shall be in effect, and no action, suit, proceeding, or investigation by the SEC to suspend the effectiveness shall have been initiated, continuing, or have been threatened and be unresolved, and all necessary approvals under state securities Laws relating to the issuance or trading of the shares of Buyer Common Stock to be issued in the Merger shall have been received.
Section 7.08.    Listing of Buyer Common Stock. The shares of Buyer Common Stock to be delivered to the shareholders of Target pursuant to this Agreement shall have been authorized for listing on the NASDAQ and such approval shall not have been withdrawn or revoked.
Section 7.09.    No Material Adverse Change. There shall have been no Material Adverse Change to Buyer since June 30, 2017.
Section 7.10.    Delivery of Aggregate Merger Consideration. Buyer shall have delivered, or caused to be delivered, to the Exchange Agent, the Aggregate Merger Consideration, and Target shall have received evidence of the same from Buyer.
Section 7.11.    Tax Opinion. Target shall have received the written opinion of Andrews Kurth Kenyon LLP, in form and substance reasonably satisfactory to Target, dated as of the Closing Date, to the effect that, on the basis of facts, representations and assumptions set forth or referred to in such opinion, that are consistent with the state of facts existing at the Effective Time, that the Integrated Mergers shall together be treated as an integrated transaction that qualifies as a “reorganization” within the meaning of the Code § 368(a). In rendering such opinion, such counsel may require and rely upon the certificates, representations and covenants referred to in Section 5.21 and Section 6.13.

ARTICLE VIII
CONDITIONS PRECEDENT TO THE OBLIGATIONS OF BUYER
The obligations of Buyer under this Agreement are subject to the satisfaction, before or at the Closing, of each of the following conditions, which may be waived in whole or in part by Buyer.
Section 8.01.    Representations and Warranties. All representations and warranties made by Target in ARTICLE III shall have been true and correct in all material respects (except for those representations and warranties which are qualified by a materiality standard, which shall be true and correct in all respects) when made and as of the Closing Date with the same force and effect as if such representations and warranties were made at and as of the Closing Date (other than those limited to a specified date, which shall speak only as to such date).
Section 8.02.    Performance of Obligations. Target shall have, or shall have caused to be, performed or complied with, in all material respects, all agreements, terms, covenants and conditions required by this Agreement to be performed or complied with by Target before or at the Closing.
Section 8.03.    Delivery of Closing Documents. At the Closing, Target shall deliver to Buyer such documents and certificates reasonably necessary to carry out the terms and provisions of this Agreement in form and substance satisfactory to Buyer, including the following (all of such actions constituting conditions precedent to Buyer’s obligations to close hereunder):
(a)    a certificate, dated as of the Closing Date, duly executed by the Secretary of Target, acting solely in his or her capacity as an officer of Target, pursuant to which Target shall certify (i) the due adoption by the Target Board of corporate resolutions attached to such certificate authorizing the execution and delivery of this Agreement and any other agreements and documents to which Target is a party contemplated hereby and thereby, and the consummation of the transactions contemplated hereby and thereby; (ii) the approval by the shareholders of Target of this Agreement, and the consummation of the transactions contemplated hereby, including the Merger; (iii) the incumbency and true signatures of those officers of Target duly authorized to act on its behalf in connection with (A) the execution and delivery of this Agreement and any other agreements and documents to which Target is a party contemplated hereby and thereby, and (B) the taking of all actions contemplated hereby and thereby on behalf of Target; and (iv) a true and correct list of the record holders (A) of Target Common Stock and (B) the Target Options (including exercise price) as of the Closing Date;
(b)    a certificate, dated as of the Closing Date, duly executed by the Secretary of Target Bank, acting solely in his or her capacity as an officer of Target Bank, pursuant to which Target Bank shall certify (i) the due adoption by the Board of Directors of Target Bank (the “Target Bank Board”) of corporate resolutions attached to such certificate authorizing the execution and delivery of the Bank Merger Agreement and any other agreements and documents to which Target Bank is a party contemplated hereby and thereby, and the consummation of the transactions contemplated hereby and thereby, including the Bank Merger; (ii) the approval by Target, as the sole shareholder of Target Bank, of the Bank Merger Agreement, and the consummation of the transactions contemplated thereby, including the Bank Merger; and (iii) the incumbency and true signatures of those officers of Target Bank duly authorized to act on its behalf in connection with the execution and delivery of the Bank Merger Agreement and any other agreements and documents to which Target Bank is a party contemplated hereby and thereby, and the taking of all actions contemplated hereby and thereby on behalf of Target Bank;
(c)    a certificate duly executed by an executive officer of Target, acting solely in his capacity as an executive officer of Target, dated as of the Closing Date, certifying satisfaction of the conditions set forth in Section 8.01, Section 8.02 and Section 8.06;
(d)    as of the Effective Time (i) all Target Employee Plans (as defined in Section 3.30) required to be terminated by Buyer in writing before the Closing have been terminated in accordance with the terms of such Employee Plans, the Code, the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and all other applicable Laws and that all affected participants have been notified of such terminations to the extent such notice is required by applicable Laws, and (ii) Seller shall have provided evidence reasonably satisfactory to Buyer of (i) of this subsection;
(e)    all consents and approvals listed on Confidential Schedule 3.07 of the Target Disclosure Schedules;
(f)    supplemental disclosure schedules as required by Section 5.13 and the Closing Date;
(g)    executed agreements, certificates of merger, certificates, and other documents necessary to consummate the Bank Merger; and
(h)    all other documents required to be delivered to Buyer by Target under the provisions of this Agreement and all other documents, certificates and instruments as are consistent with the terms of this Agreement and reasonably requested by Buyer or its counsel.
Section 8.04.    Government Approvals. Buyer shall have received approvals and consents as may be required by applicable Law from all applicable Governmental Authorities, including the FRB and the TDB in connection with this Agreement and any other agreement contemplated hereby, and with the consummation of the transactions contemplated hereby and thereby, and all applicable waiting periods shall have expired. Such approvals and consents shall not have imposed, in the reasonable good faith judgment of Buyer, any material adverse requirement upon Buyer or its Subsidiaries, including any requirement that Buyer sell or dispose of any significant amount of its assets or any Buyer Subsidiary.
Section 8.05.    No Litigation. No action shall have been taken, and no statute, rule, regulation or order shall have been promulgated, enacted, entered, enforced or deemed applicable to this Agreement, the Bank Merger Agreement, or the transactions contemplated hereby or thereby, by any Governmental Authority, including by means of the entry of a preliminary or permanent injunction, that would (a) make this Agreement or any other agreement contemplated hereby, or the transactions contemplated hereby or thereby, illegal, invalid or unenforceable, (b) require the divestiture of a material portion of the assets of Target or Buyer, (c) impose material limits on the ability of any party to this Agreement to consummate the Agreement or any other agreement contemplated hereby, or the transactions contemplated hereby or thereby, (d) otherwise result in a Material Adverse Change to Target, Target Bank, Acquiring Bank or Buyer, or (e) upon the consummation of this Agreement or any other agreement contemplated hereby, or the transactions contemplated hereby or thereby, subject or could reasonably be expected to subject Buyer or any of its Subsidiaries, or any officer, director, shareholder or employee of Buyer or any of its Subsidiaries, to criminal or civil liability. No action or proceeding by or before any Governmental Authority or by any other Person shall be threatened, instituted or pending that would reasonably be expected to result in any of the consequences referred to in clauses (a) through (e) above.
Section 8.06.    No Material Adverse Change. There shall have been no Material Adverse Change to Target or Target Bank since June 30, 2017.
Section 8.07.    Minimum Tangible Common Equity. The Final Tangible Common Equity shall not be less than the Minimum Tangible Common Equity. For the avoidance of doubt, the condition in this Section 8.07 shall be deemed satisfied if the Final Tangible Common Equity at Closing is $32,750,000 or more.
Section 8.08.    Minimum ALLL. As of the Closing Date, the allowance for loan and lease losses of Target Bank shall be at least the Minimum Allowance Amount.
Section 8.09.    Shareholder Approvals. The shareholders of Target shall have approved this Agreement and the transactions contemplated hereby by the Requisite Target Vote. The holders of no more than 5% of the Target Common Stock shall have exercised and not forfeited their statutory dissenters’ rights under the TBOC.
Section 8.10.    Resignations. Buyer shall have received the resignations of each of the directors of Target and Target Bank, effective as of the Closing Date.

Section 8.11.    Registration Statement. The Registration Statement covering the shares of Buyer Common Stock to be issued in the Merger shall have become effective under the Securities Act and no stop order suspending such effectiveness shall be in effect, and no action, suit, proceeding, or investigation by the SEC to suspend the effectiveness shall have been initiated, continuing, or have been threatened and be unresolved, and all necessary approvals under state securities Laws relating to the issuance or trading of the shares of Buyer Common Stock to be issued in the Merger shall have been received.
Section 8.12.    Listing. The shares of Buyer Common Stock to be issued to the Target shareholders in the Merger shall have been approved for listing on the NASDAQ and such approval shall not have been withdrawn or revoked.
Section 8.13.    Ancillary Agreements.
(a)    Each of the Director Support Agreements shall be and remain in full force and effect as of the Closing Date.
(b)    Each director of Target and Target Bank shall have entered into an agreement in the form attached hereto as Exhibit E, releasing Target and Target Bank from any and all claims by such director (collectively, the “Director Releases”), and such Director Releases shall be and remain in full force and effect as of the Closing Date.
(c)    The executive officers of Target and Target Bank shall have entered into an agreement in the form attached hereto as Exhibit E, releasing Target and Target Bank from any and all claims by such officer (collectively, the “Officer Releases”), and such Officer Releases shall be and remain in full force and effect as of the Closing Date.
(d)    Each of the persons listed on Confidential Schedule 8.13(d) shall have entered into an acknowledgement and release agreement in form and substance reasonably satisfactory to Buyer and such agreements shall be in full force and effect as of the Closing Date.
Section 8.14.    Tax Opinion. Buyer shall have received the written opinion of Norton Rose Fulbright US, LLP, in form and substance reasonably satisfactory to Buyer, dated as of the Closing Date, to the effect that, on the basis of facts, representations and assumptions set forth or referred to in such opinion, that are consistent with the state of facts existing at the Effective Time, that the Integrated Mergers shall together be treated as an integrated transaction that qualifies as a “reorganization” within the meaning of the Code § 368(a). In rendering such opinion, Norton Rose Fulbright US, LLP may rely upon the certificates, representations and covenants referred to in Section 5.21 and Section 6.13.
Section 8.15.    FIRPTA Certificate. Target shall have delivered to Buyer a duly executed certificate, in form and substance as prescribed by Treasury regulations promulgated under § 1445 of the Code, stating that Target is not, and has not been, during the relevant period specified in § 897(c)(1)(A)(ii) of the Code, a “United States real property holding corporation” within the meaning of § 897(c) of the Code.
Section 8.16.    Cancellation of Target Options. Each Option Cancellation Agreement executed by a holder of Target Options prior to the Closing Date shall not have been terminated and shall be in full force as of the Closing Date.
ARTICLE IX
TERMINATION AND ABANDONMENT
Section 9.01.    Right of Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after adoption of this Agreement by the shareholders of Buyer or Target:
(a)    by mutual consent of Buyer and Target in a written instrument, if the Board of Directors of each so determines by a vote of a majority of the members of its entire Board;

(b)    by either the Board of Directors of Buyer or the Board of Directors of Target if any Governmental Authority that must grant a Requisite Regulatory Approval has denied approval of the Merger or the other transactions contemplated hereby, unless the failure to obtain a Requisite Regulatory Approval shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein;
(c)    by either the Board of Directors of Buyer or the Board of Directors of Target (provided, that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein), if the Merger shall not have been consummated on or before February 1, 2018 (the “Termination Date”); provided, however, that if the Merger has not been consummated on or before the Termination Date because approval to consummate the transactions contemplated by this Agreement has not been received from a Governmental Authority, then such date may be extended by either party without the consent of the other parties to this Agreement for a period not to exceed thirty-one (31) days; provided further that such Termination Date or extension thereof may also be extended to such later date as agreed upon by the parties hereto; provided further, that the right to terminate this Agreement under this Section 9.01(c) shall not be available to any party whose action or failure to act has been the primary cause of or resulted in the failure of the Closing to occur on or before such date;
(d)    by either the Board of Directors of Buyer or the Board of Directors of Target (provided, that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a breach of any of the covenants or agreements or any of the representations or warranties (or any such representation or warranty shall cease to be true) set forth in this Agreement on the part of Target, in the case of a termination by Buyer, or Buyer, in the case of a termination by Target, which breach or failure to be true, either individually or in the aggregate with all other breaches by such party (or failures of such representations or warranties to be true), would constitute, if occurring or continuing on the Closing Date, the failure of a condition set forth in ARTICLE VIII, in the case of a termination by Buyer, or ARTICLE VII, in the case of a termination by Target, and which is not cured within thirty (30) days following written notice to Target, in the case of a termination by Buyer, or Buyer, in the case of a termination by Target, or by its nature or timing cannot be cured during such period (or such fewer days as remain prior to the Termination Date);
(e)    by Buyer, if the Board of Directors of Target shall have (i) failed to recommend in the Proxy Statement that the shareholders of Target adopt this Agreement, or withdrawn, modified or qualified such recommendation in a manner adverse to Buyer, or resolved to do so, or failed to reaffirm such recommendation within two (2) Business Days after Buyer requests in writing that such action be taken, or failed to recommend against acceptance of a tender offer or exchange offer for outstanding Target Common Stock that has been publicly disclosed (other than by Buyer or an Affiliate of Buyer) within ten (10) Business Days after the commencement of such tender or exchange offer, in any such case whether or not permitted by the terms hereof, (ii) recommended or endorsed an Acquisition Proposal, or (iii) breached its obligations under Section 5.03 or Section 5.09 in any material respect;
(f)    by Buyer, if Target shall have failed to obtain the Requisite Target Vote at the duly convened Target Meeting or at any adjournment or postponement thereof at which a vote on the adoption of this Agreement was taken;
(g)    by Target if, prior to the adoption of this Agreement by the shareholders of Target by the Requisite Target Vote, Target has received a Superior Proposal and has complied with its obligations under Section 5.09 of this Agreement; or
(h)    by Buyer or Target, if the Determination Date VWAP is less than $22.07;
Section 9.02.    Notice of Termination. The power of termination provided for by Section 9.01 may be exercised only by a notice given in writing, as provided for in Section 11.07.
Section 9.03.    Effect of Termination.

(a)    In the event of termination of this Agreement by either Buyer or Target as provided in Section 9.01, this Agreement shall forthwith become void and have no effect, and none of Buyer, Target, any of their respective Subsidiaries or any of the officers or directors of any of them shall have any liability of any nature whatsoever hereunder, or in connection with the transactions contemplated hereby, except that (i) this Section 9.03, ARTICLE X, and ARTICLE XI shall survive any termination of this Agreement, and (ii) notwithstanding anything to the contrary contained in this Agreement, neither Buyer nor Target shall be relieved or released from any liabilities or damages arising out of its willful and material breach of any provision of this Agreement.
(b)    In the event that this Agreement is terminated by Buyer pursuant to Section 9.01(c) if, at the time of termination, (i) the Target Meeting has not occurred, (ii) there has been an Acquisition Proposal at any time prior to the termination of this Agreement, and (iii) within twelve (12) months after the date of such termination, Target enters into a definitive agreement with the party or parties that made any Acquisition Proposal, then, Target shall, on the date of entry into a definitive agreement with respect to such Acquisition Proposal, pay Buyer, by wire transfer of same day funds, a fee equal to $2,000,000 (the “Termination Fee”); provided, that for purposes of this Section 9.03(b), all references in the definition of Acquisition Proposal to “25%” shall instead refer to “50%”.
(c)    In the event that this Agreement is terminated by Buyer pursuant to (i) Section 9.01(e) or (ii) Section 9.01(f) if at the time of the failure of the shareholders to approve and adopt this Agreement there shall exist an Acquisition Proposal, then Target shall pay Buyer, by wire transfer of same day funds, the Termination Fee on the date of termination.
(d)    In the event that this Agreement is terminated by Target pursuant to Section 9.01(g), then Target shall pay Buyer, by wire transfer of same day funds, the Termination Fee on the date of termination.
(e)    Notwithstanding anything to the contrary herein, but without limiting the right of any party to recover liabilities or damages arising out of the other party’s willful and material breach of any provision of this Agreement, in the event that this Agreement is terminated as provided in Section 9.01, the maximum aggregate amount of monetary fees, liabilities or damages payable by a single party under this Agreement shall be equal to the Termination Fee.
(f)    Each of Buyer and Target acknowledges that the agreements contained in this Section 9.03 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the other party would not enter into this Agreement; accordingly, if Buyer or Target fails promptly to pay the amount due pursuant to this Section 9.03, and, in order to obtain such payment, the other party commences a suit which results in a judgment against the non-paying party for the Termination Fee, such non-paying party shall pay the costs and expenses of the other party (including attorneys’ fees and expenses) in connection with such suit. In addition, if Buyer or Target, as the case may be, fails to pay the amounts payable pursuant to this Section 9.03, then such party shall pay interest on such overdue amounts at a rate per annum equal to the “prime rate” (as reported by Bloomberg Financial, LP or any successor thereto) in effect on the date on which such payment was required to be made for the period commencing as of the date that such overdue amount was originally required to be paid.
ARTICLE X
CONFIDENTIAL INFORMATION
Section 10.01.    Confidentiality. Each Recipient hereby agrees that the Subject Information will be used solely for the purpose of reviewing and evaluating the transactions contemplated by this Agreement and any other agreement contemplated hereby, and that the Subject Information will be kept confidential by the Recipient and the Recipient’s Representatives; but (a) any of such Subject Information may be disclosed to the Recipient’s Representatives (including the Recipient’s accountants, attorneys and investment bankers) who need to know such Subject Information for the purpose of evaluating any such possible transaction between the Disclosing Party and the Recipient (it being understood that such Representatives shall be informed by the Recipient of the confidential nature of such Subject Information and that the Recipient shall direct and cause such Persons to treat such Subject Information confidentially); (b) any of such Subject Information may be disclosed by a Recipient who has been ordered by a court to do so or is required by

Law to do so provided Recipient has notified the Disclosing Party before such disclosure and cooperates with the Disclosing Party if the Disclosing Party elects to pursue legal means to contest and avoid the disclosure; and (c) any disclosure of such Subject Information may be made to which the Disclosing Party expressly consents in writing before any such disclosure by Recipient. For the avoidance of doubt, a Recipient is prohibited from, and shall be responsible for any of its Representatives who, use the Subject Information, directly or indirectly, to (y) call on, service or solicit customers of the Disclosing Party, or (z) interfere with or damage (or attempt to interfere with or damage) any relationship between any such customer and the Disclosing Party.
Section 10.02.    Securities Law Concerns. Each Recipient hereby acknowledges that the Recipient is aware, and the Recipient will advise the Recipient’s Representatives who are informed as to the matters that are the subject of this Agreement, that the United States securities Laws prohibit any Person who has received material, non-public information from an issuer of securities from purchasing or selling securities of such issuer or from communicating such information to any other Person under circumstances in which it is reasonably foreseeable that such Person is likely to purchase or sell such securities.
Section 10.03.    Return of Subject Information. If this Agreement is terminated for any reason, the Recipient shall promptly return to the Disclosing Party all written material containing or reflecting any of the Subject Information, other than information contained in any application, notice or other document filed with any Governmental Authority and not returned to the Recipient by such Governmental Authority. In making any such filing, the Recipient will request confidential treatment of such Subject Information included in any application, notice or other document filed with any Governmental Authority.
ARTICLE XI
MISCELLANEOUS
Section 11.01.    Nonsurvival of Representations and Warranties. The parties hereto agree that all of the representations, warranties and covenants contained in this Agreement shall terminate and be extinguished at Closing, except for those covenants that specifically require performance after the Closing. Nothing in this Section 11.01 shall limit or otherwise affect the remedies available to Buyer or Target, as the case may be, with respect to a cause of action arising out of an intentional misrepresentation by Target or Buyer, respectively.
Section 11.02.    Expenses. Except as specifically provided in this Agreement, all costs and expenses incurred in connection with this Agreement and all agreements and documents contemplated hereby, and the consummation of the transactions contemplated hereby and thereby, shall be borne and paid by the party incurring such costs or expenses.
Section 11.03.    Brokerage Fees and Commissions. Target shall not have any responsibility or liability for any fees, expenses or commissions payable to any agent, representative or broker of Buyer or Acquiring Bank, and Buyer hereby agrees to indemnify and hold harmless Target for any amounts owed to any agent, representative or broker of Buyer or Acquiring Bank. Buyer shall have no responsibility or liability for any other fees, expenses or commissions payable to any agent, representative or broker of Target or Target Bank and Target hereby agrees to indemnify and hold harmless Buyer for any amounts owed to any other agent, representative or broker of Target or Target Bank.
Section 11.04.    Entire Agreement. This Agreement (including the documents and instruments referred to herein) and the other agreements, documents, schedules and instruments executed and delivered by the parties to each other at the Closing constitute the full understanding of the parties, a complete allocation of risks between them and a complete and exclusive statement of the terms and conditions of their agreement relating to the subject matter hereof, and supersede any and all prior agreements, whether written or oral, that may exist between the parties with respect thereto. Except as otherwise specifically provided in this Agreement, no conditions, usage of trade, course of dealing or performance, understanding or agreement purporting to modify, vary, explain or supplement the terms or conditions of this Agreement shall be binding unless hereafter or contemporaneously herewith made in writing and signed by the party to be bound, and no modification shall be effected by the acknowledgment or acceptance of documents containing terms or conditions at variance with or in addition to those set forth in this Agreement. Each party to this Agreement acknowledges that, in executing and delivering this Agreement, it has relied only on the written representations, warranties and promises of the other parties hereto that are contained herein or in the other agreements executed by the parties contemporaneously with or, if contemplated hereby, subsequent to the execution of this Agreement, and has not relied on the oral statements of any other party or its representatives.
Section 11.05.    Severability. If any term or other provision of this Agreement is held to be illegal, invalid or unenforceable by any rule of Law or public policy, such term or provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision were not a part hereof, and all other conditions and provisions of this Agreement shall remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or unenforceable, there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and still be legal, valid and enforceable. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only as broad as is enforceable.
Section 11.06.    Notices. All notices and other communications hereunder by any party hereto to any other party shall be in writing; and may be delivered personally, by nationally-recognized overnight courier service, by United States mail, or by e-mail or facsimile transmission, to such party at the address or transmission numbers set forth below:
(a)    If given to Target, or to an officer thereof, in such officer’s official capacity, at Target’s mailing address or transmission number set forth below (or such address or transmission number as Target may give notice to Buyer by like notice):
If to Target:

Liberty Bancshares, Inc.
860 W. Airport Freeway, Suite 100
Hurst, Texas 76054
Attention: Elliott S. Garsek
Email: egarsek@bgsfirm.com

with a copy (which shall not constitute notice) to:

Haynie Rake Repass & Klimko, P.C.
14643 Dallas Parkway, Suite 550
Dallas, Texas 75254

Attention: Mark Haynie, Esq.
Facsimile: (972) 716-1850
Email: mark@hrrpc.com

If to Buyer:

Veritex Holdings, Inc.
8214 Westchester Drive, Suite 400
Dallas, Texas 75225
Attention: C. Malcolm Holland, III
Email: mholland@veritexbank.com

with a copy (which shall not constitute notice) to:

Norton Rose Fulbright US LLP
98 San Jacinto Boulevard., Ste. 1100
Austin, TX 78701-4255
Attention:    Justin M. Long

Facsimile:    (512) 536-4598
Email:        justin.long@nortonrosefulbright.com

Any notice given pursuant to this Agreement shall be effective (i) in the case of personal delivery, e-mail or facsimile transmission, when received; (ii) in the case of mail, upon the earlier of actual receipt or three (3) Business Days after deposit with the United States Postal Service, first class certified or registered mail, postage prepaid, return receipt requested; and (iii) in the case of nationally-recognized overnight courier service, one (1) Business Day after delivery to the courier service together with all appropriate fees or charges and instructions for overnight delivery.
Section 11.07.    GOVERNING LAW; VENUE. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF EACH OF THE PARTIES SUBJECT TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS WITHOUT REGARD TO THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS. IF A DISPUTE ARISES UNDER OR ARISES RELATED TO THIS AGREEMENT, THE PARTIES IRREVOCABLY AGREE THAT VENUE FOR SUCH DISPUTE SHALL LIE EXCLUSIVELY IN ANY COURT OF COMPETENT JURISDICTION IN DALLAS COUNTY, TEXAS.
Section 11.08.    Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE EXTENT PERMITTED BY LAW AT THE TIME OF INSTITUTION OF THE APPLICABLE LITIGATION, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 11.08.
Section 11.09.    Counterparts; Electronic Transmission. This Agreement may be executed in one (1) or more counterparts, each of which shall be deemed an original, and all counterparts hereof so executed by the parties hereto, whether or not such counterpart shall bear the execution of each of the parties hereto, shall be deemed to be, and shall be construed as, one and the same Agreement. An e-mail, facsimile or other electronic transmission of a signed counterpart of this Agreement shall be sufficient to bind the party or parties whose signature(s) appear thereon.
Section 11.10.    Additional Definitions.
(a)    “Affiliate” means any Person that, directly or indirectly, controls, is controlled by, or is under common control with, such Person in question. For the purposes of this definition, “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”) as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.
(b)    “Acquisition Proposal” means a written offer or proposal from a party other than Buyer which contains a fixed price per share or a mathematically ascertainable formula for calculating a price per share for the Target Share regarding any of the following (other than the transactions contemplated by this Agreement) involving Target: (i) any merger, reorganization, consolidation, share exchange, recapitalization, business combination, liquidation, dissolution or other similar transaction involving any sale, lease, exchange, mortgage, pledge, transfer or other disposition of all or substantially all of the assets or equity securities or deposits of, Target, in a single transaction or series of related transactions which could reasonably be expected to impede, interfere with, prevent or materially delay the completion of the Merger; or (ii) any tender offer or exchange offer for 25% or more of the outstanding shares of Target Common Stock or the filing of a registration statement in connection therewith.
(c)    “Best Knowledge” means the actual knowledge of executive officers of Buyer or Target, as applicable, with respect to a particular matter, after reasonable inquiry or that would be reasonably expected to come to the attention of such executive officer in the course of the management reporting practices of Target or Buyer, as applicable.
(d)    “Business Day” means any day other than a Saturday, a Sunday, or a day on which banks in the State of Texas are authorized or required by applicable Law to be closed.
(e)    “Disclosing Party” means the party furnishing the Subject Information, including (i) all Persons related to or affiliated in any way with the Recipient or the Disclosing Party, as the case may be, and (ii) any Affiliate the Recipient or the Disclosing Party, as the case may be.
(f)    “Environmental Laws” means any applicable Laws, now in effect and in each case as amended to date, including any judicial or administrative order, consent decree, judgment relating to pollution or protection of public or employee health or safety or the environment, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. § 9601, et seq.; the Hazardous Materials Transportation Authorization Act, as amended 49 U.S.C. § 5101, et. seq.; the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C. § 6901, et. seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. §1201, et. seq.; the Toxic Substances Control Act, 15 U.S.C. § 2601, et. seq.; the Clean Air Act, 42 U.S.C. §7401, et. seq.; and the Safe Drinking Water Act, 42 U.S.C. § 300f. et. seq.
(g)    “FDIC” means the Federal Deposit Insurance Corporation.
(h)    “Governmental Authority” means any United States or foreign federal, state or local court, administrative agency, commission or other governmental authority, Regulatory Agency or instrumentality thereof, in each case, of competent jurisdiction.
(i)    “Hazardous Material” means any pollutant, contaminant, chemical, or toxic or hazardous substance, constituent, material or waste, or any other chemical, substances, constituent or waste including petroleum, including crude oil or any fraction thereof, or any petroleum product, defined as or included in the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials,” “extremely hazardous wastes,” “restricted hazardous wastes,” toxic substances,” “toxic pollutants,” “contaminants,” or “pollutants,” or words of similar import, under any Environmental Laws, or which is in any way regulated as hazardous or toxic by any federal, state or local government authority, agency or instrumentality, including mixtures thereof with other materials, and including any regulated building materials such as asbestos and lead, but notwithstanding the foregoing or any other provision in this Agreement to the contrary, the words “Hazardous Material” shall not mean or include any such Hazardous Material used, generated, manufactured, stored, disposed of or otherwise handled in normal quantities in the ordinary course of the business of the Target Bank in compliance with all Environmental Laws, or such that may be naturally occurring in any ambient air, surface water, ground water, land surface or subsurface strata.
(j)    “Investment Securities” means a security held by Target Bank and reflected as an asset of Target Bank in accordance with GAAP or RAP.
(k)    “Law” means any federal, state, local, municipal or other statute, law, administrative order, constitution, ordinance, permit, treaty, judgment principles of common law, rule or regulation.
(l)    “Material Adverse Change” means any material adverse change in the financial condition, assets, properties, liabilities (absolute, accrued, contingent or otherwise), reserves, business or results of operations other than, in each case, any change, circumstance, event or effect relating to (i) any change occurring after the Execution Date in any federal or state Law, which change affects banking institutions and their holding companies generally, including any change affecting the Deposit Insurance Fund administered by the FDIC, (ii) changes in general economic, legal, regulatory or political conditions affecting financial institutions generally, including changes in interest rates, credit availability and liquidity and currency exchange rates, (iii) general changes in credit markets or general downgrades in credit markets, (iv) changes in GAAP or RAP that affect financial institutions generally; (v) changes resulting from reasonable expenses (such as customary legal, accounting and investment advisor fees) incurred in connection with this Agreement, (vi) changes resulting from, acts of terrorism or war, (vii) changes resulting from payments of any amounts due, or the provision of any benefits to, any officer or employee under employment, change in control or severance agreements in effect as of the Execution Date, or (viii) actions and omissions of Buyer, Acquiring Bank, Target or Target Bank taken at the request, or with the prior written consent, of the other party hereto in contemplation of the transactions contemplated hereby.
(m)    “Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including any Governmental Authority.
(n)    “Property” or “Properties” means all real property owned or leased by Target or Target Bank, including properties that Target Bank has foreclosed on as well as their respective premises and all improvements and fixtures thereon.
(o)     “Recipient” means the party receiving the Subject Information, including (i) all Persons related to or affiliated in any way with the Recipient or the Disclosing Party, as the case may be, and (ii) any Affiliate the Recipient or the Disclosing Party, as the case may be.
(p)    “Regulatory Agency” means (i) the SEC, (ii) any self‑regulatory organization, (iii) the FRB, (iv) the FDIC, (v) the TDB, and (vi) any other federal or state governmental or regulatory agency or authority.
(q)    “Representative” means all directors, officers, shareholders, employees, representatives, advisors, attorneys, accountants and agents of the Recipient or the Disclosing Party, as the case may be.
(r)    “Subject Information” means all information furnished to the Recipient or its Representatives (whether prepared by the Disclosing Party, its Representatives or otherwise and whether or not identified as being non-public, confidential or proprietary) by or on behalf of the Disclosing Party or its Representatives relating to or involving the business, operations or affairs of the Disclosing Party or otherwise in possession of the Disclosing Party; provided, however, the term “Subject Information” shall not include information that (a) was already in the Recipient’s possession at the time it was first furnished to Recipient by or on behalf of Disclosing Party, if such information is not known by the Recipient to be subject to another confidentiality agreement with or other obligation of secrecy to the Disclosing Party, its Subsidiaries or another party, or (b) becomes generally available to the public other than as a result of a disclosure by the Recipient or its Representatives, or (c) becomes available to the Recipient on a non‑confidential basis from a source other than the Disclosing Party, its Representative or otherwise, if such source is not known by the Recipient to be bound by a confidentiality agreement with or other obligation of secrecy to the Disclosing Party, its Representative or another party.
(s)    “Subsidiary” means, when used with reference to any entity, any corporation, a majority of the outstanding voting securities of which are owned, directly or indirectly, by such entity or any partnership, joint venture or other enterprise in which such entity has, directly or indirectly, any equity interest.
(t)    “Superior Proposal” means a bona fide Acquisition Proposal made by a party other than Buyer that the Target Board determines in its good faith judgment, after consultation with its outside counsel and its independent financial advisor (i) is or would result in a transaction that if consummated would be more favorable to Target’s shareholders from a financial point of view than the Merger, taking into account all of the terms and conditions of such proposal and of this Agreement (including any proposal by Buyer to amend the terms of this Agreement) and (ii) is capable of being, and is reasonably likely to be, consummated on the terms so proposed taking into account all financial, regulatory, legal and other aspects of such proposal.

(u)    “Tax” and “Taxes” means all U.S. federal, state and local, and foreign Taxes, fees assessments or other charges of a similar nature (whether imposed directly or through withholding), including any interest, additions to Tax or penalties related thereto.
(v)    “Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof, supplied or required to be supplied to a Governmental Authority.
Section 11.11.    Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and, accordingly, that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof (including the parties’ obligation to consummate the Merger), in addition to any other remedy to which they are entitled at Law or in equity. Each of the parties hereby further waives (a) any defense in any action for specific performance that a remedy at Law would be adequate and (b) any requirement under any Law to post security or a bond as a prerequisite to obtaining equitable relief.
Section 11.12.    Attorneys’ Fees and Costs. If attorneys’ fees or other costs are incurred to secure performance of any of the obligations herein provided for, or to establish damages for the breach thereof, or to obtain any other appropriate relief, whether by way of prosecution or defense, the prevailing party shall be entitled to recover reasonable attorneys’ fees and costs incurred therein.
Section 11.13.    Rules of Construction. When a reference is made in this Agreement to an Article, Section, Exhibit or schedule, such reference shall be to an Article or Section of, or an Exhibit or Confidential schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision in this Agreement. Each use herein of the masculine, neuter or feminine gender shall be deemed to include the other genders. Each use herein of the plural shall include the singular and vice versa, in each case as the context requires or as is otherwise appropriate. The word “or” is used in the inclusive sense. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors or assigns.
Section 11.14.    Binding Effect; Assignment. All of the terms, covenants, representations, warranties and conditions of this Agreement shall be binding upon, and inure to the benefit of and be enforceable by, the parties hereto and their respective heirs, successors, representatives and permitted assigns. Nothing expressed or referred to herein is intended or shall be construed to give any Person other than the parties hereto any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provision herein contained, it being the intention of the parties hereto that this Agreement, the assumption of obligations and statements of responsibilities hereunder, and all other conditions and provisions hereof are for the sole benefit of the parties to this Agreement and for the benefit of no other Person. Nothing in this Agreement shall act to relieve or discharge the obligation or liability of any third party to any party to this Agreement, nor shall any provision give any third party any right of subrogation or action over or against any party to this Agreement. Notwithstanding any other provision of this Agreement, it is specifically intended by the parties to this Agreement that the Persons entitled to the benefits of the covenants contained in Section 6.09 are third-party beneficiaries solely with respect to such sections. No party to this Agreement shall assign this Agreement, by operation of Law or otherwise, in whole or in part, without the prior written consent of the other party. Any assignment made or attempted in violation of this Section 11.15 shall be void and of no effect.
Section 11.15.    Public Disclosure. None of Buyer, Acquiring Bank, Target or Target Bank will make, issue or release, or cause to be made, issued or released, any announcement, statement, press release, acknowledgment or other public disclosure of the existence, terms, conditions or status of this Agreement or the transactions contemplated hereby without the prior written consent of the other parties to this Agreement. Notwithstanding the foregoing, Buyer and Target, upon prior notice to the other party, will be permitted to make (i) disclosure to their own officers, directors, employees and shareholders, and (ii) any public disclosures or governmental filings as legal counsel may deem necessary to maintain compliance with or to prevent violations of applicable Laws or that may be necessary to obtain regulatory approval for the transactions contemplated hereby.
Section 11.16.    Extension; Waiver. At any time before the Closing Date, the parties hereto, by action taken or authorized by their respective boards of directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other party hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document, certificate or writing delivered pursuant hereto or (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension of waiver shall be valid only if set forth in a written instrument signed on behalf of such party in the manner provided in Section 11.17, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. No party to this Agreement shall by any act (except by a written instrument given pursuant to Section 11.17) be deemed to have waived any right or remedy hereunder or to have acquiesced in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising any right, power or privilege hereunder by any party hereto shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver of any party of any right or remedy on any one occasion shall not be construed as a bar to any right or remedy that such party would otherwise have on any future occasion or to any right or remedy that any other party may have hereunder.
Section 11.17.    Amendments. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective boards of directors, at any time before or after approval of this Agreement by the Target shareholders; but after the approval of this Agreement by the Target shareholders, there shall not be, without the further approval of the Target shareholders, any amendment of this Agreement that decreases the consideration to be paid for the shares of Target Common Stock pursuant to Section 1.06(a) that materially and adversely affects the rights of the Target shareholders hereunder. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date first above written.

VERITEX HOLDINGS, INC.

By:	/s/ C. Malcolm Holland, III
Name:	C. Malcolm Holland, III
Title:	Chairman and Chief Executive Officer

FREEDOM MERGER SUB, INC.

By:	/s/ C. Malcolm Holland, III
Name:	C. Malcolm Holland, III
Title:	Chairman and Chief Executive Officer

LIBERTY BANCSHARES, INC.

By:	/s/ Elliott S. Garsek
Name:	Elliott S. Garsek
Title:	Chairman of the Board

[Signature Page to Agreement and Plan of Reorganization]

Annex B

VOTING AGREEMENT
THIS VOTING AGREEMENT (this “Voting Agreement”) dated August [•], 2017, is executed by and among Veritex Holdings, Inc. (“Buyer”), a Texas corporation and registered bank holding company under the Bank Holding Company Act of 1956, as amended (the “BHCA”), Liberty Bancshares, Inc. (“Target”), a Texas corporation and registered bank holding company under the BHCA, and the shareholders of Target whose names are set forth on the signature page hereto (individually, a “Shareholder” and collectively, the “Shareholders”). Terms with their initial letter capitalized and not otherwise defined herein shall have the meanings given them in the Reorganization Agreement (as defined below)
RECITALS:
WHEREAS, concurrently herewith, Buyer, Freedom Merger Sub, Inc. (“Merger Sub”), a Texas corporation and wholly-owned subsidiary of Buyer, and Target are entering into that certain Agreement and Plan of Reorganization, dated as of the date hereof (the “Reorganization Agreement”), which provides for the acquisition of all of the issued and outstanding common stock of Target (“Target Common Stock”), by Buyer through the merger of Merger Sub with and into Target (the “Merger”) with Target surviving and (ii) immediately thereafter, Target will merge with and into Buyer, with Buyer being the surviving corporation (the “Second-Step Merger”, and together with the Merger, the “Integrated Mergers”);
WHEREAS, as an inducement and a condition to Buyer’s willingness to enter into the Reorganization Agreement, each of persons listed on Schedule 1 to the Reorganization Agreement, all of whom are Shareholders, have agreed to vote his or her shares of Target Common Stock in favor of approval of the Reorganization Agreement and the transactions contemplated thereby; and
WHEREAS, Buyer and Target are relying on this Voting Agreement in incurring expenses in reviewing the business of Target, in preparing the Registration Statement and related Proxy Statement for the meeting of shareholders of Target, in proceeding with the filing of applications for regulatory approvals, and in undertaking other actions necessary for the consummation of the Merger.
AGREEMENT:
NOW, THEREFORE, for and in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and Target and the Shareholders undertake, promise, covenant and agree with each other as follows:
1.Each of the Shareholders hereby severally represents and warrants to Buyer and Target that such Shareholder is the registered owner or beneficial owner of or has full voting power with respect to the number of the shares of Target Common Stock set forth beside its name on Schedule 1 of this Voting Agreement (the “Shares”).
2.While this Voting Agreement is in effect, each Shareholder shall not, directly or indirectly, (a) sell or otherwise dispose of or encumber prior to the record date of Target’s special meeting of shareholders referred to in Section 5.03 of the Reorganization Agreement (the “Shareholder Meeting”) any or all of his or her Shares unless the Shareholder, after giving effect to such sale disposition or encumbrance, retains the sole voting power over the Shares, or (b) deposit any shares of Target Common Stock into a voting trust or enter into a voting agreement or arrangement with respect to any shares of Target Common Stock or grant any proxy with respect thereto, other than to other members of the Board of Directors of Target for the purpose of voting to approve the Reorganization Agreement and the transactions contemplated thereby.
3.Each Shareholder hereby agrees during the term of this Voting Agreement to vote the Shares, and any additional shares of Target Common Stock or other voting securities acquired by such Shareholder after the date hereof, (a) in favor of the approval and adoption of the Reorganization Agreement and the transactions contemplated thereby at the Shareholder Meeting, and (b) against approval of any Acquisition Proposal (as defined in the Reorganization Agreement) made in opposition to or competition with such proposals presented at the Shareholder Meeting or any other meeting of shareholders held prior or subsequent to the Shareholder Meeting; provided, however, that this Section 2 shall be inapplicable if there has been a modification or amendment to the Reorganization Agreement which reduces the Aggregate Merger Consideration (as defined in the Reorganization Agreement), other than any adjustment to the Aggregate Merger Consideration provided for in the Reorganization Agreement. Notwithstanding the foregoing sentence, the Shareholders may vote in favor of a Superior Proposal (as defined in the Reorganization Agreement.)
4.Each Shareholder hereby acknowledges and agrees (a) Section 5.09 of the Reorganization Agreement sets forth certain requirements, restrictions and limitations on the actions and/or inactions of Target, Liberty Bank, wholly-owned subsidiary of Target (“Target Bank”), and the Target Representatives, (b) Shareholder is a Target Representative as that term is defined in, and for the purposes of, the Reorganization Agreement and the transactions contemplated thereby, and (c) Shareholder, as a Target Representative, is required to comply with and shall abide by such requirements, restrictions and limitations.
5.Nothing in this Voting Agreement shall be deemed to restrict any of Shareholder from taking any action in the capacity of a director or officer of Target that such Shareholder shall reasonably believe, after consultation with its legal counsel, is necessary to fulfill any of the Shareholder’s fiduciary duties and obligations as a director or officer (if applicable).
6.This Voting Agreement shall continue in effect until the earlier to occur of (a) the termination of the Reorganization Agreement in accordance with its terms and (b) the consummation of the Merger.
7.Each Shareholder has the legal capacity, power and authority to enter into and perform all of the Shareholder’s obligations under this Voting Agreement. This Voting Agreement has been duly and validly executed and delivered by the Shareholder and constitutes the legal, valid and binding obligation of the Shareholder, enforceable against the Shareholder in accordance with its terms except as the enforceability may be limited by bankruptcy, insolvency or other laws affecting creditors’ rights. If the Shareholder is married and the Shareholder’s Shares constitute community property, this Voting Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, the Shareholder’s spouse, enforceable against such person in accordance with its terms, except as the enforceability may be limited by bankruptcy, insolvency or other laws affecting creditors’ rights.
8.Each Shareholder hereby (a) confirms his knowledge of the availability of the rights of dissenting shareholders under the Texas Business Organizations Code (the “TBOC”) with respect to the Merger and (b) confirms receipt of a copy of the provisions of the TBOC related to rights of dissenting shareholders. Each Shareholder hereby waives and agrees not to assert, and shall use its best efforts to cause any of its affiliates who hold of record any of the Shareholder’s Shares to waive and not to assert, any appraisal rights with respect to the Merger that the Shareholder or such affiliate may now or hereafter have with respect to any Shares (or any other shares of capital stock of Target that the Shareholder shall hold of record at the time that Shareholder may be entitled to assert appraisal rights with respect to the Merger) whether pursuant to the TBOC or otherwise.
9.This Voting Agreement may not be modified, amended, altered or supplemented with respect to a particular Shareholder except upon the execution and delivery of a written agreement executed by Target, Buyer and such Shareholder. Any such modification, amendment, alteration or supplement shall only apply to the Shareholder(s) executing such written agreement and this Voting Agreement will remain in full force and effect with respect to Shareholders who do not execute such written agreement.
10.This Voting Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument. A facsimile or electronic scan in “PDF” format of a signed counterpart of this Voting Agreement will be sufficient to bind the party or parties whose signature(s) appear thereon.
11.This Voting Agreement, together with the Reorganization Agreement and the agreements contemplated thereby, embody the entire agreement and understanding of the parties hereto in respect to the subject matter contained herein. This Voting Agreement supersedes all prior agreements and understandings among the parties with respect to such subject matter contained herein.

12.If any provision of this Voting Agreement is held to be illegal, invalid or unenforceable under present or future laws, then (a) this Voting Agreement is to be construed and enforced as if such illegal, invalid or unenforceable provision were not a part hereof; (b) the remaining provisions of this Voting Agreement will remain in full force and effect and will not be affected by such illegal, invalid or unenforceable provision or by its severance from this Voting Agreement; and (c) there will be added automatically as a part of this Voting Agreement a provision mutually agreed to which is similar in terms to such illegal, invalid or unenforceable provision as may be possible and still be legal, valid and enforceable.
13.All notices, requests, demands and other communications required or permitted hereby shall be in writing and shall be deemed to have been duly given if delivered by hand or first class mail, postage prepaid or sent by facsimile, courier or personal delivery to the parties hereto set forth below their signature on the signature pages hereof unless by such notice a different address shall have been designated. All notices sent by mail as provided above shall be deemed delivered three (3) days after deposit in the mail. All notices sent by courier as provided above shall be deemed delivered one day after being sent and all notices sent by facsimile shall be deemed delivered upon confirmation of receipt. All other notices shall be deemed delivered when actually received. Any party to this Voting Agreement may change its address for the giving of notice by giving notice as herein provided. Notices permitted to be sent via e-mail shall be deemed delivered only if sent to such persons at such e-mail addresses as may be set forth in writing.
14.Each Shareholder recognizes and acknowledges that a breach by the Shareholder of any covenants or agreements contained in this Voting Agreement will cause Buyer to sustain damages for which they would not have an adequate remedy at law for money damages, and therefore the parties hereto agree that, in the event of any such breach, Buyer shall be entitled to seek the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief, without the necessity of posting bond, in addition to any other remedy to which they may be entitled, at law or in equity.
15.From time to time, at Buyer’s request and without further consideration, each Shareholder shall execute and deliver such additional documents reasonably requested by Buyer as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Voting Agreement.
16.This Voting Agreement and the relations among the parties hereto arising from this Voting Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without giving effect to any principles of conflicts of law.
17.All of the terms, covenants, representations, warranties and conditions of this Voting Agreement are binding upon, and inure to the benefit of and are enforceable by, the parties and their respective successors, representatives and permitted assigns. No party to this Voting Agreement may assign this Voting Agreement, by operation of law or otherwise, in whole or in part, without the prior written consent of the other parties, and any purported assignment made or attempted in violation of this Section 17 shall be null and void. Nothing contained in this Voting Agreement, express or implied, is intended to confer upon any persons, other than the parties hereto or their respective successors, any rights, remedies, obligations, or liabilities under or by reason of this Voting Agreement.
[Signature Page to Follow]

IN WITNESS WHEREOF, the parties have executed this Voting Agreement as of the date above written.

VERITEX HOLDINGS, INC.

By:
Name:	C. Malcolm Holland, III
Title:	Chairman and Chief Executive Officer

LIBERTY BANCSHARES, INC.

By:
Name:	Elliott S. Garsek
Title:	Chairman of the Board

[Signature Page to Voting Agreement]

SHAREHOLDER

Address for notice:

[Signature Page to Voting Agreement]

SCHEDULE 1
VOTING AGREEMENT SHAREHOLDERS

Individual	Number of Shares

[Signature Page to Voting Agreement]

Annex C

DIRECTOR
SUPPORT AGREEMENT
THIS SUPPORT AGREEMENT (this “Support Agreement”) is made and entered into as of August [•], 2017, by and between Veritex Holdings, Inc. (“Buyer”), a Texas corporation and registered bank holding company under the Bank Holding Company Act of 1956, as amended (the “BHCA”) and [•] (the “Director”). Terms with their initial letter capitalized and not otherwise defined herein shall have the meanings given them in the Reorganization Agreement (as defined below).
RECITALS:
WHEREAS, Buyer, Freedom Merger Sub, Inc. (“Merger Sub”), a Texas corporation and a wholly owned subsidiary of Buyer and Liberty Bancshares, Inc. (“Target”), a Texas corporation and registered bank holding company under the BHCA, have entered into that certain Agreement and Plan of Reorganization, dated as of the date hereof (the “Reorganization Agreement”), which provides for the acquisition of Target and its wholly-owned subsidiary, Liberty Bank (“Target Bank”), by Buyer;
WHEREAS, the Director is a director of Target and/or Target Bank; and
WHEREAS, in connection with consummation of the transactions contemplated by the Reorganization Agreement, Buyer and the Director have agreed to enter into this Support Agreement.
AGREEMENT:
NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and intending to be legally bound hereby, Buyer and the Director agree as follows:

1.	Support. The Director agrees to use reasonable efforts to refrain from harming Target and Target Bank’s goodwill and their customer and client relationships.

2.	Covenants.
(a)    For and in consideration of consummation of the transactions contemplated by the Reorganization Agreement, the Director agrees that for a period of one year after the Closing Date, the Director will not, without the prior written consent of Buyer, directly or indirectly, (i) solicit banking business of any current customers of Target Bank, including those customers as of the Closing Date; (ii) acquire more than 2% of, charter, operate or own control of, any financial services company or institution that provides banking services similar to those provided by Target Bank; (iii) serve as an officer, director, employee, agent or consultant to any financial services company or institution that provides banking services similar to those provided by Target Bank, or (iv) establish or operate a branch or other office of a financial services company or institution that provides banking services similar to those provided by Target Bank, in each case set forth in clauses (ii), (iii) and (iv), that has its main office, a branch office, or other office within 25 miles of the main office, a branch office or other office of Target and/or Target Bank.
Notwithstanding the provisions of this Section 2(a), the Director shall not be prohibited from (i) serving as an officer, director, employee, agent or consultant of the financial services company or institution set forth on Confidential Schedule 1 attached hereto (an “Excepted Company”), or (ii) establishing or operating a branch or other office of an Excepted Company; but the Director shall be subject to the prohibitions in Section 2(a)(i) even in his role with an Excepted Company.
(b)    The Director agrees that (i) this Support Agreement is entered into in connection with the sale to Buyer of the goodwill of the business of Target and Target Bank, (ii) is ancillary to the Reorganization Agreement, (iii) the Director is receiving valuable consideration in the Reorganization Agreement for this Support Agreement, and (iv) the limitations as to time, geographical area, and scope of activity to be restrained by this Support Agreement are reasonable and acceptable, and do not impose any greater restraint than is reasonably necessary to protect the goodwill and other business interests that Buyer is acquiring from Target and Target Bank.
(c)    This Support Agreement creates a narrowly tailored advance approval requirement in order to avoid unfair competition and irreparable harm to Buyer and Veritex Community Bank, the successor to Target Bank, and is not intended or to be construed as a general restraint from engaging in a lawful profession or a general covenant against competition. Nothing herein will prohibit (i) ownership of less than 2% of the publicly traded capital stock of a corporation so long as this is not a controlling interest, or (ii) ownership of mutual fund investments. The Director may not avoid the purpose and intent of this paragraph by engaging in conduct within the geographically limited area from a remote location through means such as telecommunications, written correspondence, computer generated or assisted communications, or other similar methods. The Director agrees that if, at some later date, a court of competent jurisdiction determines that the non-solicitation agreement set forth in this Support Agreement does not meet the criteria set forth by applicable law, this Support Agreement may be reformed by the court and enforced to the maximum extent permitted under applicable law.
3.Confidentiality, Non-Solicitation of Employees. The Director agrees that he is familiar with Target and Target Bank’s confidential business information and trade secrets, including without limitation, customer lists and information, account lists, and other business plans and information, and salary, pay scale, capabilities, experiences, skill and desires of Target Bank’s employees (the “Confidential Information”). The term “Confidential Information” does not include any information that (i) is generally available to and known by the public, (ii) was available on a non-confidential basis from a source other than Target and Target Bank, and (iii) was independently acquired or developed without violating any laws or obligations under this Support Agreement. The Director agrees to maintain the confidentiality of the Confidential Information and not use such Confidential Information for any purpose. The Director further covenants and agrees that, for a period of one year after the Closing Date, he shall not recruit, directly or indirectly, any employees of Veritex Community Bank, as the successor to Target Bank, nor shall he contact or communicate with any employees of Veritex Community Bank for the purpose of inducing employees to terminate their employment with Veritex Community Bank. Notwithstanding the foregoing, the Director shall not be prohibited from hiring any employee who (i) is terminated by Veritex Community Bank or who has voluntarily resigned from employment without direct or indirect solicitation by the Director, (ii) responds to any general advertisement appearing in a newspaper, magazine or trade publication, (iii) is a referral made by a placement agency or service so long as such placement agency or service has not been instructed by Director to solicit from Veritex Community Bank such employee.
4.Termination. This Support Agreement shall terminate after the end of the period set forth in Section 2 above.
5.Effective Time. This Support Agreement shall become effective, if at all, on the Closing Date at the Effective Time. If the Reorganization Agreement is terminated in accordance with its terms, this Support Agreement shall not become effective and shall be of no further force or effect.
6.Injunctive Relief. If the Director violates any of the provisions set forth in this Support Agreement, Buyer and the Director acknowledge that Buyer and Veritex Community Bank would suffer immediate and irreparable harm and would not have an adequate remedy at law for money damages if any of the covenants contained herein were not performed in accordance with their terms or otherwise were materially breached. Accordingly, Buyer and the Director agree that, without the necessity of proving actual damages or posting bond or other security, Buyer and Veritex Community Bank shall be entitled to temporary or permanent injunction or injunctions to prevent breaches of such performance and to specific enforcement of such covenants in addition to any other remedy to which Buyer and Veritex Community Bank may be entitled, at law or in equity. In such a situation, the parties agree that Buyer and Veritex Community Bank may pursue any remedy available, including declaratory relief, concurrently or consecutively in any order as to any breach, violation, or threatened breach or violation of this Support Agreement, and the pursuit of any particular remedy or remedies shall not be deemed an election of remedies or waiver of the right to pursue any other remedy.
7.Assignability. Neither this Support Agreement nor any of the rights, interests or obligations under this Support Agreement may be assigned, in whole or in part, by operation of law or otherwise by any of the parties hereto without the prior written consent of the other party. Any assignment in violation of the preceding sentence shall be void. Subject to the preceding two sentences, this Support Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.
8.GOVERNING LAW. THIS SUPPORT AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, INTERPRETATION AND PERFORMANCE OF THIS SUPPORT AGREEMENT SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF TEXAS, WITHOUT GIVING EFFECT TO PROVISION THEREOF REGARDING CONFLICT OF LAWS.
9.Severability. If any term or other provision of this Support Agreement is held to be illegal, invalid or unenforceable by any rule of law or public policy, (a) such term or provision shall be fully severable and this Support Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision were not a part hereof; (b) the remaining provisions of this Support Agreement shall remain in full force and effect and shall not be affected by such illegal, invalid or unenforceable provision or by its severance from this Support Agreement; and (c) there shall be added automatically as a part of this Support Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and still be legal, valid and enforceable. If any provision of this Support Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only as broad as is enforceable.
10.Notice. All notices, requests, consents and other communications to be given or delivered hereunder shall be given in accordance with, and the effectiveness of such communications shall be determined under, the provisions of Section 11.07 of the Reorganization Agreement and shall be delivered at the respective addresses of the parties set forth on the signature page hereto.
11.No Delay, Waiver, Etc. No delay on the part of the parties hereto in exercising any power or right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any power or right hereunder preclude other or further exercise thereof or the exercise of any other power or right.
12.Modification. No amendment hereof shall be effective unless contained in a written instrument signed by the parties hereto.
13.Counterparts. This Support Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which will constitute one and the same instrument. A facsimile or electronic scan in “PDF” format of a signed counterpart of this Support Agreement will be sufficient to bind the party or parties whose signature(s) appear thereon.
14.Headings. The descriptive headings of the several sections of this Support Agreement are inserted for convenience of reference only and do not constitute a part of this Support Agreement.
[Signature Page to Follow]

IN WITNESS WHEREOF, the undersigned have executed this Support Agreement as of the date first above written.

VERITEX HOLDINGS, INC.

By:
Name:	C. Malcolm Holland, III
Title:	Chairman and Chief Executive Officer

Address:	8214 Westchester Drive, Suite 400
Dallas, TX 75225

DIRECTOR

Name:

Address:

[Signature Page to Support Agreement]

Annex D

OPINION OF PERFORMANCE TRUST CAPITAL PARTNERS, LLC

July 28, 2017
Liberty Bancshares, Inc.
3880 Hulen Street, Suite 100
Fort Worth, TX 76107

Members of the Board of Directors:
We understand that Liberty Bancshares, Inc. (“Liberty”) intends to enter into an Agreement and Plan of Reorganization (the “Agreement”) by and between Liberty and Veritex Holdings, Inc. (“Veritex”), (the “Merger”). At the Effective Time, by virtue of the Merger and subject to the terms and conditions of the Agreement, each share of Liberty common stock issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive the following consideration, in each case without interest: (i) an amount of cash equal to the quotient of $25,000,000 divided by the Target Closing Shares (as defined in the Agreement) (the “Cash Consideration”), and (ii) 0.6715 shares of Buyer Common Stock (as defined in the Agreement) (the “Stock Consideration”). The Stock Consideration and the Cash Consideration are collectively referred to herein as the “Merger Consideration”. The terms and conditions of the Merger, including certain conditions that would result in an adjustment to the Merger Consideration, are more fully set forth in the Agreement.
You have requested that Performance Trust Capital Partners, LLC (“PTCP” or “we”) render an opinion as of the date hereof (this “Opinion”) to the Board of Directors of Liberty (the “Board”) as to whether the Merger Consideration pursuant to the Agreement is fair, from a financial point of view, to the holders of Liberty Common Stock. For purposes of this Opinion, and with your consent, we have assumed that the Merger Consideration is $31.56 per share.
In connection with this Opinion, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things, we have:

(i)	reviewed a draft, dated July 26th, of the Agreement;

(ii)	reviewed certain publicly available business and financial information relating to Liberty and its subsidiary Liberty Bank and Veritex and its subsidiary Veritex Community Bank;

(iii)
reviewed certain other business, financial and operating information relating to Liberty and Veritex and their respective subsidiaries provided to us by the management of Liberty and the management of Veritex, including financial forecasts for Liberty for the 2017 to 2021 fiscal years ending December 31st;

(iv)	met with, either by phone or in person, certain members of the management of Liberty and Veritex to discuss the business and prospects of Liberty and Veritex and the proposed Merger;

(v)	reviewed certain financial data of Liberty and Veritex, and compared that data with similar data for companies with publicly traded equity securities that we deemed relevant;

(vi)
reviewed certain financial terms of the proposed Transaction and compared certain of those terms with the publicly available financial terms of certain transactions that have recently been effected or announced; and

(vii)	considered such other information, financial studies, analyses and investigations and financial, economic and market criteria that we deemed relevant.
In connection with our review, we have not independently verified any information, including the foregoing information, and we have assumed and relied upon all data, material and other information furnished, or otherwise made available, to us, discussed with or reviewed by us, or publicly available, being complete and accurate in all material respects and we do not assume any responsibility with respect to such data, material and other information. With respect to the financial forecasts and projections for Liberty that we have used in our analyses, the management of Liberty have advised us, and we have assumed, that such forecasts and projections have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of the management of Liberty as to the future financial performance of Liberty and we express no opinion with respect to such forecasts, projections, estimates or the assumptions on which they are based.
We have relied upon and assumed, without independent verification, that (a) the representations and warranties of all parties to the Agreement and all other related documents and instruments that are referred to therein are true and correct, (b) each party to all such agreements will perform all of the covenants and agreements required to be performed by such party, (c) all conditions to the consummation of the Merger will be satisfied without waiver thereof, and (d) the Merger will be consummated in a timely manner in accordance with the terms described in the Agreement provided to us, without any amendments or modifications thereto or any adjustments to the consideration. We have relied upon and assumed, without independent verification, that there has been no material change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of Liberty and Veritex since the respective dates of the most recent financial statements and other information, financial or otherwise, provided to us that would be material to our analyses or this Opinion, and that there is no information or any facts that would make any of the information reviewed by us incomplete or misleading. We have also relied upon and assumed without independent verification, with your consent, that, in the course of obtaining any regulatory or third party consents, approvals or agreements in connection with the Merger, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on Liberty, Veritex or the contemplated benefits of the Merger and that the Merger will be consummated in accordance with the terms of the Agreement without waiver, modification or amendment of any term, condition or provision thereof that would be material to our analyses or this Opinion. We have relied upon and assumed, with your consent, that the Agreement, when executed by the parties thereto, will conform to the draft reviewed by us in all respects material to our analyses.
This Opinion only addresses the fairness, from a financial point of view, of the Merger Consideration to the holders of Liberty Common Stock pursuant to the Agreement in the manner set forth above and this Opinion does not address any other aspect or implication of the Merger or any agreement, arrangement or understanding entered into in connection with the Merger or otherwise, including, without limitation, the amount or nature of, or any other aspect relating to, any compensation to any officers, trustees, directors or employees of any party to the Merger, class of such persons or shareholders of Veritex, relative to the Merger Consideration or otherwise.
This Opinion is necessarily based upon information made available to us as of the date hereof and financial, economic, market and other conditions as they exist and can be evaluated on the date hereof. As you are aware, the credit, financial and stock markets have been experiencing unusual volatility and we express no opinion or view as to any potential effects of such volatility on Liberty, Veritex or the Merger. We have not undertaken, and are under no obligation, to update, revise, reaffirm or withdraw this Opinion, or otherwise comment on or consider events occurring after the date hereof. We have not been requested to, and did not, (a) initiate or participate in any discussions or negotiations with third parties with respect to the Merger, the securities, assets, businesses or operations of Liberty or any other party, or any alternatives to the Merger, (b) negotiate the terms of the Merger, or (c) advise the Board or any other party with respect to alternatives to the Merger. This Opinion does not address the relative merits of the Merger as compared to alternative strategies that might be available to Liberty, nor does it address the underlying business decision of Liberty or the Board to approve, recommend or proceed with the Merger. Furthermore, no opinion, counsel or interpretation is intended in matters that require legal, regulatory, accounting, insurance, tax or other similar professional advice. It is assumed that such opinions, counsel or interpretations have been or will be obtained from the appropriate professional sources. Furthermore, we have relied on, with your consent, advice of the outside counsel and the independent accountants of Liberty, and on the assumptions of the management of Liberty and Veritex, as to all legal, regulatory, accounting, insurance and tax matters with respect to Liberty, Veritex and the Merger.
We have not been requested to make, and have not made, any physical inspection or an independent evaluation or appraisal of any assets or liabilities (contingent or otherwise) of Liberty or Veritex, nor have we been furnished with any such evaluations or appraisals, with the exception of a third party loan review of Liberty and Veritex. In addition, we are not experts in evaluating loan, lease, investment or trading portfolios for purposes of assessing the adequacy of the allowances for losses, or evaluating loan servicing rights or goodwill for purposes of assessing any impairment thereto. We did not make an independent evaluation of the adequacy of Liberty’s or Veritex’s allowances for such losses, nor have we reviewed any individual loan or credit files or investment or trading portfolios. In all cases, we have assumed that Liberty’s and Veritex’s allowances for such losses are adequate to cover such losses. We have not evaluated the solvency of Liberty or Veritex or the solvency or fair value of Liberty, Veritex or any other entity or person or their respective assets or liabilities under any state or federal laws relating to bankruptcy, insolvency, fraudulent conveyance or similar matters.
We and our affiliates have in the past provided, may currently be providing and may in the future provide investment banking and other financial services to Liberty, Veritex and certain of their respective affiliates, for which we and our affiliates have received and would expect to receive compensation.We are a broker-dealer engaged in securities trading and brokerage activities as well as providing investment banking and other financial services. In the ordinary course of business, we and our affiliates may acquire, hold or sell, for our and our affiliates own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of Liberty, Veritex and certain of their affiliates, as well as provide investment banking and other financial services to such companies and entities. PCTP has adopted policies and procedures designed to preserve the independence of its investment advisory analysts whose views may differ from those of the members of the team of investment banking professionals that advised Liberty.
We did not act as financial advisor to Liberty in connection with the Merger. We are solely providing a Fairness Opinion to the Board and will receive fees from Liberty for our services, all of which became due upon delivery of this Opinion. No portion of our fees are contingent upon the consummation of the Merger. In addition, Liberty has agreed to indemnify us and certain related parties for certain liabilities arising out of or related to our engagement and to reimburse us for certain expenses incurred in connection with our engagement.
This Opinion and any other advice or analyses (written or oral) provided by PTCP were provided solely for the use and benefit of the Board (in its capacity as such) in connection with the Board’s consideration of the Merger and does not, confer any rights or remedies upon any other person, and is not intended to be used, and may not be used, for any other purpose, without the express, prior written consent of PTCP. This Opinion may not be disclosed, reproduced, disseminated, quoted, summarized or referred to at any time, in any manner or for any purpose, nor shall any references to PTCP or any of its affiliates be made by any recipient of this Opinion, without the prior, written consent of PTCP, except as required by law. This Opinion should not be construed as creating, and PCTP shall not be deemed to have, any fiduciary duty to the Board, Liberty, any security holder or creditor of Liberty or any other person, regardless of any prior or ongoing advice or relationships. This Opinion does not constitute advice or a recommendation to any security holder of Liberty or any other person or entity with respect to how such security holder or other person or entity should vote or act with respect to any matter relating to the Merger. The issuance of this Opinion was approved by an authorized internal committee of PTCP.
In connection with the Merger, the undersigned, acting as an independent financial advisor to Liberty, hereby consents to the inclusion of our opinion letter to the Board of Directors of Liberty as an Annex to, and the references to our firm and such opinion in, the Proxy Statement / Prospectus relating to the proposed Merger. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Act”), or the rules and regulations of the SEC thereunder (the “Regulations”), nor do we admit that we are experts with respect to any part of such Proxy Statement / Prospectus within the meaning of the term “experts” as used in the Act or the Regulations.

Based upon and subject to the foregoing, and in reliance thereon, it is our opinion that, as of the date hereof, the Merger Consideration pursuant to the Agreement is fair, from a financial point of view, to the holders of Liberty Common Stock.
/s/ Performance Trust Capital Partners, LLC
PERFORMANCE TRUST CAPITAL PARTNERS, LLC

ANNEX E

TEXAS BUSINESS ORGANIZATIONS CODE
DISSENTERS’ RIGHTS

TITLE 1. GENERAL PROVISIONS
CHAPTER 10. MERGERS, INTEREST EXCHANGES, CONVERSIONS AND SALES OF ASSETS
SUBCHAPTER H. RIGHTS OF DISSENTING OWNERS
Sec. 10.351.    APPLICABILITY OF SUBCHAPTER.

(a)
This subchapter does not apply to a fundamental business transaction of a domestic entity if, immediately before the effective date of the fundamental business transaction, all of the ownership interests of the entity otherwise entitled to rights to dissent and appraisal under this code are held by one owner or only by the owners who approved the fundamental business transaction.

(b)
This subchapter applies only to a “domestic entity subject to dissenters’ rights,” as defined in Section 1.002. That term includes a domestic for-profit corporation, professional corporation, professional association, and real estate investment trust. Except as provided in Subsection (c), that term does not include a partnership or limited liability company.

(c)
The govern``ing documents of a partnership or a limited liability company may provide that its owners are entitled to the rights of dissent and appraisal provided by this subchapter, subject to any modification to those rights as provided by the entity’s governing documents.

Acts 2003, 78th Leg., ch. 182, Sec. 1, eff. Jan. 1, 2006.
Amended by:
Acts 2007, 80th Leg., R.S., Ch. 688 (H.B. 1737), Sec. 56, eff. September 1, 2007.
Sec. 10.352.    DEFINITIONS. In this subchapter:

(1)	“Dissenting owner” means an owner of an ownership interest in a domestic entity subject to dissenters’ rights who:

(A)	provides notice under Section 10.356; and

(B)	complies with the requirements for perfecting that owner’s right to dissent under this subchapter.

(2)	“Responsible organization” means:

(A)	the organization responsible for:

(i)	the provision of notices under this subchapter; and

(ii)	the primary obligation of paying the fair value for an ownership interest held by a dissenting owner;

(B)	with respect to a merger or conversion:

(i)	for matters occurring before the merger or conversion, the organization that is merging or converting; and

(ii)
for matters occurring after the merger or conversion, the surviving or new organization that is primarily obligated for the payment of the fair value of the dissenting owner’s ownership interest in the merger or conversion;

(C)	with respect to an interest exchange, the organization the ownership interests of which are being acquired in the interest exchange; and

(D)	with respect to the sale of all or substantially all of the assets of an organization, the organization the assets of which are to be transferred by sale or in another manner
Acts 2003, 78th Leg., ch. 182, Sec. 1, eff. Jan. 1, 2006.

Sec. 10.353.    FORM AND VALIDITY OF NOTICE. (a) Notice required under this subchapter:

(1)	must be in writing; and

(2)	may be mailed, hand-delivered, or delivered by courier or electronic transmission.
(b)    Failure to provide notice as required by this subchapter does not invalidate any action taken.
Acts 2003, 78th Leg., ch. 182, Sec. 1, eff. Jan. 1, 2006.
Sec. 10.354.    RIGHTS OF DISSENT AND APPRAISAL. (a) Subject to Subsection (b), an owner of an ownership interest in a domestic entity subject to dissenters’ rights is entitled to:

(1)	dissent from:

(A)
a plan of merger to which the domestic entity is a party if owner approval is required by this code and the owner owns in the domestic entity an ownership interest that was entitled to vote on the plan of merger;

(B)
a sale of all or substantially all of the assets of the domestic entity if owner approval is required by this code and the owner owns in the domestic entity an ownership interest that was entitled to vote on the sale;

(C)	a plan of exchange in which the ownership interest of the owner is to be acquired;

(D)
a plan of conversion in which the domestic entity is the converting entity if owner approval is required by this code and the owner owns in the domestic entity an ownership interest that was entitled to vote on the plan of conversion;

(E)	a merger effected under Section 10.006 in which:

(i)	the owner is entitled to vote on the merger; or

(ii)	the ownership interest of the owner is converted or exchanged; or

(F)	a merger effected under Section 21.459(c) in which the shares of the shareholders are converted or exchanged; and

(2)	subject to compliance with the procedures set forth in this subchapter, obtain the fair value of that ownership interest through an appraisal.

(b)
Notwithstanding Subsection (a), subject to Subsection (c), an owner may not dissent from a plan of merger or conversion in which there is a single surviving or new domestic entity or non-code organization, or from a plan of exchange, if:

(1)
the ownership interest, or a depository receipt in respect of the ownership interest, held by the owner is part of a class or series of ownership interests, or depository receipts in respect of ownership interests, that are, on the record date set for purposes of determining which owners are entitled to vote on the plan of merger, conversion, or exchange, as appropriate:

(i)	listed on a national securities exchange; or

(ii)	held of record by at least 2,000 owners;

(2)
the owner is not required by the terms of the plan of merger, conversion, or exchange, as appropriate, to accept for the owner’s ownership interest any consideration that is different from the consideration to be provided to any other holder of an ownership interest of the same class or series as the ownership interest held by the owner, other than cash instead of fractional shares or interests the owner would otherwise be entitled to receive; and

(3)	the owner is not required by the terms of the plan of merger, conversion, or exchange, as appropriate, to accept for the owner’s ownership interest any consideration other than:

(A)
ownership interests, or depository receipts in respect of ownership interests, of a domestic entity or non-code organization of the same general organizational type that, immediately after the effective date of the merger, conversion, or exchange, as appropriate, will be part of a class or series of ownership interests, or depository receipts in respect of ownership interests, that are:

(i)	listed on a national securities exchange or authorized for listing on the exchange on official notice of issuance; or

(ii)	held of record by at least 2,000 owners;

(B)	cash instead of fractional ownership interests the owner would otherwise be entitled to receive; or

(C)	any combination of the ownership interests and cash described by Paragraphs (A) and (B).

(c)	Subsection (b) shall not apply either to a domestic entity that is a subsidiary with respect to a merger under Section 10.006 or to a corporation with respect to a merger under Section 21.459(c).
Acts 2003, 78th Leg., ch. 182, Sec. 1, eff. Jan. 1, 2006.
Amended by:
Acts 2005, 79th Leg., Ch. 64 (H.B. 1319), Sec. 39, eff. January 1, 2006.
Acts 2011, 82nd Leg., R.S., Ch. 139 (S.B. 748), Sec. 14, eff. September 1, 2011.
Acts 2015, 84th Leg., R.S., Ch. 32 (S.B. 860), Sec. 15, eff. September 1, 2015.

Sec. 10.355.    NOTICE OF RIGHT OF DISSENT AND APPRAISAL. (a) A domestic entity subject to dissenters’ rights that takes or proposes to take an action regarding which an owner has a right to dissent and obtain an appraisal under Section 10.354 shall notify each affected owner of the owner’s rights under that section if:

(1)	the action or proposed action is submitted to a vote of the owners at a meeting; or

(2)	approval of the action or proposed action is obtained by written consent of the owners instead of being submitted to a vote of the owners.

(b)
If a parent organization effects a merger under Section 10.006 and a subsidiary organization that is a party to the merger is a domestic entity subject to dissenters’ rights, the responsible organization shall notify the owners of that subsidiary organization who have a right to dissent to the merger under Section 10.354 of their rights under this subchapter not later than the 10th day after the effective date of the merger. The notice must also include a copy of the certificate of merger and a statement that the merger has become effective.

(b-1)
If a corporation effects a merger under Section 21.459(c), the responsible organization shall notify the shareholders of that corporation who have a right to dissent to the plan of merger under Section 10.354 of their rights under this subchapter not later than the 10th day after the effective date of the merger. Notice required under this subsection that is given to shareholders before the effective date of the merger may, but is not required to, contain a statement of the merger’s effective date. If the notice is not given to the shareholders until on or after the effective date of the merger, the notice must contain a statement of the merger’s effective date.

(c)	A notice required to be provided under Subsection (a), (b), or (b-1) must:

(1)	be accompanied by a copy of this subchapter; and

(2)
advise the owner of the location of the responsible organization’s principal executive offices to which a notice required under Section 10.356(b)(1) or a demand under Section 10.356(b)(3), or both, may be provided.

(d)	In addition to the requirements prescribed by Subsection (c), a notice required to be provided:

(1)	under Subsection (a)(1) must accompany the notice of the meeting to consider the action;

(2)	under Subsection (a)(2) must be provided to:

(A)	each owner who consents in writing to the action before the owner delivers the written consent; and

(B)	each owner who is entitled to vote on the action and does not consent in writing to the action before the 11th day after the date the action takes effect; and

(3)	under Subsection (b-1) must be provided:

(A)	if given before the consummation of the tender or exchange offer described by Section 21.459(c)(2), to each shareholder to whom that offer is made; or

(B)	if given after the consummation of the tender or exchange offer described by Section 21.459(c)(2), to each shareholder who did not tender the shareholder’s shares in that offer.

(e)
Not later than the 10th day after the date an action described by Subsection (a)(1) takes effect, the responsible organization shall give notice that the action has been effected to each owner who voted against the action and sent notice under Section 10.356(b)(1).

(f)
If the notice given under Subsection (b-1) did not include a statement of the effective date of the merger, the responsible organization shall, not later than the 10th day after the effective date, give a second notice to the shareholders notifying them of the merger’s effective date. If the second notice is given after the later of the date on which the tender or exchange offer described by Section 21.459(c)(2) is consummated or the 20th day after the date notice under Subsection (b-1) is given, then the second notice is required to be given to only those shareholders who have made a demand under Section 10.356(b)(3).

Acts 2003, 78th Leg., ch. 182, Sec. 1, eff. Jan. 1, 2006.
Amended by:
Acts 2011, 82nd Leg., R.S., Ch. 139 (S.B. 748), Sec. 15, eff. September 1, 2011.
Acts 2015, 84th Leg., R.S., Ch. 32 (S.B. 860), Sec. 16, eff. September 1, 2015.
Sec. 10.356.    PROCEDURE FOR DISSENT BY OWNERS AS TO ACTIONS; PERFECTION OF RIGHT OF DISSENT AND APPRAISAL. (a) An owner of an ownership interest of a domestic entity subject to dissenters’ rights who has the right to dissent and appraisal from any of the actions referred to in Section 10.354 may exercise that right to dissent and appraisal only by complying with the procedures specified in this subchapter. An owner’s right of dissent and appraisal under Section 10.354 may be exercised by an owner only with respect to an ownership interest that is not voted in favor of the action.

(b)	To perfect the owner’s rights of dissent and appraisal under Section 10.354, an owner:

(1)	if the proposed action is to be submitted to a vote of the owners at a meeting, must give to the domestic entity a written notice of objection to the action that:

(A)	is addressed to the entity’s president and secretary;

(B)	states that the owner’s right to dissent will be exercised if the action takes effect;

(C)	provides an address to which notice of effectiveness of the action should be delivered or mailed; and

(D)	is delivered to the entity’s principal executive offices before the meeting;

(2)	with respect to the ownership interest for which the rights of dissent and appraisal are sought:

(A)	must vote against the action if the owner is entitled to vote on the action and the action is approved at a meeting of the owners; and

(B)	may not consent to the action if the action is approved by written consent; and

(3)	must give to the responsible organization a demand in writing that:

(A)	is addressed to the president and secretary of the responsible organization;

(B)	demands payment of the fair value of the ownership interests for which the rights of dissent and appraisal are sought;

(C)	provides to the responsible organization an address to which a notice relating to the dissent and appraisal procedures under this subchapter may be sent;

(D)	states the number and class of the ownership interests of the domestic entity owned by the owner and the fair value of the ownership interests as estimated by the owner; and

(E)	is delivered to the responsible organization at its principal executive offices at the following time:

(i)
not later than the 20th day after the date the responsible organization sends to the owner the notice required by Section 10.355(e) that the action has taken effect, if the action was approved by a vote of the owners at a meeting;

(ii)
not later than the 20th day after the date the responsible organization sends to the owner the notice required by Section 10.355(d)(2) that the action has taken effect, if the action was approved by the written consent of the owners;

(iii)	not later than the 20th day after the date the responsible organization sends to the owner a notice that the merger was effected, if the action is a merger effected under Section 10.006; or

(iv)
not later than the 20th day after the date the responsible organization gives to the shareholder the notice required by Section 10.355(b-1) or the date of the consummation of the tender or exchange offer described by Section 21.459(c)(2), whichever is later, if the action is a merger effected under Section 21.459(c).

(c)
An owner who does not make a demand within the period required by Subsection (b)(3)(E) or, if Subsection (b)(1) is applicable, does not give the notice of objection before the meeting of the owners is bound by the action and is not entitled to exercise the rights of dissent and appraisal under Section 10.354.

(d)
Not later than the 20th day after the date an owner makes a demand under Subsection (b)(3), the owner must submit to the responsible organization any certificates representing the ownership interest to which the demand relates for purposes of making a notation on the certificates that a demand for the payment of the fair value of an ownership interest has been made under this section. An owner’s failure to submit the certificates within the required period has the effect of terminating, at the option of the responsible organization, the owner’s rights to dissent and appraisal under Section 10.354 unless a court, for good cause shown, directs otherwise.

(e)
If a domestic entity and responsible organization satisfy the requirements of this subchapter relating to the rights of owners of ownership interests in the entity to dissent to an action and seek appraisal of those ownership interests, an owner of an ownership interest who fails to perfect that owner’s right of dissent in accordance with this subchapter may not bring suit to recover the value of the ownership interest or money damages relating to the action.
Acts 2003, 78th Leg., ch. 182, Sec. 1, eff. Jan. 1, 2006.
Amended by:
Acts 2011, 82nd Leg., R.S., Ch. 139 (S.B. 748), Sec. 16, eff. September 1, 2011.
Acts 2015, 84th Leg., R.S., Ch. 32 (S.B. 860), Sec. 17, eff. September 1, 2015.
Sec. 10.357.    WITHDRAWAL OF DEMAND FOR FAIR VALUE OF OWNERSHIP INTEREST. (a) An owner may withdraw a demand for the payment of the fair value of an ownership interest made under Section 10.356 before:

(1)	payment for the ownership interest has been made under Sections 10.358 and 10.361; or

(2)	a petition has been filed under Section 10.361.

(b)
Unless the responsible organization consents to the withdrawal of the demand, an owner may not withdraw a demand for payment under Subsection (a) after either of the events specified in Subsections (a)(1) and (2).

Acts 2003, 78th Leg., ch. 182, Sec. 1, eff. Jan. 1, 2006.
Sec. 10.358.    RESPONSE BY ORGANIZATION TO NOTICE OF DISSENT AND DEMAND FOR FAIR VALUE BY DISSENTING OWNER. (a) Not later than the 20th day after the date a responsible organization receives a demand for payment made by a dissenting owner in accordance with Section 10.356(b)(3), the responsible organization shall respond to the dissenting owner in writing by:

(1)	accepting the amount claimed in the demand as the fair value of the ownership interests specified in the notice; or

(2)	rejecting the demand and including in the response the requirements prescribed by Subsection (c).

(b)
If the responsible organization accepts the amount claimed in the demand, the responsible organization shall pay the amount not later than the 90th day after the date the action that is the subject of the demand was effected if the owner delivers to the responsible organization:

(1)	endorsed certificates representing the ownership interests if the ownership interests are certificated; or

(2)	signed assignments of the ownership interests if the ownership interests are uncertificated.

(c)	If the responsible organization rejects the amount claimed in the demand, the responsible organization shall provide to the owner:

(1)	an estimate by the responsible organization of the fair value of the ownership interests; and

(2)	an offer to pay the amount of the estimate provided under Subdivision (1).

(d)
If the dissenting owner decides to accept the offer made by the responsible organization under Subsection (c)(2), the owner must provide to the responsible organization notice of the acceptance of the offer not later than the 90th day after the date the action that is the subject of the demand took effect.

(e)
If, not later than the 90th day after the date the action that is the subject of the demand took effect, a dissenting owner accepts an offer made by a responsible organization under Subsection (c)(2) or a dissenting owner and a responsible organization reach an agreement on the fair value of the ownership interests, the responsible organization shall pay the agreed amount not later than the 120th day after the date the action that is the subject of the demand took effect, if the dissenting owner delivers to the responsible organization:

(1)	endorsed certificates representing the ownership interests if the ownership interests are certificated; or

(2)	signed assignments of the ownership interests if the ownership interests are uncertificated.
Acts 2003, 78th Leg., ch. 182, Sec. 1, eff. Jan. 1, 2006.
Amended by:
Acts 2011, 82nd Leg., R.S., Ch. 139 (S.B. 748), Sec. 17, eff. September 1, 2011.
Sec. 10.359.    RECORD OF DEMAND FOR FAIR VALUE OF OWNERSHIP INTEREST. (a) A responsible organization shall note in the organization’s ownership interest records maintained under Section 3.151 the receipt of a demand for payment from any dissenting owner made under Section 10.356.

(b)	If an ownership interest that is the subject of a demand for payment made under Section 10.356 is transferred, a new certificate representing that ownership interest must contain:

(1)	a reference to the demand; and

(2)	the name of the original dissenting owner of the ownership interest.
Acts 2003, 78th Leg., ch. 182, Sec. 1, eff. Jan. 1, 2006.
Sec. 10.360.    RIGHTS OF TRANSFEREE OF CERTAIN OWNERSHIP INTEREST. A transferee of an ownership interest that is the subject of a demand for payment made under Section 10.356 does not acquire additional rights with respect to the responsible organization following the transfer. The transferee has only the rights the original dissenting owner had with respect to the responsible organization after making the demand.
Acts 2003, 78th Leg., ch. 182, Sec. 1, eff. Jan. 1, 2006.
Sec. 10.361.    PROCEEDING TO DETERMINE FAIR VALUE OF OWNERSHIP INTEREST AND OWNERS ENTITLED TO PAYMENT; APPOINTMENT OF APPRAISERS. (a) If a responsible organization rejects the amount demanded by a dissenting owner under Section 10.358 and the dissenting owner and responsible organization are unable to reach an agreement relating to the fair value of the ownership interests within the period prescribed by Section 10.358(d), the dissenting owner or responsible organization may file a petition requesting a finding and determination of the fair value of the owner’s ownership interests in a court in:

(1)	the county in which the organization’s principal office is located in this state; or

(2)	the county in which the organization’s registered office is located in this state, if the organization does not have a business office in this state.

(b)	A petition described by Subsection (a) must be filed not later than the 60th day after the expiration of the period required by Section 10.358(d).

(c)
On the filing of a petition by an owner under Subsection (a), service of a copy of the petition shall be made to the responsible organization. Not later than the 10th day after the date a responsible organization receives service under this subsection, the responsible organization shall file with the clerk of the court in which the petition was filed a list containing the names and addresses of each owner of the organization who has demanded payment for ownership interests under Section 10.356 and with whom agreement as to the value of the ownership interests has not been reached with the responsible organization. If the responsible organization files a petition under Subsection (a), the petition must be accompanied by this list.

(d)	The clerk of the court in which a petition is filed under this section shall provide by registered mail notice of the time and place set for the hearing to:

(1)	the responsible organization; and

(2)	each owner named on the list described by Subsection (c) at the address shown for the owner on the list.

(e)	The court shall:

(1)	determine which owners have:

(A)	perfected their rights by complying with this subchapter; and

(B)	become subsequently entitled to receive payment for the fair value of their ownership interests; and

(2)	appoint one or more qualified appraisers to determine the fair value of the ownership interests of the owners described by Subdivision (1).

(f)
The court shall approve the form of a notice required to be provided under this section. The judgment of the court is final and binding on the responsible organization, any other organization obligated to make payment under this subchapter for an ownership interest, and each owner who is notified as required by this section.

(g)
The beneficial owner of an ownership interest subject to dissenters’ rights held in a voting trust or by a nominee on the beneficial owner’s behalf may file a petition described by Subsection (a) if no agreement between the dissenting owner of the ownership interest and the responsible organization has been reached within the period prescribed by Section 10.358(d). When the beneficial owner files a petition described by Subsection (a):

(1)	the beneficial owner shall at that time be considered, for purposes of this subchapter, the owner, the dissenting owner, and the holder of the ownership interest subject to the petition; and

(2)	the dissenting owner who demanded payment under Section 10.356 has no further rights regarding the ownership interest subject to the petition.
Acts 2003, 78th Leg., ch. 182, Sec. 1, eff. Jan. 1, 2006.
Amended by:
Acts 2009, 81st Leg., R.S., Ch. 84 (S.B. 1442), Sec. 19, eff. September 1, 2009.
Sec. 10.362.    COMPUTATION AND DETERMINATION OF FAIR VALUE OF OWNERSHIP INTEREST. (a) For purposes of this subchapter, the fair value of an ownership interest of a domestic entity subject to dissenters’ rights is the value of the ownership interest on the date preceding the date of the action that is the subject of the appraisal. Any appreciation or depreciation in the value of the ownership interest occurring in anticipation of the proposed action or as a result of the action must be specifically excluded from the computation of the fair value of the ownership interest.

(b)
In computing the fair value of an ownership interest under this subchapter, consideration must be given to the value of the domestic entity as a going concern without including in the computation of value any control premium, any minority ownership discount, or any discount for lack of marketability. If the domestic entity has different classes or series of ownership interests, the relative rights and preferences of and limitations placed on the class or series of ownership interests, other than relative voting rights, held by the dissenting owner must be taken into account in the computation of value.

(c)
The determination of the fair value of an ownership interest made for purposes of this subchapter may not be used for purposes of making a determination of the fair value of that ownership interest for another purpose or of the fair value of another ownership interest, including for purposes of determining any minority or liquidity discount that might apply to a sale of an ownership interest.

Acts 2003, 78th Leg., ch. 182, Sec. 1, eff. Jan. 1, 2006.
Amended by:
Acts 2007, 80th Leg., R.S., Ch. 688 (H.B. 1737), Sec. 57, eff. September 1, 2007.
Sec. 10.363.    POWERS AND DUTIES OF APPRAISER; APPRAISAL PROCEDURES. (a) An appraiser appointed under Section 10.361 has the power and authority that:

(1)	is granted by the court in the order appointing the appraiser; and

(2)	may be conferred by a court to a master in chancery as provided by Rule 171, Texas Rules of Civil Procedure.

(b)	The appraiser shall:

(1)	determine the fair value of an ownership interest of an owner adjudged by the court to be entitled to payment for the ownership interest; and

(2)	file with the court a report of that determination.

(c)
The appraiser is entitled to examine the books and records of a responsible organization and may conduct investigations as the appraiser considers appropriate. A dissenting owner or responsible organization may submit to an appraiser evidence or other information relevant to the determination of the fair value of the ownership interest required by Subsection (b)(1).

(d)
The clerk of the court appointing the appraiser shall provide notice of the filing of the report under Subsection (b) to each dissenting owner named in the list filed under Section 10.361 and the responsible organization.

Acts 2003, 78th Leg., ch. 182, Sec. 1, eff. Jan. 1, 2006.
Sec. 10.364.    OBJECTION TO APPRAISAL; HEARING. (a) A dissenting owner or responsible organization may object, based on the law or the facts, to all or part of an appraisal report containing the fair value of an ownership interest determined under Section 10.363(b).

(b)
If an objection to a report is raised under Subsection (a), the court shall hold a hearing to determine the fair value of the ownership interest that is the subject of the report. After the hearing, the court shall require the responsible organization to pay to the holders of the ownership interest the amount of the determined value with interest, accruing from the 91st day after the date the applicable action for which the owner elected to dissent was effected until the date of the judgment.

(c)	Interest under Subsection (b) accrues at the same rate as is provided for the accrual of prejudgment interest in civil cases.

(d)	The responsible organization shall:

(1)	immediately pay the amount of the judgment to a holder of an uncertificated ownership interest; and

(2)
pay the amount of the judgment to a holder of a certificated ownership interest immediately after the certificate holder surrenders to the responsible organization an endorsed certificate representing the ownership interest.

(e)	On payment of the judgment, the dissenting owner does not have an interest in the:

(1)	ownership interest for which the payment is made; or

(2)	responsible organization with respect to that ownership interest.
Acts 2003, 78th Leg., ch. 182, Sec. 1, eff. Jan. 1, 2006.
Sec. 10.365.    COURT COSTS; COMPENSATION FOR APPRAISER. (a) An appraiser appointed under Section 10.361 is entitled to a reasonable fee payable from court costs.

(b)	All court costs shall be allocated between the responsible organization and the dissenting owners in the manner that the court determines to be fair and equitable.
Acts 2003, 78th Leg., ch. 182, Sec. 1, eff. Jan. 1, 2006.
Sec. 10.366.    STATUS OF OWNERSHIP INTEREST HELD OR FORMERLY HELD BY DISSENTING OWNER. (a) An ownership interest of an organization acquired by a responsible organization under this subchapter:

(1)	in the case of a merger, conversion, or interest exchange, shall be held or disposed of as provided in the plan of merger, conversion, or interest exchange; and

(2)	in any other case, may be held or disposed of by the responsible organization in the same manner as other ownership interests acquired by the organization or held in its treasury.

(b)
An owner who has demanded payment for the owner’s ownership interest under Section 10.356 is not entitled to vote or exercise any other rights of an owner with respect to the ownership interest except the right to:

(1)	receive payment for the ownership interest under this subchapter; and

(2)	bring an appropriate action to obtain relief on the ground that the action to which the demand relates would be or was fraudulent.

(c)	An ownership interest for which payment has been demanded under Section 10.356 may not be considered outstanding for purposes of any subsequent vote or action.

Acts 2003, 78th Leg., ch. 182, Sec. 1, eff. Jan. 1, 2006.
Amended by:
Acts 2009, 81st Leg., R.S., Ch. 84 (S.B. 1442), Sec. 20, eff. September 1, 2009.
Sec. 10.367. RIGHTS OF OWNERS FOLLOWING TERMINATION OF RIGHT OF DISSENT. (a) The rights of a dissenting owner terminate if:

(1)	the owner withdraws the demand under Section 10.356;

(2)	the owner’s right of dissent is terminated under Section 10.356;

(3)	a petition is not filed within the period required by Section 10.361; or

(4)	after a hearing held under Section 10.361, the court adjudges that the owner is not entitled to elect to dissent from an action under this subchapter.

(b)	On termination of the right of dissent under this section:

(1)	the dissenting owner and all persons claiming a right under the owner are conclusively presumed to have approved and ratified the action to which the owner dissented and are bound by that action;

(2)	the owner’s right to be paid the fair value of the owner’s ownership interests ceases;

(3)
the owner’s status as an owner of those ownership interests is restored, as if the owner’s demand for payment of the fair value of the ownership interests had not been made under Section 10.356, if the owner’s ownership interests were not canceled, converted, or exchanged as a result of the action or a subsequent action;

(4)
the dissenting owner is entitled to receive the same cash, property, rights, and other consideration received by owners of the same class and series of ownership interests held by the owner, as if the owner’s demand for payment of the fair value of the ownership interests had not been made under Section 10.356, if the owner’s ownership interests were canceled, converted, or exchanged as a result of the action or a subsequent action;

(5)
any action of the domestic entity taken after the date of the demand for payment by the owner under Section 10.356 will not be considered ineffective or invalid because of the restoration of the owner’s ownership interests or the other rights or entitlements of the owner under this subsection; and

(6)
the dissenting owner is entitled to receive dividends or other distributions made after the date of the owner’s payment demand under Section 10.356, to owners of the same class and series of ownership interests held by the owner as if the demand had not been made, subject to any change in or adjustment to the ownership interests because of an action taken by the domestic entity after the date of the demand.

Acts 2003, 78th Leg., ch. 182, Sec. 1, eff. Jan. 1, 2006.
Amended by:
Acts 2007, 80th Leg., R.S., Ch. 688 (H.B. 1737), Sec. 58, eff. September 1, 2007.

Acts 2009, 81st Leg., R.S., Ch. 84 (S.B. 1442), Sec. 21, eff. September 1, 2009.
Sec. 10.368.    EXCLUSIVITY OF REMEDY OF DISSENT AND APPRAISAL. In the absence of fraud in the transaction, any right of an owner of an ownership interest to dissent from an action and obtain the fair value of the ownership interest under this subchapter is the exclusive remedy for recovery of:

(1)	the value of the ownership interest; or

(2)	money damages to the owner with respect to the action.
Acts 2003, 78th Leg., ch. 182, Sec. 1, eff. Jan. 1, 2006.
Amended by:
Acts 2007, 80th Leg., R.S., Ch. 688 (H.B. 1737), Sec. 59, eff. September 1, 2007

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 20.    Indemnification of Directors and Officers of Veritex.
The Second Amended and Restated Certificate of Formation and Third Amended and Restated Bylaws, as amended, of Veritex Holdings, Inc. (the “Registrant”) require the Registrant to indemnify officers and directors of the Registrant to the fullest extent permitted by Texas law. Generally, Chapter 8 of the Texas Business Organizations Code (“TBOC”) permits a corporation to indemnify a person who was, is, or is threatened to be made a named defendant or respondent in a proceeding because the person was or is a director or officer if it is determined that such person (1) conducted himself in good faith, (2) reasonably believed (a) in the case of conduct in his official capacity as a director or officer of the corporation, that his conduct was in the corporation’s best interest, or (b) in other cases, that his conduct was at least not opposed to the corporation’s best interests, and (3) in the case of any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful. In addition, the TBOC requires a corporation to indemnify a director or officer for any action that such director or officer is wholly successful in defending on the merits.
The Second Amended and Restated Certificate of Formation provide that a director of the Registrant will not be liable to the corporation for monetary damages for an act or omission in the director’s capacity as a director, except to the extent not permitted by law. Texas law does not permit exculpation of liability in the case of (i) a breach of the director’s duty of loyalty to the corporation or its shareholders; (ii) an act or omission not in good faith that constitutes a breach of duty of the director to the corporation or that involves intentional misconduct or a knowing violation of the law; (iii) a transaction from which a director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director’s office; or (iv) an act or omission for which the liability of the director is expressly provided by statute.
The Second Amended and Restated Certificate of Formation permit the Registrant to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Registrant or who is or was serving at the request of the Registrant as a representative of the Registrant of another organization against any liability asserted against such person and incurred by such person in such a capacity or arising out of such person’s status as such a person, whether or not the Registrant would have the power to indemnify such person against that liability.
The Second Amended and Restated Certificate of Formation and Third Amended and Restated Bylaws of the Registrant were previously filed with the Securities and Exchange Commission and are included as an exhibit to the proxy statement/prospectus

Item 21.    Exhibits and Financial Statement Schedules.

Exhibit No.	Description
2.1*
Agreement and Plan of Reorganization, dated August 1, 2017, by and among Veritex Holdings, Inc., Freedom Merger Sub, Inc. and Liberty Bancshares, Inc. (attached as Annex A to this proxy statement/prospectus) (schedules to which have been omitted pursuant to Item 601(b)(2) of Regulation S-K and will be provided to the SEC upon request).

3.1
Second Amended and Restated Certificate of Formation of Veritex Holdings, Inc. (incorporated herein by reference to Exhibit 3.1 to Veritex Holdings, Inc.’s Registration Statement on Form S‑1(Registration No. 333‑198484) filed September 22, 2014).

3.2	Third Amended and Restated Bylaws of Veritex Holdings, Inc. (incorporated herein by reference to Exhibit 3.2 to Veritex Holdings, Inc.’s Quarterly Report on Form 10-Q filed July 25, 2017).
4.1
Specimen Common Stock Certificate (incorporated herein by reference to Exhibit 4.1 to Veritex Holdings, Inc.’s Registration Statement on Form S‑1(Registration No. 333‑198484) filed September 29, 2014).

4.2
Form of Common Stock Purchase Warrant (incorporated herein by reference to Exhibit 4.2 to Veritex Holdings, Inc.’s Registration Statement on Form S‑1(Registration No. 333‑198484) filed August 29, 2014).

4.3
Form of Senior Debt Indenture by and between Veritex Holdings, Inc. and U.S. Bank National Association, in its capacity as indenture trustee (incorporated herein by reference to Exhibit 4.3 to Veritex Holdings, Inc.’s Registration Statement on Form S-3 (Registration No. 333-207934) filed November 10, 2015).

4.4
Form of Subordinated Debt Indenture by and between Veritex Holdings, Inc. and U.S. Bank National Association, in its capacity as indenture trustee (incorporated herein by reference to Exhibit 4.4 to Veritex Holdings, Inc.’s Registration Statement on Form S-3 (Registration No. 333-207934) filed November 10, 2015).

5.1*	Opinion of Norton Rose Fulbright US LLP regarding the validity of the securities to be issued.
8.1*	Opinion of Norton Rose Fulbright US LLP regarding certain tax matters.
8.2*	Opinion of Andrews Kurth Kenyon LLP regarding certain tax matters.
10.1*	Form of Voting Agreement, dated August 1, 2017, among Veritex Holdings, Inc., Liberty Bancshares, Inc. and the shareholders party thereto (attached as Annex B to this proxy statement/prospectus).
10.2*	Form of Director Support Agreement, dated August 1, 2017, between Veritex Holdings, Inc. and each of the directors of Liberty Bancshares, Inc. (attached as Annex C to this proxy statement/prospectus).
23.1*	Consent of Grant Thornton LLP (with respect to Veritex Holdings, Inc.).
23.2*	Consent of RSM US LLP (with respect to Sovereign Bancshares, Inc.).
23.3*	Consent of Norton Rose Fulbright US LLP (included in Exhibit 5.1).
23.4*	Consent of Norton Rose Fulbright US LLP (included in Exhibit 8.1).
23.5*	Consent of Andrews Kurth Kenyon LLP (included in Exhibit 8.2).
24.1*	Powers of Attorney (included on signature page of this proxy statement/prospectus).
99.1*	Consent of Performance Trust Capital Partners, LLC.
99.2**	Form of proxy of Liberty Bancshares, Inc.
________________

*	Filed herewith.

**	To be filed by amendment.

Item 22.    Undertakings.
The undersigned registrant hereby undertakes:
(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement (notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement); and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)    That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(5)    That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the registrant undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.
(6)    That every prospectus (i) that is filed pursuant to paragraph (5) above, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment has become effective, and that for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(7)    To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.
(8)    To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this registration statement when it became effective.

(9)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on September 22, 2017.

VERITEX HOLDINGS, INC.

By:	/s/ C. Malcolm Holland, III
Name:	C. Malcolm Holland, III
Title:	Chairman and Chief Executive Officer

POWER OF ATTORNEY
Each person whose signature appears below appoints C. Malcolm Holland, III and William C. Murphy, and each of them, any of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any Registration Statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ C. Malcolm Holland, III	Chairman and Chief Executive Officer (Principal Executive Officer)	September 22, 2017
C. Malcolm Holland, III

/s/ William C. Murphy	Vice Chairman	September 22, 2017
William C. Murphy

/s/ Noreen E. Skelly	Chief Financial Officer (Principal Financial and Principal Accounting Officer)	September 22, 2017
Noreen E. Skelly

/s/ Pat S. Bolin	Director	September 22, 2017
Pat S. Bolin

/s/ April Box	Director	September 22, 2017
April Box

/s/ Blake Bozman	Director	September 22, 2017
Blake Bozman

/s/ T.J. Falgout	Director	September 22, 2017
T.J. Falgout

/s/ Ned N. Fleming, III	Director	September 22, 2017
Ned N. Fleming, III

/s/ Mark C. Griege	Director	September 22, 2017
Mark C. Griege

Signature	Title	Date

/s/ Gordon Huddleston	Director	September 22, 2017
Gordon Huddleston

/s/ Michael A. Kowalski	Director	September 22, 2017
Michael A. Kowalski

/s/ Thomas J. Mastor	Director	September 22, 2017
Thomas J. Mastor

/s/ Gregory B. Morrison	Director	September 22, 2017
Gregory B. Morrison

/s/ John T. Sughrue	Director	September 22, 2017
John T. Sughrue

INDEX TO EXHIBITS

Exhibit No.	Description
2.1*
Agreement and Plan of Reorganization, dated August 1, 2017, by and among Veritex Holdings, Inc., Freedom Merger Sub, Inc. and Liberty Bancshares, Inc. (attached as Annex A to this proxy statement/prospectus) (schedules to which have been omitted pursuant to Item 601(b)(2) of Regulation S-K and will be provided to the SEC upon request).

3.1
Second Amended and Restated Certificate of Formation of Veritex Holdings, Inc. (incorporated herein by reference to Exhibit 3.1 to Veritex Holdings, Inc.’s Registration Statement on Form S‑1(Registration No. 333‑198484) filed September 22, 2014).

3.2	Third Amended and Restated Bylaws of Veritex Holdings, Inc. (incorporated herein by reference to Exhibit 3.2 to Veritex Holdings, Inc.’s Quarterly Report on Form 10-Q filed July 25, 2017).
4.1
Specimen Common Stock Certificate (incorporated herein by reference to Exhibit 4.1 to Veritex Holdings, Inc.’s Registration Statement on Form S‑1(Registration No. 333‑198484) filed September 29, 2014).

4.2
Form of Common Stock Purchase Warrant (incorporated herein by reference to Exhibit 4.2 to Veritex Holdings, Inc.’s Registration Statement on Form S‑1(Registration No. 333‑198484) filed August 29, 2014).

4.3
Form of Senior Debt Indenture by and between Veritex Holdings, Inc. and U.S. Bank National Association, in its capacity as indenture trustee (incorporated herein by reference to Exhibit 4.3 to Veritex Holdings, Inc.’s Registration Statement on Form S-3 (Registration No. 333-207934) filed November 10, 2015).

4.4
Form of Subordinated Debt Indenture by and between Veritex Holdings, Inc. and U.S. Bank National Association, in its capacity as indenture trustee (incorporated herein by reference to Exhibit 4.4 to Veritex Holdings, Inc.’s Registration Statement on Form S-3 (Registration No. 333-207934) filed November 10, 2015).

5.1*	Opinion of Norton Rose Fulbright US LLP regarding the validity of the securities to be issued.
8.1*	Opinion of Norton Rose Fulbright US LLP regarding certain tax matters.
8.2*	Opinion of Andrews Kurth Kenyon LLP regarding certain tax matters.
10.1*	Form of Voting Agreement, dated August 1, 2017, among Veritex Holdings, Inc., Liberty Bancshares, Inc. and the shareholders party thereto (attached as Annex B to this proxy statement/prospectus).
10.2*	Form of Director Support Agreement, dated August 1, 2017, between Veritex Holdings, Inc. and each of the directors of Liberty Bancshares, Inc. (attached as Annex C to this proxy statement/prospectus).
23.1*	Consent of Grant Thornton LLP (with respect to Veritex Holdings, Inc.).
23.2*	Consent of RSM US LLP (with respect to Sovereign Bancshares, Inc.).
23.3*	Consent of Norton Rose Fulbright US LLP (included in Exhibit 5.1).
23.4*	Consent of Norton Rose Fulbright US LLP (included in Exhibit 8.1).
23.5*	Consent of Andrews Kurth Kenyon LLP (included in Exhibit 8.2).
24.1*	Powers of Attorney (included on signature page of this proxy statement/prospectus).
99.1*	Consent of Performance Trust Capital Partners, LLC.
99.2**	Form of proxy of Liberty Bancshares, Inc.
________________

*	Filed herewith.

**	To be filed by amendment.